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INDEX TO COMBINED FINANCIAL STATEMENTS OF THE CARVE-OUT AGENCY BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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ARBOR REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[    •    ], 2016

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Arbor Realty Trust, Inc., a Maryland corporation (the "Company"), to be held at [    •    ] a.m., Eastern Time, on [    •    ], 2016 at [the Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York 11553] (the "Special Meeting").

        At the Special Meeting, you will be asked to consider and vote upon proposals that will allow us to acquire the agency business of Arbor Commercial Mortgage, LLC, a New York limited liability company ("ACM"), our external manager (the "Proposed Acquisition"). The Proposed Acquisition is described briefly below and in greater detail in the enclosed materials, which we urge you to read carefully.

        On February 25, 2016, the Company, Arbor Realty Limited Partnership, a Delaware limited partnership (the "Partnership"), and ARSR Acquisition Company, LLC, a Delaware limited liability company (the "TRS" and together with the Partnership, the "Buyer"), entered into the Purchase Agreement (the "Purchase Agreement") with Arbor Commercial Funding, LLC, a New York limited liability company ("ACF"), and ACM (together with ACF, the "Seller") pursuant to which the Buyer agreed to purchase from the Seller for $250 million, subject to certain adjustments as described below, the "ACM Agency Business" consisting of the (i) underwriting, originating, selling and servicing multifamily mortgages at various locations in the United States under the Federal National Mortgage Association Delegated Underwriting and Servicing program and the Federal Housing Administration, Government National Mortgage Association and Federal Home Loan Mortgage Corporation programs and (ii) underwriting, originating and selling multifamily mortgages at various locations in the United States under conduit programs. The $250 million purchase price is subject to potential adjustment based on changes in the value of the acquired servicing portfolio on the closing date.

        The purchase price is to be paid 50% in cash, which initially is $125 million. The Company has the option to utilize up to $50 million of seller financing to satisfy a portion of the cash consideration. The remaining 50% of the purchase price is to be paid in units of limited partnership interest in the Partnership ("OP Units"), each of which is redeemable for cash or, at the Company's option, one share of common stock of the Company, par value $0.01 per share. The equity component of the purchase price initially consists of 19,230,769 OP Units, which is based on a price per share of the Company's common stock of $6.50. Each of the OP Units that will be issued will be paired with a share of newly-designated special voting preferred stock of the Company, par value $0.01 per share (the "Special Voting Preferred Stock"), that will entitle ACM to one vote per share on any matter submitted to a vote of the Company's stockholders and that will be redeemed and cancelled upon the redemption of the OP Unit with which it is paired. The shares of the Company's common stock that may be issuable upon redemption of the OP Units as discussed above will be entitled to certain registration rights pursuant to an existing Registration Rights Agreement between the Company and ACM.

        Following the consummation of the Proposed Acquisition, the ACM employees whose responsibilities are directly related to the ACM Agency Business will become employees of the Company. All other ACM employees who now provide management and administrative services to the Company pursuant to the Management Agreement (as defined below) will remain employed by ACM and will continue to provide such services to the Company through the Management Agreement. The Company will be led by the same highly-experienced management team that has been integral to its growth and success. Pursuant to an Option Agreement to be entered into in connection with the Proposed Acquisition, the Company will have a two year option to acquire the existing management agreement (the "Management Agreement") by and among the Company, the Partnership and ACM and fully internalize the Company's management and operational structure. The price to exercise this option is $25 million in the first year and $27 million in the second year. The exercise of this option will be in the sole discretion of the Special Committee (as defined below).

        Each of our officers is either an employee of ACM or owns an equity interest in its business. These relationships result in those officers having material financial interests in the Proposed Acquisition. To address these potential conflicts of interests, the Company's Board of Directors (the "Board") formed a special committee (the "Special Committee") comprised entirely of independent and disinterested directors in connection with the Proposed Acquisition. No member of the Special Committee is affiliated with ACM, and none has a financial interest in the Proposed Acquisition that differs from that of our unaffiliated stockholders. Our Board authorized the Special Committee to review, consider and negotiate the terms and conditions of the Proposed Acquisition and to recommend to our entire Board whether to pursue the Proposed Acquisition and, if so, on what terms and conditions. In evaluating the Proposed Acquisition, the Special Committee engaged independent legal and financial advisors and received a fairness opinion from its independent financial advisor, as more fully described in the accompanying proxy statement. Under our charter, only the independent directors of our Board (as such term is defined in our charter) were entitled to vote on whether to approve the entry into the Purchase Agreement and the transactions contemplated thereby, including the Proposed Acquisition.

        You are being asked to vote on the following proposals:

  1.
  to approve (a) the acquisition, pursuant to the Purchase Agreement, of the ACM Agency Business in exchange for $125 million in cash (up to $50 million of which the Company has, at the discretion of the Special Committee, the option to satisfy with seller financing) and 19,230,769 OP Units, in each case subject to adjustment as described herein, and (b) the issuance to ACM of (i) 19,230,769 OP Units and, if applicable, any additional OP Units to be issued pursuant to such adjustment (together, "Acquisition OP Units"), (ii) a number of shares of the Company's Special Voting Preferred Stock, equivalent to the number of Acquisition OP Units and paired with such OP Units, and (iii) an equivalent number of shares of the Company's common stock that may be issued upon redemption of such Acquisition OP Units (collectively, the "Acquisition Proposal"); and

  2.
  to approve the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the Chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Acquisition Proposal (the "Adjournment Proposal").

        After careful consideration and the recommendation of the Special Committee that the Acquisition Proposal is advisable and fair to, and in the best interests of, the Company, THE BOARD RECOMMENDS, BY A UNANIMOUS VOTE OF THE INDEPENDENT DIRECTORS, THAT YOU VOTE TO (1) APPROVE THE ACQUISITION PROPOSAL AND (2) APPROVE THE ADJOURNMENT PROPOSAL.

        The accompanying proxy statement provides a detailed description of these proposals, including information about the Company, ACM, the Proposed Acquisition, the ACM Agency Business, the OP Units and the Special Meeting. We urge you to read the entire proxy statement carefully so that you will be informed about the business to be addressed at the Special Meeting. You may also obtain more information about the Company and ACM from documents the Company has filed with the Securities and Exchange Commission. Shares of the Company's common stock are listed on the New York Stock Exchange (the "NYSE") under the ticker symbol "ABR."

        Pursuant to the Purchase Agreement and the rules of the NYSE, the approval of the Acquisition Proposal requires the affirmative vote of at least a majority of the votes cast by the Company stockholders entitled to vote on the matter. In addition, pursuant to the Purchase Agreement, the approval of the Acquisition Proposal also requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock entitled to be voted on the matter other than the shares owned of record or beneficially by ACM or its affiliates. This is the only vote of holders of any securities of the Company or its subsidiaries necessary to approve the Acquisition Proposal. If you "Abstain" from voting, it will have the same effect as an "Against" vote on the Acquisition Proposal. Failure to vote, including broker non-votes, will have no effect with respect to the requirement under the Purchase Agreement and NYSE rules that the Acquisition Proposal be approved by the affirmative vote of at least a majority of the votes cast by stockholders entitled to vote on the matter, but will have the same effect as an "Against" vote with respect to the requirement under the Purchase Agreement that the Acquisition Proposal be approved by a majority of the outstanding shares owned by stockholders other than ACM or its respective affiliates. ACM and its affiliates intend to vote, and subject to the terms of our voting and standstill agreement with them, are required to vote, the shares of the Company's common stock that they own of record or beneficially to approve the Acquisition Proposal and the Adjournment Proposal.

        It is important that your shares be represented at the Special Meeting, regardless of the number of shares you hold and whether or not you plan to attend the Special Meeting in person. Accordingly, whether or not you plan to attend the Special Meeting, you are requested to promptly grant a proxy for your shares by completing, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote FOR approval of the Acquisition Proposal and FOR approval of the Adjournment Proposal.

        Granting a proxy will not prevent you from voting your shares in person if you choose to attend the Special Meeting.

        Very truly yours,

        [    •    ]

        Independent Director and Chairman of the Special Committee of the Board of Directors of Arbor Realty Trust, Inc.

        Questions and requests for assistance in voting your shares may be directed to the Alliance Advisors LLC, which is assisting us with the solicitation of proxies, at [    •    ] (toll-free) if you are a stockholder or, if you are a bank, broker or other nominee, at [    •    ].

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York, 11553

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On [    •    ], 2016

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Arbor Realty Trust, Inc., a Maryland corporation (the "Company"), to be held on [    •    ], 2016, at [    •    ] a.m., Eastern Time, at the Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York 11553 (the "Special Meeting") for the following purposes:

  1.
  to approve (a) the acquisition, pursuant to the Asset Purchase Agreement, dated as of February 25, 2016 (the "Purchase Agreement"), by and among the Company, Arbor Realty Limited Partnership, a Delaware limited partnership (the "Partnership"), ARSR Acquisition Company, LLC, a Delaware limited liability company, Arbor Commercial Funding, LLC, a New York limited liability company, and Arbor Commercial Mortgage, LLC, a New York limited liability company ("ACM"), of ACM's government-sponsored agency multifamily mortgage business in exchange for $125 million in cash (up to $50 million of which the Company has, at the discretion of a special committee of the independent and disinterested directors of the Company's Board of Directors, the option to satisfy with seller financing) and 19,230,769 units of limited partnership interest in the Partnership, each of which is redeemable for cash or, at the Company's option, one share of the Company's common stock ("OP Units"), in each case subject to certain potential adjustment as described therein, and (b) the issuance to ACM of (i) 19,230,769 OP Units and, if applicable, any additional OP Units to be issued pursuant to such adjustment (together, "Acquisition OP Units"), (ii) a number of shares of the Company's newly-designated special voting preferred stock, par value $0.01 per share (the "Special Voting Preferred Stock"), equivalent to the number of Acquisition OP Units and paired with such OP Units, each of which will entitle ACM to one vote on any matter submitted to a vote of the Company's stockholders, and (iii) an equivalent number of shares of the Company's common stock that may be issued upon redemption of the Acquisition OP Units (collectively, the "Acquisition Proposal"); and

  2.
  to approve the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the Chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Acquisition Proposal (the "Adjournment Proposal").

        Only stockholders of record at the close of business on [    •    ], 2016 will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

        This notice and the enclosed proxy statement are first being made available to our stockholders on or about [    •    ], 2016.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors,

JOHN J. BISHAR, JR.
 Corporate Secretary

[    •    ], 2016

i

ii

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York, 11553

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on [    •    ], 2016.

This proxy statement is available
at http://www.arborrealtytrust.com/ and
[    •    ]

        This proxy statement, the accompanying proxy card and notice of special meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Arbor Realty Trust, Inc., a Maryland corporation, for use at a special meeting of stockholders (the "Special Meeting") to be held on [    •    ], 2016, at [    •    ] a.m., Eastern Time, and any adjournments or postponements thereof.

        The mailing address of our executive office is 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. This proxy statement, the accompanying proxy card and the notice of special meeting are first being mailed on or about [    •    ], 2016 to holders of our common stock, par value $0.01 per share, of record at the close of business on [    •    ], 2016. Our outstanding shares of common stock are the only securities entitled to vote at the Special Meeting and are referred to as our voting securities.

        A proxy may confer discretionary authority to vote with respect to any matter presented at the Special Meeting. As of the date of this proxy statement, management has no knowledge of any business that will be presented for consideration at the Special Meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Special Meeting of Stockholders. Under Maryland law and our Bylaws, no matter may be properly presented at the Special Meeting except as specifically designated in the Notice of Special Meeting of Stockholders.

 SUMMARY TERM SHEET

        The following summary term sheet highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its Annexes and the documents and information incorporated by reference into this proxy statement, which includes important business and financial information filed with the Securities and Exchange Commission (the "SEC") regarding the Company. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions described under "Where You Can Find More Information."

        Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic.

        The following terms are used in this summary term sheet and throughout this proxy statement and have the meanings ascribed below:

  •
  "We," "our," "us," "Company" and "Parent" each refers to Arbor Realty Trust, Inc., a Maryland corporation;

  •
  "ACF" means Arbor Commercial Funding, LLC, a New York limited liability company;

  •
  "ACM" means Arbor Commercial Mortgage, LLC, a New York limited liability company;

  •
  "ACM Agency Business" means ACM's business consisting of (i) underwriting, originating, selling and servicing multifamily mortgages at various locations in the United States under the Federal National Mortgage Association Delegated Underwriting and Servicing program and the Federal Housing Administration, Government National Mortgage Association and Federal Home Loan Mortgage Corporation programs and (ii) underwriting, originating and selling multifamily mortgages at various locations in the United States under conduit programs, described in more detail below under "The ACM Agency Business" beginning on page 31;

  •
  "Buyer" means, collectively, the Partnership and the TRS;

  •
  "Independent Directors" means the directors on our Board whom we have determined to be independent under the rules of the New York Stock Exchange (the "NYSE");

  •
  "Management Agreement" means the Second Amended and Restated Management Agreement, dated as of August 6, 2009, and amended as of January 1, 2015, by and among the Company, the Partnership, the TRS and ACM providing for the external management by ACM of certain of the Company's investments and operations, described in more detail below under "Proposal 1: The Acquisition Proposal—Ancillary Agreements—Amended and Restatement Management Agreement";

  •
  "OP Units" means the units of limited partnership interest in the Partnership that are redeemable for cash or, at the Company's option, for shares of common stock of the Company on a one-for-one basis;

  •
  "Partnership" means Arbor Realty Limited Partnership, a Delaware limited partnership;

  •
  "Proposed Acquisition" means the Company's Proposed Acquisition, pursuant to the Purchase Agreement, of the ACM Agency Business in exchange for $125 million in cash and 19,230,769 OP Units, in each case subject to certain potential adjustments as described in more detail herein;

  •
  "Purchase Agreement" means the Asset Purchase Agreement, dated as of February 25, 2016, by and among the Company, the Buyer and the Seller that contemplates the acquisition of the ACM Agency Business from the Seller by the Buyer, described in more detail below under "Proposal 1: The Acquisition Proposal—The Purchase Agreement";

  •
  "Seller" means, collectively, ACM and ACF;

  •
  "Special Voting Preferred Stock" means the shared of newly-designated special voting preferred stock, par value $0.01 per share, of the Company to be paired with the OP Units to be issued to ACM; and

  •
  "TRS" means ARSR Acquisition Company, LLC, a Delaware limited liability company.

The Special Meeting (Page 9)

        The Board is using this proxy statement to solicit your proxy for use at the Special Meeting to be held on [    •    ], 2016, at [    •    ] a.m., Eastern Time, at [the Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York 11553]. For information on how to obtain directions to attend the Special Meeting and vote in person, please contact our [Investor Relations] general inquiries line at (516) 506-4200.

Purpose of the Special Meeting (Page 9)

        The purpose of the Special Meeting is to vote on the following proposals:

  1.
  to approve (a) the acquisition, pursuant to the Purchase Agreement, of the ACM Agency Business in exchange for $125 million in cash (up to $50 million of which the Company has, at the discretion of the Special Committee (as defined below), the option to satisfy with seller financing) and 19,230,769 OP Units, in each case subject to adjustment as described herein, and (b) the issuance to ACM of (i) 19,230,769 OP Units and, if applicable, any additional OP Units to be issued pursuant to such adjustment (together, "Acquisition OP Units"), (ii) a number of shares of the Company's Special Voting Preferred Stock equivalent to the number of Acquisition OP Units to be issued and (iii) an equivalent number of shares of the Company's common stock that may be issued upon redemption of such Acquisition OP Units (collectively, the "Acquisition Proposal"); and

  2.
  to approve the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the Chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Acquisition Proposal (the "Adjournment Proposal").

Stockholders Entitled to Vote (Page 9)

        As of the close of business on [    •    ], 2016 there were [    •    ] shares of our common stock outstanding and entitled to vote at the Special Meeting. Each share of our common stock entitles the holder to one vote. Stockholders of record at the close of business on [    •    ], 2016 are entitled to attend and vote at the Special Meeting or any adjournment or postponement thereof.

Required Quorum (Page 9)

        A quorum will be present if stockholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting are present, in person or by proxy. If you have returned a valid proxy or if you hold your shares of our voting securities in your own name as holder of record and you attend the Special Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Special Meeting may be adjourned by the Chairman of the Special Meeting or the stockholders entitled to vote at the Special Meeting, present in person or by proxy, to a date not more than 120 days after the record date without notice other than announcement at the meeting.

Vote Required for Approval (Page 10)

        Pursuant to the Purchase Agreement and the rules of the NYSE, the approval of the Acquisition Proposal requires the affirmative vote of at least a majority of the votes cast by the Company stockholders entitled to vote on the matter. In addition, pursuant to the Purchase Agreement, the approval of the Acquisition Proposal also requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock entitled to be voted on the matter other than the shares owned of record or beneficially by ACM or its affiliates. This is the only vote of holders of any securities of the Company or its subsidiaries necessary to approve the Acquisition Proposal. If you "Abstain" from voting, it will have the same effect as an "Against" vote on the Acquisition Proposal. Failure to vote, including broker non-votes, will have no effect with respect to the requirement under the Purchase Agreement and NYSE rules that the Acquisition Proposal be approved by the affirmative vote of at least a majority of the votes cast by stockholders entitled to vote on the matter, but will have the same effect as an "Against" vote with respect to the requirement under the Purchase Agreement that the Acquisition Proposal be approved by a majority of the outstanding shares owned by stockholders other than ACM or its respective affiliates.

        The Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote on the matter. For the purpose of the vote on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although all shares for which proxies have been given will be considered present for the purpose of determining the presence of a quorum.

        ACM and its affiliates intend to vote, and subject to the terms of our voting and standstill agreement with them, are required to vote, the shares of the Company's common stock that they own of record or beneficially to approve the Acquisition Proposal and the Adjournment Proposal.

Reasons for the Proposed Acquisition (Page 36)

        The Board established a special committee (the "Special Committee") consisting of four disinterested, independent directors to review, evaluate and make recommendations to the Board with respect to the Proposed Acquisition. The Special Committee, by a unanimous vote, recommended that the Board approve, authorize and adopt the Purchase Agreement and the Proposed Acquisition. In reaching its determination, the Special Committee consulted with its legal, financial and other advisors and considered a number of factors, including the following material factors:

  •
  the belief that the Proposed Acquisition will provide diversification and predictability of earnings streams through the acquisition of a servicing portfolio that is expected to result in a consistent and recurring cash flow stream in a diversified stable annuity of servicing income;

  •
  the creation of a fully integrated franchise that is expected to add significant new origination and servicing verticals to the Company that complement the Company's commercial real estate lending products;

  •
  the potential for additional scale through the acquisition of new business lines that are expected to provide the Company with a stronger foothold in the multifamily sector that currently has high barriers to entry;

  •
  the belief that the Proposed Acquisition will significantly add to the Company's current business profile by introducing additional product capabilities, origination relationships and market knowledge in new and existing products, geographies and industries;

  •
  the expectation that, following the consummation of the Proposed Acquisition, the Company will be able to meet the multiple needs of its clients through a comprehensive product offering, including products for short-term and long-term commercial real estate financing needs; and

  •
  the expectation that the Proposed Acquisition will be immediately accretive to the Company's earnings and dividends.

Background of the Proposed Acquisition (Page 39)

        The Company initiated discussions regarding the Proposed Acquisition in May 2013. Discussions, due diligence review and negotiations were completed on February 25, 2016, when the Special Committee unanimously approved the entry into the Purchase Agreement and the transactions contemplated thereby and recommended that the Board approve the same. Immediately following the Special Committee meeting, the Board, by a unanimous vote of the Independent Directors, also resolved to approve the entry into the Purchase Agreement and the transactions contemplated thereby. Thereafter, the Company entered into the Purchase Agreement on February 25, 2016.

Opinion of the Special Committee's Financial Advisor (Page 46)

        On February 25, 2016, at the meeting of the Special Committee at which the Proposed Acquisition was approved, J.P. Morgan Securities LLC ("J.P. Morgan"), the Company's financial advisor in connection with the Proposed Acquisition, rendered to the Special Committee an oral opinion (which was subsequently confirmed in writing by delivery of J.P. Morgan's written opinion dated the same date) that, as of such date and based upon and subject to the assumptions, matters and limitations set forth in its written opinion, the consideration to be paid by the Buyer in the Proposed Acquisition was fair, from a financial point of view, to the Company.

        The full text of J.P. Morgan's written opinion, dated as of February 25, 2016, is attached as Annex B to this proxy statement and is incorporated herein by reference. The full text of the opinion contains a discussion of, among other things, assumptions made, matters considered and limitations on the opinion and the review undertaken by J.P. Morgan in connection with rendering its opinion. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company's stockholders are urged to read the opinion in its entirety. J.P. Morgan's written opinion was addressed to the Special Committee (in its capacity as such) in connection with and for the purposes of its evaluation of the Proposed Acquisition, was directed only to the consideration to be paid in the Proposed Acquisition and did not address any other aspect of the Proposed Acquisition. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Proposed Acquisition. The issuance of J.P. Morgan's opinion was approved by a fairness committee of J.P. Morgan. The J.P. Morgan opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Acquisition or any other matter.

        For a description of the opinion that the Special Committee received from J.P. Morgan, see "Proposal 1: The Acquisition Proposal—Opinion of the Special Committee's Financial Advisor."

The Purchase Agreement (Page 55)

        On February 25, 2016, the Company entered into the Purchase Agreement, pursuant to which it agreed to purchase the ACM Agency Business from ACM for $250 million, subject to certain adjustments. The purchase price to be paid is 50% in cash, which initially is $125 million. The remaining 50% of the purchase price is to be paid in OP Units. The equity component of the purchase price initially consists of 19,230,769 OP Units, which is based on a price per share of the Company's common stock of $6.50. Each of the OP Units that will be issued will be paired with a share of the Company's newly-designed Special Voting Preferred Stock that will entitle ACM to one vote per share on any matter submitted to a vote of the Company's stockholders and that will be redeemed and cancelled upon redemption of the OP Unit with which it is paired.

        The purchase price is subject to potential adjustment based on changes in the value of ACM's servicing portfolio being sold on the closing date. Based on the value of the portfolio and the "weighted average servicing fee" as of [    •    ], 2016, if the closing of the Proposed Acquisition were to occur on [    •    ], 2016, the purchase price would be subject to adjustment by an increase of approximately $[    •    ]. See "Proposal 1: The Acquisition Proposal—The Purchase Agreement—Consideration; Adjustment of Closing Purchase Price."

        ACM has offered the option, at the discretion of the Special Committee, to provide for up to $50 million of financing to satisfy a portion of the cash consideration to be paid by the Company. All of ACM's employees directly related to the ACM Agency Business (approximately 230 employees) will become employees of the Company following the consummation of the Proposed Acquisition.

        The transactions contemplated by the Purchase Agreement will require certain approvals from the government and government-sponsored enterprises (the "GSEs"), as well as a vote of our stockholders and other third party approvals. These transactions are expected to close during the third quarter of 2016. However, there can be no assurances that these transactions will be completed during this period or at all.

        See "Proposal 1: The Acquisition Proposal—The Purchase Agreement" for a further description of the Purchase Agreement. The Purchase Agreement is attached as Annex A to this proxy statement.

Option Agreement (Page 68)

        Pursuant to the Purchase Agreement, at the Closing, the Parent, the Partnership, Arbor Realty SR, Inc., a Maryland corporation, and ACM will enter into an option agreement substantially in the form of Exhibit E to the Purchase Agreement (the "Option Agreement"). Under the Option Agreement, the Partnership will have an irrevocable, non-transferable right for two years to purchase for $25 million (increasing to $27 million in the second year) the existing Management Agreement, and, as a result, fully internalize the Company's management structure and thereby, all of ACM's executive and administrative employees who currently provide services to us through the existing Management Agreement will become our employees. The exercise of this option is at the discretion of the Special Committee, which has no obligation to exercise this option.

        See "Proposal 1: The Acquisition Proposal—Option Agreement" for a further description of the Option Agreement.

Voting and Standstill Agreement (Page 69)

        Concurrently with the execution and delivery of the Purchase Agreement, on February 25, 2016, ACM, Ivan Kaufman, the President and CEO of the Company and the principal and CEO of ACM, and The Ivan and Lisa Kaufman Family Trust (collectively, the "Restricted Stockholders") entered into a voting and standstill agreement with the Company, pursuant to which, among other things, (i) the Restricted Stockholders agreed, subject to the terms and conditions set forth therein, to vote the shares of the Company's common stock owned by them in favor of the transactions contemplated by the Purchase Agreement, including the issuance of the OP Units contemplated thereby, and (ii) the Restricted Stockholders agreed, subject to the terms and conditions set forth therein, not to acquire shares of the Company's common stock (or securities convertible or exchangeable for shares of the Company's common stock) above the thresholds specified therein and during the time periods specified therein. As of March 31, 2016, the Restricted Stockholders collectively beneficially own 6,018,773 shares of the Company's common stock, representing approximately 11.7% of the voting power of our common stock on a fully diluted basis.

No Appraisal or Approval Rights (Page 55)

        Under Maryland law, stockholders will not have appraisal rights in connection with the Proposed Acquisition or the right to vote to approve the Proposed Acquisition. However, under the NYSE Listed Company Manual, stockholder approval is required to approve the issuance of OP Units contemplated by the Purchase Agreement and the Acquisition Proposal. In addition, pursuant to the Purchase Agreement, the approval of the Acquisition Proposal also requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock entitled to be voted on the matter other than the shares owned of record or beneficially by ACM or its affiliates, assuming a quorum is present. None of the NYSE Listed Company Manual, the Purchase Agreement or the Board grants stockholders appraisal rights in connection with the Proposed Acquisition.

Interests of Certain Persons in the Proposed Acquisition (Page 72)

        In considering the recommendation of the Board to vote for the proposals described in this proxy statement, you should be aware that:

  •
  ACM currently owns 5.3 million shares of our common stock, representing approximately 10.4% of the voting power of our common stock and Ivan Kaufman currently beneficially owns 6,018,773 shares of our common stock; representing approximately 11.7% of the voting power of our common stock; and

  •
  certain of our current directors and executive officers, including Ivan Kaufman, John Bishar, Joseph Martello, Paul Elenio, Fred Weber, Gene Kilgore and Andrew Guziewicz, have interests in the Proposed Acquisition that may be different from, or in addition to, the interests of our nonaffiliated stockholders generally and may create potential conflicts of interests.

        These interests, in addition to others, are described in more detail under "Proposal 1: The Acquisition Proposal—Interests of Certain Persons in the Proposed Acquisition."

Risk Factors (Page 14)

        Among others, the principal risk factors related to the ACM Agency Business, regulatory matters and the Proposed Acquisition are as follows:

  Risks Relating to the ACM Agency Business

  •
  The loss of or changes in the ACM Agency Business's relationships with the GSEs, United States Department of Housing and Urban Development ("HUD") and institutional investors would adversely affect its ability to originate commercial real estate loans through GSE and HUD programs, which would materially and adversely affect the ACM Agency Business.

  •
  A change to the conservatorship of Fannie Mae and Freddie Mac and related actions, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. federal government, could materially and adversely affect the business of the ACM Agency Business.

  •
  The ACM Agency Business is subject to risk of loss in connection with defaults on loans sold under the Fannie Mae Delegated Underwriting and Servicing ("DUS") program that could materially and adversely affect the ACM Agency Business's results of operations and liquidity.

  Risks Relating to Regulatory Matters

  •
  If the ACM Agency Business fails to comply with the numerous government regulations and program requirements of the GSEs and HUD, the ACM Agency Business may lose its approved lender status with these entities and fail to gain additional approvals or licenses for its business.

    The ACM Agency Business is also subject to changes in laws, regulations and existing GSE and HUD program requirements, including potential increases in reserve and risk retention requirements that could increase the ACM Agency Business's costs and affect the way the ACM Agency Business conducts its business, which could materially and adversely affect the ACM Agency Business.

  •
  If the ACM Agency Business fails to comply with laws, regulations and market standards regarding the privacy, use, and security of customer information, or if the ACM Agency Business is the target of a successful cyber-attack, the ACM Agency Business may be subject to legal and regulatory actions and the ACM Agency Business's reputation would be harmed.

  Risks Related to the Proposed Acquisition

  •
  The Proposed Acquisition is subject to a number of conditions, including the approval of our stockholders and the receipt of consents and clearances from regulatory authorities and other third parties that may not be obtained, may not be completed on a timely basis or may impose conditions that could have an adverse effect on us.

  •
  The Proposed Acquisition was negotiated between the Special Committee and ACM, which is affiliated with certain of our officers and directors.

  •
  Certain of our directors and executive officers have interests in the Proposed Acquisition that are different from, and may potentially conflict with, our interests and the interests of our unaffiliated stockholders.

  •
  Failure to complete the Proposed Acquisition could negatively impact our business, financial condition, results of operations or stock price.

  •
  The market price of our common stock may decline as a result of the Proposed Acquisition.

  •
  Current stockholders will have reduced ownership and voting interests after the Proposed Acquisition.

  •
  Our future results following the Proposed Acquisition may differ materially from the unaudited pro forma financial information included in this proxy statement.

THE PROPOSED ACQUISITION MAY HAVE ADVERSE TAX CONSEQUENCES.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

The Special Meeting

        The Special Meeting will be held on [    •    ], 2016, at [    •    ] a.m., Eastern Time, at [the Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York 11553]. For information on how to obtain directions to attend the Special Meeting and vote in person, please contact our [Investor Relations] general inquiries line at (516) 506-4200.

Purpose of the Special Meeting

        The purpose of the Special Meeting is to vote on the following proposals:

  1.
  to approve the Acquisition Proposal; and

  2.
  to approve the Adjournment Proposal.

        The Board is not aware of any other matter to be presented for action at the Special Meeting. Under Maryland law and our Bylaws, no matter may be properly presented at the Special Meeting except as specifically designated in the Notice of Special Meeting of Stockholders.

Solicitation of Proxies

        The enclosed proxy is solicited by and on behalf of the Board. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of voting securities held of record at the close of business on [    •    ], 2016 and will provide reimbursement for the cost of forwarding the material. In addition, we have engaged [    •    ] to assist in soliciting proxies from brokers, banks and other nominee holders of our common stock at a cost of approximately $[    •    ] plus reasonable out-of-pocket expenses.

Stockholders Entitled to Vote

        As of the close of business on March 31, 2016, there were 51,381,405 shares of our common stock outstanding and entitled to vote at the Special Meeting. Each share of our common stock entitles the holder to one vote. Stockholders of record at the close of business on [    •    ], 2016 are entitled to attend and vote at the Special Meeting or any adjournment or postponement thereof.

Required Quorum

        A quorum will be present if stockholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting are present, in person or by proxy. If you have returned a valid proxy or if you hold your shares of our voting securities in your own name as holder of record and you attend the Special Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Special Meeting may be adjourned by the Chairman of the Special Meeting or the stockholders entitled to vote at the Special Meeting, present in person or by proxy, to a date not more than 120 days after the record date without notice other than announcement at the meeting.

        Abstentions and broker non-votes will be counted in determining the presence of a quorum. "Broker non-votes" occur when a bank, broker or other nominee holding shares for a beneficial owner returns a properly executed proxy but does not vote on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the NYSE, banks, brokers and other nominees who hold shares in "street name" may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. However, banks, brokers or other nominees holding shares for a beneficial owner who do not receive voting instructions from the beneficial owner may not under the NYSE's rules have discretionary voting power on non-routine matters. Accordingly, banks, brokers and other nominees that do not receive instructions are not entitled to vote on the Acquisition Proposal, but may vote on the Adjournment Proposal.

Vote Required for Approval

        Pursuant to the Purchase Agreement and the rules of the NYSE, the approval of the Acquisition Proposal requires the affirmative vote of at least a majority of the votes cast by the Company stockholders entitled to vote on the matter. In addition, pursuant to the Purchase Agreement, the approval of the Acquisition Proposal also requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock entitled to be voted on the matter other than the shares owned of record or beneficially by ACM or its affiliates. This is the only vote of holders of any securities of the Company or its subsidiaries necessary to approve the Acquisition Proposal. If you "Abstain" from voting, it will have the same effect as an "Against" vote on the Acquisition Proposal. Failure to vote, including broker non-votes, will have no effect with respect to the requirement under the Purchase Agreement and NYSE rules that the Acquisition Proposal be approved by the affirmative vote of at least a majority of the votes cast by stockholders entitled to vote on the matter, but will have the same effect as an "Against" vote with respect to the requirement under the Purchase Agreement that the Acquisition Proposal be approved by a majority of the outstanding shares owned by stockholders other than ACM or its respective affiliates.

        The Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote on the matter. For the purpose of the vote on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although all shares for which proxies have been given will be considered present for the purpose of determining the presence of a quorum.

        ACM and its affiliates intend to vote the shares of the Company's common stock that they own of record or beneficially to approve the Acquisition Proposal and the Adjournment Proposal.

        If the enclosed proxy card is properly executed and returned to us in time to be voted at the Special Meeting, it will be voted as specified on the proxy card unless it is properly revoked prior thereto. If no specification is made on the proxy card as to any one or more of the proposals, the following action will be taken with respect to each share of our voting securities represented by the proxy:

  1.
  a vote will be cast FOR the Acquisition Proposal; and

  2.
  a vote will be cast FOR the Adjournment Proposal.

        As of the date of this proxy statement, we are not aware of any other matter to be presented at the Special Meeting.

Voting

        If you hold your shares of our voting securities in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our voting securities in person at the Special Meeting.

        If your shares are held on your behalf by a broker, bank or other nominee, you will receive instructions from such individual or entity that you must follow in order to have your shares voted at the Special Meeting.

        Authorization of your proxy via telephone or the Internet may also be available depending on how you hold your shares. Please reference your proxy card for instructions on how to authorize your proxy by these methods.

Right to Revoke Proxy

        If you hold shares of our voting securities in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

  •
  send written notice of revocation, prior to the Special Meeting, to our Corporate Secretary, at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553;

  •
  sign and mail a new, later-dated proxy card to our Corporate Secretary at the address specified above;

  •
  if authorization of your proxy is available via the telephone or the Internet, authorize your proxy to vote again via the telephone or Internet at least 24 hours prior to the Special Meeting; or

  •
  attend the Special Meeting and vote your shares in person.

        If your shares are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions.

Voting Results

        [    •    ], our independent tabulating agent, will have a representative present at the Special Meeting and will tabulate the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K that will be filed within four business days of the Special Meeting.

Confidentiality of Voting

        We will keep all proxies, ballots and voting tabulations confidential. We will permit only our Inspector of Election, [    •    ], and our outside legal counsel to examine these documents, except (i) as necessary to meet applicable legal requirements, (ii) if a stockholder writes comments on the proxy card directed to the Board or management or (iii) in the event a proxy solicitation in opposition to the election of the nominees is initiated.

Recommendations of the Board

        On the basis of the Special Committee's recommendation and the other factors described herein, the Board has determined, by a unanimous vote of the Independent Directors, that the Purchase Agreement and the Proposed Acquisition contemplated thereby are advisable and fair to, and in the best interests of, the Company and recommends that the stockholders of the Company vote:

  1.
  FOR the Acquisition Proposal; and

  2.
  FOR the Adjournment Proposal.

 FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this proxy statement constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we intend such statements to be covered by the safe harbor provision contained therein. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology, such as "may," "will," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict" or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

        The forward-looking statements contained in this proxy statement reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking:

  •
  market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy or the demand for commercial real estate loans;

  •
  our business and investment strategy;

  •
  our projected operating results;

  •
  actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

  •
  the state of the U.S. and global economy generally or in specific geographic regions;

  •
  our ability to obtain and maintain financing arrangements, including favorable leverage and securitizations;

  •
  the amount and value of commercial mortgage loans requiring refinancing in future periods;

  •
  the availability of attractive investment opportunities;

  •
  the availability and cost of debt financing from traditional lenders;

  •
  the demand for new capital to replace maturing loans;

  •
  the general volatility of the securities markets in which we participate;

  •
  changes in the value of our assets;

  •
  interest rate mismatches between our assets and any borrowings used to fund such assets;

  •
  changes in interest rates and the market value of our assets;

  •
  changes in prepayment rates on our assets;

  •
  effects of hedging instruments on our assets;

  •
  rates of default or decreased recovery rates on our assets;

  •
  the degree to which our hedging strategies may or may not protect us from interest rate volatility;

  •
  the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

  •
  our ability to maintain our qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes;

  •
  our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended;

  •
  the availability of opportunities to acquire commercial mortgage-related, real estate-related and other securities;

  •
  the availability of qualified personnel;

  •
  estimates relating to our ability to make distributions to our stockholders in the future;

  •
  our understanding of, and the nature and extent of, our competition;

  •
  failure to timely receive the required approvals by our stockholders, governmental or other regulatory agencies or third parties necessary to consummate the Proposed Acquisition;

  •
  the potential that a condition to the parties' obligations to consummate the Proposed Acquisition may not be satisfied;

  •
  our ability to consummate the Proposed Acquisition;

  •
  the potential that operating costs and business disruption following the consummation of the Proposed Acquisition may be greater than expected;

  •
  the ability of ACM to retain its senior executives and maintain relationships with business partners pending consummation of the Proposed Acquisition; and

  •
  the loss of or changes in the ACM Agency Business's relationships with the GSEs, HUD and institutional investors would adversely affect its ability to originate commercial real estate loans through GSE and HUD programs.

        Although forward-looking statements reflect our good-faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. We caution investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures we make concerning risks in sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 26, 2016, and other risks and uncertainties detailed in such annual report and our other reports and filings with the SEC.

RISK FACTORS

        In addition to the other information contained or incorporated by reference in this proxy statement, including those risk factors related to our business set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016, you should carefully consider the following risk factors:

Risks Relating to the ACM Agency Business

The loss of or changes in the ACM Agency Business's relationships with the GSEs, United States Department of HUD and institutional investors would adversely affect its ability to originate commercial real estate loans through GSE and HUD programs, which would materially and adversely affect the ACM Agency Business.

        Currently, the ACM Agency Business originates nearly all of its loans for sale through GSE or HUD programs. The ACM Agency Business is approved as a Federal National Mortgage Association ("Fannie Mae") Delegated Underwriting and Servicing ("DUS") lender nationwide, a Federal Home Loan Mortgage Corporation ("Freddie Mac") Program Plus lender in New York New, Jersey and Connecticut, a Freddie Mac Targeted Affordable Housing, Manufactured Housing Community, Seniors Housing and Small Balance Loan Lender nationwide, a HUD Multifamily Accelerated Processing ("MAP") lender nationwide, and a Government National Mortgage Association ("Ginnie Mae") issuer. Its status as an approved lender affords the ACM Agency Business a number of advantages and may be terminated by the applicable GSE or HUD at any time. The loss of such status would, or changes in its relationships could, prevent the ACM Agency Business from being able to originate commercial real estate loans for sale through the particular GSE or HUD, which would materially and adversely affect us. It could also result in a loss of similar approvals from other GSEs or HUD.

        The ACM Agency Business also originates and sells loans to investment banks through the commercial mortgage-backed security ("CMBS") conduit markets. If these investment banks discontinue their relationship with the ACM Agency Business and replacement investors cannot be found on a timely basis, we could be adversely affected.

A change to the conservatorship of Fannie Mae and Freddie Mac and related actions, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. federal government, could materially and adversely affect the business of the ACM Agency Business.

        Currently, the ACM Agency Business originates a majority of its loans for sale through GSE programs. Additionally, a substantial majority of its servicing rights are derived from loans the ACM Agency Business sells through GSE programs. Changes in the business charters, structure, or existence of one or both of the GSEs could eliminate or substantially reduce the number of loans the ACM Agency Business originates with the GSEs, which in turn would lead to a reduction in fee and interest income it derives with respect to such loans. These effects would likely cause the ACM Agency Business to realize significantly lower revenues from our loan originations and servicing fees and ultimately would have a material adverse impact on the ACM Agency Business's business and financial results.

Conservatorships of the GSEs

        In September 2008, the Federal Housing Finance Agency (the "FHFA"), the GSEs' regulator, placed each GSE into conservatorship. The conservatorship is a statutory process designed to preserve and conserve the GSEs' assets and property and put them in a sound and solvent condition. The conservatorships have no specified termination dates and there continues to be significant uncertainty regarding the future of the GSEs, including how long they will continue to exist in their current forms, the extent of their roles in the housing markets, what forms they will have and whether they will continue to exist following conservatorship.

Housing Finance Reform

        Policymakers and others have focused significant attention in recent years on how to reform the nation's housing finance system, including what role, if any, the GSEs should play. In 2011, the Obama Administration released a white paper on the future of housing finance reform. The report provides that the Obama Administration will work with the FHFA to determine the best way to responsibly reduce the GSEs' role in the market and ultimately wind down both institutions. The report identifies a number of possible policy steps for winding down the GSEs, reducing the government's role in housing finance and helping bring private capital back to the mortgage market. In August 2013, President Obama publicly discussed the Administration's housing policy priorities, including a core principle that included winding down the GSEs through a responsible transition. In January 2014, the White House issued a fact sheet reaffirming the Administration's view that housing finance reform should include ending the GSEs' business model.

        In addition to the Administration's actions described above, the FHFA has taken a number of steps consistent with the goals laid out in the Administration's 2011 white paper. In 2012, Edward DeMarco, then the Acting Director of the FHFA, proposed a strategic plan for the GSEs' conservatorships. Among other things, that strategic plan recognized that the GSEs' multifamily business, in contrast to their single-family business, had remained cash flow positive during the recent housing crisis. The strategic plan stated that "generating potential value for taxpayers and contracting the GSEs' multifamily market footprint should be approached differently from single-family, and it may be accomplished using a much different and more direct method."

        In March 2013, the FHFA released the 2013 conservatorship scorecard for the GSEs, which detailed specific priorities for implementing the 2012 strategic plan. Among other things, the FHFA's 2013 conservatorship scorecard established priorities relating to the goal that the GSEs contract their dominant presence in the marketplace. In support of this goal, the FHFA set an objective that the GSEs reduce the unpaid principal balance of new multifamily business relative to 2012 by at least 10% by tightening underwriting, adjusting pricing and limiting product offerings, while not increasing the proportion of their retained risk. In addition, in August 2013, the FHFA issued a statement seeking public input on strategies for reducing the GSEs' presence in the multifamily housing finance market in 2014, and outlined possible alternatives to meet this goal.

        In January 2014, Melvin Watt was sworn in to a five-year term as Director of the FHFA, and in May 2014 the FHFA released its strategic plan for the GSEs, in which it changed its goal of "contraction" of the GSEs' multifamily businesses to "maintaining" the businesses. In furtherance of that goal, the 2014 FHFA scorecard for the GSEs maintained the 2013 multifamily loan origination caps for each GSE, but excluded from the caps affordable housing loans, loans to small multifamily properties and loans to manufactured housing rental communities. In January 2015, the FHFA released the GSEs' 2015 Scorecard (the "2015 Scorecard"), which set the multifamily loan origination caps for each GSE at $30 billion, excluding, as was the case in the 2014 scorecard, affordable housing loans, loans to small multifamily properties, and loans to manufactured housing rental communities. Additionally, in December 2015, the FHFA released the GSEs' 2016 Scorecard (the "2016 Scorecard"), which set the multifamily loan origination caps for each GSE at $31 billion, excluding, as was the case in the 2015 Scorecard, affordable housing loans, loans to small multifamily properties, and loans to manufactured housing rental communities and also added certain other exclusions for 2016 including loans on senior housing assisted living properties. The 2016 Scorecard also stated that the FHFA will review the agency's estimates of the multifamily loan origination market size, on a quarterly basis, and if it determines that the actual 2016 market size is greater than projected, it will apply an appropriate increase to the capped category, but will not reduce the cap if the actual market size is less than projected.

        Congress has also continued to consider housing finance reform. In the past few years, members of Congress introduced several bills to reform the housing finance system, including the GSEs. Several of the bills require the wind down or receivership of the GSEs within a specified period of enactment and also place certain restrictions on the GSEs' activities prior to being wound down or placed into receivership.

        We expect Congress will continue to consider housing finance reform, including conducting hearings and considering legislation that would alter the housing finance system, including the activities or operations of the GSEs. We cannot predict the prospects for the enactment, timing or content of legislative proposals regarding the future status of the GSEs. As a result, there continues to be significant uncertainty regarding the future of the GSEs.

The ACM Agency Business is subject to risk of loss in connection with defaults on loans sold under the Fannie Mae DUS program that could materially and adversely affect the ACM Agency Business's results of operations and liquidity.

        Under the Fannie Mae DUS program, the ACM Agency Business originates and services multifamily loans for Fannie Mae without having to obtain Fannie Mae's prior approval for certain loans, as long as the loans meet the underwriting guidelines set forth by Fannie Mae. In return for the delegated authority to make loans and the commitment to purchase loans by Fannie Mae, the ACM Agency Business must maintain minimum collateral and generally is required to share risk of loss on loans sold through Fannie Mae. Under the full risk-sharing formula, the ACM Agency Business is required to absorb the first 5% of any losses on the unpaid principal balance of a loan at the time of loss settlement, and above 5% the ACM Agency Business is required to share the loss with Fannie Mae, with its maximum loss capped at 20% of the original unpaid principal balance of a loan. The ACM Agency Business has modified its risk-sharing obligations on some Fannie Mae DUS loans to reduce its potential loss exposure on those loans. In addition, Fannie Mae can double or triple the ACM Agency Business's risk-sharing obligations if the loan does not meet specific underwriting criteria or if the loan defaults within 12 months of its sale to Fannie Mae. As of December 31, 2015, the ACM Agency Business had pledged $34.4 million as collateral against future losses under $9.6 billion of loans outstanding that are subject to risk-sharing obligations. Fannie Mae collateral requirements may change in the future. As of December 31, 2015, the ACM Agency Business's allowance for loss-sharing balance was $28.6 million. The ACM Agency Business cannot ensure that this balance will be sufficient to cover future write offs. While the ACM Agency Business originates loans that meet the underwriting guidelines defined by Fannie Mae, in addition to its own internal underwriting guidelines, underwriting criteria may not always protect against loan defaults. Other factors may also affect a borrower's decision to default on a loan, such as property, cash flow, occupancy, maintenance needs and other financing obligations. If loan defaults increase, actual risk-sharing obligation payments under the Fannie Mae DUS program may increase and such defaults and payments could have a material adverse effect on the ACM Agency Business's results of operations and liquidity. In addition, any failure to pay the ACM Agency Business's share of losses under the Fannie Mae DUS program could result in the revocation of its license from Fannie Mae and the exercise of various remedies available to Fannie Mae under the Fannie Mae DUS program, including the transfer of the ACM Agency Business's servicing portfolio to another Fannie Mae approved servicer.

If the ACM Agency Business fails to act proactively with delinquent borrowers in an effort to avoid a default, the number of delinquent loans could increase, which could have a material adverse effect on the ACM Agency Business.

        As a loan servicer, the ACM Agency Business maintains the primary contact with the borrower throughout the life of the loan and is responsible, pursuant to its agreements with the GSEs, HUD and institutional investors, for asset management. The ACM Agency Business is also responsible, together with the applicable GSE, HUD, or institutional investor, for taking actions to mitigate losses. The ACM Agency Business believes it has developed an extensive asset management process for tracking each loan that it services. However, it may be unsuccessful in identifying loans that are in danger of underperforming or defaulting or in taking appropriate action once those loans are identified. While the ACM Agency Business can recommend a loss mitigation strategy for the GSEs, HUD and institutional investors decisions regarding loss mitigation are within the control of the GSEs, HUD and institutional investors. Previous turmoil in the real estate, credit and capital markets have made this process even more difficult and unpredictable. When loans become delinquent, the ACM Agency Business incurs additional expenses in servicing and asset managing the loans and is typically required to advance principal and interest payments and tax and insurance escrow amounts. The ACM Agency Business could also be subject to a loss of its contractual servicing fee, and it could suffer losses of up to 20% (or more for loans that do not meet specific underwriting criteria or default within 12 months) of the unpaid principal balance of a Fannie Mae DUS loan with full risk-sharing. These items could have a negative impact on the ACM Agency Business's cash flows and a negative effect on the net carrying value of the mortgage servicing right ("MSR") on our balance sheet and could result in a charge to our earnings. As a result of the foregoing, a rise in delinquencies could have a material adverse effect on ACM Agency Business.

A reduction in the prices paid for the loans and services of the ACM Agency Business or an increase in loan or security interest rates by investors could materially and adversely affect the ACM Agency Business's results of operations and liquidity.

        The ACM Agency Business's results of operations and liquidity could be materially and adversely affected if the GSEs, HUD or institutional investors lower the price they are willing to pay to the ACM Agency Business for its loans or services or adversely change the material terms of their loan purchases or servicing arrangements with the ACM Agency Business. A number of factors determine the price the ACM Agency Business receives for its loans. With respect to Fannie Mae related originations, the ACM Agency Business's loans are generally sold as Fannie Mae insured securities to third-party investors. With respect to HUD related originations, the ACM Agency Business's loans are generally sold as Ginnie Mae securities to third-party investors. In both cases, the price paid to the ACM Agency Business reflects, in part, the competitive market bidding process for these securities.

        The ACM Agency Business sells loans directly to Freddie Mac. Freddie Mac may choose to hold, sell or later securitize such loans. We believe terms set by Freddie Mac are influenced by similar market factors as those that impact the price of Fannie Mae insured or Ginnie Mae securities, although the pricing process differs. With respect to loans that are placed with institutional investors, the origination fees that the ACM Agency Business receives from borrowers are determined through negotiations, competition and other market conditions.

        Loan servicing fees are based, in part, on the risk-sharing obligations associated with the loan and the market pricing of credit risk. The credit risk premium offered by Fannie Mae for new loans can change periodically but remains fixed once the ACM Agency Business enters into a commitment to sell the loan. Over the past several years, Fannie Mae loan servicing fees have been higher due to the market pricing of credit risk. There can be no assurance that such fees will continue to remain at such levels or that such levels will be sufficient if delinquencies occur.

A significant portion of the ACM Agency Business's revenue is derived from loan servicing fees, and declines in, or terminations of, servicing engagements or breaches of servicing agreements, including as a result of non-performance by third parties that we engage for back-office loan servicing functions, could have a material adverse effect on the ACM Agency Business.

        The ACM Agency Business expects that loan servicing fees will continue to constitute a significant portion of the ACM Agency Business's revenues for the foreseeable future. Nearly all of these fees are derived from loans that the ACM Agency Business originates and sells through GSE and HUD programs. A decline in the number or value of loans that the ACM Agency Business originates for these investors or terminations of its servicing engagements will decrease these fees. HUD has the right to terminate the ACM Agency Business's current servicing engagements for cause. In addition to termination for cause, Fannie Mae and Freddie Mac may terminate the ACM Agency Business's servicing engagements without cause by paying a termination fee. The ACM Agency Business is also subject to losses that may arise as a result of servicing errors, such as a failure to maintain insurance, pay taxes or provide notices. In addition, the ACM Agency Business has contracted with a third party to perform certain routine back-office aspects of loan servicing. If the ACM Agency Business or this third party fails to perform, or the ACM Agency Business breaches or the third-party causes the ACM Agency Business to breach its servicing obligations to the GSEs or HUD, the ACM Agency Business's servicing engagements may be terminated. Declines or terminations of servicing engagements or breaches of such obligations could materially and adversely affect the ACM Agency Business.

If one or more of the ACM Agency Business's warehouse facilities, on which it is highly dependent, are terminated, the ACM Agency Business may be unable to find replacement financing on favorable terms, or at all, which would have a material adverse effect on the ACM Agency Business.

        The ACM Agency Business requires a significant amount of funding capacity on an interim basis for loans it originates. As of December 31, 2015, the ACM Agency Business had $213.2 million of committed loan funding available through three commercial banks and $56.6 million of uncommitted funding available through Fannie Mae's As Soon As Pooled ("ASAP") program. Consistent with industry practice, the ACM Agency Business's existing warehouse facilities are short-term, requiring annual renewal. If any of the ACM Agency Business's committed facilities are terminated or are not renewed or its uncommitted facilities are not honored, the ACM Agency Business may be unable to find replacement financing on favorable terms, or at all, and the ACM Agency Business might not be able to originate loans, which would have a material adverse effect on the ACM Agency Business. Additionally, as the ACM Agency Business's business continues to expand, it may need additional warehouse funding capacity for loans it originates. There can be no assurance that, in the future, the ACM Agency Business will be able to obtain additional warehouse funding capacity on favorable terms, on a timely basis, or at all.

        If the ACM Agency Business fails to meet or satisfy any of the financial or other covenants included in its warehouse facilities, it would be in default under one or more of these facilities and its lenders could elect to declare all amounts outstanding under the facilities to be immediately due and payable, enforce their interests against loans pledged under such facilities and restrict its ability to make additional borrowings. These facilities also contain cross-default provisions, such that if a default occurs under any of the ACM Agency Business's debt agreements, generally the lenders under its other debt agreements could also declare a default. These restrictions may interfere with the ACM Agency Business's ability to obtain financing or to engage in other business activities, which could materially and adversely affect the ACM Agency Business. While the ACM Agency Business was in compliance with all financial and other covenants included in its warehouse facilities as of December 31, 2015, there can be no assurance that it will not experience a default in the future.

The ACM Agency Business relies on a Letter of Credit facility from one of its lenders to satisfy its restricted liquidity requirements with Fannie Mae, the loss of which could result in a significant reduction in its cash flow from operations, or the inability to meet these requirements if it is unable to find a replacement facility on favorable terms, or at all, which would have a material adverse effect on the ACM Agency Business.

        The ACM Agency Business is required to pledge restricted cash as collateral for possible losses resulting from loans originated under the Fannie Mae DUS program in accordance with the terms of loss sharing agreements between the ACM Agency Business and Fannie Mae. As of December 31,

2015, this requirement totaled $34.4 million and was satisfied with a $33.5 million letter of credit issued to Fannie Mae by one of the ACM Agency Business's lenders and the balance funded by cash. The ACM Agency Business entered into a three year letter of credit facility in December of 2014, which provides for the issuance of a letter of credit in the maximum amount of $35 million to satisfy these requirements. The facility also contains two one year extension options, is collateralized by the servicing cash flow generated from the ACM Agency Business's Fannie Mae portfolio and contains certain financial and other covenants. If the ACM Agency Business fails to satisfy any of these covenants, or is unable to renew or replace this facility on favorable terms, or at all, this could have a material adverse effect on our cash flow and our financial condition. If the ACM Agency Business were unable to replace the letter of credit facility with either a similar facility or cash, the ACM Agency Business would be in breach of its obligations to Fannie Mae, which would have a material adverse effect on the ACM Agency Business's business and operations.

The ACM Agency Business is subject to the risk of failed loan deliveries, and even after a successful closing and delivery, may be required to repurchase the loan or to indemnify the investor if there is a breach of a representation or warranty made by the ACM Agency Business in connection with the sale of the loan through a GSE or HUD program, any of which could have a material adverse effect on the ACM Agency Business.

        The ACM Agency Business bears the risk that a borrower will choose not to close on a loan that has been pre-sold to an investor or that the investor will choose not to purchase a loan under certain circumstances, including, for example, a significant casualty event that impacts the condition of a property after the ACM Agency Business funds the loan and prior to the investor purchase date. The ACM Agency Business also has the risk of serious errors in loan documentation that prevent timely delivery of the loan prior to the investor purchase date. A complete failure to deliver a loan could be a default under the warehouse line used to finance the loan. Although the ACM Agency Business has experienced only three failed loan deliveries in its history, none of which had a material impact on its financial condition or results of operations, we can provide no assurance that the ACM Agency Business will not experience additional failed deliveries in the future or that any losses will not be material or will be mitigated through property insurance or payment protections.

        The ACM Agency Business must make certain representations and warranties concerning each loan originated by the ACM Agency Business for GSE or HUD programs. The representations and warranties relate to the ACM Agency Business's practices in the origination and servicing of the loans and the accuracy of the information being provided by the ACM Agency Business. For example, the ACM Agency Business is generally required to provide the following, among other, representations and warranties: it is authorized to do business and to sell or assign the loan; the loan conforms to the requirements of the GSE or HUD and certain laws and regulations; the underlying mortgage represents a valid first lien on the property and there are no other liens on the property; the loan documents are valid and enforceable; taxes, assessments, insurance premiums, rents and similar other payments have been paid or escrowed; the property is insured, conforms to zoning laws and remains intact; and it does not know of any issues regarding the loan that are reasonably expected to cause the loan to be delinquent or unacceptable for investment or adversely affect its value. The ACM Agency Business is permitted to satisfy certain of these representations and warranties by furnishing a title insurance policy.

        In the event of a breach of any representation or warranty, investors could, among other things, require the ACM Agency Business to repurchase the full amount of the loan and seek indemnification for losses from it or, in the case of Fannie Mae, increase the level of risk-sharing on the loan. The ACM Agency Business's obligation to repurchase the loan is independent of its risk-sharing obligations. The GSE or HUD could require the ACM Agency Business to repurchase the loan if representations and warranties are breached, even if the loan is not in default. Because the accuracy of many such representations and warranties generally is based on the ACM Agency Business's actions or on third-

party reports, such as title reports and environmental reports, the ACM Agency Business may not receive similar representations and warranties from other parties that would serve as a claim against them. Even if the ACM Agency Business receives representations and warranties from third parties and has a claim against them in the event of a breach, the ACM Agency Business's ability to recover on any such claim may be limited. The ACM Agency Business's ability to recover against a borrower that breaches its representations and warranties to the ACM Agency Business may be similarly limited. The ACM Agency Business's ability to recover on a claim against any party would also be dependent, in part, upon the financial condition and liquidity of such party. Although we believe that the ACM Agency Business has capable personnel at all levels, uses qualified third parties and has established controls to ensure that all loans are originated pursuant to requirements established by the GSEs and HUD, in addition to its own internal requirements, there can be no assurance that the ACM Agency Business, its employees or third parties will not make mistakes. Any significant repurchase or indemnification obligations imposed on the ACM Agency Business could have a material adverse effect on the ACM Agency Business.

The ACM Agency Business's business is significantly affected by general business, economic and market conditions and cycles, particularly in the multifamily and commercial real estate industry, including changes in government fiscal and monetary policies, and, accordingly, the ACM Agency Business could be materially harmed in the event of a market downturn or changes in government policies.

        The ACM Agency Business is sensitive to general business, economic and market conditions and cycles, particularly in the multifamily and commercial real estate industry. These conditions include changes in short-term and long-term interest rates, inflation and deflation, fluctuations in the real estate and debt capital markets and developments in national and local economies, unemployment rates, commercial property vacancy rates and rental rates. Any sustained period of weakness or weakening business or economic conditions in the markets in which the ACM Agency Business does business or in related markets could result in a decrease in the demand for its loans and services, which could materially harm the ACM Agency Business. In addition, the number of borrowers who become delinquent, become subject to bankruptcy or default on their loans could increase, resulting in a decrease in the value of the ACM Agency Business's MSRs and higher levels of servicer advances and loss on the ACM Agency Business's Fannie Mae loans for which it shares risk of loss, which could materially and adversely affect the ACM Agency Business.

        The ACM Agency Business is also significantly affected by the fiscal, monetary and budgetary policies of the U.S. government and its agencies. The ACM Agency Business is particularly affected by the policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), which regulates the supply of money and credit in the United States. The Federal Reserve's policies affect interest rates, which have a significant impact on the demand for multifamily and commercial real estate loans. Significant fluctuations in interest rates as well as protracted periods of increases or decreases in interest rates could adversely affect the operation and income of multifamily and commercial real estate properties, as well as the demand from investors for multifamily and commercial real estate debt in the secondary market. In particular, higher interest rates tend to decrease the number of loans originated. An increase in interest rates could cause refinancing of existing loans to become less attractive and qualifying for a loan to become more difficult. Budgetary policies also impact our ability to originate loans, particularly if it has a negative impact on the ability of the GSEs and HUD to do business with the ACM Agency Business. Changes in fiscal, monetary, and budgetary policies are beyond our control, are difficult to predict and could materially and adversely affect the ACM Agency Business.

The ACM Agency Business is dependent upon the success of the multifamily real estate sector and conditions that negatively impact the multifamily sector may reduce demand for its products and services and materially and adversely affect the ACM Agency Business.

        The ACM Agency Business provides commercial real estate financial products and services primarily to developers and owners of multifamily properties. Accordingly, the success of its business is closely tied to the overall success of the multifamily real estate market. Various changes in real estate conditions may impact the multifamily sector. Any negative trends in such real estate conditions may reduce demand for the ACM Agency Business's products and services and, as a result, adversely affect the ACM Agency Business's results of operations. These conditions include:

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  oversupply of, or a reduction in demand for, multifamily housing;

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  a favorable interest rate environment that may result in a significant number of potential residents of multifamily properties deciding to purchase homes instead of renting;

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  rent control or stabilization laws, or other laws regulating multifamily housing, which could affect the profitability of multifamily developments;

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  the inability of residents and tenants to pay rent;

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  increased competition in the multifamily sector based on considerations such as the attractiveness, location, rental rates, amenities and safety record of various properties; and

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  increased operating costs, including increased real property taxes, maintenance, insurance and utility costs.

        Moreover, other factors may adversely affect the multifamily sector, including changes in government regulations and other laws, rules and regulations governing real estate, zoning or taxes, changes in interest rate levels, the potential liability under environmental and other laws and other unforeseen events. Any or all of these factors could negatively impact the multifamily sector and, as a result, reduce the demand for the ACM Agency Business's products and services. Any such reduction could materially and adversely affect the ACM Agency Business.

For most loans that the ACM Agency Business services under the Fannie Mae and HUD programs, the ACM Agency Business is required to advance payments due to investors if the borrower is delinquent in making such payments, which requirement could adversely impact our liquidity and harm the ACM Agency Business's results of operations.

        For most loans the ACM Agency Business services under the Fannie Mae DUS program, the ACM Agency Business is currently required to advance the principal and interest payments and tax and insurance escrow amounts if the borrower is delinquent in making loan payments. After four continuous months of making advances on behalf of the borrower, the ACM Agency Business can submit a reimbursement claim to Fannie Mae, which Fannie Mae may approve at its discretion. The ACM Agency Business is reimbursed by Fannie Mae for these advances in the event the loan is brought current. In the event of a default, any advances made by the ACM Agency Business are used to reduce the proceeds required to settle any loss. The ACM Agency Business's advances may also be reimbursed, to the extent that the default settlement proceeds on the collateral exceed the unpaid principal balance.

        Under the HUD program, the ACM Agency Business is obligated to advance tax and insurance escrow amounts and principal and interest payments on the underlying loan until the Ginnie Mae security has been fully paid. In the event of a default on a HUD insured loan, the ACM Agency Business can elect to assign the loan to HUD and file a mortgage insurance claim. HUD will reimburse approximately 99% of any losses of principal and interest on the loan and Ginnie Mae will reimburse most of the remaining losses of principal and interest.

        Although the ACM Agency Business has funded all required advances from operating cash flow in the past, there can be no assurance that the ACM Agency Business will be able to do so in the future. If the ACM Agency Business does not have sufficient operating cash flows to fund such advances, the ACM Agency Business would need to finance such amounts. Such financing may not be available to the ACM Agency Business, or, if it is available, may be costly and could prevent the ACM Agency Business from pursuing its business and growth strategies.

The ACM Agency Business may not be able to hire and retain qualified loan originators or grow and maintain its relationships with key customers, and if the ACM Agency Business is unable to do so, its ability to implement its business and growth strategies could be limited.

        The ACM Agency Business depends on its loan originators to generate borrower clients by, among other things, developing relationships with commercial property owners, real estate agents and brokers, developers and others, which the ACM Agency Business believes leads to repeat and referral business. Accordingly, the ACM Agency Business must be able to attract, motivate and retain skilled loan originators. The market for loan originators is highly competitive and may lead to increased costs to hire and retain them. The ACM Agency Business cannot guarantee that it will be able to attract or retain qualified loan originators. If the ACM Agency Business cannot attract, motivate or retain a sufficient number of skilled loan originators, or even if the ACM Agency Business can motivate or retain them but at higher costs, the ACM Agency Business could be materially and adversely affected.

The ACM Agency Business has numerous significant competitors and potential future competitors, some of which may have greater resources and access to capital than the ACM Agency Business does; consequently, the ACM Agency Business may not be able to compete effectively in the future.

        The ACM Agency Business faces significant competition from other agency lenders, commercial banks, commercial real estate service providers, CMBS conduit lenders and life insurance companies, some of which are also purchasers of loans originated by the ACM Agency Business. Many of these competitors enjoy competitive advantages over the ACM Agency Business, including:

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  greater name recognition;

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  a stronger, more established network of correspondents and loan originators;

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  established relationships with institutional investors;

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  access to lower cost and more stable funding sources;

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  an established market presence in markets where the ACM Agency Business does not yet have a presence or where the ACM Agency Business has a smaller presence;

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  ability to diversify and grow by providing a greater variety of commercial real estate loan products on more attractive terms, some of which require greater access to capital and the ability to retain loans on the balance sheet; and

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  greater financial resources and access to capital to develop branch offices and compensate key employees.

        Commercial banks may have an advantage over the ACM Agency Business in originating loans if borrowers already have a line of credit or construction financing with the bank. Commercial real estate service providers may have an advantage over the ACM Agency Business to the extent they also offer an investment sales platform. The ACM Agency Business competes on the basis of quality of service, well established relationships, loan structure, terms, pricing and industry depth. Industry depth includes the knowledge of local and national real estate market conditions, commercial real estate, loan product expertise and the ability to analyze and manage credit risk. The ACM Agency Business's competitors seek to compete aggressively on the basis of these factors and its success depends on its ability to offer attractive loan products, provide superior service, demonstrate industry depth, maintain and capitalize on relationships with investors, borrowers and key loan correspondents and remain competitive in pricing. In addition, future changes in laws, regulations and GSE and HUD program requirements and consolidation in the commercial real estate finance market could lead to the entry of more competitors. The ACM Agency Business cannot guarantee that it will be able to compete effectively in the future, and its failure to do so would materially and adversely affect it.

The ACM Agency Business has experienced significant growth over the past several years, which may be difficult to sustain and may place significant demands on its administrative, operational and financial resources.

        The ACM Agency Business's recent significant growth may not reflect its future growth potential, and it may not be able to maintain similarly high levels of growth in the future. Much of the ACM Agency Business's growth has occurred since the onset of the 2008 credit crisis and the resulting tightening of credit standards, as many traditional lenders decreased or ceased their investments in commercial real estate debt. As a result, borrowers looked instead to the GSEs, HUD, and other sources of lending for multifamily loans. The ACM Agency Business intends to pursue continued growth by adding more loan originators, expanding loan product offerings, acquiring complementary businesses and gaining access to new institutional investors and proprietary sources of capital, as appropriate, but the ACM Agency Business cannot guarantee such efforts will be successful. The ACM Agency Business does not know whether the favorable conditions that enabled its recent growth will continue. Because the ACM Agency Business's recent significant growth may not accurately reflect its future growth or ability to grow in the future, there can be no assurance that the ACM Agency Business will continue to grow at the same pace or achieve the same financial results as it has in the past.

        In addition, if the ACM Agency Business's growth continues, it could increase the ACM Agency Business's expenses and place additional demands on its management, personnel, information systems and other resources. Sustaining the ACM Agency Business's growth could require it to commit additional management, operational and financial resources to maintain appropriate operational and financial systems to adequately support expansion. There can be no assurance that the ACM Agency Business will be able to manage any growth effectively and any failure to do so could adversely affect its ability to generate revenue and control its expenses, which could materially and adversely affect the ACM Agency Business.

Risks Relating to Regulatory Matters

If the ACM Agency Business fails to comply with the numerous government regulations and program requirements of the GSEs and HUD, the ACM Agency Business may lose its approved lender status with these entities and fail to gain additional approvals or licenses for its business. The ACM Agency Business is also subject to changes in laws, regulations and existing GSE and HUD program requirements, including potential increases in reserve and risk retention requirements that could increase the ACM Agency Business's costs and affect the way the ACM Agency Business conducts its business, which could materially and adversely affect the ACM Agency Business.

        The ACM Agency Business's operations are subject to regulation by federal, state and local government authorities, various laws and judicial and administrative decisions, and regulations and policies of the GSEs and HUD. These laws, regulations, rules and policies impose, among other things, minimum net worth, operational liquidity and collateral requirements. Fannie Mae requires the ACM Agency Business to maintain operational liquidity based on a formula that considers the balance of the loan and the level of credit loss exposure (level of risk-sharing). Fannie Mae requires Fannie Mae DUS lenders to maintain collateral, which may include pledged securities, for the ACM Agency Business's risk-sharing obligations. The amount of collateral required under the Fannie Mae DUS program is calculated at the loan level and is based on the balance of the loan, the level of risk-sharing, the seasoning of the loans and the rating of the Fannie Mae DUS lender.

        Regulatory authorities also require the ACM Agency Business to submit financial reports and to maintain a quality control plan for the underwriting, origination and servicing of loans. Numerous laws and regulations also impose qualification and licensing obligations on the ACM Agency Business and impose requirements and restrictions affecting, among other things: the ACM Agency Business's loan originations; maximum interest rates, finance charges and other fees that the ACM Agency Business may charge; disclosures to consumers; the terms of secured transactions; collection, repossession and claims handling procedures; personnel qualifications; and other trade practices. The ACM Agency Business is also subject to inspection by the GSEs, HUD, and regulatory authorities. The ACM Agency Business's failure to comply with these requirements could lead to, among other things, the loss of a license as an approved GSE or HUD lender, the inability to gain additional approvals or licenses, the termination of contractual rights without compensation, demands for indemnification or loan repurchases, class action lawsuits and administrative enforcement actions.

        Regulatory and legal requirements are subject to change. For example, Fannie Mae increased its collateral requirements, on loans classified by Fannie Mae as Tier II, from 60 basis points to 75 basis points, effective as of January 1, 2013, which applied to a large portion of the ACM Agency Business's outstanding Fannie Mae at risk portfolio. The incremental collateral required for existing loans was funded over a two-year period ending December 31, 2014. The incremental requirement for any newly originated Fannie Mae Tier II loans will be funded over the 48 months subsequent to the sale of the loan to Fannie Mae. Fannie Mae has indicated that it may increase collateral requirements in the future, which may adversely impact the ACM Agency Business.

If the ACM Agency Business fails to comply with laws, regulations and market standards regarding the privacy, use, and security of customer information, or if the ACM Agency Business is the target of a successful cyber-attack, the ACM Agency Business may be subject to legal and regulatory actions and the ACM Agency Business's reputation would be harmed.

        The ACM Agency Business receives, maintains, and stores the non-public personal information of its loan applicants. The technology and other controls and processes designed to secure the ACM Agency Business's customer information and to prevent, detect, and remedy any unauthorized access to that information were designed to obtain reasonable, not absolute, assurance that such information is secure and that any unauthorized access is identified and addressed appropriately. The ACM Agency Business is not aware of any data breaches, successful hacker attacks, unauthorized access and misuse, or significant computer viruses affecting the ACM Agency Business's networks that may have occurred in the past; however, the ACM Agency Business's controls may not have detected, and may in the future fail to prevent or detect, unauthorized access to the ACM Agency Business's borrower information. If this information is inappropriately accessed and used by a third party or an employee for illegal purposes, such as identity theft, the ACM Agency Business may be responsible to the affected applicant or borrower for any losses he or she may have incurred as a result of misappropriation. In such an instance, the ACM Agency Business may be liable to a governmental authority for fines or penalties associated with a lapse in the integrity and security of its customers' information.

Risks Related to The Proposed Acquisition

        For a description of the Proposed Acquisition and the terms thereof, see "Proposal 1: The Acquisition Proposal—Description of the Proposed Acquisition." The risk factors discussed below present risks directly related to the Proposed Acquisition and the integration of the two companies. The risks and uncertainties described below are not the only risks and uncertainties that we face in connection with the Proposed Acquisition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and/or lead to us not being able to realize the expected benefits of the Proposed Acquisition.

The Proposed Acquisition is subject to a number of conditions, including the approval of our stockholders and the receipt of consents and clearances from regulatory authorities and other third parties that may not be obtained, may not be completed on a timely basis or may impose conditions that could have an adverse effect on us.

        Completion of the Proposed Acquisition is conditioned upon, among other matters, the approval of our stockholders and the receipt of certain regulatory authority and other third party authorizations, consents, orders, clearances or other approvals, including consents from Fannie Mae, Freddie Mac, Ginnie Mae and HUD, and such other consents, approvals and clearances necessary to permit all parties to perform their obligations under the Purchase Agreement and complete the Proposed Acquisition. There can be no assurance that any of these approvals will be obtained, or that if they are obtained, they will not impose conditions, terms, obligations or restrictions that could have the effect of delaying completion of the Proposed Acquisition or imposing additional material costs on, or materially reducing the revenues of, our operations following the Proposed Acquisition. The imposition of any such restrictive conditions, terms, obligations or restrictions may result in the delay or abandonment of the Proposed Acquisition.

Failure to complete the Proposed Acquisition could negatively impact our business, financial condition, results of operations or stock price.

        Completion of the Proposed Acquisition is conditioned upon the satisfaction of certain closing conditions, including the approvals and consents discussed above, and other closing conditions customary for a transaction of this size and type (See "Proposal 1: The Acquisition Proposal—The Purchase Agreement"). The required conditions to closing may not be satisfied in a timely manner, if at all. If the Proposed Acquisition is not consummated for these or any other reasons, our ongoing business may be adversely affected and the market price of our common stock may decline to the extent that the current market price reflects a market assumption that the Proposed Acquisition will be completed.

Certain of our directors and executive officers have interests in the Proposed Acquisition that are different from, and may potentially conflict with, the interests of us and our stockholders.

        Certain of our directors and executive officers have interests in the Proposed Acquisition that may be different from, or in addition to, the interests of our stockholders generally and that may create potential conflicts of interest, including (i) the payment of consideration in connection with the Proposed Acquisition directly or indirectly to certain of these individuals, and the entry by the applicable individuals into arrangements relating to the payment of that consideration (ii) the entry or anticipated entry into restrictive covenant agreements with certain of these individuals that will become effective following the Proposed Acquisition and (iii) the administration and monitoring of the Purchase Agreement by the applicable individuals before and after the closing of the Proposed Acquisition, which may have potential adverse consequences on the Company or ACM.

        Mr. Kaufman, our chairman and chief executive officer, is also the chief executive officer of ACM and beneficially owns approximately 92% of the membership interests in ACM. Mr. Martello, one of our directors, is the chief operating officer of Arbor Management, LLC (the managing member of ACM) and a trustee of two trusts which own minority membership interests in ACM. Mr. Bishar, our secretary, is general counsel to ACM. Mr. Elenio, our chief financial officer and treasurer, is the chief financial officer of ACM. Messrs. Weber, Kilgore and Guziewicz, each of whom serve as our officers, are also members of ACM's executive committee. All of these individuals also own membership interests in ACM. The respective roles of our officers in ACM may create additional conflicts of interest in respect of the Proposed Acquisition described in this proxy statement.

The market price of our common stock may decline as a result of the Proposed Acquisition.

        We could encounter larger than anticipated transaction and integration-related costs, may fail to realize some or all of the benefits anticipated from the Proposed Acquisition or be subject to other factors that may adversely affect preliminary estimates of the results of the Proposed Acquisition. Any of these factors could cause a decrease in our earnings per share or decrease or delay the expected accretive effect of the Proposed Acquisition and contribute to a decrease in the price of our common stock.

        In addition, we are unable to predict the potential effects of the issuance of the OP Units or the potential issuance of additional shares of our common stock in connection with the Proposed Acquisition on the trading activity and market price of our common stock. We have granted registration rights to ACM for the resale of the shares of our common stock into which the OP Units may be converted. These registration rights could facilitate the resale of such securities into the public market, and any such resale would increase the number of shares of our common stock available for public trading. Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, could have a material adverse effect on the price of our common stock.

Current stockholders will have reduced ownership and voting interests after the Proposed Acquisition.

        As partial consideration for the Proposed Acquisition, we will issue to ACM 19,230,769 OP Units, subject to adjustment as described herein, each of which will be paired with a share of newly-designated Special Voting Preferred Stock of the Company, which will entitle the holder thereof to one vote per share on any matter submitted to a vote of the Company's stockholders. As of the date of this proxy statement, these shares would represent approximately 27% of the Company's voting shares on a fully diluted basis. The number of OP Units issued to ACM, and therefore the number of paired shares of Special Voting Preferred Stock, may increase if the base purchase price for the ACM Agency Business is adjusted for any increases in the value of the acquired servicing portfolio on the closing date. See "Proposal 1: The Acquisition Proposal—The Purchase Agreement." Assuming 19,230,769 shares are issued to ACM, its percentage ownership of the Company immediately following the Proposed Acquisition would be approximately 36%. Our current stockholders will, therefore, have proportionately less ownership and voting interests in us following the Proposed Acquisition than they have now.

Our future results following the Proposed Acquisition may differ materially from the unaudited pro forma financial information included in this proxy statement.

        The unaudited pro forma consolidated financial information contained in this proxy statement is presented for purposes of presenting our historical consolidated financial statements with the historical financial statements of the ACM Agency Business, as adjusted to give effect to the Proposed Acquisition, and is not necessarily indicative of the financial condition or results of operations of the combined company following the Proposed Acquisition. The unaudited pro forma financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price among the acquired assets and liabilities. The purchase price allocation reflected in the proxy statement is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of the ACM Agency Business as of the date of the completion of the Proposed Acquisition. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition and results of operations following the Proposed Acquisition. Any change in our financial condition or results of operations may cause significant variations in the price of our common stock. See the section of this proxy statement entitled "Unaudited Pro Forma Consolidated Financial Information" for more information.

The Proposed Acquisition may result in a loss of customers and strategic alliances.

        Prior to or following the Proposed Acquisition, some of our loan originators, customers and strategic partners and/or some of the loan originators, customers and strategic partners of ACM may terminate their business relationships with us or ACM because of uncertainty regarding the Proposed Acquisition. Furthermore, potential customers or strategic partners may delay entering into, or decide not to enter into, a business relationship with us or ACM because of the Proposed Acquisition. If customer relationships or strategic alliances are adversely affected by the Proposed Acquisition, our business and financial performance following the Proposed Acquisition would suffer.

We depend on the recruitment and retention of qualified personnel, and failure to retain and attract such personnel could seriously harm our business.

        Our continued successful performance following the Proposed Acquisition will depend, in part, on our ability us to retain, attract and motivate skilled mortgage loan origination personnel. In light of the specialized skills of these professionals and the competitive market for their services, we cannot assure you that we will be successful at retaining, attracting and motivating qualified and high-performing, experienced mortgage loan origination professionals for our business. The success of our efforts in those respects may impact our ability to execute our business strategy and our future results of operations and financial condition following the Proposed Acquisition.

We may be unable to integrate the ACM Agency Business with our own successfully.

        Following the Proposed Acquisition, we will be required to devote significant management attention and resources to integrating the ACM Agency Business practices and operations with our own. Potential difficulties we may encounter as part of the integration process include the following:

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  challenges of effectively implementing and integrating our credit standards, which we believe are material contributors to our success, with respect to the ACM Agency Business;

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  the potential inability to successfully transition, maintain and develop the ACM Agency Business mortgage loan origination and servicing portfolio;

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  complexities associated with managing the acquisition of the ACM Agency Business with our existing business, including difficulty addressing possible differences in corporate cultures and management philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a manner that minimizes any adverse impact on customers, employees and other constituencies; and

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  potential unknown liabilities and unforeseen increased expenses or delays associated with the Proposed Acquisition.

        In addition, it is possible that the integration process could result in diversion of the attention of our management which could adversely affect our ability to achieve the anticipated benefits of the Proposed Acquisition.

We may fail to uncover all liabilities of the ACM Agency Business through the due diligence process prior to the Proposed Acquisition, exposing us to potentially large, unanticipated costs.

        Prior to completing the Proposed Acquisition, we have and expect to continue to perform, certain due diligence reviews of the ACM Agency Business. In view of timing and other considerations relevant to our successfully achieving the closing of the Proposed Acquisition, our due diligence reviews will necessarily be limited in nature and may not adequately uncover all of the contingent or undisclosed liabilities we may incur as a consequence of the Proposed Acquisition. Any such liabilities could cause us to experience potentially significant losses, which could materially adversely affect our business, results of operations and financial condition.

In the event of the occurrence of certain material adverse events prior to the closing of the Proposed Acquisition with respect to ACM, we may nevertheless be required to close the Proposed Acquisition, which could have a material adverse effect on us.

        The closing of the Proposed Acquisition is subject to a number of closing conditions, including that there shall not have occurred any "material adverse effect" (as defined in the Purchase Agreement) on the ACM Agency Business, after the date of the Purchase Agreement and continuing on the closing date. Prior to the closing of the Proposed Acquisition, events might occur that materially and adversely affect the ACM Agency Business, but that do not constitute a "material adverse effect" within the meaning of the Purchase Agreement. If any such events were to occur, we may nevertheless be required to proceed with the closing of the Proposed Acquisition. Our completing the Proposed Acquisition under such circumstances could have a material adverse effect on our business, results of operations and financial condition.

We could incur additional indebtedness in connection with the Proposed Acquisition.

        In connection with the Proposed Acquisition, we have the option, at the discretion of the Special Committee, to utilize up to $50 million of seller financing to satisfy a portion of the cash consideration for the Proposed Acquisition. The terms of this potential indebtedness, which would be in the form of a preferred stock instrument at one of our subsidiaries, are disclosed more fully in the Purchase Agreement and in "Proposal 1: The Acquisition Proposal—The Purchase Agreement," and include mandatory repayment in five years and increases in the stated rate of return the longer the financing continues to be outstanding.

        We cannot assure you that cash flow from operations, combined with any potential additional borrowings or cash from potential stock issuances, will be obtainable in an amount sufficient to enable us to repay this indebtedness. Additionally, the inability to repay such financing in a timely manner could also result in the transaction having a less accretive effect on our earnings, due to the increasing return feature, as well as a result of repaying such debt with potential less attractive debt or dilutive capital.

We are dependent upon ACM, in its capacity as our external manager, because it provides services that are vital to our operations.

        In connection with the Proposed Acquisition, the ACM employees whose responsibilities are directly related to the ACM Agency Business will become our employees. However, certain ACM employees who are not directly related to the ACM Agency Business and who provide management and administrative services under the Management Agreement will remain ACM employees, and we will continue to have access to their services pursuant thereto. These ACM employees include Mr. Bishar, our Secretary, who is General Counsel to our Manager, and Mr. Elenio, our Chief Financial Officer, who is the Chief Financial Officer of our Manager. Following the Proposed Acquisition, we will remain dependent upon ACM to provide services to us that are vital to our operations, including significant management and administrative functions.

        In connection with the Proposed Acquisition, we obtained a two-year option for $25 million ($27 million if exercised in the second year) to purchase the existing Management Agreement and fully internalize our management structure. See "Proposal 1: The Acquisition Proposal—Ancillary

Agreements—Option Agreement." The exercise of this option is at the discretion of the Special Committee, which has no obligation to exercise the option. If we are unable, or the Special Committee elects not, to exercise this option, we could be at risk of losing the services of key members of ACM, which could result in substantial additional costs to replace such services and threaten our ability to operate our business successfully.

A significant amount of the ACM Agency Business assets and cash flow are related to a large GSE and HUD servicing portfolio, the loss of which would materially impact our results of operation, financial condition and liquidly.

        The ACM Agency Business has a servicing portfolio of approximately $11 billion of unpaid principal balance as of December, 31, 2015. This servicing portfolio earns a weighted average servicing fee of approximately 47 basis points and has an estimate remaining life of seven years. This asset represents a significant amount of the overall consideration to be paid for the ACM Agency Business. The loss of a substantial portion of this income and value from either, early prepayment, or excessive defaults of the underlying mortgage loans, would result in a significant decrease in the value of this asset as well as negatively impact or future earnings and cash flow.

The Proposed Acquisition may have adverse tax consequences.

        The Proposed Acquisition is intended to constitute, for U.S. federal income tax purposes, a part sale and a part tax-deferred contribution by Sellers to the Partnership, and any subsequent contribution of the acquired assets and operations to Arbor Realty SR, Inc. is intended to constitute a tax-deferred contribution to Arbor Realty SR, Inc. As a result, neither we nor holders of our common stock, in respect of those common stock holdings, are expected to recognize gain or loss for U.S. federal income tax purposes as a result of the Proposed Acquisition.

        However, as REITs, the Company and Arbor Realty SR, Inc. generally will be unable to hold directly certain of the acquired assets and operations in connection with the Proposed Acquisition. We therefore intend to hold those assets and operations through one or more taxable REIT subsidiaries (each, a "TRS") of Arbor Realty SR, Inc. A TRS is subject to regular corporate income tax on its net income. As a result, the net income generated by those operations generally will be subject to regular corporate income tax.

        Moreover, under the REIT asset tests (i) no more than 25% of our total gross assets may consist of nonqualifying assets, including the stock or other securities of one or more TRSs and other nonqualifying assets (such as goodwill and similar assets we are acquiring as a result of the Proposed Acquisition), and (ii) for 2018 and subsequent taxable years, no more than 20% of our total gross assets may consist of the stock or other securities of one or more TRSs. In addition, although dividends payable by TRSs constitute qualifying income for purposes of the 95% REIT gross income test, they are nonqualifying income for purposes of the 75% REIT gross income test. Accordingly, if the value of the business we are acquiring in connection with the Proposed Acquisition or the income generated thereby increases relative to the value of our other, REIT-compliant assets and income, the Company or Arbor Realty SR, Inc. may fail to satisfy one or more of the requirements applicable to REITs. Although the Proposed Acquisition is not expected to adversely affect the ability of the Company or Arbor Realty SR, Inc. to continue to qualify as a REIT immediately following the acquisition or in the future, no assurances can be given in that regard.

OUR COMPANY

        The Company, a Maryland corporation formed in 2003, is a specialized real estate finance company that invests in a diversified portfolio of structured finance assets in the multifamily and commercial real estate markets. We invest primarily in real estate-related bridge and mezzanine loans, including junior participating interests in first mortgages, preferred and direct equity. We may also directly acquire real property and invest in real estate-related notes and certain mortgage-related securities. Our principal business objective is to maximize the difference between the yield on our investments and the cost of financing these investments to generate cash available for distribution, facilitate capital appreciation and maximize total return to our stockholders.

        We conduct substantially all of our operations and investing activities through our operating partnership, the Partnership and its subsidiaries. We serve as the general partner of the Partnership and own a 100% partnership interest in the Partnership as of March 31, 2016.

        We are organized to qualify as a REIT for federal income tax purposes. A REIT is generally not subject to federal income tax on that portion of its REIT taxable income that is distributed to its stockholders, provided that at least 90% of taxable income is distributed and provided that certain other requirements are met. Certain of our assets that produce non-qualifying income are held in taxable REIT subsidiaries. Unlike other subsidiaries of a REIT, the income of a taxable REIT subsidiary is subject to federal and state income taxes.

        We are externally managed and advised by ACM pursuant to the terms of the Management Agreement. ACM provides us with all of the services necessary to our operations other than asset management, securitization and certain credit functions, and certain of our executive officers and other staff are employed by ACM. The Management Agreement requires ACM to manage our business affairs in conformity with policies and investment guidelines that are approved and monitored by our Board. Upon consummation of the Proposed Acquisition, all of the AMC employees directly related to the ACM Agency Business will become our employees, but the Management Agreement will remain in effect with respect to all the other services ACM currently provides to us.

 THE ACM AGENCY BUSINESS

General

        ACM is a national commercial real estate finance company that originates, sells and services a range of multifamily finance products, primarily through the programs of Fannie Mae, Freddie Mac, Ginnie Mae and HUD. ACM retains the servicing rights and asset management responsibilities on substantially all loans that it originates through the GSE and HUD programs. ACM is approved as a Fannie Mae DUS lender nationally, a Freddie Mac Program Plus lender in New York, New Jersey and Connecticut, a Freddie Mac affordable, manufactured housing, senior housing and small balance loan lender, seller/servicer, nationally, a HUD Map and Lean senior housing/healthcare lender nationally and a Ginnie Mae issuer. ACM has been a Fannie Mae DUS lender since 1995, a HUD lender since 1996 and a Freddie Mac Program Plus lender since 2014. ACM also originates and sells loans through CMBS conduit programs. The Company is proposing to acquire the above-described "ACM Agency Business" pursuant to the Proposed Acquisition.

Product and Service Offerings of the ACM Agency Business

        ACM underwrites, originates, sells, and services multifamily mortgage loans at various locations in the United States through the Fannie Mae DUS, Freddie Mac, and HUD lending programs and also originates and sells loans through the conduit markets. ACM's focus is primarily on small balance loans with an average loan size of approximately $5 million. ACM retains the servicing rights and asset management responsibilities on substantially all loans made under the GSE programs. ACM's long-established relationships with Fannie Mae, Freddie Mac, HUD and Ginnie Mae enable it to offer a broad range of loan products and services, which enables ACM to maximize its ability to meet client needs, source capital, and grow its commercial real estate finance business.

        The sale of each loan through the GSE programs is negotiated prior to rate locking the loan with the borrower. For loans originated pursuant to the Fannie Mae DUS program, ACM generally is required to share the risk of loss, with the maximum loss capped at 20% of the loan amount at origination. In addition to these risk-sharing obligations, ACM may be obligated to repurchase loans that are originated for the GSE or HUD programs or conduit programs if certain representations and warranties that are made in connection with such originations are shown to have been inaccurate when made.

Multifamily Finance

        ACM is one of 25 approved lenders that participate in Fannie Mae's DUS program for multifamily, manufactured, student, affordable and certain seniors housing properties and has been a top 10 DUS lender for nine consecutive years as well as the top small loan lender for Fannie Mae in 2014. Under the Fannie Mae DUS program, Fannie Mae has delegated to ACM the responsibility to originate loans that comply fully with Fannie Mae's underwriting and other eligibility requirements. In exchange for this delegation of authority, ACM shares risk for a portion of the losses that may result from a borrower's default. For more information regarding ACM's risk-sharing agreements with Fannie Mae, see "Risk Factors—Risks Relating to the ACM Agency Business" and the "Selected Combined Financial Information of the Agency Business of Arbor Commercial Mortgage, LLC." Most of the Fannie Mae loans that ACM originates are sold in the form of a Fannie Mae-guaranteed security to third-party investors. ACM is contracted by Fannie Mae to service all loans that it originates under the Fannie Mae DUS program.

        ACM is one of 23 lenders approved as a Freddie Mac Program Plus lender under which ACM originates and sells to Freddie Mac multifamily, manufactured, student, affordable and seniors housing loans that satisfy Freddie Mac's underwriting and other eligibility requirements. In addition, ACM is one of 12 participants in Freddie Mac's Small Balance Loan program and was the leading Freddie Mac

Small Balance lender in 2015. Under these programs, ACM submits a completed loan underwriting package to Freddie Mac and obtains Freddie Mac's commitment to purchase the loan at a specified price after closing. Freddie Mac performs its own underwriting of each loan prior to commitment. Freddie Mac may choose to hold, sell or later securitize such loans. Under the Freddie Mac Small Balance Loan Program, ACM originates and sells loans to Freddie Mac, which are ultimately securitized. As part of that securitization, ACM, as the loan originator, is required to purchase a bond, generally referred to as the "the B piece" that represents the bottom 10%, or highest risk, of the securitization. In that way, Freddie Mac insures that the originator of the loans in the securitization has a significant risk of loss. Historically, ACM has elected to sell the B piece of all securitizations, resulting in a transfer of the risk to the purchaser of the bond. In addition, ACM, as the loan originator, has risk of loss and repurchase obligations during the period between loan origination and securitization. ACM has no risk-sharing arrangements on loans it originates and sells to Freddie Mac under Program Plus. ACM also is contracted by Freddie Mac to service all loans that it originates under its program.

FHA Finance

        As an approved HUD MAP lender and Ginnie Mae issuer, ACM provides construction and permanent loans to developers and owners of multifamily housing, affordable housing, seniors housing and healthcare facilities. ACM submits its completed loan underwriting package to HUD and obtains HUD's approval to originate the loan.

        HUD-insured loans are typically placed in single loan pools that back Ginnie Mae securities. Ginnie Mae is a government corporation in HUD. Ginnie Mae securities are backed by the full faith and credit of the United States government, and there is little risk of loss on Ginnie Mae securities. In the event of a default on a HUD-insured loan, HUD will reimburse approximately 99% of any losses of principal and interest on the loan, and Ginnie Mae will reimburse the remaining losses. As a loan servicer for Ginnie Mae, ACM is obligated to continue to advance principal and interest payments and tax and insurance escrow amounts on Ginnie Mae securities until the Ginnie Mae security is fully paid.

Direct Loan Originators Network

        ACM originates its loans directly through loan originators operating out of 17 offices nationwide. At December 31, 2015, it employed 20 loan originators. These individuals have deep knowledge of the commercial real estate lending business and bring with them extensive relationships with brokers and some of the largest property owners in the country. They have a thorough understanding of the financial needs and objectives of borrowers, the geographic markets in which they operate, market conditions specific to different types of commercial properties and how to structure a loan product to meet their borrowers' needs. These loan originators collect and analyze financial and property information, assist the borrower in submitting information required to complete a loan application and, ultimately, help the borrower close the loan. These loan originators are paid a salary and commissions based on the fees associated with the loans that they originate.

Underwriting and Risk Management

        ACM uses several tools to manage and mitigate its Fannie Mae risk-sharing exposure. These tools include an underwriting and approval process, periodic evaluation and modification of that underwriting criteria to account for changes in underlying multifamily housing market fundamentals, borrower and key principal exposures and, at times, modified risk-sharing under the Fannie Mae DUS program, as well as a dedicated loan surveillance and credit risk management function.

        The underwriting process of ACM includes a detailed review of each of the following in order to mitigate its credit risk:

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  the loan's suitability for ACM's investors;

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  the borrower, including a review of financial statements and credit, operating, bankruptcy and foreclosure history;

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  each person directing a borrowing entity's activities (a "key principal"), including a review of operating, bankruptcy and foreclosure history; and

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  the underlying property, including a review of the property's fundamental value and credit profile, an analysis of regional economic trends and historical and prospective financials and an appraisal of the property.

        ACM engages independent third-party vendors for appraisals and engineering, environmental, flood certification, zoning and credit reports, and its underwriting team reviews each report for accuracy, comprehensiveness and quality. In addition, ACM periodically evaluates each third-party vendor's work quality and will remove any third-party vendor whose work quality falls below acceptable standards.

        ACM maintains concentration limits with respect to its Fannie Mae loans to further manage risk. Geographic concentration of such loans is limited based on regional employment concentration and trends, and ACM limits the aggregate amount of such loans subject to full risk-sharing for any one borrower and elects to use modified risk-sharing for such loans of more than $23.0 million in accordance with Fannie Mae requirements.

        ACM also relies heavily on loan surveillance and credit risk management. It has a dedicated group of employees whose sole function is to monitor and analyze loan performance from closing to payoff, with the primary goal of managing and mitigating risk within the Fannie Mae portfolio.

Servicing and Asset Management

        As an approved servicer for Fannie Mae, Freddie Mac and HUD, ACM services nearly all loans it originates for the GSEs. ACM's servicing portfolio consists of over 2,000 loans with an unpaid principal balance of approximately $11 billion, as of December 31, 2015, and earns a weighted average servicing fee of approximately 47 basis points. ACM is rated both a primary and special servicer with both Standard and Poor's Financial Services LLC and Fitch Ratings, Inc. and has been commended by Fannie Mae for Servicing Best Practices in 2015. ACM's servicing function includes loan servicing and asset management activities, performing or overseeing the following activities:

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  carrying out all cashiering functions relating to the loan, including providing monthly billing statements to the borrower and collecting and applying payments on the loan;

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  administering reserve and escrow funds for repairs, tenant improvements, taxes and insurance;

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  obtaining and analyzing financial statements of the borrower and performing periodic property inspections;

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  preparing and providing periodic reports and remittances to the GSEs, other investors, master servicers or other designated persons;

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  administering lien filings and performing other tasks and obligations that are delegated to the servicer;

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  performing all loan surveillance and credit risk management functions with the primary focus on managing and mitigating risk within the Fannie Mae portfolio.

        For most loans serviced under the Fannie Mae DUS program, ACM is required to advance, in the event of a borrower failing to pay, the principal and interest payments and tax and insurance escrow amounts associated with a loan for four months. ACM is reimbursed by Fannie Mae for these advances, which may be used to offset any losses incurred under ACM's risk-sharing obligations once the loan and the related loss share is settled.

        Under the HUD program, ACM is obligated to advance tax and insurance escrow amounts and principal and interest payments on the Ginnie Mae securities until the Ginnie Mae security is fully paid. In the event of a default on a HUD-insured loan, ACM can elect to assign the loan to HUD and file a mortgage insurance claim. HUD will reimburse approximately 99% of any losses of principal and interest on the loan and Ginnie Mae will reimburse substantially all of the remaining losses.

Competition

        ACM is one of 25 approved lenders that participate in Fannie Mae's DUS program and one of 23 lenders approved as a Freddie Mac Program Plus lender. It faces significant competition across its business, including, but not limited to, commercial banks, commercial real estate service providers, CMBS conduits and insurance companies, some of which are also investors in, or purchasers of, loans that are originated by ACM. Many of these competitors enjoy competitive advantages, including greater name recognition, financial resources and access to lower-cost capital. Commercial banks may have an advantage over ACM in originating commercial loans if borrowers already have other lending relationships with the bank.

        ACM competes on the basis of quality of service, relationships, loan structure, terms, pricing and industry experience, including the knowledge of local and national commercial real estate market conditions, loan product expertise and the ability to analyze and manage credit risk. ACM's competitors also seek to compete aggressively on the basis of these factors and ACM's success depends on its ability to offer attractive loan products, provide superior service, demonstrate its industry knowledge and experience, maintain and capitalize on relationships with investors, borrowers and key loan correspondents and remain competitive in pricing. In addition, future changes in laws, regulations and GSE program requirements, and consolidation in the commercial real estate finance market could lead to the entry of more competitors, or enhance the competitive strength of ACM's existing competitors.

        Following the closing of the Proposed Acquisition, we do not expect this competitive landscape to change with respect to the ACM Agency Business.

Federal and State Regulation of Commercial Real Estate Lending Activities

        ACM's multifamily and commercial real estate lending, servicing and asset management businesses are subject, in certain instances, to supervision and regulation by federal and state governmental authorities in the United States. In addition, these businesses may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things, regulate lending activities, regulate conduct with borrowers, establish maximum interest rates, finance charges and other charges, require disclosures to borrowers and prohibit illegal discrimination. Although many states do not regulate commercial finance, certain states impose limitations on interest rates, as well as other charges on certain collection practices and creditor remedies. Some states also require licensing of lenders, loan brokers and loan servicers and adequate disclosure of certain contract terms. ACM is required to comply with certain provisions of, among other statutes and regulations, the USA PATRIOT Act, regulations promulgated by the U.S. Department of the Treasury's Office of Foreign Asset Control and other federal and state securities laws and regulations. These legal and regulatory requirements that apply to ACM are subject to change from time to time and may become more restrictive, making compliance with applicable requirements more difficult or expensive or otherwise restrict ACM's ability to conduct its business in the manner that it is now conducted. Changes in applicable regulatory requirements, including changes in their enforcement, could materially and adversely affect ACM.

Requirements of the GSEs and HUD

        To maintain its status as an approved lender for Fannie Mae and Freddie Mac and as a HUD-approved mortgagee and issuer of Ginnie Mae securities, ACM is required to meet and maintain various eligibility criteria from time to time established by these entities, such as minimum net worth, operational liquidity and collateral requirements and compliance with reporting requirements. ACM is required to originate loans and perform its loan servicing functions in accordance with the applicable program requirements and guidelines from time to time established by these agencies. If it fails to comply with the requirements of any of these programs, the agencies may terminate or withdraw its licenses and approvals to participate in the GSE programs. In addition, the agencies have the authority under their guidelines to terminate a lender's authority to sell loans to it and service their loans. The loss of one or more of these approvals would have a material adverse impact on ACM and could result in further disqualification with other counterparties.

Employees

        ACM currently employs approximately 230 full-time employees who dedicate all of their time to the ACM Agency Business, of which approximately 100 are in the servicing and credit risk management functions. These employees are expected to become full-time employees of the Company upon consummation of the Proposed Acquisition.

        In addition, there are approximately 90 other full-time employees of ACM who, through the Management Agreement, allocate a portion of their time to the Company. These employees also allocate a portion of their time to the ACM Agency Business. These ACM employees provide accounting, taxation, treasury, human resources, information technology, marketing, compliance, facilities, legal counsel and certain other administrative functions. Upon consummation of the Proposed Acquisition, we will reimburse ACM for the time these employees spend on the ACM Agency Business and the Company pursuant to the Management Agreement.

        None of these employees is represented by a union or subject to a collective bargaining agreement, and ACM has never experienced a work stoppage. ACM believes that its employee relations are good.

INTRODUCTORY NOTE TO THE ACQUISITION PROPOSAL

        Pursuant to the Purchase Agreement, the Company has prepared this proxy statement with input from ACM under the direction of the Special Committee, which is comprised of independent and disinterested directors who are not affiliated with ACM. Our Board recommends, based on the recommendation of the Special Committee and a unanimous vote of the Independent Directors, that you vote to approve the Acquisition Proposal. If the Acquisition Proposal is not approved by stockholders, the Proposed Acquisition will not be consummated.

PROPOSAL 1: THE ACQUISITION PROPOSAL

General

        The Company is asking its stockholders to approve (a) the Proposed Acquisition, which is the acquisition, pursuant to the Purchase Agreement, of the ACM Agency Business in exchange for $125 million in cash (up to $50 million of which the Company has, at the discretion of the Special Committee, the option to satisfy with seller financing) and 19,230,769 OP Units, in each case subject to adjustment as described herein, and (b) the issuance to ACM of (i) 19,230,769 OP Units and, if applicable, any additional OP Units to be issued pursuant to such adjustment (together, "Acquisition OP Units"), (ii) a number of shares of the Company's newly-designated Special Voting Preferred Stock, equivalent to the number of Acquisition OP Units and paired with such OP Units, and (iii) an equivalent number of shares of the Company's common stock that may be issued upon redemption of such Acquisition OP Units.

        As discussed below, after careful consideration, the approval by the Board of the Purchase Agreement, the Proposed Acquisition and the other transactions expressly contemplated by the Purchase Agreement was unanimously recommended by the Special Committee consisting of four Independent Directors, which retained its own legal and financial advisors. Upon recommendation by the Special Committee, the Board, by a unanimous vote of the Independent Directors, approved the Purchase Agreement, the Proposed Acquisition and the other transactions expressly contemplated by the Purchase Agreement. The Company's non-independent directors abstained from the vote, because they are not entitled to vote on matters related to ACM under our charter. The approval by the stockholders of the Acquisition Proposal is a condition precedent to the closing of the Proposed Acquisition.

        Capitalized terms not otherwise defined in this section will have the meanings ascribed to them in the Purchase Agreement.

Reasons for the Proposed Acquisition

The Special Committee

        The Board established a Special Committee consisting of four Independent Directors to review, evaluate and make recommendations to the Board with respect to the Proposed Acquisition. The Special Committee retained J.P. Morgan as its independent financial advisor and retained Willkie Farr & Gallagher LLP ("Willkie Farr") as its independent legal counsel. The Special Committee oversaw the performance of financial and legal due diligence by its advisors, conducted an extensive review and evaluation of the Proposed Acquisition and conducted negotiations with the Sellers and their representatives with respect to the Purchase Agreement and the various other agreements related to the Proposed Acquisition.

        The Special Committee, by a unanimous vote at a meeting held on February 25, 2016, determined that the Purchase Agreement and the Proposed Acquisition contemplated thereby are advisable and fair to, and in the best interests of, the Company. In addition, at the February 25, 2016 meeting, the Special Committee recommended that the Board approve, authorize and adopt the Purchase

Agreement and the Proposed Acquisition contemplated thereby and recommend that the stockholders of the Company vote in favor of the adoption and approval of the Purchase Agreement and the Proposed Acquisition contemplated thereby. In reaching its determination, the Special Committee consulted with its legal, financial and other advisors and considered a number of factors, including the following material factors which the Special Committee viewed as supporting its decisions with respect to the Purchase Agreement and the Proposed Acquisition contemplated by thereby, including the issuance of the OP Units:

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  the belief that the Proposed Acquisition will provide diversification and predictability of earnings streams through the acquisition of a servicing portfolio that is expected to result in a consistent and recurring cash flow stream in a diversified stable annuity of servicing income;

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  the creation of a fully integrated franchise that is expected to add significant new origination and servicing verticals to the Company that complement the Company's commercial real estate lending products;

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  the potential for additional scale through the acquisition of new business lines that are expected to provide the Company with a stronger foothold in the multifamily sector that currently has high barriers to entry;

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  the belief that the Proposed Acquisition will significantly add to the Company's current business profile by introducing additional product capabilities, origination relationships and market knowledge in new and existing products, geographies and industries;

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  the expectation that, following the consummation of the Proposed Acquisition, the Company will be able to meet the multiple needs of its clients through a comprehensive product offering, including products for short-term and long-term commercial real estate financing needs;

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  the expectation that the Proposed Acquisition will be immediately accretive to the Company's earnings and dividends;

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  the fact that the Proposed Acquisition will provide the Company a larger platform with the expectation of more efficient access to capital markets;

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  the belief that increased ownership of the Company by certain members of the Company's management team will further align the interests of the management team with those of current stockholders;

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  the terms and conditions of the Purchase Agreement and related agreements, including the type and amount of consideration to be paid and the representations, warranties, covenants, conditions to the Closing and indemnification obligations set forth therein, together with the material terms of the ancillary agreements entered into or to be entered into in connection with the Proposed Acquisition;

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  the terms and conditions of the Option Agreement entered into between the Company and ACM, which provides the Company with the option, exercisable by the Special Committee at any time during the two year period following the closing, to buy out the Management Agreement between the Company and ACM and thereby fully internalize the management and operations of the Company;

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  the terms and conditions of the Voting and Standstill Agreement entered into by Mr. Kaufman and ACM;

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  the fact that the approval of the Purchase Agreement, including the issuance of the OP Units, is subject to the affirmative vote of a majority of the outstanding shares of the Company's common stock entitled to vote thereon not held by the Sellers or their respective affiliates;

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  the right of the Special Committee to withhold, amend, withdraw or modify its recommendation in favor of the Purchase Agreement, subject to the standards, procedures and termination and expense reimbursement provisions of the Purchase Agreement; and

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  the written opinion of J.P. Morgan that, as of February 25, 2016, and based upon and subject to the assumptions, matters and limitations set forth in the written opinion, the consideration to be paid by the Buyer in the Proposed Acquisition was fair, from a financial point of view, to the Company, as more fully described in "—Opinion of the Special Committee's Financial Advisor."

        The Special Committee also took into account the following material factors. Although the Special Committee viewed these as potentially negative factors with respect to the Proposed Acquisition, the Special Committee believed these factors were outweighed by the positive factors set forth above:

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  the significant costs involved in connection with completing the Proposed Acquisition, the substantial management time and effort required to complete the Proposed Acquisition and the related disruption to operations of the Company;

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  the potential liabilities associated with the direct employment of personnel of the ACM Agency Business following the closing of the Proposed Acquisition;

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  the potential liabilities that the Company may inherit from ACM as a result of the Proposed Acquisition that would not be covered by the indemnities in the Purchase Agreement;

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  the risk that the anticipated benefits of the Proposed Acquisition may not be realized as a result of integrating the ACM Agency Business; and

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  the matters described under the heading "Forward-Looking Statements" beginning on page 12.

        The foregoing discussion of the factors considered by the Special Committee is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes material factors considered by the Special Committee. In reaching its decision regarding the Purchase Agreement and the Proposed Acquisition contemplated by the Purchase Agreement, including, the issuance of the OP Units, the Special Committee did not quantify or assign any relative weights to the factors considered and individuals may have given different weights to different factors. The Special Committee conducted an overall review of the factors considered and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Purchase Agreement and the Proposed Acquisition contemplated by the Purchase Agreement, including, the issuance of the OP Units.

        The Special Committee believes that the process it followed in making its determination and recommendation with respect to the Proposed Acquisition was fair because:

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  the Special Committee consists solely of directors who are not officers of the Company, and are not affiliated with ACM or any member of ACM including Mr. Kaufman, and who do not otherwise have a conflict of interest or lack independence with respect to the Proposed Acquisition;

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  the members of the Special Committee will not personally benefit from the completion of the Proposed Acquisition in a manner different from the Company's unaffiliated stockholders;

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  the Special Committee retained and was advised by Willkie Farr, its independent legal counsel;

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  the Special Committee retained and was advised by J.P. Morgan, its independent financial advisor;

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  the resolutions establishing the Special Committee provided that the Company's Board would not approve any Proposed Acquisition involving the acquisition of the ACM Agency Business without a prior favorable recommendation of the Special Committee;

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  the approval of the Proposed Acquisition, including the issuance of the OP Units, requires the affirmative vote of a majority of the outstanding shares of the Company's common stock entitled to vote thereon not held by the Sellers or their respective affiliates; and

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  the Special Committee was involved in extensive deliberations since the time it first discussed the Proposed Acquisition with ACM in May 2013 until the execution of the Purchase Agreement in February 2016.

The Board

        On February 25, 2016, the Board met to consider the report and recommendation of the Special Committee. On the basis of the Special Committee's recommendation and the other factors described below, the Board, by a unanimous vote of the Independent Directors, determined that the Purchase Agreement and the other Proposed Acquisition contemplated by thereby were advisable and fair to, and in the best interests of, the Company and recommended that the stockholders of the Company vote for the approval of the Purchase Agreement, including the issuance of the OP Units, and the Proposed Acquisition contemplated thereby. In accordance with our charter, which does not entitle non-independent directors to vote on matters related to ACM, Messrs. Kaufman and Martello abstained from the vote on these matters. In making its determination, the Board considered:

  •
  the factors considered by and the recommendation of the Special Committee; and

  •
  the extensive negotiations of the Special Committee with ACM and its advisors.

        The foregoing discussion of the factors considered by the Board is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes material factors considered by the Board. In reaching its decision regarding the Purchase Agreement and the Proposed Acquisition contemplated by thereby, including, the issuance of the OP Units, the Board did not quantify or assign any relative weights to the factors considered and individuals may have given different weights to different factors.

Background of the Proposed Acquisition

        The Company initiated discussions regarding the Proposed Acquisition in May 2013. Discussions, due diligence review and negotiations continued until February 25, 2016, when the Special Committee unanimously approved the entry into the Purchase Agreement and the transactions contemplated thereby and recommended that the Board approve the same. Immediately following the Special Committee meeting, the Board, by a unanimous vote of the Independent Directors, also resolved to approve the entry into the Purchase Agreement and the transactions contemplated thereby. Following these resolutions, the Company entered into the Purchase Agreement on February 25, 2016.

2013 Proposals

        On May 22, 2013, the Independent Directors met telephonically, with Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company ("Skadden"), and Wells Fargo Securities, LLC, financial advisor to ACM ("Wells Fargo"), attending, to discuss a potential Proposed Acquisition between ACM and the Company, in which the Company would acquire ACM's Fannie Mae, DUS, FHA and CMBS platforms and internalize the management function currently performed by ACM. At the meeting, Wells Fargo provided an overview of ACM's business and an analysis of a potential Proposed Acquisition, including material terms consisting of an aggregate purchase price of $250 million, less a $25 million holdback amount, and the issuance of shares of common stock of the Company to finance the acquisition.

        On May 23, 2013, the Independent Directors met telephonically to initially discuss the formation of a Special Committee in connection with the evaluation of a potential Proposed Acquisition with

ACM. On May 29, 2013, Independent Directors discussed the designation of a subset of the independent members of the Board, which would be comprised of four of the then-current independent directors of the Board (William C. Green, Melvin F. Lazar, Karen K. Edwards and C. Michael Kojaian), to take exploratory steps in consideration of the Proposed Acquisition. The Independent Directors discussed the need to retain financial, legal and other advisors, and acknowledged that the designated subset of the Independent Directors would begin the process of engaging advisors.

        On June 13, 2013, the Independent Directors held an in-person meeting that was attended by Skadden, Wells Fargo and certain representatives of ACM to discuss the materials provided by ACM that were previously provided to the Independent Directors. The Independent Directors also discussed the qualifications, past engagements and initial presentations from potential financial advisors (including J.P. Morgan and certain other investment banks), Ernst & Young LLP ("EY") with respect to tax matters and financial due diligence related to the Proposed Acquisition and Situs Real LLC ("Situs") with respect to due diligence of ACM's loan portfolio. EY's work related to the Proposed Acquisition was preapproved by the Board's audit committee. On June 19, 2013, Messrs. Green, Lazar and Kojaian and Ms. Edwards met telephonically to discuss the expertise and fee structures for J.P. Morgan, EY and Situs and the potential retention of each as an advisor in connection with the Proposed Acquisition.

        On June 24, 2013, the Independent Directors met telephonically to discuss the process and current proposal related to the Proposed Acquisition received from ACM. With the assistance of Skadden, the Independent Directors considered the independence of William C. Green, Melvin F. Lazar, Karen K. Edwards and C. Michael Kojaian, each of whom was an independent director of the Company, with respect to their potential service on a Special Committee of the Independent Directors to review and consider the Proposed Acquisition. The Independent Directors determined that there were no relationships with the Company, ACM, Mr. Kaufman or any of their respective representatives that would interfere with the independence of Messrs. Green, Lazar or Kojaian or Ms. Edwards in connection with considering the Proposed Acquisition and appointed each of them to the Special Committee, the formation of which was approved and ratified by the Board. The Independent Directors then discussed such Special Committee having the power to retain its own legal counsel, financial and other advisors and to have other powers typical of an independent Special Committee. The Independent Directors also agreed not to recommend, authorize, approve, or otherwise endorse the Proposed Acquisition unless such Proposed Acquisition had been recommended by the Special Committee, which was also agreed to and ratified by the Board.

        Skadden and Dechert LLP, counsel to ACM ("Dechert"), exchanged drafts of a confidentiality agreement governing the exchange of information in connection with the Proposed Acquisition. Following negotiations, the confidentiality agreement was executed on June 27, 2013.

        On or around June 11, 2013, after extensive discussion regarding the qualifications of J.P. Morgan, the Special Committee unanimously selected J.P. Morgan to serve as its financial advisor. J.P. Morgan was engaged effective as of June 25, 2013, and the written engagement letter was entered into on August 3, 2013. Among the reasons for the selection of J.P. Morgan were its recent experience in evaluating companies in the same industry, its experience in advising special committees, its reputation as a leading investment bank, the Special Committee's assessment of J.P. Morgan's independence from the Company, ACM and Mr. Kaufman, and the Special Committee's confidence in the capabilities of the members of the J.P. Morgan team.

        In late June and early July, the Special Committee met telephonically, with its advisors attending, to discuss the proposed process and the due diligence review of ACM and the business to be acquired.

        On July 5, 2013, ACM made a presentation to the Special Committee with respect to the Proposed Acquisition. At the meeting, ACM and Wells Fargo provided additional information regarding the proposed structure of the Proposed Acquisition, including assets and personnel proposed to be purchased and excluded, the strategic rationale for the Proposed Acquisition, and certain assumptions underlying ACM's valuation of the Proposed Acquisition. Following this meeting, representatives of J.P. Morgan, on behalf of the Special Committee, sent Wells Fargo a list of due diligence requests in connection with the Proposed Acquisition. On July 9, 2013, the financial, tax and legal advisors of the Special Committee and ACM, as well as various members of management, met in person to discuss the due diligence questions. The Special Committee's advisors provided the Special Committee with an update on the diligence meeting and status of critical data requests on July 10, 2013.

        On July 12, 2013, Wells Fargo, on behalf of ACM, sent the Special Committee a process letter inviting the Special Committee to submit a non-binding indication of interest. After negotiation and discussion, on July 17, 2013, the Special Committee and ACM entered into a letter agreement addressing potential or actual conflicts of interest related to the consideration of the Proposed Acquisition and setting forth certain understandings between the Board, the Special Committee and ACM with respect to the conduct of the Company's management in connection with the evaluation and due diligence review of the Proposed Acquisition, including providing information and analyses to the Special Committee (the "Rules of the Road").

        Throughout July 2013, the Special Committee met telephonically, with its advisors attending, to discuss the status of the due diligence review and J.P. Morgan's preliminary review and analysis of the financial information received from ACM.

        On August 5, 2013, the Special Committee submitted a non-binding indication of interest to ACM with respect to the Proposed Acquisition, including a preliminary aggregate purchase price range of $170 million to $200 million to acquire certain businesses of ACM and to internalize the management function, with a $50 million holdback applied to any future credit losses and subject to certain performance earn out metrics.

        From August 5 to 9, 2013, representatives of J.P. Morgan and Wells Fargo discussed the terms of the Special Committee's August 5 letter and certain conversations had between Wells Fargo and ACM relating to the Special Committee's August 5 letter. On August 12, 2013, ACM submitted a response to the Special Committee's August 5 letter that included an aggregate purchase price range of $210 million to $230 million to acquire certain businesses of ACM and to internalize the management function, a $50 million holdback, comprised of $30 million for certain credit losses, and $20 million subject to performance earn out metrics.

        Over the next three days, the Special Committee met telephonically, with its advisors attending, to discuss the status of the Proposed Acquisition and the possible responses to ACM's August 12 counter-proposal. On August 16, 2013, the Special Committee submitted a revised non-binding indication of interest to ACM with respect to the Proposed Acquisition, including a preliminary aggregate purchase price range of $185 million to $210 million and a $50 million holdback for certain credit losses and subject to performance earn out metrics.

        On August 26, 2013, the Special Committee, ACM and their respective advisors met in person to discuss the terms of the Proposed Acquisition, including, among others, the range of aggregate consideration to be paid by the Company and the amount of the holdback, the compensation of the Chief Executive Officer and the continued use of the "Arbor" trademark. The Special Committee and ACM also discussed the possibility of entering into an exclusivity arrangement. At the meeting, ACM proposed an aggregate purchase price of $210 million with a $50 million holdback for certain credit losses only.

        At the August 26 meeting, the Special Committee met with representatives of Willkie Farr to discuss the retention of Willkie Farr as special outside counsel to the Special Committee. At the meeting, the Special Committee determined to retain Willkie Farr as its special outside counsel based on a variety of factors, including the reputation and experience of Willkie Farr in mergers and acquisitions, its experience in representing special committees considering similar proposals and the absence of relationships creating a potential conflict.

        On August 27 and 28, 2013, the Special Committee met telephonically, with representatives of J.P. Morgan and Willkie Farr attending, to discuss the proposal received at the August 26 in-person meeting and the Special Committee's potential response. At the meeting, representatives of Willkie Farr also reviewed with the Special Committee their fiduciary duties and responsibilities, as well as the process to be expected in connection with the proposal. On August 29, 2013, the Special Committee submitted a revised non-binding indication of interest to ACM with respect to the Proposed Acquisition, including a preliminary aggregate purchase price of $210 million to acquire certain businesses of ACM and to internalize the management function and a $50 million holdback for certain credit losses and subject to performance earn out metrics.

        On August 30, 2013, ACM submitted a letter to the Special Committee that highlighted three elements of the Proposed Acquisition that ACM wished to agree on prior to entering into any exclusivity agreement: the compensation of the Chief Executive Officer of the Company, the aggregate purchase price and the amount of the holdback.

        In early September, 2013, members of the Special Committee discussed the Proposed Acquisition with representatives of ACM, and the Special Committee met telephonically, with representatives of J.P. Morgan and Willkie Farr attending, to discuss the preliminary financial analysis of the Proposed Acquisition based on updated financial information provided by ACM. On September 6, 2013, representatives of J.P. Morgan, on behalf of the Special Committee, telephonically presented Wells Fargo with updates to the Special Committee's proposal relating to the Proposed Acquisition, including an aggregate purchase price of $190 million and a $50 million holdback for certain credit losses and subject to performance earn out metrics.

        On September 9, 2013, ACM submitted a letter to the Special Committee that indicated that ACM was prepared to move forward with the Proposed Acquisition on certain terms, including an aggregate purchase price of $195 million, a holdback of $35 million for certain credit losses and a market-based compensation plan for the Chief Executive Officer of the Company. On September 9 and 11, 2013, the Special Committee met telephonically, with representatives of J.P. Morgan and Willkie Farr attending, to discuss the Proposed Acquisition and the current proposal from ACM and potential counter-offers. On September 11, 2013, representatives of J.P. Morgan, on behalf of the Special Committee, telephonically discussed with Wells Fargo a revised proposal that included a preliminary aggregate purchase price of $195 million to acquire certain businesses of ACM and to internalize the management function and a $50 million holdback for certain credit losses. As part of that conversation, Wells Fargo indicated to J.P. Morgan that ACM would not be willing to proceed with the Proposed Acquisition on the most recent terms proposed. Later on September 11, 2013, the Special Committee met telephonically, with representatives of J.P. Morgan and Willkie Farr attending, to discuss the communications between J.P. Morgan and Wells Fargo.

        On September 12, 2013, ACM submitted a letter to the Special Committee regarding ACM's desire to terminate negotiations relating to the Proposed Acquisition at that time. During September and October 2013, the Special Committee, ACM and their respective advisors continued to discuss the Proposed Acquisition, but ultimately decided to potentially re-visit it in 2014.

2014 Proposals

        On July 14, 2014, the Special Committee and the other Independent Directors met telephonically, with representatives of J.P. Morgan and Willkie Farr attending, to discuss the potential re-engagement of the review and consideration of the Proposed Acquisition. In addition, after determining that Mr. Stanley Kreitman, an independent member of the Board, had no relationships with the Company, ACM, Mr. Kaufman or any of the respective representatives that would interfere with his independence in connection with the Proposed Acquisition, the Special Committee discussed and resolved to add Mr. Kreitman as a member of the Special Committee to fill the vacancy of Mr. Kojaian, who was no longer a member of the Board. At such time, Mr. Kreitman's appointment was approved and ratified by the Board. With the assistance of Willkie Farr, the Special Committee also confirmed the continuing independence of each of the members of the Special Committee and the Special Committee's financial and legal advisors in connection with the Proposed Acquisition.

        In August 2014, the Special Committee and ACM re-engaged in discussions related to the potential Proposed Acquisition. During such discussions, ACM provided an update on the significant growth of ACM's loan portfolio since the parties last engaged and indicated its interest in moving forward with the Proposed Acquisition at an aggregate purchase price range of $225 million to $250 million.

        On September 3, 2014, the Special Committee met in person, with representatives of J.P. Morgan and Willkie Farr attending, to discuss a potential response to the proposal. From September 9 to 17, 2014, the Special Committee met telephonically, with representatives of J.P. Morgan and Willkie Farr attending, to discuss the Proposed Acquisition.

        On September 18, 2014, the Special Committee submitted an indication of interest to ACM with respect to the Proposed Acquisition that included a preliminary aggregate purchase price of $225 million to acquire certain businesses of ACM and to internalize the management function. On September 19, 2014, ACM submitted to the Special Committee a response to the Special Committee's September 18 letter that highlighted certain items to be discussed in person, including a purchase price of $235 million, pre-closing originated mortgage servicing rights ("OMSR"), expenses of the purchased businesses, the Management Agreement and the compensation of the Chief Executive Officer of the Company. After delivery of the response, the Company, ACM and members of the Special Committee decided that the Company should focus on negotiating a revised compensation arrangement for the Chief Executive Officer of the Company at that time. During the remainder of 2014, the Company's compensation committee, its compensation consultants and ACM negotiated the revised compensation arrangement for the Chief Executive Officer of the Company. On March 10, 2015, the Company announced that it had entered into an annual incentive agreement with Mr. Kaufman.

2015 Proposals

        In late March 2015, ACM provided the Special Committee and J.P. Morgan with updated financial information regarding ACM's business. On April 10, 2015, the Special Committee met telephonically, with Willkie Farr attending, to discuss the potential Proposed Acquisition and process related thereto. On April 17, 2015, Independent Directors held a telephonic meeting, with Willkie Farr attending, to discuss the re-initiation of the process related to the potential Proposed Acquisition and next steps in connection therewith. The Special Committee then requested that J.P. Morgan update its preliminary financial analyses based on more recent financial information provided by ACM and the Company. With the assistance of Willkie Farr, the Special Committee also confirmed the continuing independence of each of the members of the Special Committee and the Special Committee's financial and legal advisors in connection with the Proposed Acquisition.

        In May 2015, the Special Committee met telephonically, with representatives of J.P. Morgan and Willkie Farr attending, to discuss the Proposed Acquisition. After this meeting, in May and June 2015, members of the Special Committee discussed the terms of the Proposed Acquisition telephonically with Messrs. Kaufman and Elenio. During such discussions, Messrs. Kaufman and Elenio, on behalf of ACM, proposed an aggregate purchase price of $275 million based on updated financial information, including an increase in the OMSR portfolio of ACM. Following such discussions, the Special Committee, with the assistance of its advisors, reviewed and discussed the Proposed Acquisition. The Special Committee requested that J.P. Morgan review and consider the updated financial information provided by ACM. During May 2015, members of the Special Committee reviewed and discussed J.P. Morgan's updated review and analyses.

        On June 15, 2015, the Special Committee met telephonically, with Willkie Farr attending, and indicated that based on conversations between members of the Special Committee and Messrs. Kaufman and Elenio, and after conversations with representatives of J.P. Morgan, ACM and the Special Committee had agreed to move forward to explore a Proposed Acquisition at a preliminary aggregate purchase price of $275 million to acquire certain businesses of ACM and to internalize the management function, subject to certain assumptions and terms, due diligence and the negotiation of a definitive agreement.

        In late June 2015, members of the Special Committee and representatives of ACM met in-person to discuss the terms of the Proposed Acquisition and thereafter in late June and early July, the Special Committee met telephonically, with representatives of J.P. Morgan and Willkie Farr attending, to discuss the terms of the Proposed Acquisition, certain tax matters and structural considerations and J.P. Morgan's updated preliminary financial analysis based on the financial information provided by ACM and the Company, both of which were previously reviewed by the Special Committee.

        On July 9, 2015, the Independent Directors met telephonically, with representatives of J.P. Morgan and Willkie Farr attending. The Special Committee provided the other Independent Directors with an update regarding the discussions related to the Proposed Acquisition and the current proposed terms. The Independent Directors, based on the recommendation of the Special Committee, approved the execution of a non-binding indication of interest with ACM that included, among others, proposed terms consisting of an aggregate purchase price of $275 million to acquire certain businesses of ACM and to internalize the management function, a purchase price adjustment based on ACM's servicing portfolio, a working capital adjustment based on a target working capital of $5 million and consideration split equally between cash and equity securities of the Company. Later on July 9, 2015, the Special Committee and ACM entered into a non-binding indication of interest with respect to the Proposed Acquisition.

        On July 15, 2015, the Special Committee and ACM entered into an updated Rules of the Road letter and a confidentiality agreement, as the prior agreements had expired. From July through October 2015, the advisors of the Special Committee performed due diligence reviews of ACM, including meetings with members of management and Pricewaterhouse Coopers LLP, an advisor to ACM. Throughout this time, the Special Committee met telephonically to discuss the diligence findings with its advisors, including the financial due diligence of EY, as well as the due diligence review of ACM's loan portfolio of Situs.

        On October 2, 2015, Dechert provided Willkie Farr with the first draft version of the Purchase Agreement. Drafts of additional ancillary Proposed Acquisition documents were provided over the next six to eight weeks. On October 8, 2015, the Special Committee met telephonically, with representatives of J.P. Morgan, Situs, EY and Willkie Farr attending, to discuss among other things and diligence findings to-date, the strategic rationale of the Proposed Acquisition and structural considerations. On October 14, 2015, the Special Committee met telephonically with representatives of J.P. Morgan and Willkie Farr. At that meeting, Willkie Farr reviewed certain material terms contained in the draft Purchase Agreement, including but not limited to, the definitions of "Included Business" and "Excluded Business," the purchase price adjustment provision, the mechanics relating to pricing the equity securities that would be part of the consideration, the scope of the representations and warranties and the indemnity obligations.

        On November 4, 2015, the Special Committee met in person, with representatives of J.P. Morgan, EY and Willkie Farr attending, to discuss EY's tax due diligence review and the related analysis. During November, Willkie Farr discussed the draft Purchase Agreement with Dechert telephonically. On November 12, 2015, the Special Committee met telephonically, with representatives of J.P. Morgan and Willkie Farr attending, to discuss the revised draft of the Purchase Agreement prepared by Willkie Farr. Later on November 12, 2015, Willkie Farr provided Dechert with a revised draft of the Purchase Agreement.

        On December 1, 2015, representatives of ACM, J.P. Morgan, Wells Fargo, Willkie Farr and Dechert met in person to discuss the material terms of the draft Purchase Agreement, including, but not limited to, the scope and limitations contained in the indemnification provision, the purchased assets and assumed liabilities, the purchase price adjustment and the termination provision and related fee.

        On December 4, 2015, Dechert provided Willkie Farr with a revised draft of the Purchase Agreement and on December 7, 2015, Dechert, Willkie Farr and representatives of ACM, met in person to discuss the revisions to the Purchase Agreement. Over the next two months, Willkie Farr and Dechert exchanged drafts of the Purchase Agreement and ancillary Proposed Acquisition documents, including the Voting and Standstill Agreement and the Non-Competition Agreement.

        On December 11, 2015, the Special Committee and representatives of J.P. Morgan, Willkie Farr and management of the Company met telephonically to discuss capital raising alternatives to fund the cash portion of the consideration for the Proposed Acquisition. On December 17, 2015, the Special Committee and ACM entered into a letter agreement with respect to the conduct and process related to evaluating potential financing arrangements in connection with the Proposed Acquisition, including that the Special Committee had the responsibility for recommending any financing related to the potential Proposed Acquisition to the Board and that the management team would provide the Special Committee with assistance in its review, consideration and evaluation of any financing arrangement.

        In January and early February 2016, the Special Committee met telephonically with representatives of J.P. Morgan and Willkie Farr to discuss the open items in the draft Purchase Agreement, including the definition of the Included Business, the pricing mechanics for the OP Units and the calculation of net working capital. The Special Committee discussed the terms of the Non-Competition Agreement to be entered into at the closing of the Proposed Acquisition and the terms and limitations contained in the Voting and Standstill Agreement.

        On February 18, 2016, the Special Committee met telephonically with representatives of J.P. Morgan and Willkie Farr to discuss, among others, the Excluded Assets definition, the number of the OP Units to be issued as part of the consideration, J.P. Morgan's preliminary financial analysis with respect to the Proposed Acquisition and the excess servicing analysis performed by EY. From February 19 through February 21, 2016, the Special Committee met telephonically, with its advisors attending, and members of the Special Committee discussed the terms of the Proposed Acquisition with Messrs. Kaufman and Elenio, including the aggregate purchase price and structure of the Proposed Acquisition. After such discussions, ACM and the Special Committee agreed to work to finalize a Proposed Acquisition at an aggregate purchase price of $250 million to acquire certain businesses of ACM and to provide the Company the option, at the discretion of the Special Committee, to internalize the management function during the two years following the consummation of the Proposed Acquisition for $25 million in the first year and increasing to $27 million in the following year. The Proposed Acquisition would also give the Special Committee the option to finance up to $50 million of the cash consideration in the form of seller financing. On February 22, 2016, the Special Committee met telephonically, with representatives of J.P. Morgan and Willkie Farr attending, to review and discuss J.P. Morgan's preliminary financial analysis, the mix of cash and equity consideration in the Proposed Acquisition and the trademark license related to the "Arbor" trademark.

        On February 24, 2016, the Special Committee met in-person, with representatives of J.P. Morgan and Willkie Farr attending, to discuss the Proposed Acquisition. Willkie Farr reviewed the terms of the Proposed Acquisition for the Special Committee and discussed certain other Proposed Acquisition considerations. J.P. Morgan then presented its preliminary financial analysis of the Proposed Acquisition. After the Special Committee meeting, the other Independent Directors joined the discussion and were provided with an overview of the Proposed Acquisition and update on the negotiations.

        On February 25, 2016, the Special Committee met telephonically, with representatives of J.P. Morgan and Willkie Farr attending. Willkie Farr provided the Special Committee with an overview of the terms of the Proposed Acquisition and discussed certain other considerations relating to the Proposed Acquisition. J.P. Morgan reviewed with the Special Committee its financial analysis of the Proposed Acquisition and delivered to the Special Committee an oral opinion (which was subsequently confirmed in writing by delivery of J.P. Morgan's written opinion dated the same date) to the effect that, as of that date and based upon and subject to the assumptions, matters and limitations set forth in its written opinion, the Consideration to be paid by the Buyer in the Proposed Acquisition was fair, from a financial point of view, to the Company. The Special Committee then unanimously resolved that the entry into and performance of the Purchase Agreement and the consummation of the Proposed Acquisition contemplated thereby were advisable and fair to, and in the best interests of, the Company. The Special Committee recommended that the Board approve the Company's execution, delivery and performance of the Purchase Agreement and the consummation of the Proposed Acquisition contemplated thereby and recommend that the stockholders of the Company vote in favor of the adoption and approval of the Purchase Agreement and the Proposed Acquisition contemplated thereby. Immediately following the Special Committee meeting, the Board held a telephonic meeting. Following a report of the Special Committee as to its recommendation and the factors taken into account by the Special Committee, the Board (other than Messrs. Kaufman and Martello who were not entitled to vote on the matter and abstained from the vote) also resolved that the entry into and performance of the Purchase Agreement and the consummation of the Proposed Acquisition contemplated thereby were advisable and fair to, and in the best interests of, the Company and approved the Company's execution, delivery and performance of the Proposed Acquisition documents and the consummation of the Proposed Acquisition contemplated thereby.

        Following these meetings, Dechert and Willkie Farr finalized the Proposed Acquisition documents in preparation for signing. Later on February 25, 2016, the parties signed the Purchase Agreement and the Voting and Standstill Agreement and the Company released a press statement announcing entry into the Purchase Agreement.

Recommendation of the Board

        After careful consideration and upon the unanimous recommendation of the Special Committee, our Board, by a unanimous vote of the Independent Directors, has approved the Purchase Agreement and the Proposed Acquisition contemplated thereby, including the issuance of the OP Units, and has determined that they are advisable and fair to, and in the best interests of, the Company and its stockholders. Based on the recommendation of the Special Committee, our Board, by a unanimous vote of the Independent Directors, recommends that you vote "FOR" the Acquisition Proposal.

Opinion of the Special Committee's Financial Advisor

        Pursuant to an engagement letter dated July 9, 2015, the Special Committee retained J.P. Morgan as financial advisor to the Special Committee in connection with the potential Proposed Acquisition.

        At the meeting of the Special Committee on February 25, 2016, J.P. Morgan rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of

J.P. Morgan's written opinion dated the same date) that, as of such date and based upon and subject to the assumptions, matters and limitations set forth in its written opinion, the consideration to be paid by the Buyer in the Proposed Acquisition was fair, from a financial point of view, to the Company. The J.P. Morgan written opinion, dated February 25, 2016, is sometimes referred to herein as the "J.P. Morgan Opinion."

        The full text of the J.P. Morgan Opinion, which sets forth assumptions made, matters considered and limitations on the opinion and the review undertaken by J.P. Morgan in connection with rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company's stockholders are urged to read the J.P. Morgan Opinion in its entirety. The J.P. Morgan Opinion was addressed to the Special Committee (in its capacity as such) in connection with and for the purposes of its evaluation of the Proposed Acquisition, was directed only to the consideration to be paid in the Proposed Acquisition and did not address any other aspect of the Proposed Acquisition. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Proposed Acquisition. The issuance of J.P. Morgan Opinion was approved by a fairness committee of J.P. Morgan. The J.P. Morgan Opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Acquisition or any other matter.

        In arriving at its opinion, J.P. Morgan, among other things:

  •
  reviewed the Purchase Agreement;

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  reviewed certain publicly available business and financial information concerning the Company, the ACM Agency Business as a whole and the industries in which they operate;

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  compared the proposed financial terms of the Proposed Acquisition with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration received for such companies;

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  compared the financial and operating performance of the Company and the ACM Agency Business with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the shares of the Company's common stock and certain publicly traded securities of such other companies;

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  reviewed and discussed with the Special Committee certain internal financial analyses and forecasts prepared by the managements of the Seller and the Company (as adjusted and/or extrapolated and approved by the Special Committee) relating to the ACM Agency Business and the Company's business, respectively, as well as the estimated amount and timing of the synergies expected to result from the Proposed Acquisition (the "Synergies"); and

  •
  performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

        In addition, J.P. Morgan held discussions with the Special Committee and certain members of the management of the Seller and the Company with respect to certain aspects of the Proposed Acquisition, the past and current business operations of the ACM Agency Business and the Company, the financial condition and future prospects and operations of the ACM Agency Business and the Company, the effects of the Proposed Acquisition on the financial condition and future prospects of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

        In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Special

Committee, the Seller and the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Seller, the ACM Agency Business or the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, including the Synergies, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management and the Special Committee as to the expected future results of operations and financial condition of the ACM Agency Business and the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the Proposed Acquisition and the other transactions contemplated by the Purchase Agreement will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of the Company, and will be consummated as described in the Purchase Agreement and this proxy statement. J.P. Morgan also assumed that the representations and warranties made by the Company, the Buyer and the Seller in the Purchase Agreement and the related agreements were and will be true and correct in all respects material to its analysis and that adjustments to the purchase price set forth in the Purchase Agreement will not result in any adjustment to the consideration that is material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Acquisition will be obtained without any adverse effect on the ACM Agency Business or the Company or on the contemplated benefits of the Proposed Acquisition.

        The J.P. Morgan Opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. The J.P. Morgan Opinion noted that subsequent developments may affect the J.P. Morgan Opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. The J.P. Morgan Opinion is limited to the fairness, from a financial point of view, to the Company of the consideration to be paid by the Buyer in the Proposed Acquisition, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Proposed Acquisition. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Proposed Acquisition, or any class of such persons relative to the consideration to be paid by the Buyer in the Proposed Acquisition or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the OP Units or the Preferred Equity Interests will trade at any future time. Furthermore, J.P. Morgan expressed no opinion as to (i) the allocation between the Partnership and the TRS of the Purchased Assets (as defined below), the Assumed Liabilities or the payment of the consideration and (ii) the terms of, or the value (if any) to the Company of, the Option Agreement.

        The terms of the Purchase Agreement, including the consideration paid by the Buyer, were determined through arm's length negotiations between the Special Committee and the Seller, and the decision to recommend the Company's entry into the Purchase Agreement was solely that of the Special Committee. The J.P. Morgan Opinion and financial analyses were only one of the many factors considered by the Special Committee in its evaluation of the Proposed Acquisition and should not be viewed as determinative of the views of the Special Committee, the Board or the Company's management with respect to the Proposed Acquisition or the consideration.

        In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion. The following is a summary of the material analyses utilized by J.P. Morgan in connection with providing its opinion and does not purport to be a complete description of the analyses or data presented. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan's analyses.

The ACM Agency Business

        Public Trading Multiples Analysis.    Using publicly available information, J.P. Morgan compared selected financial data of the ACM Agency Business with similar data for selected publicly traded companies in the mortgage origination and servicing business. Of these companies, J.P. Morgan, in its professional opinion, selected Walker & Dunlop, Inc. as the only company sufficiently analogous to the ACM Agency Business for comparative purposes because, among other reasons, it represented a publicly traded company with operations and business that, for the purposes of J.P. Morgan's analysis, may be considered similar to those of the ACM Agency Business based on the nature of its assets and operations and because it represented the only public focused, independent multifamily commercial mortgage originator and servicer with a DUS license. J.P. Morgan also considered similar data from the other selected publicly traded companies for reference purposes only, as J.P. Morgan judged, in its professional opinion, that these other publicly traded companies were not sufficiently analogous to the ACM Agency Business for comparative purposes.

        J.P. Morgan reviewed the equity value of the selected publicly traded companies based on market data as of February 24, 2016 (the trading day prior to the public announcement of the Proposed Acquisition), as a multiple of estimated net income, commonly referred to as a price to earnings ratio ("P/E") for each of calendar years 2016 and 2017. Estimated financial data of the selected publicly traded companies was based on publicly available research analysts' estimates. Based on these results and its knowledge of the ACM Agency Business and the selected publicly traded companies, J.P. Morgan derived P/E multiple ranges of 7.25x to 8.75x for calendar year 2016 and 7.0x to 8.5x for calendar year 2017. J.P. Morgan applied these P/E multiple ranges to the ACM Agency Business's calendar year 2016 and calendar year 2017 estimated net income (based on forecasts provided by the Seller's management and adjusted by the Special Committee). See "—Certain Projections."

        This analysis indicated the following approximate implied equity value reference ranges, rounded to the nearest $5 million, for the ACM Agency Business:

Implied Equity Reference Range (in millions)
CY2016E P/E	$200 - $245
CY2017E P/E	$220 - $265

        Selected Proposed Acquisition Analysis.    Using publicly available information, J.P. Morgan compared selected financial data of the ACM Agency Business with similar data for selected precedent transactions. J.P. Morgan, in its professional opinion, selected the following two transactions as the only transactions sufficiently analogous to the ACM Agency Business and the Proposed Acquisition for

comparative purposes because, among other reasons, they involved a target company that was a multifamily mortgage originator with nationwide operations focused on commercial properties:

Announcement Date	Acquiror	Target
May 14, 2013	Ares Commercial Real Estate Corporation	Alliant Capital LLC
June 8, 2012	Walker & Dunlop, Inc.	CWCapital LLC

        J.P. Morgan considered other selected precedent transactions, but judged, in its professional opinion, that these other precedent transactions occurred too long ago, did not have sufficient publicly available information and/or were not otherwise sufficiently analogous to the ACM Agency Business and the Proposed Acquisition for comparative purposes.

        J.P. Morgan reviewed the transaction values, calculated as the equity value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company's net income for the twelve months prior to the announcement of the selected transaction, commonly referred to as last twelve months ("LTM") P/E. Financial data of the selected precedent transactions were based on publicly available information. Based on these results and its knowledge of the ACM Agency Business and the target companies in selected precedent transactions, J.P. Morgan derived a LTM P/E multiple range of 8.8x to 9.1x. J.P. Morgan applied the LTM P/E multiple range to the ACM Agency Business's estimated 2015 net income.

        This analysis indicated the following approximate implied equity value reference range, rounded to the nearest $5 million, for the ACM Agency Business:

Implied Equity Reference Range (in millions)
LTM P/E	$270 - $280

        Dividend Discount Analysis.    J.P. Morgan performed a dividend discount analysis for the purpose of determining the implied equity value of the ACM Agency Business. A dividend discount analysis is a method of evaluating the equity value of a business or company using estimates of future dividends to stockholders generated by the business or company, taking into consideration the time value of money with respect to those future dividends by calculating their "present value." "Present value" refers to the current value of the future dividends by discounting such dividends back to the present using a discount rate that takes into account macro-economic assumptions, estimates of risk, the opportunity cost of capital and other appropriate factors.

        In performing its dividend discount analysis with respect to the ACM Agency Business, J.P. Morgan calculated the estimated dividends the ACM Agency Business was forecasted to generate through calendar year 2025. J.P. Morgan calculated terminal values for the ACM Agency Business by applying a range of terminal multiples of 7.25x to 8.75x (derived from the "Public Trading Multiples Analysis" above) to the ACM Agency Business's estimated calendar year 2026 net income. J.P. Morgan discounted the estimated dividends and the terminal value to present value (as of February 24, 2016, the trading day prior to the public announcement of the Proposed Acquisition) using a range of discount rates of 8.5% to 9.5%, which were based on an estimate of the ACM Agency Business's cost of equity derived using the capital asset pricing model. Estimated financial data were based on the projections for the ACM Agency Business (as adjusted and extrapolated at the direction of the Special Committee) set forth in "—Certain Projections."

        This analysis indicated the following approximate implied equity value reference range, rounded to the nearest $5 million, for the ACM Agency Business:

Implied Equity Reference Range (in millions)
$290 -$340

The Company

        Public Trading Multiples Analysis.    Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for the following four selected publicly traded externally managed commercial mortgage REITs, which J.P. Morgan judged, in its professional opinion, to be sufficiently analogous to the Company for comparative purposes:

  •
  Apollo Commercial Real Estate Finance, Inc.

  •
  Ares Commercial Real Estate Corporation

  •
  Blackstone Mortgage Trust, Inc.

  •
  Starwood Property Trust, Inc.

        J.P. Morgan selected these companies because, among other reasons, they represent publicly traded companies with operations and business that, for the purposes of J.P. Morgan's analysis, may be considered similar to those of the Company based on the nature of their corporate structure, assets and operations.

        J.P. Morgan reviewed the estimated dividend yield of the selected publicly traded companies, based on market data as of February 24, 2016 (the trading day prior to the public announcement of the Proposed Acquisition), for each of calendar years 2016 and 2017. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts' estimates. Based on these results and its knowledge of the Company and the selected publicly traded companies, J.P. Morgan derived dividend yield ranges of 9.5% to 11.0% for calendar year 2016 and 10.25% to 11.50% for calendar year 2017. J.P. Morgan applied these dividend yield ranges to the Company's calendar year 2016 and calendar year 2017 estimated dividend per share.

        This analysis indicated the following approximate implied aggregate and per share equity value reference ranges, rounded to the nearest $5 million and $0.05, respectively, for the Company, as compared to the equity market capitalization and per share closing price, respectively, for the Company as of February 24, 2016 (the trading day prior to the public announcement of the Proposed Acquisition):

	Implied Equity Reference Range (in millions)	Per Share Implied Equity Reference Range
CY2016E Dividend Yield	$295 - $345	$5.80 - $6.75
CY2017E Dividend Yield	$320 - $360	$6.25 - $7.05

        Dividend Discount Analysis.    J.P. Morgan performed a dividend discount analysis for the purpose of determining the implied equity value of the Company. A dividend discount analysis is a method of evaluating the equity value of a business or company using estimates of future dividends to stockholders generated by the business or company, taking into consideration the time value of money with respect to those future dividends by calculating their "present value." "Present value" refers to the current value of the future dividends by discounting such dividends back to the present using a discount rate that takes into account macro-economic assumptions, estimates of risk, the opportunity cost of capital and other appropriate factors.

        In performing its dividend discount analysis with respect to the Company, J.P. Morgan calculated the estimated dividends the Company was forecasted to generate through calendar year 2025. J.P. Morgan calculated terminal values for the Company by applying a range of terminal dividend yields of 9.5% to 11.0% (derived from the "Public Trading Multiples Analysis" above) to the Company's estimated calendar year 2026 dividend per share. J.P. Morgan discounted the estimated dividends and the terminal value to present value (as of February 24, 2016, the trading day prior to the public announcement of the Proposed Acquisition) using a range of discount rates of 9.75% to 11.75%, which were based on an estimate of the Company's cost of equity derived using the capital asset pricing model. Estimated financial data were based on the projections for the Company (extrapolated at the direction of the Special Committee).

        This analysis indicated the following approximate implied aggregate and per share equity value reference ranges, rounded to the nearest $5 million and $0.05, respectively, for the Company, as compared to the equity market capitalization and per share closing price, respectively, for the Company as of February 24, 2016 (the trading day prior to the public announcement of the Proposed Acquisition):

Implied Equity Reference Range (in millions)	Per Share Implied Equity Reference Range
$440 - $530	$8.65 - $10.40

Illustrative Relative Ownership Analysis

        Based on comparing the upper and lower limits of the implied equity reference ranges derived from the public trading multiples analyses and dividend discount analyses for the ACM Agency Business and the Company described above, J.P. Morgan calculated the illustrative implied ownership of the Company's stockholders in the combined company after the consummation of the Proposed Acquisition. For purposes of this analysis, J.P. Morgan assumed that the consideration in the Proposed Acquisition will consist of $125 million in cash and seller financing and approximately 19.2 million OP Units at an issuance price of $6.50 per OP Unit.

        This analysis indicated the following approximate implied ownership of the Company's stockholders in the combined company after the consummation of the Proposed Acquisition:

Implied Ownership of the Company's Stockholders in the Combined Company
Public Trading Multiples Analyses
CY2016E	71.1% - 82.1%
CY2017E	69.6% - 79.1%
Dividend Discount Analyses	67.2% - 76.3%

        J.P. Morgan then compared the respective ranges of implied ownership above to the implied ownership of the Company's stockholders in the combined company after the consummation of the Proposed Acquisition.

Miscellaneous

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company or the ACM Agency Business. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

        Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company or the ACM Agency Business, and none of the selected transactions reviewed was identical to the Proposed Acquisition. However, the companies selected were chosen because they are publicly traded companies with corporate structure, operations and businesses that, for purposes of J.P. Morgan's analysis, may be considered similar to those of the Company and the ACM Agency Business. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan's analysis, may be considered similar to the Proposed Acquisition. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the ACM Agency Business and the transactions compared to the Proposed Acquisition.

        As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Special Committee with respect to possible Proposed Acquisition and, if requested by the Special Committee, to deliver an opinion to the Special Committee with respect to the Proposed Acquisition on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company, the Seller and the industries in which they operate.

        For services rendered in connection with the Proposed Acquisition, the Company has agreed to pay J.P. Morgan a fee of $5,000,000, a portion of which became payable upon the delivery of its opinion and a material portion of which will become payable only if the Proposed Acquisition is consummated. In addition, the Company has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan's engagement. During the two years preceding the date of the J.P. Morgan Opinion, neither J.P. Morgan nor any of its affiliates have had any material financial advisory or other material commercial or investment banking relationships with the Seller. During the two years preceding the date of the J.P. Morgan Opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as Co-Lead Placement Agent and Joint Bookrunner on the private placement of a notes offering by the Company's subsidiaries, Arbor Realty Commercial Real Estate Notes 2015-FL1, LTD and Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC in February 2015 and Lead Placement Agent and Bookrunner on the private placement of a notes offering by the Company's subsidiaries, Arbor Realty Commercial Real Estate Notes 2015-FL2, LTD and Arbor Realty Commercial Real Estate Notes 2015-FL2 LLC in August 2015, in addition to providing a warehouse repurchase agreement to the Company to finance its loans and investments. During the two year period preceding delivery of its opinion ending on February 25, 2016, the aggregate fees received by J.P. Morgan from the Company were approximately $4,196,000 and no fees were received from the Seller. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or the Seller for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Certain Projections

        Neither ACM nor the Company discloses long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates. As a result, the Company does not endorse the projections below as a reliable indication of future results. The Company is including these projections in this proxy statement solely because these projections were among the financial information made available to the Special Committee and J.P. Morgan in connection with their respective evaluations of the Proposed Acquisition. Moreover, we have been informed that these projections were based on estimates and assumptions made by ACM (in certain cases, as adjusted by the Special Committee as described below) at the time of their preparation and speak only as of such time. Except to the extent required by applicable law, neither ACM nor the Company has any obligation to update projections included in this proxy statement and, except as provided below, has not done so and does not intend to do so.

        The inclusion of this information should not be regarded as an indication that any of ACM, the Company, the Board, the Special Committee, J.P. Morgan or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated.

        Because the projections below cover multiple years, such information by its nature becomes less predictive with each successive year. The Company's stockholders are urged to review the risk factors and other factors described in "Risk Factors" and "Forward-Looking Statements" beginning on pages 14 and 12, respectively, and in the periodic reports filed by the Company with the SEC, which reports can be found under the heading "Where You Can Find More Information" beginning on page 111. The projections were not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or GAAP. Neither of the independent registered public accounting firms of the Company and of the ACM Agency Business have audited, reviewed, compiled or performed any procedures with respect to the accompanying projections for the purpose of its inclusion herein, and accordingly, neither of the independent registered public accounting firms of the Company or the ACM Agency Business express an opinion or provide any form of assurance with respect thereto for the purpose of this proxy statement/prospectus. Furthermore, the projections do not take into account any circumstances or events occurring after the date it was prepared. The projections, except where noted, do not give effect to the Proposed Acquisition.

ACM Agency Business Estimated Net Income (dollars in millions)

        The Special Committee made certain adjustments to the forecasts provided by the management of ACM to reflect the Special Committee's view of the prospects of the ACM Agency Business. Both the ACM financial forecasts and these adjusted forecasts were presented to the Special Committee and to J.P. Morgan. The Special Committee extrapolated from the adjusted forecast of estimated net income for 2016 to 2018 in order to present forecasts through 2026. The adjusted and extrapolated forecasts presented below represent the projections for the ACM Agency Business referred to under "—Opinion of the Special Committee's Financial Advisor."

2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026
$27.8	$31.3	$32.2	$34.7	$37.3	$39.2	$40.6	$42.7	$46.0	$47.6	$47.4

No Appraisal or Approval Rights

        Under Maryland law, stockholders will not have appraisal rights in connection with the Proposed Acquisition or the right to vote to approve the Proposed Acquisition. However, under the NYSE Listed Company Manual, stockholder approval is required to approve the issuance of OP Units contemplated by the Purchase Agreement and the Acquisition Proposal. In addition, pursuant to the Purchase Agreement, the approval of the Acquisition Proposal also requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock entitled to be voted on the matter other than the shares owned of record or beneficially by ACM or its affiliates, assuming a quorum is present. None of the NYSE Listed Company Manual, the Purchase Agreement or the Board grants stockholders appraisal rights in connection with the Proposed Acquisition.

The Purchase Agreement

        The following section summarizes material provisions of the Purchase Agreement, which is included in this proxy statement as Annex A and is incorporated herein by reference in its entirety. This summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. The summary description has been included in this proxy statement to provide you with information regarding the terms of the Purchase Agreement and is not intended to modify or supplement any factual disclosures about us, the Buyer, the Seller or our respective affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Purchase Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Purchase Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by our stockholders. In reviewing the representations, warranties and covenants contained in the Purchase Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Purchase Agreement to be characterizations of the actual state of facts or conditions of us, the Buyer, the Seller or our respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed or may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that we publicly file with the SEC. Capitalized terms not otherwise defined in this section will have the meanings ascribed to them in the Purchase Agreement.

  The Purchase and Sale

        The Purchase Agreement provides that, on the terms and subject to the conditions of the Purchase Agreement and the Ancillary Agreements, the Seller will sell, assign, transfer, convey and deliver to the Buyer, and the Buyer will purchase from the Seller, all of the Seller's right, title and interest, direct or indirect, in and to all assets, properties and rights used or held for use primarily in connection with the Included Business (the "Purchased Assets"), other than the Excluded Assets. The Purchase Agreement provides that the "Included Business" consists of the Agency Business of the Seller relating to (i) underwriting, originating, selling and servicing multifamily mortgages at various locations in the United States under the Fannie Mae DUS program and the FHA, Ginnie Mae and Freddie Mac programs and (ii) underwriting, originating and selling multifamily mortgages at various locations in the United States under conduit programs. Within the Included Business are the Seller's mortgage servicing rights, all mortgage loans held for sale as of the closing date, the licenses and other authorities that the Seller maintains to engage in the Included Business, all contracts, leases and other agreements relating thereto, all employees of the Seller who are directly engaged in the Included Business and all other personal property, intellectual property and other rights relating thereto. The Purchase Agreement provides that in connection with the purchase and sale of the Purchased Assets, the Buyer will assume certain liabilities and obligations of the Seller related to the Purchased Assets, including all credit facilities related to the Included Business, all liabilities under the agency agreements with Fannie Mae, Freddie Mac and FHA, all lease and contractual obligations relating thereto and all applicable employee related obligations (the "Assumed Liabilities"). The Purchase Agreement further provides that the Buyer will not assume or be obligated to pay, perform or otherwise discharge any liabilities other than the Assumed Liabilities (the "Excluded Liabilities").

  Consideration; Adjustment of Closing Purchase Price

        The Purchase Agreement provides that at the Closing, in accordance with the terms of the Purchase Agreement and the Ancillary Agreements, the Buyer will pay to the Seller an amount equal to $250.0 million (the "Base Purchase Price"), as adjusted pursuant to the terms of the Purchase Agreement and will assume the Assumed Liabilities. At the Closing and subject to the provisions of the Purchase Agreement, the Buyer will pay the Closing Purchase Price as follows: (i) 50% in cash (and, if applicable, as described below, Preferred Equity Interests) and (ii) 50% through the issuance of OP Units. The number of OP Units issuable at the Closing will be that number of OP Units that are convertible into the number of shares of common stock calculated by dividing 50% of the Closing Purchase Price by $6.50. Without giving effect to any adjustment to the Base Purchase Price, 19,230,769 OP Units would be issued to the Seller at the Closing. In addition, each of these OP Units will be paired with a share of the Company's newly-designated Special Voting Preferred Stock which will entitle the Seller to one vote per share on any matter submitted to a vote of our stockholders.

        Pursuant to the Purchase Agreement, the Base Purchase Price (both the cash and Buyer OP Consideration) is subject to potential adjustments in accordance with the exhibits to the Purchase Agreement relating to changes in the value of the Acquired Servicing Portfolio, the Weighted Average Servicing Fee and Net Working Capital (which exhibits are attached to the Purchase Agreement as filed as an exhibit to our Form 8-K with the Securities and Exchange Commission on March 2, 2016, which exhibits are incorporated herein by reference in their entirety. See "Where You Can Find More Information."). The Acquired Servicing Portfolio consists of approximately $[    •    ] billion of unpaid principal balance as of [    •    ], 2016 and the Weighted Average Servicing Fee is approximately [    •    ] as of [    •    ], 2016. Based on the value of the Acquired Servicing Portfolio and the Weighted Average Servicing Fee as of [    •    ], 2016, if the Closing were to occur on [    •    ], 2016, the Base Purchase Price would be subject to adjustment by an increase of approximately $[    •    ]. With respect to Net Working Capital, the Purchase Agreement provides that it is the intent of the parties that the Net Working Capital as of the Closing be as close as possible to the Target Net Working Capital of

$5 million (which may be accomplished by a distribution of excess cash by ACM immediately prior to the Closing) and thus we currently expect that any adjustment to the Base Purchase Price based on the Net Working Capital as of the Closing will be immaterial.

        The Purchase Agreement provides that the Special Committee may elect, in its sole and absolute discretion, to require the Seller to accept, in lieu of up to $50 million of the cash consideration (such amount, the "Preferred Equity Amount"), Preferred Equity Interests having an aggregate liquidation preference equal to the Preferred Equity Amount. As of the date of this proxy statement, the Special Committee has not yet made a determination as to whether to elect to use the Preferred Equity Interests as part of the consideration. A term sheet setting forth the material terms of the Preferred Equity Interests is attached to the Purchase Agreement as filed with our Form 8-K with the Securities and Exchange Commission on March 2, 2016, which is incorporated herein by reference in its entirety. See "Where You Can Find More Information."

        All of the employees directly related to the ACM Agency Business will become employees of the Company following the consummation of the transaction.

  Representations and Warranties

        The Purchase Agreement contains certain representations and warranties made by the Seller and Parent (as used in the Purchase Agreement and this section of the proxy statement, "Parent" means the Company) and the Buyer. The Seller has made representations and warranties regarding, among other things, the following:

  •
  due organization, qualification and good standing;

  •
  power and authority to execute the Transaction Agreements and to consummate the transactions contemplated by the Transaction Agreements (the "Transactions");

  •
  non-contravention of organizational documents, Law, and contracts;

  •
  required filings with a Governmental Authority;

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  broker and other fees;

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  the information in this proxy statement;

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  title to assets and sufficiency of assets;

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  financial statements and absence of undisclosed liabilities;

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  absence of certain changes or events;

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  compliance with Law, permits and customer information;

  •
  litigation;

  •
  employees and employee benefit plans;

  •
  labor and employment matters;

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  real property;

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  intellectual property;

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  receivables;

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  taxes;

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  environmental matters;

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  Seller Contracts;

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  conduct of the business;

  •
  mortgage loans and acquired servicing portfolio;

  •
  affiliate interests and transactions;

  •
  insurance;

  •
  capital structure of the Seller; and

  •
  transferred employee non-competition agreements.

        The Purchase Agreement also contains representations and warranties of us and the Buyer relating to, among other things, the following:

  •
  due organization, qualification and good standing;

  •
  power and authority to execute the Transaction Agreements and to consummate the Transactions;

  •
  non-contravention of organizational documents, Law, and contracts;

  •
  required filings with a Governmental Authority;

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  financing;

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  broker and other fees;

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  voting requirements;

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  the information in this proxy statement; and

  •
  capitalization.

        Many of the representations and warranties in the Purchase Agreement are qualified by "materiality" or "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect).

        For purposes of the Purchase Agreement "Seller Material Adverse Effect" means (A) any event, change, circumstance, occurrence, effect or state of facts (collectively, a "State of Facts") that, individually or in the aggregate (i) is or would reasonably be expected to be materially adverse to the financial condition, assets, business or results of operations of the Included Business, the Purchased Assets and/or the Assumed Liabilities taken as a whole, other than: (a) any failure by the Seller to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (collectively, "Financial Projections"); (b) any adverse change, effect, event, occurrence, state of facts or development (collectively, an "Adverse Change") to the extent attributable to the announcement, pendency or consummation of the Transactions (including any disruption in supplier, partner or similar relationships or any loss of employees); (c) any Adverse Change attributable to conditions affecting (1) the industries in which the Included Business participates (including fluctuating conditions resulting from cyclicality, seasonality or weather patterns affecting the Included Business, including their respective customers and suppliers) or (2) national, regional, local, international or global economies; (d) any Adverse Change resulting from any action expressly required or permitted by the Transaction Agreements; (e) any Adverse Change relating to any change in accounting requirements, principles or laws (other than certain tax laws and excluding any change contemplated by clause (B) below); (f) any Adverse Change arising in connection with natural disasters or acts of nature, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof (collectively, "Acts of Nature or War"); or

(g) any change in political regimes, political conditions or climate whether in the U.S. or any other country or jurisdiction (collectively, "Political Conditions") except in the cases of clauses (c), (e), (f) and, (g) to the extent that any State of Facts described therein disproportionately impacts or affects the Included Business compared to other businesses of similar size operating in the same industries in which the Included Business participates; or (ii) materially impairs the ability of the Seller to consummate, or prevents or materially delays, any of the Transactions or would reasonably be expected to do so; or (B) the enactment of any bill or other legislation or federal action that will or would reasonably be expected to materially change the current charter, operations or business functions of any of the Agencies in a manner that would be reasonably likely, individually or in the aggregate, to materially and adversely impact the Purchased Assets and the Included Business, taken as a whole.

        "Parent Material Adverse Effect" is defined in the Purchase Agreement to mean any State of Facts that, individually or in the aggregate (i) is or would reasonably be expected to be materially adverse to the financial condition, assets, business or results of operations of us and our subsidiaries, taken as a whole, other than: (a) any failure, in and of itself, by us to meet any Financial Projections; (b) any Adverse Change to the extent attributable to the announcement, pendency or consummation of the Transactions (including any disruption in supplier, partner or similar relationships or any loss of employees); (c) any Adverse Change attributable to conditions affecting (1) the industries in which we and our subsidiaries participate (including fluctuating conditions resulting from cyclicality, seasonality or weather patterns affecting us and our subsidiaries, including our respective customers and suppliers) or (2) national, regional, local, international or global economies; (d) any Adverse Change resulting from any action expressly required or permitted by the Transaction Agreements or the consummation of any Parent Offering; (e) any Adverse Change relating to any change in accounting requirements, principles or laws (other than tax laws); (f) any Adverse Change arising in connection with Acts of Nature or War; or (g) any change in Political Conditions except in the cases of clauses (c), (e), (f) and (g) to the extent that any State of Facts described therein disproportionately impacts or affects our business and our subsidiaries compared to other businesses of similar size operating in the same industries in which we and our subsidiaries participate; or (ii) materially impairs our ability to consummate, or prevents or materially delays, any of the Transactions or would reasonably be expected to do so.

        As described directly under "Proposal 1: The Acquisition Proposal—The Purchase Agreement" beginning on page 55 above, the parties to the Purchase Agreement made the representations and warranties contained therein solely for purposes of the contract between the parties, and those representations and warranties are intended to be and should not be relied upon by any other person. Further, the assertions embodied in those representations and warranties are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Purchase Agreement, and you should not rely upon the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date.

  Conduct of Business Prior to the Closing

        Each of the Seller and us has agreed to certain covenants in the Purchase Agreement restricting the conduct of our respective business between the date of the Purchase Agreement and the date of the Closing.

        Without limiting the generality of the foregoing, the Seller agreed to (subject in each case to exceptions specified in the Purchase Agreement or previously consented to in writing by the Buyer as provided in the Purchase Agreement):

  •
  conduct the Included Business in the ordinary course of business consistent with past practice;

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  preserve substantially intact the Included Business;

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  keep available the services of its employees and consultants;

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  preserve the current relationships with customers, suppliers and other persons with which it has significant business relationships;

        In addition, the Seller agreed not to, among other things, (subject in each case to exceptions specified in the Purchase Agreement or previously consented to in writing by the Buyer as provided in the Purchase Agreement):

  •
  issue, sell, pledge, exclusively license, transfer, abandon, dispose of or encumber any Purchased Assets;

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  enter into, amend or terminate any material contract or waive or modify any material right under any material contract;

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  make certain employee-related changes, including increasing the compensation and benefits paid to employees, accelerating the vesting or payment of certain compensation or benefits due to employees, or adopting or making changes in employee benefit plans;

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  enter into, negotiate or make changes in any collective bargaining agreement or agreement with a works council or other union;

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  make changes to tax elections or settle material tax liability with respect to the Purchased Assets;

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  cancel or compromise material rights or claims relating to the Purchased Assets or pay claims or obligations relating to the Included Business or the Purchased Assets;

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  permit the lapse of any insurance policy relating to the Included Business or Purchased Assets that is not replaced with a substantially similar insurance policy;

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  cause any representation or warranty or covenant made by the Seller to be untrue or breached, or that has or would reasonably be expected to have a Seller Material Adverse Effect.

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  except in connection with the origination, sale and servicing of mortgage loans in the ordinary course of business consistent with past practice, incur, assume or guarantee any indebtedness for borrowed money or issue any debt securities or otherwise become responsible for, the obligations of any person or entity, or make any loans or advances;

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  authorize or commit to any capital expenditures for the Included Business in excess of $100,000 individually or $250,000 in the aggregate;

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  authorize or commit with respect to any single contract for the Purchased Assets to any liability or receivable that is in excess $100,000 over any 12-month period, other than commitments that can be terminated with payment of less than $50,000 or notice of ninety (90) days or less;

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  enter into any contract with any related party of the Seller relating to the Purchased Assets or the Included Business;

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  fail to make any payment necessary to maintain the effectiveness of its intellectual property or otherwise abandon any of its intellectual property;

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  permit the lapse of any right relating to its material intellectual property or any other material intangible asset used or held for use in connection with the Included Business;

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  commence or settle any action, investigation or other proceeding relating to the Purchased Assets, Included Business or Assumed Liabilities in excess of $100,000 individually or $250,000 in the aggregate or that could reasonably be expected to result in a material restriction on the Included Business;

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  enter into or renew any lease of real or personal property in connection with the Included Business involving a term of more than one year or rental obligation exceeding $100,000 per year in any single case;

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  make changes in accounting methods, practices or policies, except as required by GAAP;

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  acquire or enter into any contract or arrangement with any entity that is engaged in a similar business to the Included Business;

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  pay out or otherwise remove any cash or cash equivalents from the Freddie Mac Cash Collateral Account; or

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  agree or commit to do any of the foregoing.

        In addition, without limiting the generality of the foregoing, we have agreed to various specific restrictions on the conduct of our business between the date of the Purchase Agreement and the date of the Closing, including, among other things, to do the following (subject in each case to exceptions specified in the Purchase Agreement or previously consented to in writing by the Seller as provided in the Purchase Agreement):

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  conduct our business in the ordinary course of business consistent with past practice;

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  preserve substantially intact our business organization;

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  keep available the services of our employees and consultants;

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  preserve the current relationships with customers, suppliers and other persons with which we have significant business relationships;

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  acquire any entity or material business thereof that, to our knowledge, would likely prevent the Closing;

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  amend our organizational documents, the partnership agreement of the Partnership or the limited liability agreement of the TRS;

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  declare or pay any dividend or distribution, other than regular quarterly cash dividends on our common stock or dividends or distributions with a record date after the Closing Date; and

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  take any action, or intentionally fail to take any action that would cause any representation or warranty or covenant made by us or the Buyer to be untrue or breached such that certain closing conditions would not be fulfilled or a Parent Material Adverse Effect has or would reasonably be expected to have occurred.

  Exclusivity

        The Purchase Agreement provides that until the earlier of the termination thereof and the Closing, the Seller will not, and will ensure that none of their respective affiliates or representatives, (i) solicit, initiate, consider, encourage or accept any other proposals or offers relating to any direct or indirect acquisition of any portion of the Purchased Assets or the Included Business, or (ii) participate in any communications regarding, or furnish any information with respect to, or otherwise cooperate in any way, or encourage any effort by any other person or entity to seek to do any of the foregoing. In addition, the Seller and its respective affiliates were required to immediately cease all communications conducted prior to the execution of the Purchase Agreement with respect to any of the foregoing.

        The Purchase Agreement further provides that the Seller will notify the Buyer within one business day, orally and in writing if any such proposal or offer is made, or any inquiry or other contact with any person or entity with respect thereto. In addition, any such notice to the Buyer will indicate in reasonable detail the identity of the person or entity making such proposal, offer, inquiry or other contact and its terms and conditions. Pursuant to the Purchase Agreement, the Seller will not release any person or entity from, or waive any provision of, any confidentiality or standstill agreement to which the Seller is a party, without the prior written consent of the Buyer.

  Employee Matters

        The Purchase Agreement provides that as of the Closing the employees that work for the Included Business will commence working for the Buyer or its affiliate. The Purchase Agreement also provides that as of the Closing the Buyer or its affiliate will assume certain employee benefit plans of the Seller and must provide COBRA continuation coverage to certain employees of the Seller at such employee's expense.

  Parent Stockholder Approval

        Subject to the following sentence, the Board and the Special Committee will recommend that our stockholders vote in favor of the issuance of our common stock issuable upon conversion of the OP Units and the other transactions contemplated by the Purchase Agreement and the Ancillary Agreements at the Stockholders Meeting, and we will use reasonable best efforts to solicit proxies from our stockholders in favor of such approval.

        Notwithstanding the foregoing, at any time prior to Parent Stockholder Approval, (i) the Special Committee or the Board may withhold, amend, withdraw or modify its recommendation if, but only if, the Special Committee or the Board determines in good faith, based on such matters as it deems relevant and based on the advice of its outside legal counsel, that failure to do so would be inconsistent with their duties as directors under applicable Law (a "Change in Recommendation"); provided that in the case of a Change in Recommendation by the Special Committee, the Seller receives written notice from us confirming that the Special Committee has determined to change its recommendation at least two (2) business days prior to a Change in Recommendation.

  Consents and Filings

        The Purchase Agreement provides that the Seller and the Buyer will use all commercially reasonable efforts to take all actions necessary to consummate and make effective the Transactions, including to (i) obtain the necessary consents of Governmental Authorities, FHA, Fannie Mae and Freddie Mac, including all third party consents required under any Seller Contract, (ii) make all necessary filings under the HSR Act and (iii) have vacated, lifted, reversed or overturned any action that restricts or prohibits the consummation of the Transactions.

  Other Covenants

        The Purchase Agreement contains certain other covenants and agreements, including covenants, relating to:

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  the provision of certain information relating to the Purchased Assets, the Included Business and the Assumed Liabilities;

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  cooperation between the parties to negotiate in good faith certain of the Ancillary Agreements;

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  written notification by each party to the other party in respect of certain matters;

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  the Buyer's agreement to waive compliance by the Seller with any applicable bulk sale or bulk transfer laws in connection with the sale of the Purchased Assets to the Buyer;

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  confidentiality pursuant to the Confidentiality Agreement during the period prior to the Closing Date, and for a period of three years thereafter in respect of certain information relating to the Purchased Assets, the Included Business and the Assumed Liabilities;

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  cooperation between the parties in connection with public announcements;

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  the approval of certain matters by the Special Committee;

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  cooperation between the parties in respect of Parent Offerings;

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  the Seller's agreement that we and the Buyer, at the direction of the Special Committee, may elect to require the Seller to accept Preferred Equity Interests as part of the aggregate consideration, and in lieu of up to $50 million of the cash consideration;

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  remitting to the other party certain post-closing payments;

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  the use of all commercially reasonable efforts by the Seller to promptly forward to the Buyer any correspondence in respect of the Included Business; and

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  the Seller's agreement to provide commercially reasonable assistance to the Buyer in connection with the maintenance, defense, prosecution and/or enforcement of the Marks included in the Seller Intellectual Property.

  Conditions to the Closing

        The obligations of each party to the Purchase Agreement to effect the Closing are subject to the satisfaction or waiver of the following conditions (collectively, the "General Closing Conditions"):

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  no Governmental Authority will have enacted any Law that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the Transactions;

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  the expiration or termination of the waiting period under the HSR Act with respect to the transactions contemplated by the Purchase Agreement; and

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  receiving the requisite stockholder approval on the Acquisition Proposal from at least (i) a majority of the votes cast by our stockholders entitled to vote on the matter and (ii) the holders of a majority of our outstanding shares entitled to be voted on the matter other than the shares owned of record or beneficially by the Seller or their respective affiliates (collectively, "Parent Stockholder Approval").

        In addition, the obligations of the Buyer and Parent to effect the Closing are subject to the satisfaction or waiver of the following additional conditions (collectively, the "Buyer Closing Conditions"):

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  certain fundamental representations and warranties of the Seller relating to organization, authority, title to assets, certain liabilities in respect of the Signature Bank Loan and no brokers being true and correct in all respects as of the date of the Purchase Agreement and as of the Closing Date;

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  the representations and warranties of the Seller that are qualified as to materiality or relate to the absence of a Seller Material Adverse Effect being true and correct in all respects as of the date of the Purchase Agreement and as of the Closing Date;

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  all other representations and warranties of the Seller being true and correct in all material respects as of the date of the Purchase Agreement and as of the Closing Date (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such date);

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  the performance and compliance by the Seller in all materials respects with each agreement, obligation, covenant and condition required under the Transaction Agreements on or before the Closing;

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  all consents and approvals of all Governmental Authorities and third party consents and/or waivers required to sell and assign certain Seller Contracts have been received and do not impose a Burdensome Condition;

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  no action will have been commenced or threatened by or before any Governmental Authority, that is reasonably likely to (i) require divestiture of any material assets of us, the Buyer or our respective affiliates as a result of the transactions contemplated by the Purchase Agreement or the divestiture of any Purchased Assets, (ii) prohibit or impose limitations on the Buyer's or our ownership or operation of all or a material portion of the Included Business or the Purchased Assets or any of the Buyer's or our other businesses or material assets (or those of any of our respective subsidiaries or affiliates) or (iii) impose limitations on the ability of us effectively to control the Included Business or the Purchased Assets in any material respect;

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  the delivery of each of the documents required to be delivered to the Buyer pursuant to the Purchase Agreement;

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  two business day prior to the Closing, the Included Business will have under application pipeline loans having at least $200 million in unpaid principal balance, of which approximately $100 million will be rate locked or will be expected to close within thirty (30) days from the Closing Date; and

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  no change, event or development will have occurred that, individually or in the aggregate, has had or is reasonably likely to have a Seller Material Adverse Effect.

        The obligations of the Seller to effect the Closing are subject to the satisfaction or waiver of the following additional conditions (collectively, the "Seller Closing Conditions"):

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  certain fundamental representations and warranties of the Buyer and us relating to organization, authority and no brokers being true and correct in all respects as of the date of the Purchase Agreement and as of the Closing Date;

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  the representations and warranties of the Buyer and us that are qualified as to materiality or relate to the absence of a Parent Material Adverse Effect being true and correct in all respects as of the date of the Purchase Agreement and as of the Closing Date;

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  all other representations and warranties of the Buyer and us being true and correct in all material respects as of the date of the Purchase Agreement and as of the Closing Date (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such date);

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  the performance and compliance by us and the Buyer in all materials respects with each agreement, obligation, covenant and condition required under the Transaction Agreements on or before the Closing;

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  the delivery of each of the documents required to be delivered to the Seller pursuant to the Purchase Agreement; and

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  no change, event or development will have occurred that, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect.

  Survival; Indemnification

        The Purchase Agreement provides that all representations and warranties contained in the Purchase Agreement will survive the Closing for fifteen (15) months, except that certain fundamental representations (i.e. organization, authority, title to assets, certain liabilities in respect of the Signature Bank Loan, taxes and no brokers) will survive the Closing until sixty (60) days following the expiration of the respective statute of limitations. None of the pre-Closing covenants will survive the Closing and any post-Closing covenants will survive the Closing in accordance with their respective terms until performed.

        Each Seller has agreed to severally and jointly indemnify and hold harmless us, the Buyer and our respective affiliates (including the Included Business from and after the Closing Date) and, if applicable, our respective officers, directors, agents, representatives and employees, and our respective assigns (the "Buyer Indemnified Persons") in respect of claims, actions, causes of action, judgments, awards, liabilities, out-of-pocket costs, expenses or damages (collectively, "Indemnifiable Damages") arising out of or resulting from (i) any breach of a representation or warranty, (ii) any breach of a covenant by the Seller, (iii) any loss, claim or cause of action in connection with any Excluded Asset or any Excluded Liability, and (iv) liabilities of the Seller (other than Assumed Liabilities) that become liabilities of us or the Buyer by reason of, among other things, operations of law.

        We and the Buyer have agreed to severally and jointly indemnify and hold harmless each Seller, and their respective affiliates (including the Excluded Business from and after the Closing Date) and, if applicable, their respective officers, directors, agents, representatives and employees, and their respective assigns (the "Seller Indemnified Persons") in respect of claims, actions, causes of action, judgments, awards, liabilities, out-of-pocket costs, expenses or damages arising out of or resulting from any and all Indemnifiable Damages arising out of or resulting from any loss, claim or cause of action in connection with the Included Business, any Purchased Asset or any Assumed Liability.

        We and the Buyer may not recover any indemnifiable loss in connection with a breach of a representation or warranty (other than certain fundamental representations or other than in the case of fraud or intentional misrepresentation) by the Seller arising under the Purchase Agreement until the amount of such loss exceeds $1.5 million (the "Deductible"), in which case we and the Buyer may recover losses above the Deductible, provided, that there cannot be any indemnifiable loss with respect to any particular breach or series of related breaches unless and until the claimed losses exceeds $50,000. In addition, we and the Buyer may not recover any indemnifiable loss in connection with a breach of a representation or warranty (other than certain fundamental representations or other than in the case of fraud or intentional misrepresentation) or a covenant (other than covenants related to consents and post-closing payments or other than in the case of fraud or intentional misrepresentation) by the Seller in excess of $30.0 million. Additionally, no party will recover any indemnifiable loss (other than fraud or intentional misrepresentation) arising under the Purchase Agreement in excess of the Purchase Price.

  Termination

        The Purchase Agreement and the transactions contemplated thereby may be terminated at any time prior to the Closing in certain circumstances, including by:

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  mutual consent of us, the Buyer and the Seller;

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  either us, the Buyer or the Seller, if:

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  the Closing has not occurred by August 15, 2016 (the "Initial End Date") or, if the Initial End Date has been extended by three (3) months in accordance with the Purchase Agreement, November 15, 2016 (the "Extended End Date", and together with the Initial End Date, the "End Date"). (provided that the terminating party will not have been the cause of the Closing not occurring by such date);

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  any Governmental Authority issues an order, decree or ruling or takes any other action restraining, enjoining or prohibiting the transactions contemplated by the Purchase Agreement (provided that that the terminating party uses commercially reasonable efforts to have such order, decree, rule or other action vacated);

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  us or the Buyer, if:

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  there is any breach of any representations or covenants of the Seller that would result in the failure to satisfy any of the Seller Closing Conditions and such breach is incapable of being cured within thirty (30) days (a "Seller Terminable Breach");

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  any of the General Closing Conditions or the Seller Closing Conditions are incapable of fulfillment prior to the End Date (provided that we or the Buyer will not have been the cause of such condition not being fulfilled);

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  there is a Change in Recommendation by the Special Committee;

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  prior to Closing, an event or condition occurs that has had or is reasonably likely to have a Seller Material Adverse Effect; or

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  prior to Closing, the issuance of any of our common stock or the OP Units would be deemed too dilutive to us or the capital markets are unreceptive to a Parent Offering, in each case as determined by the Special Committee in its sole and absolute discretion.

  •
  the Seller, if:

  •
  there is any breach of any representations or covenants of us or the Buyer that would result in the failure to satisfy any of the Buyer Closing Conditions and such breach is incapable of being cured within thirty (30) days (a "Buyer Terminable Breach");

  •
  any of the General Closing Conditions or the Buyer Closing Conditions are incapable of fulfillment prior to the End Date (provided that the Seller will not have been the cause of such condition not being fulfilled);

        If validly terminated pursuant to one of the termination events described above and after giving written notice, the Purchase Agreement will become void and there will be no liability on the part of any party except for (i) representations related to broker's fees and finder's fees, covenants related to confidentiality and public announcements, general provisions related to fees and expenses, notices, third-party beneficiaries, governing law and submission to jurisdiction, (ii) liability for any intentional breach of the Purchase Agreement or any agreement made pursuant thereto and (iii) liability for the Termination Fee (as defined below).

        The Purchase Agreement provides that a termination fee of $3.0 million (the "Termination Fee") will be paid by:

  •
  us or the Buyer to the Seller, if the Purchase Agreement is terminated:

  •
  by the Seller, pursuant to a Buyer Terminable Breach; or

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  by us or the Buyer, pursuant to (i) a Change in Recommendation by the Special Committee or (ii) a determination by the Special Committee in its sole and absolute discretion that the issuance of any of our common stock or the OP Units would be deemed too dilutive to us or the capital markets are unreceptive to a Parent Offering.

  •
  the Seller to the Buyer, if the Purchase Agreement is terminated:

  •
  by us or the Buyer, pursuant to a Seller Terminable Breach.

  Amendment; Waiver

        The Purchase Agreement may be amended, modified or supplemented by an instrument in writing specifically designated as an amendment to the Purchase Agreement, signed on behalf of each party. The parties may waive any right or remedy under the Purchase Agreement so long as such waiver is set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

  No Third Party Beneficiaries

        The Purchase Agreement provides that, except with respect to the provisions regarding indemnification discussed above under "—the Purchase Agreement—Survival; Indemnification," the Purchase Agreement is not intended to confer upon any person or entity other than the parties thereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature.

  Specific Performance

        The Purchase Agreement provides that the parties will be entitled to specific performance of the terms thereof, including an injunction or injunctions to prevent breaches of the Purchase Agreement and to enforce specifically the terms and provisions of the Agreement.

  Expenses

        The Purchase Agreement provides that the Buyer will pay any transfer fee in respect of the transfer agreements with the Agencies and any other costs or fees, including attorney's fees, imposed by an Agency in connection with its review and approval of the transactions contemplated by the Purchase Agreement. Except as otherwise provided for under the Purchase Agreement, all of the parties will bear its own fees and expenses incurred in connection with the Transaction Agreements and the Transactions.

  Special Committee

        The Purchase Agreement provides that the approval of the Special Committee is required for various actions to be taken by us or the Buyer under the Purchase Agreement, including with respect to amendments or terminations of the Purchase Agreement or in connection with the exercise or waiver of any of our or the Buyer's rights under the Purchase Agreement.

Ancillary Agreements

        The following section summarizes material provisions of certain ancillary agreements that have been or will be entered into pursuant to the Purchase Agreement. These ancillary agreements are attached as exhibits to the Purchase Agreement as filed with our Current Report on form 8-K with the SEC on March 2, 2016, which exhibits are incorporated herein by reference in their entirety. The summary of the ancillary agreements set forth below does not purport to be complete and is qualified in its entirety by reference to the full text of the ancillary agreements. See "Where You Can Find More Information."

  Option Agreement

        Pursuant to the Purchase Agreement, at the Closing, Parent, the Partnership, Arbor Realty SR, Inc. and ACM will enter into an option agreement substantially in the form of Exhibit E to the Purchase Agreement (the "Option Agreement"). Under the Option Agreement, the Partnership will have an irrevocable, non-transferable right (the "Option") from ACM to purchase the Management Agreement, and, as a result, fully internalize the management of the Company.

        The Option is exercisable by the Partnership, upon the approval of the Special Committee, or if the Special Committee no longer exists, by the Audit Committee of the Board, at any time for two years after the Closing Date (the "Option Period"). The exercise price for the Option (the "Option Price") is (i) $25.0 million if exercised on or before the date that is one year after the Closing Date or (ii) $27.0 million if exercised thereafter. The Option Price is payable 50% in cash and 50% through the issuance of OP Units. The number of OP Units to be issued will be calculated by dividing 50% of the Option Price by the reference market value of a share of the Company's common stock. The "reference market value" is the volume-weighted average closing sale price, as published in the Eastern Edition of The Wall Street Journal, of a share of the Company's common stock on the NYSE for the 30 consecutive trading day period ending on the close of business on the trading day that is three days prior to the closing date of the Option. Pursuant to the NYSE rules, the issuance of OP Units upon the exercise of the Option may require the prior approval of our stockholders, which we would need to obtain prior to the Option closing. Stockholders are not being asked to vote on the issuance of the OP Units in connection with the potential Option exercise at this time.

        The Option Agreement provides that three (3) days before the closing date of the Option, ACM must deliver to us a statement that includes its good faith estimate of accrued and unpaid compensation and reimbursable expenses to which ACM is entitled under the Management Agreement. After the closing of the Option and ACM has received the exercise price and such accrued amounts, the Management Agreement shall terminate in all respects except for (i) provisions thereof which by their terms survive such termination and (ii) provisions related to confidentiality, limits of manager responsibility and indemnification by ACM or us.

        Term.    The Option Agreement provides that the Option will expire after the final day of the Option Period. After expiration of the Option Period, neither party will have any further obligations under the Option Agreement.

  Amended and Restated Management Agreement

        After the consummation of the Proposed Acquisition, the Management Agreement will continue to apply with respect to the services provided by the remaining ACM employees. In connection with the Proposed Acquisition, the ACM employees whose responsibilities are directly related to the ACM Agency Business will become our employees. However, certain ACM employees who are not directly related to the ACM Agency Business, but who provide management and administrative services under the Management Agreement will remain ACM employees, and we will continue to have access to their services pursuant thereto. These ACM employees include Mr. Bishar, our Secretary, who is General

Counsel to our Manager, and Mr. Elenio, our Chief Financial Officer, who is the Chief Financial Officer of our Manager. Following the Proposed Acquisition, we will remain dependent upon ACM to provide services to us that are vital to our operations, including significant management and administrative functions.

        In addition, the incentive fee formula will remain in effect. Upon any termination of the Management Agreement in connection with the exercise by the Company of its option under the Option Agreement, the termination fee will not apply but the option exercise price described above will be payable.

  Limited Partnership Agreement of the Partnership

        In connection with the issuance to ACM of the OP Units in the Acquisition Proposal, the Limited Partnership Agreement of the Partnership will be amended to add ACM as a limited partner and to amend certain other provisions, including that the Company subsidiary that is a limited partner will not have a vote on certain matters requiring consent of a majority in interest of the limited partners of the Partnership and (ii) the Company's ability to engage in a termination transaction will be [restricted in certain respects].

  Voting and Standstill Agreement

        Pursuant to the Voting and Standstill Agreement, dated February 25, 2016, ACM, Mr. Kaufman and certain affiliated parties ( collectively, the "Restricted Stockholders") have agreed to certain restrictions in respect of their ownership of our common stock, preferred stock or OP Units or any securities convertible into or otherwise exercisable to acquire such common stock, preferred stock or OP Units, or any other securities having the ordinary power to vote in the election of the Board, or any right to acquire within 60 days any of the foregoing (collectively, the "Voting Stock"). As of March 31, 2016, the Restricted Stockholders collectively beneficially own 6,018,773 shares of the Company's common stock, representing approximately 11.7% of the voting power of our common stock on a fully diluted basis.

        Restrictions on Voting Stock.    The Voting and Standstill Agreement provides that until the earlier of the Closing or the termination of the Purchase Agreement (the "Voting Expiration Time"), the Restricted Stockholders will refrain from (w) transferring the Voting Stock, (x) engaging in any forward sale, hedging or similar transaction involving any Voting Stock, (y) depositing any Voting Stock into a voting trust, entering into a voting agreement with respect to Voting Stock or granting a proxy, consent or power of attorney with respect thereto, or (z) acquiring beneficial ownership of any Voting Stock (but excluding any Excluded Acquisitions (as defined in the Voting and Standstill Agreement)), except that a Restricted Stockholder may transfer the Voting Stock to any other Restricted Stockholder or any affiliate provided the transferee enters into a joinder agreement. Notwithstanding the foregoing, the Restricted Stockholders may make any transfer that receives the prior written consent of the Special Committee. For purposes of the Voting and Standstill Agreement, "Excluded Acquisitions" are defined as any acquisition resulting from (a) a stock dividend, stock split or subdivision of Voting Stock, (b) with respect to any Restricted Stockholder who is serving as one of our officers or directors, any acquisition pursuant to any grant or issuance of Voting Stock pursuant to a compensatory or incentive arrangement that has been approved by the Board (including without limitation upon the exercise of any stock option award), (c) any equity consideration issued pursuant to the Purchase Agreement or as an adjustment to the purchase price under the Purchase Agreement or (d) any equity consideration issued as part of the exercise price under the Option Agreement.

        Agreement to Approve.    Until the Voting Expiration Time, no Restricted Stockholder may enter into a voting agreement or any other agreement that would interfere with its performance of obligations under the Voting Agreement. At any meeting of our stockholders called to seek the affirmative vote thereof to adopt or approve the Purchase Agreement, the issuance of OP Units or other transactions contemplated by the Purchase Agreement, each Restricted Stockholder must vote in favor of such adoption or approval. The Restricted Stockholders further agree to vote against or withhold consent from (i) actions or agreements that would or are reasonably likely to result in any conditions to our obligation to close under the Purchase Agreement not being fulfilled, (ii) amendments to our organizational documents that would reasonably be expected to prevent or delay the Closing, or (iii) any other action that is intended or could reasonably be expected to interfere with the transactions contemplated by the Purchase Agreement or change the voting right of any class of our stock.

        Standstill.    From the Closing until such time as the Restricted Stockholders no longer beneficially own 12% of the Voting Stock (the "Standstill Period"), each Restricted Stockholder agrees, without the prior written consent of the Special Committee, and subject to certain exceptions as set forth in the Voting Agreement, to refrain from (i) acquiring Voting Stock if such acquisition would cause it to own more than 35% of the then outstanding shares of the Voting Stock, (ii) participating in a solicitation of proxies, (iii) submitting to our stockholders a proposal for an extraordinary transaction in which it participates as a principal, partner or otherwise, (iv) forming or joining any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock that would be required to file a statement on Schedule 13D or Schedule 13G if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding, (v) presenting at a meeting of our stockholders any proposal for stockholder consideration or nomination of a number of Board members in excess of the lower of (A) one-third of the Board or (B) the product of the Restricted Stockholders' ownership percentage and the total number of Board members, (vi) granting any proxy, consent or other authority to vote with respect to any matters or deposit any of the Voting Stock held by such Restricted Stockholder in a voting trust or subject them to a voting agreement, (vii) making a public statement or disclosure in support of or against a solicitation of proxies, (viii) disclosing, unless required by law, if such Restricted Stockholder voted contrary to the recommendation of the Board on any matter and (ix) requesting that we amend or waive any of the standstill provisions herein or (x) direct, instruct, assist or encourage any other person to take any such action.

        Post-Closing Lock-Up Restrictions.    The Voting and Standstill Agreement provides that from the Closing Date until one day past the eighteen (18) month anniversary of such date, the Restricted Stockholders must refrain from transferring, hedging or acquiring beneficial ownership of Voting Stock, unless (i) the Special Committee gives its prior written consent, (ii) the transferee is another Restricted Stockholder or an affiliate thereof who has executed a joinder agreement, or (iii) the transferor is a charitable organization and the transfer of Voting Stock does not exceed $2.0 million in fair market value.

        Term.    The Voting and Standstill Agreement will remain in effect until the end of the Standstill Period, provided that if the Closing does not occur, the Voting Agreement will terminate upon termination of the Purchase Agreement.

  Non-Competition Agreement

        Pursuant to the Purchase Agreement, at the Closing, Parent, the Partnership, ACM and Mr. Kaufman will enter into a non-competition agreement substantially in the form of Exhibit F to the Purchase Agreement (the "Non-Competition Agreement"). Under the Non-Competition Agreement, each of Mr. Kaufman and the businesses he controls, ACM and its subsidiaries, and us will agree to restrict our ability to compete in certain businesses for a specified period of time as summarized below.

        Restrictions on Competition.    None of Mr. Kaufman, ACM, its subsidiaries or any other business in which Mr. Kaufman owns equity interests sufficient to control such business (a "Kaufman Business") will be permitted to (i) solicit any of our employees or employees of our subsidiaries (including any

Transferred Employee) to cease their relationship with us, (ii) solicit (A) an investment in the Included Business and commercial mortgage backed securities and permanent and bridge multifamily and commercial real estate mortgage loans, mezzanine loans on multifamily and commercial real estate, and preferred equity investments in multifamily and commercial real estate, whether by purchase or origination (a "Company Target Investment") or (B) any of our customers or customers of our subsidiaries for an investment which is a Company Target Investment, (iii) refer Company Target Investments from any customer to any person or entity or be paid commissions based on Company Target Investment sales received from any customer by any person or entity, or (iv) among other things, render financial assistance to, receive any economic benefit from, exert any influence upon or otherwise assist any person or entity which is engaged in a business that is in competition with our business, including with respect to Company Target Investments.

        In addition, we will not be permitted to (i) solicit any employee of the Excluded Business, ACM or its subsidiaries, or any Kaufman Business to cease such employee's relationship with such business, (ii) solicit (A) the Excluded Business and all other investments of any kind other than Company Target Investments (collectively, a "Seller Target Investment") or (B) a customer of the Excluded Business, ACM or its subsidiaries or Mr. Kaufman or any Kaufman Business (collectively, the "Seller Businesses") for a Seller Target Investment, (iii) refer Seller Target Investments from any customer or be paid commissions based on Seller Target Investment sales received from any customer by any person or entity, or (iv) among other things, render financial assistance to, receive any economic benefit from, exert any influence upon or otherwise assist any person or entity which is engaged in a business that is in competition with any of the Seller Businesses with respect to Seller Target Investments.

        The Non-Competition Agreement will not preclude Mr. Kaufman from serving as a member of the Board or as an officer of our company or our subsidiaries. It further provides that the Kaufman Businesses and Seller Target Investments will be outside of our sphere of influence and will not to be deemed a corporate opportunity available to us.

        Term.    The Non-Competition Agreement is to remain in effect until two (2) years after the date that both (a) Mr. Kaufman is no longer our chief executive officer and (b) the fully diluted beneficial ownership of our common stock collectively held by ACM, Mr. Kaufman and their respective affiliates falls below 10%.

The Proposed Issuances of Equity Securities to ACM

  OP Units and Underlying Common Stock

        The equity component of the consideration payable to ACM in exchange for the ACM Agency Business consists of 19,230,769 OP Units, subject to certain adjustments as described above in "—The Purchase Agreement." The number of Acquisition OP Units issuable to ACM at the closing of the Proposed Acquisition will be equivalent to the number of shares of the Company's common stock calculated by dividing 50% of the Closing Purchase Price by $6.50.

        Each such OP Unit is redeemable for cash or, at the Company's option, for shares of the Company's common stock on a one-for-one basis. The underlying shares of common stock are entitled to certain registration rights pursuant to the existing Registration Rights Agreement between the Company and ACM.

  Special Voting Preferred Stock

        We, the Partnership and ACM have entered into a pairing agreement pursuant to which each Acquisition OP Unit, and any additional OP Units issued to ACM in connection with any exercise of our option under the Option Agreement, will be paired with one share of our newly-designated Special Voting Preferred Stock. Upon any redemption of an OP Unit that is paired with a share of Special

Voting Preferred Stock in accordance with the redemption provisions of the Partnership Agreement, the share will be redeemed by us and cancelled.

        Each share of Special Voting Preferred Stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, but these holders have no separate class voting rights, except as specifically provided by our charter. A holder of Special Voting Preferred Stock is not entitled to any regular or special dividend payments or other distributions and is only entitled to receive a $0.01 distribution per share in the event of our liquidation, dissolution or redemption of the Special Voting Preferred Stock. If we complete a merger transaction in connection with which the holders of operating partnership units either continue to hold interests in our operating partnership or receive partnership interests or other securities of another operating partnership in an "umbrella partnership" REIT structure, then the holders of special voting preferred stock are generally entitled to vote separately as a class on such a merger transaction, unless they receive a voting security comparable to the special voting preferred stock.

Interests of Certain Persons in the Proposed Acquisition

        In considering the recommendation of the Board to vote for the proposals described in this proxy statement, you should be aware that certain of our current directors and executive officers have interests in those transactions that may be different from, or in addition to, the interests of our unaffiliated stockholders generally and may create potential conflicts of interest. These interests are described in more detail below.

        The Special Committee was aware of each of these interests in reviewing, considering and negotiating the terms of the Proposed Acquisition and in recommending to the entire Board to pursue the Proposed Acquisition. The Board was also aware of these interests in approving the Purchase Agreement, the Voting and Standstill Agreement, the Option Agreement, the Non-Competition Agreement and the transactions described in this proxy statement and in recommending the approval of the Purchase Agreement, the Voting and Standstill, the Option Agreement and the Non-Competition Agreement and those transactions to our stockholders.

Relationships with ACM

ACM's Current Ownership Interest in the Company and Related Registration Rights

        ACM currently owns 5,349,053 shares of our common stock, representing approximately 10.4% of the voting power of our common stock. We have granted ACM shelf registration rights, or, if such rights are not available, demand registration rights with respect to the 5,349,053 shares currently owned by it. ACM is also entitled to participate in primary or secondary offerings of our common stock with respect to these shares. We have also agreed to certain restrictions on the registration rights that we may grant to any other holder or prospective holder of our securities without the prior written consent of ACM so long as we are still obligated to register any of the shares currently owned by ACM pursuant to the registration rights agreement.

Common Management

        Mr. Ivan Kaufman, our Chairman and Chief Executive Officer, is also the Chief Executive Officer of ACM. Mr. Kaufman and entities controlled by Mr. Kaufman collectively own 92% of the outstanding membership interests in ACM. Mr. Joseph Martello, one of our directors, currently serves as the Chief Operating Officer of Arbor Management, LLC, the managing member of ACM. Mr. Martello owns a 1.3% interest in ACM and is also the sole trustee of the Ivan and Lisa Kaufman Family Trust for the benefit of Mr. Kaufman's family, which owns a 35.3% interest in ACM, and a co-trustee, along with Mr. Kaufman, of the Ivan Kaufman Grantor Retained Annuity Trust, which also owns an equity interest in ACM. Mr. John Bishar, who was one of our directors until his resignation in

January 2012, currently serves as our Corporate Secretary and the General Counsel to ACM. Mr. Bishar owns a 0.4% interest in ACM. Mr. Paul Elenio, our Chief Financial Officer and Treasurer, currently serves as the Chief Financial Officer of ACM. Mr. Elenio owns a 0.4% interest in ACM. Mr. Fred Weber, our Executive Vice President of Structured Finance, was responsible for overseeing ACM's structured finance and principal transactions group from 1999 until July 1, 2003. Mr. Weber owns a 0.9% interest in ACM. Mr. Gene Kilgore, our Executive Vice President—Structured Securitization, owns a 0.7% interest in ACM. Mr. Andrew Guziewicz, our Chief Credit Officer, owns a 0.1% interest in ACM. Each of Messrs. Kaufman, Martello, Bishar, Elenio, Weber and Kilgore is a member of ACM's executive committee.

Payment of Purchase Agreement Consideration to ACM

        The Purchase Agreement provides that ACM will receive as consideration in respect of the Proposed Acquisition $250 million, subject to potential adjustments as described above in "—The Purchase Agreement."

        This aggregate potential consideration consists of (i) $125 million in cash (up to $50 million of which the Company has the option to satisfy with seller financing) and (ii) 19,230,769 OP Units, which are redeemable for cash or, at the Company's option, for shares of common stock of the Company on a one-for-one basis, in each case subject to adjustment as described herein. The number of OP Units issuable upon the closing of the Proposed Acquisition will be the number of OP Units that are convertible into the number of shares of the common stock of the Company calculated by dividing 50% of the Closing Purchase Price (as defined in the Purchase Agreement) by $6.50. See "—The Purchase Agreement—Consideration; Adjustment of Closing Purchase Price."

        Upon the closing of the Proposed Acquisition, Ivan Kaufman will have approximately 36% of the total voting power of our common stock based on his beneficial ownership of 11% of our common stock and 19,230,769 shares of Special Voting Preferred Stock to be paired with the Acquisition OP Units, which issuance of shares is subject to certain adjustment as described herein. If ACM elects to redeem the Acquisition OP Units and the Company elects to issue to ACM an equivalent number of shares of our common stock, Mr. Kaufman would retain approximately 36% of the total voting power of our common stock through his assumed beneficial ownership of 25,249,542 shares of our common stock after giving effect to such redemption.

        Messrs. Kaufman, Martello, Bishar, Elenio, Weber, Kilgore and Guziewicz, the Ivan and Lisa Kaufman Family Trust and the Ivan Kaufman Grantor Retained Annuity Trust have direct interests in ACM and therefore have indirect interests in the OP Units and cash consideration that are received by ACM as consideration in the Proposed Acquisition. Adjustments to the consideration payable to ACM in the Proposed Acquisition are as described in "Proposal 1: The Acquisition Proposal—The Purchase Agreement—Consideration; Adjustment of Closing Purchase Price."

Payment of Option Agreement Consideration to ACM

        The Option Agreement provides that if the Option is exercised in accordance with the terms thereof, ACM will receive as consideration (i) $25 million if the Option is exercised one year after the closing date of the Proposed Acquisition or (ii) $27 million if exercised thereafter prior to the second anniversary of the Closing. Such exercise price is payable 50% in cash and 50% through the issuance of OP Units. The number of OP Units issuable upon the Option's exercise will be calculated by dividing 50% of the exercise price by the reference market value of a share of the Company's common stock. The "reference market value" is the volume-weighted average closing sale price, as published in the Eastern Edition of The Wall Street Journal, of a share of the Company's common stock on the NYSE for the 30 consecutive trading day period ending on the close of business on the trading day that is three days prior to the closing date of the Option. See "—Ancillary Agreements—Option Agreement."

        If the Option is exercised (i) within one year after the closing date of the Proposed Acquisition, ACM will beneficially own [    •    ] shares of our common stock, representing approximately [    •    ]% of the voting power of our common stock on a fully diluted basis (i.e., assuming redemption of all OP Units issuable under the Option Agreement for shares of our common stock) and (ii) thereafter, ACM will beneficially own [    •    ] shares of our common stock, representing approximately [    •    ]% of the voting power of our common stock on a fully diluted basis (in each case, based on (x) [    •    ] shares of our common stock outstanding as of [    •    ], (y) the issuance and redemption for common shares of the 19,230,769 OP Units to be received by ACM in the Proposed Acquisition, assuming no adjustments (see "—Interests of Certain Persons in the Proposed Acquisition—Payment of Purchase Agreement Consideration to ACM"), and (z) an assumed "reference market value" of $[    •    ] as of the close of business on [    •    ], 2016).

        Nothing in this proxy statement guarantees, or is meant to imply, that the Option will be exercised.

        Messrs. Kaufman, Martello, Bishar, Elenio, Weber, Kilgore and Guziewicz, the Ivan and Lisa Kaufman Family Trust and the Ivan Kaufman Grantor Retained Annuity Trust have direct interests in ACM and therefore have indirect interests in the OP Units and cash consideration that are received by ACM as consideration under the Option Agreement. The requirements to exercise the option underlying the Option Agreement and any adjustments to the consideration payable thereunder are as described in "Proposal 1: The Acquisition Proposal—Ancillary Agreements—Option Agreement."

Voting and Standstill Agreement

        In connection with the Purchase Agreement, we have entered into the Voting and Standstill Agreement with ACM, Mr. Kaufman and certain affiliated parties (the "Restricted Stockholders") pursuant to which they have agreed to certain restrictions in respect of their ownership of common stock, preferred stock or OP Units, any securities convertible into or otherwise exercisable to acquire such common stock, preferred stock or OP Units, any securities having the ordinary power to vote in the election of the Board or any right to acquire within 60 days any of the forgoing, in each case subject to the terms of the agreement. As of March 31, 2016, the Restricted Stockholders collectively beneficially own 6,018,773 shares of the Company's common stock, representing approximately 11.7% of the voting power of our common stock on a fully diluted basis. See "Proposal 1: The Acquisition Proposal—Ancillary Agreements—Voting and Standstill Agreement."

Non-Competition Agreement

        In connection with the closing of the transactions contemplated by the Purchase Agreement, we will enter into the Non-Competition Agreement with the Partnership, ACM and Mr. Kaufman pursuant to which we, Mr. Kaufman and the businesses he controls and ACM and its subsidiaries will agree to restrict our ability to compete in certain businesses pursuant to the terms thereof. See "Proposal 1: The Acquisition Proposal—Ancillary Agreements—Non-Competition Agreement."

Regulatory Approval Required for the Proposed Acquisition and Other Regulatory Matters

Federal Hart Scott Rodino Act (the "HSR Act")

        The expiration or termination of the waiting period under the HSR Act is a condition to each party's obligation to complete the Proposed Acquisition. Each of the parties to the Purchase Agreement has pledged to use its reasonable best efforts to cause the waiting period under the HSR Act to expire or terminate. The parties filed the requisite HSR Notification and Report Form and related materials with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice on March 16, 2016. The applicable waiting period under the HSR Act will expire, if not terminated early, on April 15, 2016.

Consents of the GSEs and HUD

        The closing of the Proposed Acquisition is conditioned on receipt of consents and/or approvals from each of the GSEs (Fannie Mae, Freddie Mac and Ginnie Mae) and the approval of HUD, each of such approvals must be reasonably satisfactory to the Buyer and the Seller.

        The Fannie Mae approval must (i) permit the assignment to and assumption by the Buyer, or one of its affiliates, of the Seller's rights, obligations and liabilities relating to the various agreements it has with Fannie Mae that allow the Seller to underwrite, originate and sell loans to, and service loans for, Fannie Mae and (ii) acknowledge and permit the transfer to another affiliate of the Buyer, of that portion of the Excess Servicing Strip related to the Fannie Mae servicing portfolio.

        The Freddie Mac approval must (i) permit the assignment to and assumption by the Buyer, or one of its affiliates, of the Seller's rights, obligations and liabilities relating to the various agreements it has with Freddie Mac that allow the Seller to originate and sell loans to, and service loans for, Freddie Mac and (ii) acknowledge and permit the transfer to another affiliate of the Buyer, of that portion of the Excess Servicing Strip related to the Freddie Mac servicing portfolio and the Freddie Mac I/O Strip.

        The Ginnie Mae and HUD approvals must (i) permit the assignment to and assumption by the Buyer, or one of its affiliates, of the Seller's rights, obligations and liabilities relating to the various agreements it has with Ginnie Mae and HUD that allow the Seller to originate and sell loans to, and service loans for, Ginnie Mae and HUD and (ii) acknowledge and permit the transfer to another affiliate of the Buyer, of that portion of the Excess Servicing Strip related to the Ginnie Mae/HUD servicing portfolio.

Vote Required

        Pursuant to the Purchase Agreement and the rules of the NYSE, the approval of the Acquisition Proposal requires the affirmative vote of at least a majority of the votes cast by the Company stockholders entitled to vote on the matter. In addition, pursuant to the Purchase Agreement, the approval of the Acquisition Proposal also requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock entitled to be voted on the matter other than the shares owned of record or beneficially by ACM or its affiliates. This is the only vote of holders of any securities of the Company or its subsidiaries necessary to approve the Acquisition Proposal. If you "Abstain" from voting, it will have the same effect as an "Against" vote on the Acquisition Proposal. Failure to vote, including broker non-votes, will have no effect with respect to the requirement under the Purchase Agreement and NYSE rules that the Acquisition Proposal be approved by the affirmative vote of at least a majority of the votes cast by stockholders entitled to vote on the matter, but will have the same effect as an "Against" vote with respect to the requirement under the Purchase Agreement that the Acquisition Proposal be approved by a majority of the outstanding shares owned by stockholders other than ACM or its respective affiliates.

        Pursuant to applicable Maryland law, contracts or other transactions in which directors have a material financial interest are not void or voidable solely because of such fact if, among other things, a majority of a company's disinterested directors approve or ratify such transaction, the majority of a company's stockholders approve or ratify such transaction (excluding the votes of shares owned by interested directors or corporations) or the contract or transaction is otherwise fair and reasonable to the corporation. The approval by the Board of the Purchase Agreement, the Proposed Acquisition and the other transactions expressly contemplated by the Purchase Agreement was unanimously recommended by the Special Committee consisting of four Independent Directors, which retained its own legal and financial advisors. Upon recommendation by the Special Committee, the Independent Directors of the Board approved the Purchase Agreement, the Proposed Acquisition and the other transactions expressly contemplated by the Purchase Agreement. Because the Proposed Acquisition

involves a transaction in which some of the Company's directors and officers have a material financial interest, the Board has determined that it wishes to solicit stockholder approval of the Proposed Acquisition in addition to the approval of its disinterested directors. The Company's interested directors, officers and their affiliates own approximately 15.3% of the outstanding common stock of the Company as of March 31, 2016.

        Because the OP Units to be issued to "related parties" in the Proposed Acquisition will be redeemable for cash or, at the Company's option, shares of the Company's common stock, which in the aggregate would total more than 1% of the Company's outstanding common stock, Section 312.03(b) of the NYSE Listed Company Manual requires the approval by a majority of votes cast on the Proposed Acquisition at the Special Meeting, assuming that a quorum is present. If such approval is not received, then the Proposed Acquisition will not be completed. Accordingly, the results of the vote will be analyzed for compliance with the NYSE voting requirements.

Federal Securities Laws Consequences

        All of the shares of OP Units to be issued in the Proposed Acquisition will be offered and sold pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended, and, therefore, will be subject to restrictions on their transferability.

Recommendation of the Board

OUR BOARD, BY A UNANIMOUS VOTE OF THE INDEPENDENT DIRECTORS, RECOMMENDS YOU VOTE "FOR" APPROVING THE ACQUISITION PROPOSAL.

PROPOSAL 2: THE ADJOURNMENT PROPOSAL

        Proposal 2 is to consider and vote upon the proposal to approve adjourning the Special Meeting, if necessary or appropriate in the discretion of the Chairman of the Special Meeting, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Acquisition Proposal.

General

        The Special Meeting may be adjourned to another time or place, if necessary or appropriate in the discretion of the Chairman of the Special Meeting, to permit further solicitation of proxies to obtain additional votes in favor of the Acquisition Proposal.

        If, at the Special Meeting, the number of shares of common stock present or represented and voting in favor of the proposal to approve the Acquisition Proposal is insufficient to approve such proposal, the Company intends to move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies for approval of such proposal. In addition, as permitted by the Maryland General Corporation Law, prior to the Special Meeting being convened, the meeting may be postponed by the Board to a date not more than 120 days after the record date for the Special Meeting. Moreover, pursuant to the Company's bylaws, the Chairman of the Special Meeting may adjourn the meeting without any action by the stockholders and without regard to whether a quorum is present. We are asking our stockholders to approve this adjournment if necessary or appropriate in the discretion of the Chairman of the Special Meeting.

Vote Required

        The Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote on the matter. For the purpose of the vote on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although all shares for which proxies have been given will be considered present for the purpose of determining the presence of a quorum.

Recommendation of the Board

OUR BOARD, BY A UNANIMOUS VOTE OF THE INDEPENDENT DIRECTORS, RECOMMENDS YOU VOTE "FOR" APPROVING THE ADJOURNMENT PROPOSAL.

 U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION

        The following is a summary of U.S. federal income tax consequences of the Proposed Acquisition generally applicable to us and holders of shares of our common stock . The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), treasury regulations, court decisions, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not address all of the U.S. federal income tax consequences that may be relevant to the Company or to particular stockholders. No ruling has been or will be obtained from the IRS regarding any matter relating to the Proposed Acquisition. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects described below. This summary of U.S. federal income tax consequences is for general information only.

        Stockholders are urged to consult their tax advisers regarding the U.S. federal income tax consequences of the Proposed Acquisition, as well as the effects of state, local and non-U.S. tax laws, including possible changes in tax law.

In General

        The Proposed Acquisition is intended to constitute, for U.S. federal income tax purposes, a part sale and a part tax-deferred contribution by Sellers to the Partnership, and any subsequent contribution of the acquired assets and operations to Arbor Realty SR, Inc. is intended to constitute a tax-deferred contribution to Arbor Realty SR, Inc. As a result, neither we nor holders of our common stock, in respect of those common stock holdings, are expected to recognize gain or loss for U.S. federal income tax purposes as a result of the Proposed Acquisition.

        However, as REITs, the Company and Arbor Realty SR, Inc. generally will be unable to hold directly certain of the acquired assets and operations in connection with the Proposed Acquisition. We therefore intend to hold those assets and operations through one or more TRSs of Arbor Realty SR, Inc. A TRS is subject to regular corporate income tax on its net income. As a result, the net income generated by those operations generally will be subject to regular corporate income tax.

        Moreover, under the REIT asset tests (i) no more than 25% of our total gross assets may consist of nonqualifying assets, including the stock or other securities of one or more TRSs and other nonqualifying assets (such as goodwill and similar assets we are acquiring as a result of the Proposed Acquisition), and (ii) for 2018 and subsequent taxable years, no more than 20% of our total gross assets may consist of the stock or other securities of one or more TRSs. In addition, although dividends payable by TRSs constitute qualifying income for purposes of the 95% REIT gross income test, they are nonqualifying income for purposes of the 75% REIT gross income test. Accordingly, if the value of the business we are acquiring in connection with the Proposed Acquisition or the income generated thereby increases relative to the value of our other, REIT-compliant assets and income, the Company or Arbor Realty SR, Inc. may fail to satisfy one or more of the requirements applicable to REITs. Although the Proposed Acquisition is not expected to adversely affect the ability of the Company or Arbor Realty SR, Inc. to continue to qualify as a REIT immediately following the acquisition or in the future, no assurances can be given in that regard.

Certain Tax Aspects of Participation Interests in Excess Servicing Fees

        In connection with the Proposed Acquisition, Hunton & Williams LLP will be delivering an opinion to us to the effect that the participation interests in excess servicing fees that will be transferred by Seller and acquired by Arbor Realty SR, Inc. will: (i) be classified as "stripped coupons" within the meaning of Section 1286(e)(3) of the Code; (ii) be classified as "interests in mortgages on real property" and therefore "real estate assets" for purposes of the REIT asset tests set forth in

Sections 856(c)(4) and (c)(5)(B) of the Code; and (iii) generate qualifying income for purposes of the REIT income tests set forth in Sections 856(c)(2) and (c)(3) of the Code. It must be emphasized that the opinion of Hunton & Williams LLP is expressed as of the date given, is based on various assumptions, and is conditioned upon representations and covenants made by the management of Arbor Realty SR, Inc. and affiliated entities. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. If the IRS were to successfully challenge the opinion of Hunton & Williams LLP, then the Company or Arbor Realty SR, Inc. could fail to qualify as a REIT.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table indicates how many shares of our common stock are beneficially owned by (i) each of our directors and each nominee for director; (ii) each of our executive officers; and (iii) all of our directors and executive officers as a group. The following table also indicates how many shares of our common stock are beneficially owned by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of our common stock, in each case, based solely on, and as of the date of, such person's filing of a Schedule 13D or Schedule 13G with the SEC. Unless otherwise indicated, the persons named in the following table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In accordance with SEC beneficial ownership rules, the following table attributes to ACM (and to Mr. Kaufman, as the controlling owner of ACM) beneficial ownership of the 5,349,053 shares of common stock currently held by ACM.

	Shares of Common Stock Beneficially Owned
	Number(2)	Percentage(3)
Name and Address(1):
Ivan Kaufman(4)	6,018,773	11.7%
Arbor Commercial Mortgage, LLC(4)	5,349,053	10.4%
Leon G. Cooperman(5)	4,899,134	9.5%
Wellington Management Company, LLP(6)	4,544,711	8.9%
BlackRock, Inc.(7)	3,885,268	7.6%
FMR LLC(8)	3,357,675	6.5%
John J. Bishar, Jr.(9).	92,234	*
Archie R. Dykes	103,760	*
Karen K. Edwards	82,510	*
William C. Green	70,155	*
William Helmreich	196,110	*
Stanley Kreitman	46,510	*
Melvin F. Lazar	157,590	*
Joseph Martello(10)	108,940	*
Paul Elenio(11)	258,140	*
Andrew Guziewicz(12)	31,975	*
Gene Kilgore(13)	318,250	*
Fred Weber(14)	395,540	*
All directors and executive officers as a group (13 persons)	7,880,688	15.3%

*
Less than one percent.

(1)
Unless otherwise indicated in the following footnotes, the address for each person or entity listed in the table above is 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days of the date hereof.

(3)
The 51,381,405 shares of our common stock outstanding at March 31, 2016 are considered the total number of shares of our common stock outstanding for the purpose of calculating each person's percentage of beneficial ownership of shares of our common stock.

(4)
Mr. Kaufman, together with (i) the Ivan and Lisa Kaufman Family Trust, (ii) the Ivan Kaufman Grantor Retained Trust and (iii) Arbor Management, LLC, the managing member of ACM and an entity owned wholly by Mr. Kaufman and his wife, beneficially own approximately 92% of the outstanding membership interests of ACM. All of the shares beneficially owned by ACM are included in Mr. Kaufman's beneficial ownership.

(5)
Based on information included in the Schedule 13G filed by Leon G. Cooperman, an investor, on February 4, 2016, which includes 2,100,000 shares owned by the Leon and Toby Cooperman Family Foundation for which Mr. Cooperman is a trustee. The address of the principal business office of Mr. Cooperman is 11431 W. Palmetto Park Road, Boca Raton, FL 33428.

(6)
Based on information included in the Schedule 13G filed by Wellington Management Company, LLP on February 11, 2016. Wellington Management Company has sole dispositive power over all such shares and sole voting power over 3,488,875 of these shares.

(7)
Based on information included in the Schedule 13G filed by Black Rock Inc. on January 28, 2016. BlackRock Inc. has sole dispositive power over all such shares and sole voting power over 3,723,544 of these shares.

(8)
Based on information included in the Schedule 13G filed by FMR LLC on February 12, 2016.

(9)
Mr. Bishar holds a 0.4% Class B membership interest in ACM. For purposes of the SEC's beneficial ownership rules, the shares held by ACM are not deemed to be beneficially owned by Mr. Bishar.

(10)
Mr. Martello holds a 1.3% Class B membership interest in ACM. For purposes of the SEC's beneficial ownership rules, the shares held by ACM are not deemed to be beneficially owned by Mr. Martello.

(11)
Mr. Elenio holds a 0.4% Class B membership interest in ACM. For purposes of the SEC's beneficial ownership rules, the shares held by ACM are not deemed to be beneficially owned by Mr. Elenio.

(12)
Mr. Guziewicz holds a 0.1% Class B membership interest in ACM. For purposes of the SEC's beneficial ownership rules, the shares held by ACM are not deemed to be beneficially owned by Mr. Guziewicz.

(13)
Mr. Kilgore holds a 0.7% Class B membership interest in ACM. For purposes of the SEC's beneficial ownership rules, the shares held by ACM are not deemed to be beneficially owned by Mr. Kilgore.

(14)
Mr. Weber holds a 0.9% Class B membership interest in ACM. For purposes of the SEC's beneficial ownership rules, the shares held by ACM are not deemed to be beneficially owned by Mr. Weber.

 SELECTED HISTORICAL PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

        Our common stock is traded on the NYSE under the symbol "ABR." The following table illustrates the high, low and closing prices as reported on the NYSE and cash dividends declared by quarter during 2014, 2015 and the first quarter of 2016.

Quarter Ended	High	Low	Close	Cash Dividends Declared Per Share of Common Stock
March 31, 2014	$7.26	$6.61	$6.92		$0.13
June 30, 2014	$7.36	$6.77	$6.95		$0.13
September 30, 2014	$7.30	$6.601	$6.74		$0.13
December 31, 2014	$7.18	$6.32	$6.77		$0.13
March 31, 2015	$7.42	$6.75	$6.98		$0.13
June 30, 2015	$7.21	$6.55	$6.76		$0.15
September 30, 2015	$6.94	$6.03	$6.36		$0.15
December 31, 2015	$7.31	$6.25	$7.15		$0.15
March 31, 2016	$7.35	$6.01	$6.77	$	[•]

        On March 31, 2016, there were [    •    ] holders of record of our common stock.

        Holders of our common stock are entitled to receive distributions if and when the Board authorizes and we declare distributions. The Board has not established any minimum distribution level. In order to maintain our qualification as a REIT, we intend to pay dividends to our stockholders that, on an annual basis, will represent at least 90% of our taxable income, which may not necessarily equal net income as calculated in accordance with GAAP, determined without regard to the deduction for dividends paid and excluding any net capital gains.

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

        The following tables present selected historical consolidated financial information of the Company and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of the ACM Agency Business" and our historical consolidated financial statements, including the related notes, included on our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016 (incorporated by reference). Prior period amounts have been reclassified to conform to current period presentation.

	Year ended December 31,
	2015	2014	2013	2012	2011
Operating Data
Interest income	$106,768,542	$106,716,344	$99,031,623	$79,998,762	$73,867,556
Other interest income, net	7,884,344	—	—	—	—
Interest expense	49,720,132	47,903,458	42,065,151	40,866,832	51,651,933
Net interest income	64,932,754	58,812,886	56,966,472	39,131,930	22,215,623
Total other revenue	27,936,612	34,286,714	32,417,974	31,454,043	22,125,735
Provision for loan losses (net of recoveries)	4,466,886	(308,511)	4,287,652	22,946,396	38,542,888
Management fee—related party	10,900,000	9,900,000	10,900,000	10,000,000	8,300,000
Gain on acceleration of deferred income	19,171,882	—	—	—	—
Gain on sale of real estate	7,784,021	1,603,763	—	3,953,455	—
Gain on sale of equity interests, net	—	66,745,517	—	—	—
Gain on extinguishment of debt	—	—	4,930,772	30,459,023	10,878,218
Income (loss) from equity affiliates	12,300,516	248,658	(204,475)	(697,856)	3,671,386
Income (loss) from continuing operations	53,428,814	93,048,490	21,298,737	16,388,417	(37,096,165)
Net income (loss)	53,428,814	93,048,490	21,298,737	21,716,455	(40,096,057)
Preferred stock dividends	7,553,720	7,256,255	4,506,583	—	—
Net income (loss) attributable to common stockholders	45,875,094	85,792,235	16,667,955	21,500,888	(40,311,713)
Share Data
Income (loss) from continuing operations per share, basic(1)	0.90	1.71	0.39	0.60	(1.49)
Income (loss) per share, basic(1)	0.90	1.71	0.39	0.80	(1.61)
Income (loss) from continuing operations per share, diluted(1)(2)	0.90	1.70	0.39	0.59	(1.49)
Income (loss) per share, diluted(1)(2)	0.90	1.70	0.39	0.79	(1.61)
Dividends declared per common share	0.58	0.52	0.50	0.285	—

	December 31,
	2015	2014	2013	2012	2011
Balance Sheet Data
Loans and investments, net	$1,450,334,341	$1,459,475,650	$1,523,699,653	$1,325,667,053	$1,302,440,660
Total assets	1,827,391,944	1,866,494,039	1,868,383,412	1,694,025,602	1,769,130,645
Total debt	1,173,188,920	1,246,080,417	1,269,701,365	1,286,734,643	1,430,796,888
Redeemable preferred stock	89,295,905	89,295,905	67,654,655	—	—
Total equity	565,090,775	535,455,471	437,596,282	231,261,122	173,060,533

	Year ended December 31,
	2015	2014	2013	2012	2011
Other Data
New loan originations	$828,217,500	$900,666,405	$591,537,200	$274,516,550	$206,477,919
Loan payoffs / paydowns	828,699,556	972,311,886	402,162,170	269,904,723	189,521,473

(1)
Excluding the impact of a $58.1 million non-cash net gain on the sale of an equity interest in 2014, basic and diluted income per share for the year ended December 31, 2014 would have each been $0.55.

(2)
In 2009, we issued one million warrants as part of a debt restructuring which had a dilutive effect for the years ended December 31, 2013 and 2012. In 2014, we acquired and cancelled all of the warrants.

 SELECTED COMBINED FINANCIAL INFORMATION OF THE CARVE-OUT AGENCY BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC

        The following tables present selected historical combined financial information of the ACM Agency Business and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of the ACM Agency Business" and historical combined financial statements, including the related notes of the ACM Agency Business, included elsewhere in this report. Prior period amounts have been reclassified to conform to current period presentation.

	Year ended December 31,
	2015	2014	2013
Operating Data
Interest earned	$10,126,362	$6,604,800	$4,661,562
Fee-based services, including gain on sales, net	51,317,161	40,966,590	31,660,933
Originated mortgage servicing rights	47,613,684	39,591,436	38,562,283
Servicing revenue, net	27,821,577	23,444,850	18,906,111
Interest expense	7,069,803	3,591,556	3,508,154
Employee compensation and benefits	54,616,324	47,822,993	42,336,822
Selling and administrative	14,626,542	11,256,941	10,959,107
Provision for loss sharing	3,784,505	2,616,325	2,630,969
Net income	56,781,610	45,319,861	34,355,837

	December 31,
	2015	2014
Balance Sheet Data
Loans held-for-sale	$268,918,415	$250,843,672
Capitalized mortgage servicing rights, net	155,749,764	137,430,760
Total assets	498,343,153	433,547,269
Credit facilities	288,258,783	250,978,379
Allowance for loss-sharing obligations	28,564,318	26,747,435
Total liabilities	339,031,932	297,985,375
Invested equity	159,311,221	135,561,894

	Year ended December 31,
	2015	2014	2013
Other Data
Total originations	$3,092,061,046	$2,355,703,544	$1,815,255,739
Servicing portfolio UPB (Fee based)	10,925,465,684	9,009,808,507	7,734,773,131

PRO FORMA SELECTED FINANCIAL DATA

        The following pro forma selected financial information as of and for the year ended December 31, 2015 are presented to show the pro forma effect of the Proposed Acquisition. See "Unaudited Pro Forma Consolidated Financial Information" beginning on page 102 for additional details. The pro forma selected financial information is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved by the consolidated company for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position of the consolidated company that may occur in the future.

(In thousands, except per share data)	Year ended December 31, 2015
Pro Forma Operating Data:
Income from operations, net	$60,167
Net income	88,494
Net income attributable to noncontrolling interest	22,208
Net income attributable to common stockholders	58,732
Basic earnings per common share	$1.15
Diluted earnings per common share	$1.15

December 31, 2015
Pro Forma Balance Sheet Data:
Loans and investments, net	$1,450,334
Total assets	2,334,338
Total debt	1,511,879
Total liabilities	1,651,764
Noncontrolling interest in Operating Partnership	124,807
Total equity	557,767
Total liabilities and equity	2,334,338

 HISTORICAL AND PRO FORMA PER SHARE DATA

        The following table presents selected historical and pro forma per share data. The selected pro forma per share data have been derived from our unaudited pro forma consolidated financial information, beginning on page 102. The selected pro forma per share data are not necessarily indicative of the consolidated results of operations or financial position that might have been achieved by the consolidated company for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position of the consolidated company that may occur in the future. The information set forth below should be read in conjunction with our consolidated financial statements and notes thereto, and our "Management's Discussion and Analysis of Financial Condition and Results of Operations," incorporated by reference in this proxy statement, and our unaudited pro forma financial statements, beginning on page 102.

	Year ended December 31, 2015
	Pro Forma(1)	Historical
Cash distributions declared per common share	$0.58	$0.58
Basic earnings per common share	$1.15	$0.90
Diluted earnings per common share	$1.15	$0.90

	Year ended December 31, 2015
	Pro Forma(2)	Historical
Book value per outstanding share	$8.45	$9.34

(1)
Pro forma to give effect to the Proposed Acquisition as if it had occurred on January 1, 2015.

(2)
Pro forma to give effect to the Proposed Acquisition as if it had occurred on December 31, 2015. Based on pro forma common stockholders' equity (including the equity component of the consideration for the Proposed Acquisition) as of December 31, 2015, presented elsewhere in this proxy statement, and approximately 70.19 million aggregate shares of pro forma outstanding shares of common stock which include approximately 19.23 million aggregate shares to be issued to ACM as the equity component of the consideration for the Proposed Acquisition.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE ACM AGENCY BUSINESS

        The following discussion should be read in conjunction with "Selected Combined Financial Information of the Carve-Out Agency Business of Arbor Commercial Mortgage, LLC" and the historical financial statements and the related notes thereto for the years ended December 31, 2015, 2014 and 2013, as included in this proxy statement beginning on page 85. The following discussion contains, in addition to historical information, forward-looking statements that include risks and uncertainties. The ACM Agency Business's actual results may differ materially from those expressed or contemplated in those forward-looking statements as a result of certain factors.

Business

        ACM is a national commercial real estate finance company, with a primary focus on multifamily lending. ACM's focus is primarily on small balance loans with an average loan size of approximately $5.0 million. ACM's clients are owners and developers of commercial real estate across the United States. ACM originates and sells multifamily mortgage loans pursuant to the programs of Fannie Mae, Freddie Mac and the FHA, a division of HUD, with which ACM has long-established relationships. ACM is approved as a Fannie Mae DUS lender nationally, a Freddie Mac Program Plus lender in New York, New Jersey and Connecticut, a Freddie Mac affordable, manufactured housing, senior housing and small balance loan lender, seller/servicer, nationally, a HUD MAP and Lean senior housing/healthcare lender nationally, and a Ginnie Mae issuer. ACM also originates and sells loans through CMBS conduit programs. ACM retains servicing rights and asset management responsibilities on substantially all the loans they originate for the GSE and HUD programs and is rated both a primary and special servicer with both Standard and Poor's and Fitch Ratings.

        One of ACM's primary sources of revenue is the gains and fees it recognizes from the origination and sale of mortgage loans. These gains and fess reflect commitment fees, broker fees, loan origination fees and gains on the sale of loans, net of any direct loan origination costs incurred. ACM also records as revenue the fair value of the expected net future cash flows associated with the servicing of loans originated. Additionally, ACM also generates revenue from net warehouse interest income it earns while the loan is held for sale in one of its warehouse facilities.

        ACM funds loans that it originates related to GSE and HUD programs through warehouse facility financings and subsequently pays off the warehouse facility financings upon the sale to the investor. The sale of the loan is typically completed within 60 days after the loan is closed.

        ACM retains servicing rights on substantially all of the loans it originates, and generates revenues from the fees it receives for servicing the loans and on escrow deposits held on behalf of borrowers, late charges and other ancillary fees. Servicing fees are set at the time an investor agrees to purchase the loan and are generally paid monthly for the duration of the loan. Most of ACM's Fannie Mae servicing engagements provide for make-whole payments in the event of a voluntary prepayment prior to the stated lock out period. ACM's servicing portfolio had an unpaid principal balance ("UPB") of $10.9 billion as of December 31, 2015, that includes a portfolio of Fannie Mae DUS loans with a UPB of $9.6 billion.

        ACM is currently not exposed to interest rate risk during the loan commitment, closing and delivery process. The sale or placement of each loan to an investor is negotiated prior to establishing the coupon rate for the loan. In the event a loan fails to close after a negotiated sale or placement to an investor, ACM's exposure is generally capped at an amount equal to or less than the good faith deposit collected from the borrower.

        ACM has risk-sharing obligations on substantially all the loans it originates under the Fannie Mae DUS program. When a Fannie Mae DUS loan is subject to full risk-sharing, ACM absorbs the first 5%

of any losses on the UPB of a loan at default, and above 5% it shares a percentage of the loss with Fannie Mae, with its maximum loss capped at 20% of the original principal balance ("OPB") of a loan (the first loss percentage is subject to doubling or tripling and the maximum loss cap can increase to 30% or 40% if the loan does not meet specific underwriting criteria or if the loan defaults within 12 months of its sale to Fannie Mae). ACM may request modified risk-sharing at the time of origination, which reduces its potential risk-sharing losses from the levels described above. In accordance with Fannie Mae requirements, ACM retains modified risk-sharing on loans in excess of $23.0 million and therefore, these loans are originated with less retained loss exposure and a reduced servicing fee. ACM has risk on 2,005 Fannie Mae DUS transactions with a UPB of approximately $9.6 billion and a maximum loss exposure of $1.7 billion as of December 31, 2015. ACM has a restricted cash requirement of $34.4 million related to this risk, in addition to a risk-share liability on its balance sheet as further described below.

        Please refer to "Selected Combined Financial Information of the Carve-Out Agency Business of Arbor Commercial Mortgage, LLC" and the table below, which provides supplemental data regarding its financial performance (dollars in thousands):

	Year Ended December 31,
	2015	2014	2013
Origination Data:
Origination Volumes by Investor
Fannie Mae	$1,856,063	$1,650,333	$1,334,144
Freddie Mac	869,263	72,727	—
Ginnie Mae—HUD	90,290	121,169	107,362
CMBS/Conduit	276,445	511,475	373,750

Total	$3,092,061	$2,355,704	$1,815,256

Key Servicing Metrics (end of period)
Weighted-average servicing fee rate (bps)	47	48	47
Servicing Portfolio UPB by Investor:
Fannie Mae	$9,594,720	$8,553,437	$7,422,417
Freddie Mac	940,565	68,703	—
Ginnie Mae—HUD	377,064	336,286	222,976
Other	13,117	51,383	89,380

Total	$10,925,466	$9,009,809	$7,734,773

Summary of Significant Accounting Policies

Basis of Presentation

        The combined financial statements of the ACM Agency Business was presented on a carve-out basis and has been prepared from the historical consolidated financial information attributable to the ACM Agency Business and in accordance with principles generally acceptable in the United States of America ("GAAP"). The combined financial statements of the ACM Agency Business reflect the assets, liabilities, revenue and expenses directly attributable to the ACM Agency Business, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in equity and cash flows of the ACM Agency Business on a stand-alone basis. The allocation methodologies are described below and within the notes to the combined financial statements where appropriate, and management considers the allocations to be reasonable. The historical financial information included herein may not necessarily reflect the combined financial position, results of operations, changes in equity and cash flows of the ACM Agency Business in the future or what they would have been had the ACM Agency Business been a separate, stand-alone entity during the periods presented.

        These combined financial statements include the assets, liabilities, revenues and expenses that are specifically identifiable to the ACM Agency Business. For items not specifically identifiable, expenses have been allocated to the ACM Agency Business from ACM including compensation and employee related expenses, selling and administrative expenses (i.e., telephone, office equipment rental and maintenance, office supplies and marketing) and other expenses directly associated with the revenue-generating activities of the ACM Agency Business. Allocation of expenses to the ACM Agency Business from ACM were made using the most meaningful allocation methodologies, which were primarily based on proportionate direct labor costs (i.e., time spent working on the ACM Agency Business) or geographic location. Costs related to marketing, treasury, information technology, accounting and finance, facilities, human resources, administration and certain senior executives were allocated based on their proportionate direct labor costs. All of these allocations are based on assumptions that management believes are reasonable under the circumstances.

Critical Accounting Policies

  Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Significant estimates include the allowance for possible loan losses, guaranty obligations, mortgage servicing rights and the allocations associated with these combined financial statements. Actual results could differ from these estimates.

  Restricted Cash

        Restricted cash is required as collateral for possible losses resulting from loans originated under the Fannie Mae DUS program in accordance with the terms of loss sharing agreements between Fannie Mae and ACM.

        As an approved designated seller/servicer of Freddie Mac's Small Balance Loan Program ("SBL Program"), ACM is required to post collateral to ensure that it is able to meet certain purchase and loss obligations required by this program. Under the SBL Program, ACM was required, until recently (see below), to post cash collateral equal to 9% of the UPB for each loan purchased by Freddie Mac. The Collateral is held during the period of time when Freddie Mac is aggregating loans that were sold by ACM to pool into a securitization. ACM utilizes a financing facility to fund a portion of this cash collateral requirement. At December 31, 2015, ACM posted cash collateral of $20.6 million in satisfaction of its requirements under this program. ACM borrowed $15.7 million from a financing facility to fund the majority of the cash collateral posted. Effective March 2016, the cash collateral requirements were changed from 9% of UPB for each loan to a flat $5.0 million per securitization.

  Loans Held-for-Sale

        Loans held-for-sale are collateralized commercial real estate loans and are reported at the lower of cost or market, on an aggregate basis. The loans held for sale represent originated loans that are generally transferred or sold within 60 days from the date that a mortgage loan is funded. During the period prior to its sale, interest income on a loan held for sale is calculated in accordance with the terms of the individual loan. Loan origination fees and direct loan origination costs are deferred until the related loans are sold.

  Investments Available-for-Sale

        ACM acquires agency commercial interest-only securities ("Agency IOs") under the SBL Program that are classified as available-for-sale and carried at fair value. The Agency IOs refer to an interest-only component of the cash flows from a pool of commercial mortgage loans issued by the Freddie Mac securitizations under the SBL Program. ACM has elected the fair value option for its Agency IOs, which requires changes in fair value recognized as unrealized gains and losses through earnings in ACM's statements of income. ACM determines the fair value by obtaining valuations from an independent source. Interest income on these investment securities is accrued based on the outstanding principal balance and their contractual terms.

  Mortgage Servicing Rights

        ACM recognizes, as separate assets, rights to service mortgage loans for others. Accounting guidance requires that an asset be recognized for the rights to service mortgage loans, including those rights that are created by the origination of mortgage loans that are sold with the servicing rights retained by the originator. The recognition of the asset results in an increase in the gains recognized upon the sale of the mortgage loans sold. For these mortgage servicing rights ("MSRs"), the initial capitalized valuation of the MSRs is based on the estimated fair value of the expected net cash flows associated with the servicing rights. ACM amortizes MSRs using the amortization method, which requires that MSRs be amortized in proportion to and over the period of net servicing income or net servicing loss and that the servicing assets or liabilities be assessed for impairment or increased obligation based on fair value at each reporting date. Amortization of MSRs is recorded as a reduction of servicing revenues. The following assumptions were used in calculating each loan's MSR for the periods presented:

        Key rates: ACM used discount rates ranging from 9% to 15% based on management's best estimate of market discount rates to determine the present value of MSRs. The inflation rate used for adequate compensation was 3%.

        Servicing Cost: The estimated future cost to service the loan for the estimated life of the MSR is subtracted from the estimated future cash flows.

        Estimated Life: ACM estimates the life of our MSRs based upon the stated yield maintenance and/or prepayment protection term of the underlying loan and may be reduced by 6 to 12 months based upon the expiration of various types of prepayment penalty and/or lockout provisions prior to that stated maturity date.

        ACM assesses MSRs for impairment based on the fair value of those rights. Fair values are estimated considering market prices for similar MSRs, when available, and by estimating the present value of the future net cash flows of the capitalized MSRs, net of adequate compensation for servicing. Adequate compensation is based on the market rate of similar servicing contracts. ACM estimates the term of commercial servicing for each loan by assuming that servicing would not end prior to the yield maintenance date, if applicable, at which point the prepayment penalty expires. MSRs are amortized in proportion to, and over the period of estimated net servicing income.

        ACM measures the impairment of MSRs based on the difference between the aggregate carrying amount of the MSRs and their fair value. For purposes of impairment evaluation and measurement, the MSRs are stratified based on predominant risk characteristics of the underlying loans, which we have identified as loan type, note rate and yield maintenance provisions. To the extent that the carrying value of the MSRs exceeds fair value, a valuation allowance is established. As of December 31, 2015 and 2014, ACM had no valuation allowance.

        ACM records write-offs of MSRs related to loans that were repaid prior to the expected maturity and loans that defaulted and are determined to be unrecoverable. When this occurs, the write-off is recorded as a direct write-down to the carrying value of MSRs and is included as a component of servicing revenue, net on the statements of income. This direct write-down permanently reduces the carrying value of the MSRs, precluding recognition of subsequent recoveries. During 2015, 2014 and 2013, ACM recorded $7.4 million, $2.6 million and $0.2 million, respectively, of such write-offs relating to specific MSRs, primarily due to prepayments of certain loans. Prepayment fees totaling $6.5 million, $2.9 million, and $0.5 million were collected for 2015, 2014, and 2013, respectively, and are included as a component of servicing revenue, net on the statements of income.

  Allowance for Loss-sharing Obligations

        When a loan is sold under the Fannie Mae DUS program, ACM undertakes an obligation to partially guarantee the performance of the loan. Generally, ACM is responsible for losses equal to the first 5% of the UPB and a portion of any additional losses to an overall maximum of 20% of the original principal balance. Fannie Mae bears any remaining loss. In addition, under the terms of the master loss sharing agreement with Fannie Mae, ACM is responsible for funding 100% of mortgage delinquencies (principal and interest) and servicing advances (taxes, insurance and foreclosure costs) until the amounts advanced exceeds 5% of the UPB at the date of default. Thereafter, ACM may request interim loss sharing adjustments which allow ACM to fund 25% of such advances until final settlement.

        At inception, a liability for the fair value of the obligation undertaken in issuing the guaranty is recognized. In determining the fair value of the guaranty obligation, ACM considers the risk profile of the collateral and the historical loss experience in its portfolio. The guaranty obligation is removed only upon either the expiration or settlement of the guaranty.

        ACM evaluates the allowance for loss-sharing obligations by monitoring the performance of each loss-sharing loan for events or conditions which may signal a potential default. Historically, initial loss recognition occurs at or before a loan becomes 60 days delinquent. In instances where payment under the guaranty on a specific loan is determined to be probable and estimable (as the loan is probable of foreclosure or in foreclosure), ACM records a liability for the estimated allowance for loss-sharing (a "specific reserve") by transferring the guarantee obligation recorded on the loan to the specific reserve with any adjustments to this reserve amount recorded in provision for loss-sharing obligations in the statements of income, along with a write-off of the associated loan-specific MSR. The amount of the allowance considers ACM's assessment of the likelihood of repayment by the borrower or key principal(s), the risk characteristics of the loan, the loan's risk rating, historical loss experience, adverse situations affecting individual loans, the estimated disposition value of the underlying collateral, and the level of risk sharing. ACM regularly monitor the specific reserves on all applicable loans and update loss estimates as current information is received.

  Revenue Recognition

        ACM records revenue from the origination and sales of originated loans. Such revenues include commitment fees, broker fees, loan assumption fees, loan origination fees and gain on sale of loans. In some instances, the borrower pays an additional amount of interest at the time the loan is closed, an origination fee, net of any direct loan origination costs incurred, which is recognized upon sale of the loan. Revenue recognition occurs when the related services are performed, unless significant contingencies exist, and for the sale of loans, when all the incidence of ownership passes to the buyer. Interest income is recognized on the accrual basis as it is earned from loans held-for-sale.

Overview of Current Business Environment

        The fundamentals of the commercial and multifamily real estate market are strong. Multifamily occupancy rates and effective rents continue to increase based upon strengthening rental market demand while delinquency rates remain at historic lows, all of which aid loan performance due to their importance to the cash flows of the underlying properties. Most other commercial real estate asset classes have experienced similar performance in underlying fundamentals. The positive performance has boosted the value of many commercial and multifamily properties towards the high end of historical ranges.

        In addition to the improved property fundamentals, for the last several years, the U.S. commercial and multifamily mortgage market has experienced historically low interest rates, leading many borrowers to seek refinancing prior to the scheduled maturity date of their loans. As borrowers have sought to take advantage of the interest rate environment and improved property fundamentals, the number of lenders and amount of capital available to lend has increased dramatically. According to the Mortgage Bankers Association, commercial and multifamily loan maturities were expected to increase dramatically from 2015 through the end of 2017, as the loans originated at the height of the CMBS market begin maturing a decade later. All of these factors have benefited ACMs origination volumes over the past few years and, in particular, in 2015, as evidenced by a 31% year-over-year growth in loan origination volume from 2014 to 2015. Competition among banks, life insurance companies, and the GSEs remains fierce.

        During the fourth quarter of 2015, the Federal Reserve raised its targeted Fed Funds Rate by 25 basis points. ACM does not anticipate a significant decline in origination volume or profitability as a result of the increase as interest rates remain at historically low levels. However, ACM cannot be certain that such a trend will continue as the number, timing, and magnitude of additional increases by the Federal Reserve, combined with other macroeconomic factors, may have a different effect on the commercial real estate market.

        ACM is a national originator with Fannie Mae and Freddie Mac, and the GSEs remain the most significant providers of capital to the multifamily market. The Federal Housing Finance Agency ("FHFA") 2016 GSE Scorecard ("2016 Scorecard") established Fannie Mae's and Freddie Mac's loan origination caps at $31.0 billion each for market- rate apartments, ("2016 Caps"), an increase of $1.0 billion each from the 2015 loan origination caps. Affordable housing loans, loans to small multifamily properties, and manufactured housing rental community loans continue to be excluded from the 2016 Caps. Additionally, the definition of the affordable loan exclusion continues to encompass affordable housing in high- and very-high cost markets and to allow for an exclusion from the 2016 Caps for the pro-rata portion of any loan on a multifamily property that includes affordable units. The 2016 Scorecard provides the FHFA the flexibility to review the estimated size of the multifamily loan origination market on a quarterly basis and proactively adjust the 2016 Caps upward should the market be larger than expected in 2016. The 2016 Scorecard also provides exclusions for loans to properties located in underserved markets including rural, small multifamily and senior assisted living and for loans to finance energy or water efficiency improvements. The expanded liquidity should enable the GSEs to maintain their historical market share in a multifamily market that is projected by the Mortgage Bankers Association to be in excess of $225.0 billion in 2016. ACM's originations with the GSEs are highly profitable executions as they provide significant non-cash gains from mortgage servicing rights. A decline in ACM's GSE originations would negatively impact ACM's financial results as non-cash revenues would decrease disproportionately with loan origination volume and future servicing fee revenue would be constrained or decline. We do not know whether the FHFA will impose stricter limitations on GSE multifamily production volume beyond 2016.

        In addition to banks and life insurance companies, there has been a recent increase in CMBS financing for loans to commercial and multifamily properties. The peak of the CMBS market was between 2005 and 2007, and after its collapse in 2008, CMBS originations were close to zero. However, in recent years, the demand for commercial and multifamily bonds has increased and ACM has experienced increased competition from an ever-growing CMBS mortgage origination market. According to Wells Fargo Securities, non-agency CMBS issuance totaled $94.6 billion in 2015, up 6.3%

from 2014 as the first wave of CMBS refinancing began. ACM originated $511 million and $276 million in CMBS/Conduit volumes in 2015 and 2014, respectively. Recent volatility in the capital markets resulted in spreads widening and lower demand for CMBS investments in the fourth quarter of 2015. This volatility has continued into early 2016 and could impact overall volumes of CMBS lending in 2016.

Factors That May Impact the ACM Agency Business's Operating Results

        ACM believes that the ACM Agency Business's results may be affected by a number of factors, including the items discussed below.

  •
  Performance of Multifamily and Other Commercial Real Estate Related Markets. The ACM Agency Business is dependent on the general demand for, and value of, commercial real estate—particularly multifamily—and related services, which are sensitive to economic conditions. Demand for multifamily and other commercial real estate generally increases during stronger economic environments, resulting in increased property values, transaction volumes and loan origination volumes. During weaker economic environments, multifamily and other commercial real estate may experience higher property vacancies, lower demand and reduced values. These conditions can result in lower property transaction volumes and loan originations, as well as an increased level of servicer advances and losses from ACM's risk-sharing obligations.

  •
  The Level of Losses from Risk-Sharing Obligations. Under the Fannie Mae DUS program, ACM shares risk of loss on nearly all the loans it sells. In the majority of cases, ACM absorbs the first 5% of any losses on the UPB of a loan at the time of default, and above 5% it shares a percentage of the loss with Fannie Mae, with its maximum loss capped at 20% of the OPB of a loan (the first loss percentage is subject to doubling or tripling and the maximum loss cap can increase to 30% or 40% if the loan does not meet specific underwriting criteria or if the loan defaults within 12 months of its sale to Fannie Mae). As a result, a continuing rise in delinquencies could have an adverse effect on the ACM Agency Business.

  •
  The Price of Loans in the Secondary Market. The ACM Agency Business's profitability is determined in part by the fees received to originate a loan and the premium it recognizes on the sale of a loan. Stronger investor demand typically results in larger premiums while weaker demand results in little to no premium.

  •
  Market for Servicing Commercial Real Estate Loans. Servicing fee rates for new loans are set at the time of loan sale commitments and are based on origination volumes, competition, prepayment rates and any risk-sharing obligations undertaken. Changes in future servicing fee rates impact the value of future MSRs and future servicing revenues, which could impact the ACM Agency Business's profit margins and operating results over time.

  •
  Human Resources. The ACM Agency Business's profitability can be affected based on its ability to hire and retain quality staff. In particular the hiring or loss of an established loan originator can have an impact on operating results.

  •
  Interest Rates. Rising interest rates can reduce loan origination volume but increase the value of MSRs due to the expected benefit of higher earnings on escrow balances. A drop in interest rates has the opposite effect.

  •
  The Percentage of Adjustable Rate Loans Originated. The adjustable rate mortgage loans ("ARMs") ACM originates typically have less stringent prepayment protection features than fixed rate mortgage loans ("FRMs"), resulting in a shorter expected life for ARMs than FRMs. The shorter expected life for ARMs results in smaller MSRs recorded than for FRMs. Absent an increase in originations, an increase in the proportion of ACM's loans originated that are ARMs could adversely impact the gains from mortgage banking activities ACM records.

Results of Operations

        Following is a discussion of the ACM Agency Business's results of operation for the years ended December 31, 2015, 2014 and 2013. The ACM Agency Business's historical financial results are not necessarily indicative of future results. The ACM Agency Business is not typically subject to seasonal trends. However, the ACM Agency Business's results have fluctuated in the past and are expected to fluctuate in the future, reflecting the interest rate environment, the volume of transactions and general economic conditions.

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

Revenues

        Interest earned increased $3.5 million, or 53%, for 2015 as compared 2014, primarily due to an increase in the average daily balance of ACM's loans held-for-sale, as a result of a 53% increase in its agency origination volume during 2015 as compared to 2014.

        Fee-based services, including gain on sales, net increased $10.4 million, or 25% for 2015 as compared to 2014, primarily due to a 35% increase in loan sales from $2.3 billion in 2014 to $3.1 billion in 2015, partially offset by a 7% decrease in fee-based services as a percentage of loan sales volume ("sales margin") from 181 basis points in 2014 to 168 basis points in 2015. The decrease in the sales margin was largely attributable to ACM's Fannie Mae volume in 2015 as a result of an increase in average loan size, modified risk-sharing loans as well as adjustable-rate loans, all of which ACM receives lower fees from.

        Originated mortgage servicing rights increased $8.0 million, or 20% for 2015 as compared to 2014, primarily due to the significant increase in agency loan sales in 2015 compared to 2014, partially offset by a decrease in OMSR income as a percentage of loan sales volume ("OMSR rate"). The OMSR rate declined 19 basis points in 2015 as compared to 2014, as a result of a significant increase in Freddie Mac loan volume in 2015, which have lower servicing fees.

        Servicing revenue, net increased $4.4 million, or 19%, for 2015 as compared to 2014, primarily due to a 21% increase in ACM's servicing portfolio from $9.0 billion at December 31, 2014 to $10.9 billion at December 31, 2015.

Expenses

        Interest expense increased by $3.5 million, or 97%, for 2015 as compared to 2014, primarily due to a higher average warehouse balance in 2015 as compared to 2014 due to the aforementioned increase in agency loan origination volume combined with an increase in financing of ACM's GSE collateral funding requirements.

        Employee compensation and benefits expense increased $6.8 million, or 14%, for 2015 as compared to 2014, primarily due to higher originator commission costs and increased operations related staffing costs due to a significant increase in originations in 2015 compared to 2014.

        Selling and administrative expense increased $3.4 million, or 30%, for 2015 as compared to 2014, primarily attributable to increases in professional fees of $1.0 million, computer software and maintenance of $0.7 million, rent expense of $0.5 million, travel related expenses of $0.5 million as well as marketing related expenses of $0.4 million. The increase in professional fees was due to underwriting services associated with increased originations in 2015 compared to 2014. The increase in computer software and maintenance primarily related to a servicing system software upgrade. The increases in rent, travel and marketing are associated with the growth of ACM's origination volume and servicing portfolio in 2015.

        Provision for loss sharing increased by $1.2 million, or 45%, for 2015 as compared to 2014, due to an increase in the provision related to Fannie Mae loss sharing obligations primarily resulting from an increase in the Fannie Mae servicing loan portfolio from loan sales of $1.9 billion in 2015 as compared to $1.6 billion in 2014.

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

Revenues

        Interest earned increased $1.9 million, or 42%, for 2014 as compared 2013, primarily due to an increase in the average daily balance of ACM's loans held-for-sale, as a result of a 28% increase in its agency origination volume during 2014 as compared to 2013, as well as an increase in rates on new originations in 2014.

        Fee-based services, including gain on sales, net increased $9.3 million, or 29% for 2014 as compared to 2013, primarily due to a 21% increase in loan sales from $1.9 billion in 2013 to $2.3 billion in 2014, combined with a 6% increase in sales margin from 170 basis points in 2013 to 181 basis points in 2014. The increase was primarily due to increased sales margins on ACM's Fannie Mae and conduit loan sales in 2014 as compared to 2013.

        Originated mortgage servicing rights increased $1.0 million, or 3% for 2014 as compared to 2013, primarily due to a 15% increase in Fannie Mae loan sales in 2014, partially offset by a decrease in OMSR rate on Fannie Mae loans in 2014, as compared to 2013.

        Servicing revenue, net increased $4.5 million, or 24%, for 2014 as compared to 2013, primarily due to a 17% increase in ACM's servicing portfolio from $7.7 billion at December 31, 2013 to $9.0 billion at December 31, 2014. Additionally, ACM's servicing portfolio's weighted average servicing fee increased from 47 basis points at December 21, 2013 to 48 basis points at December 31, 2014.

Expenses

        Employee compensation and benefits expense increased $5.5 million, or 13%, for 2014 as compared to 2013, primarily due to higher originator commission costs and increased operations related staffing costs due to a significant increase in originations in 2014 compared to 2013.

Liquidity and Capital Resources

Sources and Uses of Liquidity

        Liquidity is a measure of the ACM Agency Business's ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain its assets and operations, make distributions and other general business needs. The ACM Agency Business's primary sources of cash generally consist of unused borrowing capacity under its credit facilities, servicing fees from its MSR portfolio, fee income from loan sales and other cash generated from its operating activities. The ACM Agency Business's cash flow needs consist of:

  •
  Liquidity necessary to fund mortgage loans, primarily funded by short-term warehouse financing

  •
  Day-to-day operating cash flows, including operating expenses of the business, debt service payments and servicing advances related to its agency loans

  •
  Satisfaction of collateral requirements under the Fannie Mae DUS risk-sharing agreement and as an approved designated seller/servicer of Freddie Mac's SBL Program

  •
  Working capital to meet the operational liquidity requirements of the GSE agencies and warehouse facility lenders

  •
  Risk-sharing obligations on loans originated under the Fannie Mae DUS program

        Historically, the ACM Agency Business's cash flows from operations and warehouse facilities have been sufficient to enable it to meet its short-term liquidity needs and other funding requirements. ACM believes its existing sources of funds will be adequate for meeting its short-term and long-term liquidity needs for the foreseeable future.

        The following table sets forth changes in cash and cash equivalents:

				Change
	Years Ended December 31,
				2015 vs. 2014	2014 vs. 2013
(in thousands)	2015	2014	2013
Net cash provided by / (used in) operating activities	$23,743	$(60,093)	$70,964	$83,836	$(131,057)
Net cash (used in) / provided by investing activities	(25,099)	20,135	(4,775)	(45,234)	24,910
Net cash provided by / (used in) financing activities	3,525	59,169	(59,243)	(55,644)	118,412

Net increase (decrease) in cash and cash equivalents	2,168	19,211	6,947	(17,043)	12,264
Cash and cash equivalents at beginning of year	39,060	19,849	12,902	19,211	6,947

Cash and cash equivalents at end of year	$41,228	$39,060	$19,849	$2,168	$19,211

        Changes in cash flows from operations were driven primarily by the timing of loans held-for-sale acquired and sold. Such loans are held for short periods of time, generally less than 60 days, and impact cash flows presented as of a point in time. Excluding cash flows from the origination and sale of loans, the change in cash flows provided by operations was $14.9 million from 2014 to 2015 and $16.9 million from 2013 to 2014, primarily due to an increase in profitability.

        The decrease in cash flows from investing activities from 2014 to 2015 was primarily attributable to cash flows used in and provided by the ACM Agency Business's restricted cash GSE agency requirements. In 2015, cash used for restricted cash funding increased primarily due to cash collateral of $20.6 million posted in satisfaction of the SBL Program requirements. In 2014, ACM replaced cash collateral posted to satisfy its Fannie Mae restricted cash requirements with a $30.0 million letter of credit. The increase in cash flows from investing activities from 2013 to 2014 was primarily attributable to the aforementioned replacement of its restricted cash collateral with a letter of credit.

        The decrease in cash flows from financing activities from 2014 to 2015 was due in part to the timing of credit facility financings of the ACM Agency Business's loans held-for-sale acquired and sold and the impact on cash flows presented as of a point in time as well as the partial financing of the SBL Program cash collateral requirements totaling $15.7 million at December 31, 2015. Excluding cash flows from these credit facilities, the change in cash flows used in financing activities was $11.0 million from 2014 to 2015, primarily due to an increase in distributions year over year. The increase in cash flows from financing activities from 2013 to 2014 was also due in part to the timing of credit facility financings of ACM's loans held-for-sale combined with repayment of a $5.0 million term loan in 2014 which was used to finance a portion of ACM's Fannie Mae restricted cash requirement. Excluding cash flows from these credit facilities, the change in cash flows used in financing activities was $25.6 million from 2013 to 2014, primarily due to an increase in net distributions year over year.

Restricted Cash and Agency Requirements

        Due to the nature of the ACM Agency Business's mortgage banking activities, it is subject to supervision by certain regulatory agencies. Among other things, these agencies require the business to meet certain minimum net worth, operational liquidity and restricted liquidity collateral requirements, and compliance with reporting requirements. ACM's adjusted net worth and liquidity required by the agencies at December 31, 2015 and 2014 exceeded these requirements.

        ACM is generally required to share the risk of any losses associated with loans sold under the Fannie Mae DUS program, and as such, ACM is required to secure this obligation by assigning cash collateral and/or a letter of credit to Fannie Mae. The amount of collateral required by Fannie Mae is a formulaic calculation at the loan level and considers the balance of the loan, the risk level of the loan, the age of the loan, and the level of risk-sharing. Fannie Mae requires restricted liquidity for Tier 2 loans of 75 basis points, which is funded over a 48-month period that begins upon delivery of the loan to Fannie Mae. As of December 31, 2015, ACM met the restricted liquidity requirement with a $33.5 million letter of credit and $0.9 million of cash collateral. Additionally, substantially all of the loans for which ACM has risk sharing are Tier 2 loans.

        As of December 31, 2015, restricted liquidity requirements for the December 31, 2015 Fannie Mae DUS loan portfolio will require ACM to fund $19.0 million in additional restricted liquidity over the next 48 months, assuming no further principal paydowns, prepayments, or defaults within ACM's at risk portfolio. Fannie Mae periodically reassesses these collateral requirements and may make changes to these requirements in the future. ACM generates sufficient cash flow from its operations to meet these capital standards and does not expect any changes to have a material impact on its future operations; however, future changes to collateral requirements may adversely impact ACM's available cash.

        As of December 31, 2015, the ACM Agency Business's cash and cash equivalents balance exceeded the requirement to maintain at least $9.6 million of liquid assets to meet its operational liquidity requirements for Fannie Mae.

        ACM is subject to various capital requirements in connection with seller/servicer agreements that ACM has entered into with secondary market investors. Failure to maintain minimum capital requirements could result in ACM's inability to originate and service loans for the respective investor and, therefore, could have a direct material effect on the ACM Agency Business's combined financial statements. As of December 31, 2015, ACM met all capital amounts required for capital adequacy purposes.

Credit Facilities

        ACM funds loans that it originates related to the GSE and HUD programs through several committed and uncommitted warehouse lines of credit and are primarily secured by ACM's loans held for sale. Additionally, ACM has other credit arrangements it has entered into to meet various operational liquidity needs. These credit facilities consist of the following:

	December 31, 2015
Credit Facilities	Debt Principal Balance	Debt Carrying Value	Weighted Average Note Rate	Maturity Dates
$150 million warehouse line of credit	$128,582,653	$128,358,137	1.93%	Nov. 2016
$150 million warehouse line of credit	62,716,000	62,527,212	1.93%	Aug. 2016
$200 million multifamily as soon as pooled plus agreement	56,621,000	56,621,000	1.53%	Uncommitted
$100 million warehouse line of credit	21,944,900	21,943,242	1.93%	Jun. 2016

Warehouse lines—GSE	269,864,553	269,449,591	1.85%
Facility agreement	15,720,403	15,703,736	4.44%	May 2017
$3.1 million master security agreement	3,105,456	3,105,456	3.18%	Jun./Oct. 2020

Total	$288,690,412	$288,258,783	2.00%

        ACM has three warehouse lines of credit with three different financial institutions to finance GSE loan originations prior to sale. As of December 31, 2015, these three facilities had a combined commitment of $400 million, interest at a variable rate based on LIBOR, maturities ranging from June to November of 2016 and as collateral, the financial institutions have a security interest in the underlying mortgage notes. The warehouse lines are generally one-year commitments that renew annually and are subject to various financial covenants and restrictions under the terms of each facility. ACM's ability to originate mortgage loans depends upon its ability to secure and maintain these types of short-term financing on acceptable terms.

        Since 2008, ACM has continued use of a $200 million Multifamily As Soon as Pooled Plus ("MASAP") agreement with Fannie Mae. The agreement has no commitment amount or expiration date and interest is based on a spread over LIBOR (with a LIBOR Floor of 0.35%). The MASAP provides ACM with another warehousing credit facility for mortgage loans that are to be sold and serviced under the Fannie Mae DUS program.

        As an approved designated seller/servicer of Freddie Mac's SBL Program, ACM is required to post collateral to ensure that it is able to meet certain purchase and loss obligations required by this program. ACM has a facility agreement with a third party investor for the purpose of funding a portion of this SBL Program collateral requirement. In addition, as part of this agreement, the third party investor has agreed to meet certain purchase obligations under the SBL Program. The facility bears interest at a fixed rate and matures in May 2017.

        ACM has a master security agreement with a financial institution to finance up to $3.3 million for the renovation of its corporate office. The facility bears interest at a fixed rate, requires monthly amortization payments and matures in 2020.

        ACM has a letter of credit of up to $35.0 million which is used to satisfy its restricted cash requirements in accordance with the terms of the loss sharing agreement with Fannie Mae. The letter of credit bears interest at a fixed rate, matures in December 2017, has two one-year extension options and is collateralized by ACM's servicing revenue as approved by Fannie Mae.

        Each of the credit facilities contains various financial covenants and restrictions, including minimum tangible net worth, debt to equity ratio, debt service coverage ratio and a minimum servicing portfolio. ACM was in compliance with all financial covenants and restrictions at December 31, 2015 and 2014.

Financial Instruments with Off-Balance-Sheet Risk

        ACM enters into financial instruments with off-balance-sheet risk in the normal course of business through the origination and sale of mortgage loans and the management of potential loss exposure caused by fluctuations of interest rates. Financial instruments with off-balance-sheet risk include commitments to extend credit and mandatory forward commitments. These instruments involve, to varying degrees, elements of credit and interest rate risk. ACM manages credit risk by entering into agreements only with Wall Street investment bankers having primary dealer status and with permanent investors meeting our standards. At any time, ACM's risk, in the event of default by the purchaser, is the difference between the contract price and current market price.

        Until a locked interest rate commitment is extended by ACM to a borrower, ACM has no interest rate risk.

        Simultaneous to a locked interest rate commitment being extended, ACM enters into mandatory forward commitments used to minimize interest rate exposure on loans held-for-sale and loan commitments which have been rated locked. As of December 31, 2015, there were ten commitments outstanding to borrowers that had a locked interest rate and corresponding mandatory forward commitments totaling approximately $46.9 million. As of December 31, 2014, there were four commitments outstanding to borrowers that had a locked interest rate and corresponding mandatory forward commitments totaling approximately $53.3 million. At both December 31, 2015 and 2014, the values of these commitments were de minimus.

Contractual Obligations

        The ACM Agency Business has contractual obligations to make future payments on credit facilities and lease agreements. Maturities of credit facilities as well as minimum annual operating lease payments under leases with a term in excess of one year in effect as of December 31, 2015 are as follows:

Year	Credit Facility Maturities	Minimum Annual Operating Lease Payments	Total
2016	$269,864,553	$3,184,986	$273,049,539
2017	15,720,403	3,097,858	18,818,261
2018	—	3,543,485	3,543,485
2019	—	3,214,504	3,214,504
2020	3,105,456	2,727,385	5,832,841
Thereafter	—	6,962,397	6,962,397

	$288,690,412	$22,730,615	$311,421,027

New/Recent Accounting Pronouncements

        There were no accounting standards that were issued and required to be implemented that were not implemented that would have or are expected to have a material impact on the financial position or results of the ACM Agency Business as of December 31, 2015. See Combined Financial Statements of the Carve-Out Agency Business of Arbor Commercial Mortgage, LLC and Subsidiaries included herein for a description of recent accounting pronouncements that are effective for us in future periods.

Quantitative and Qualitative Disclosures About Market Risk

        ACM is not currently exposed to interest rate risk during the loan commitment, closing and delivery process. The sale or placement of each loan to an investor is negotiated prior to closing on the loan with the borrower, and the sale or placement is effectuated within 60 days of closing. The coupon rate for the loan is set after ACM has established the interest rate with the investor.

        Some of ACM's assets and liabilities are subject to changes in interest rates. The borrowing cost of ACM's warehouse facilities are based on LIBOR. ACM's loans held sale are predominately fixed rate loans. Therefore, a 100 basis point increase in 30-day LIBOR would decrease the ACM Agency Business's annual net interest income by approximately $2.7 million based on outstanding warehouse balances as of December 31, 2015, compared to $2.3 million as of December 31, 2014. A decrease in 30-day LIBOR to zero would increase the ACM Agency Business's annual net interest income by approximately $1.0 million based on outstanding warehouse balances as of December 31, 2015, compared to $0.2 million as of December 31, 2014

        Earnings on escrow balances are generally based on a negotiated fixed rate that may be indirectly associated with interest rate benchmarks such as LIBOR. Therefore, while changes in benchmark rates such as LIBOR may increase or decrease the ACM Agency Business's annual earnings in the future, the changes may not necessarily move in direct correlation with such interest rate benchmarks.

        The fair value of ACM's MSRs is subject to market risk. A 100 basis point increase or decrease in the weighted average discount rate would decrease or increase, respectively, the fair value of ACM's MSRs by approximately $6.7 million as of December 31, 2015 compared to approximately $5.0 million as of December 31, 2014.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma consolidated balance sheet is presented as if the Proposed Acquisition had occurred on December 31, 2015. The unaudited pro forma consolidated statement of income for the year ended December 31, 2015 is presented as if the Proposed Acquisition had occurred on January 1, 2015.

        The accompanying unaudited pro forma consolidated financial statements are based on the historical financial statements of the Company after giving pro forma effect to the Company's acquisition of the ACM Agency Business and related assets, liabilities and personnel.

        The unaudited pro forma consolidated financial statements have been prepared using the historical consolidated financial statements of the Company and the ACM Agency Business. The unaudited pro forma consolidated financial information, including the notes thereto, should be read in conjunction with the following historical financial statements and accompanying notes for the applicable periods, which are incorporated by reference or included in this proxy statement:

  •
  The Company's audited consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K which we filed with the SEC on February 26, 2016 (incorporated by reference); and

  •
  The audited carve-out financial statements of the ACM Agency Business for the year ended December 31, 2015 included herein.

        The unaudited pro forma consolidated financial information has been prepared by management and is based upon available information, preliminary estimates and certain assumptions that management believes are reasonable and factually supportable to reflect the effects of the Proposed Acquisition. The unaudited pro forma consolidated financial information is preliminary and is being furnished solely for informational purposes and, therefore, is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved by the consolidated company for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position of the consolidated company that may occur in the future.

        The unaudited pro forma consolidated financial statements have been prepared using the acquisition method of accounting for business combinations under accounting principles generally acceptable in the United States, or GAAP. The unaudited pro forma adjustments related to the Proposed Acquisition are preliminary and do not reflect the final purchase price or final debt and equity components of the Proposed Acquisition. The completion of the valuation, accounting for the Proposed Acquisition, the allocation of the purchase price and the impact of ongoing integration activities could cause significant differences in the purchase price, debt and equity components and allocation of the purchase price, which may affect the value assigned to the tangible or intangible assets and amount of depreciation and amortization expense recorded in the consolidated statement of income.

        The unaudited pro forma consolidated financial statements do not reflect any non-recurring revenues or charges related to integration activity that may be incurred by the Company or the ACM Agency Business with respect to the Proposed Acquisition. The unaudited pro forma consolidated financial statements also does not reflect any cost savings or synergies that we may realize after the consummation of the Proposed Acquisition.

ARBOR REALTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of December 31, 2015

(In thousands, except share and per share data)

	Historical ART	Historical Agency Business	Pro Forma Adjustments		Pro Forma Total
Assets:
Cash and cash equivalents	$188,709	$41,228	$(109,162)	A	$120,775
Restricted cash	48,301	21,484	(857)	B	68,928
Loans held-for-sale	—	268,918	3,158	C	272,076
Loans and investments, net	1,450,334	—	—		1,450,334
Available-for-sale securities, at fair value	2,022	—	—		2,022
Investments available-for-sale	—	2,676	—		2,676
Investments in equity affiliates	30,870	—	—		30,870
Real estate owned, net	60,846	—	—		60,846
Real estate held-for-sale, net	8,669	—	—		8,669
Due from related party	8,082	—	—		8,082
Capitalized mortgage servicing rights, net	—	155,750	52,771	D	208,521
Goodwill	—	—	17,663	E	17,663
Intangible assets	—	—	45,030	F	45,030
Property and equipment, net	—	4,801	—		4,801
Other assets	29,559	3,486	—		33,045

Total assets	$1,827,392	$498,343	$8,603		$2,334,338

Liabilities and Equity:
Credit facilities and repurchase agreements	$136,252	$288,259	$431	G	$424,942
Related party financing	—	—	50,000	H	50,000
Collateralized loan obligations	758,900	—	—		758,900
Senior unsecured notes	93,765	—	—		93,765
Junior subordinated notes	157,117	—	—		157,117
Mortgage note payable—real estate owned	27,155	—	—		27,155
Accounts payable and accrued expenses	—	22,209	—		22,209
Due to related party	3,428	—	—		3,428
Due to borrowers	34,630	—	—		34,630
Allowance for loss-sharing obligations	—	28,564	—		28,564
Other liabilities	51,054	—	—		51,054

Total liabilities	1,262,301	339,032	50,431		1,651,764

Noncontrolling interest in Operating Partnership	—	—	124,807	I	124,807
Equity:
Preferred stock	89,296	—	192	I	89,488
Common stock, $0.01 par value	510	—	—		510
Additional paid-in capital	616,244	—	—		616,244
Accumulated deficit	(136,118)	—	(7,516)	J	(143,634)
Accumulated other comprehensive loss	(4,841)	—	—		(4,841)
Invested equity	—	159,311	(159,311)	K	—

Total equity	565,091	159,311	(166,635)		557,767

Total liabilities and equity	$1,827,392	$498,343	$8,603		$2,334,338

The accompanying notes are an integral part of these combined financial statements.

ARBOR REALTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2015

(In thousands, except share and per share data)

	Historical ART	Historical Agency Business	Pro Forma Adjustments		Pro Forma Total
Interest income	$106,769	$10,126	$—		$116,895
Other interest income, net	7,884	—	—		7,884
Interest expense	49,720	7,070	3,750	L	60,540

Net interest income	64,933	3,056	(3,750)		64,239

Other revenue:
Property operating income	27,666	—	—		27,666
Fee-based services, including gain on sales, net	—	51,317	—		51,317
Originated mortgage servicing rights	—	47,614	—		47,614
Servicing revenue, net	—	27,822	(7,229)	M	20,593
Other income, net	270	—	—		270

Total other revenue	27,936	126,753	(7,229)		147,460

Other expenses:
Employee compensation and benefits	17,500	54,616	(5,835)	N	66,281
Selling and administrative	12,526	14,626	(3,515)	O	23,637
Property operating expenses	23,238	—	—		23,238
Depreciation and amortization	5,436	—	8,445	P	13,881
Provision for loss sharing	—	3,785	—		3,785
Provision for loan losses (net of recoveries)	4,467	—	—		4,467
Management fee—related party	10,900	—	5,343	Q	16,243

Total other expenses	74,067	73,027	4,438		151,532

Income from operations, net	18,802	56,782	(15,417)		60,167
Gain on acceleration of deferred income	19,172	—	—		19,172
Loss on termination of swaps	(4,630)	—	—		(4,630)
Gain on sale of real estate	7,784	—	—		7,784
Income from equity affiliates	12,301	—	—		12,301
Provision for income taxes	—	—	(6,300)	R	(6,300)

Net income	53,429	56,782	(21,717)		88,494
Preferred stock dividends	7,554	—	—		7,554
Net income attributable to noncontrolling interest	—	—	22,208		22,208

Net income attributable to common stockholders	$45,875	$56,782	$(43,925)		$58,732

Basic earnings per common share	$0.90				$1.15

Diluted earnings per common share	$0.90				$1.15

Weighted average number of shares of common stock outstanding:
Basic	50,857,750		—		50,857,750

Diluted	51,007,328		19,230,769	S	70,238,097

The accompanying notes are an integral part of these combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Note 1—Description of Transaction

        On February 25, 2016, the Company, along with its operating partnership, Arbor Realty Limited Partnership (the "Partnership"), and its taxable REIT subsidiary, entered into an asset purchase agreement (the "Purchase Agreement") to acquire the ACM Agency Business (as described below) for $250.0 million. Arbor Commercial Mortgage ("ACM") is the Company's external manager and a related party to the Company. The purchase price is to be paid 50% in cash and 50% in units of limited partnership interest in the Partnership which are redeemable for cash, or at the Company's option, for shares of the Company's common stock on a one-for-one basis ("OP Units"). The equity component of the purchase price consists of 19.23 million OP Units which was based on a stock price of $6.50 per share. Each of the OP Units will be paired with a share of the Company's newly-designated Special Voting Preferred Stock which will entitle ACM to one vote per share on any matter submitted to a vote of the Company's stockholders. The OP Units are entitled to receive distributions if and when the Company's Board of Directors authorizes and declares common stock distributions. The purchase price is subject to potential adjustment based on changes in the value of ACM's servicing portfolio being acquired on the closing date. ACM has offered the option, at the discretion of the Special Committee of the Company's board of directors, to provide for up to $50.0 million of financing to satisfy a portion of the cash consideration to be paid by the Company. All ACM employees directly related to the ACM Agency Business (approximately 230 employees) will become employees of the Company following the consummation of the Proposed Acquisition.

        The "ACM Agency Business" is comprised of its (i) underwriting, originating, selling and servicing multifamily mortgages under the Federal National Mortgage Association ("Fannie Mae") delegated underwriting and servicing ("DUS"), U.S. Department of Housing and Urban Development ("HUD")/Federal Housing Administration ("FHA"), Government National Mortgage Association ("GNMA"), Federal Home Loan Mortgage Corporation ("Freddie Mac") and conduit/commercial mortgage-backed securities ("CMBS") programs, and (ii) certain assets and liabilities primarily consisting of the mortgage servicing rights related to the agency servicing portfolio, agency loans held for sale, warehouse financing of agency loans held for sale and other assets and liabilities directly related to the ACM Agency Business.

        In addition, pursuant to the Purchase Agreement, ACM has provided a two year option for the Company to purchase the existing Management Agreement and fully internalize the Company's management structure for $25.0 million (increasing to $27.0 million in the second year). The exercise of this option is at the discretion of the special committee of the Company's board of directors, which has no obligation to exercise its option, and as such, this option is not included in the pro forma consolidated financial information.

        The transactions contemplated pursuant to the Purchase Agreement will require certain government and GSE approvals as well as a vote of the stockholders of ART and other third party approvals. These transactions are expected to close during the third quarter of 2016; however, there can be no assurances that these transactions will be completed during this period or at all.

        The expected sources for the purchase price of the Proposed Acquisition are as follows (in thousands):

Issuance of 19,230,769 OP Units at $6.50 per share	$125,000
Cash on hand	75,000
Borrowings from seller financing	50,000

Total Sources	$250,000

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (Continued)

Note 2—Fair Value of Assets Acquired, Liabilities Assumed and Calculation of Goodwill

        The total purchase price has been allocated in the accompanying unaudited pro forma consolidated financial statements based upon (i) the amounts reported in the historical carve-out financial statements of the ACM Agency Business for any assets that are reported at fair value in accordance with ACM's historical accounting policies, or (ii) management's preliminary estimates of fair value. The allocation of the ACM Agency Business's tangible and intangible assets and liabilities under this methodology as if the Proposed Acquisition occurred on December 31, 2015, is as follows (in thousands):

Assets Acquired
Cash and cash equivalents	$41,228
Less: Working capital adjustment	(26,645)
Restricted cash	21,484
Less: Fannie Mae restricted cash	(857)
Loans held-for-sale	272,076
Investments available-for-sale	2,676
Capitalized mortgage servicing rights, net	208,521
Finite-lived intangible assets(a)	37,861
Infinite-lived intangible assets(a)	7,169
Property and equipment, net	4,801
Other assets	3,486
Liabilities Assumed
Credit facilities and repurchase agreements	(288,690)
Accounts payable and accrued expenses	(22,209)
Allowance for loss-sharing obligations	(28,564)

Net assets acquired	$232,337

(a)
The following table summarizes the estimated fair values of the Company's identifiable intangible assets and their estimated useful lives and uses a straight line method of amortization (dollars in thousands), if applicable:

	Estimated Fair Value	Estimated Useful Life in Years	Annual 2015 Amortization Expense
Finite-lived intangible assets:
Broker relationships	$33,737	5.0	$6,747
Borrower relationships	4,124	5.0	825

	$37,861	5.0	$7,572

Infinite-lived intangible assets:
Fannie Mae DUS license	$6,061
Freddie Mac Program Plus license	554
FHA license	554

	$7,169

        These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts that will be calculated after completing a detailed valuation analysis, and the difference could

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (Continued)

Note 2—Fair Value of Assets Acquired, Liabilities Assumed and Calculation of Goodwill (Continued)

have a material impact on the accompanying unaudited pro forma consolidated financial statements. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill of approximately $4.5 million and annual amortization expense of approximately $0.8 million.

        Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets acquired and liabilities assumed. This determination of goodwill is preliminary, and is subject to change when the evaluation is complete. A preliminary determination of the goodwill is as follows (in thousands):

Total purchase price	$250,000
Preliminary estimate of the fair value of net assets acquired	(232,337)

Goodwill	$17,663

Note 3—Pro Forma Adjustments

        The pro forma adjustments included in the accompanying information do not reflect the final purchase price, or final components of debt and equity contemplated in the Proposed Acquisition. The allocation of consideration transferred to the various tangible and intangible assets acquired and liabilities assumed is preliminary and is subject to change.

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2015:

A)
To reflect the planned cash consideration payment of $75.0 million upon consummation of the Proposed Acquisition. Adjustment also reflects a $26.6 million reduction to the ACM cash balance pursuant to the terms of the excess working capital adjustment outlined in the Purchase Agreement. Additionally, adjustment reflects a $7.5 million reduction representing the estimated remaining transaction costs related to the Proposed Acquisition.

B)
To reflect $0.9 million of cash posted as collateral under the Fannie Mae DUS program refunded to ACM. As per the Purchase Agreement, ACM is entitled to any Fannie Mae restricted cash less than or equal to $2.5 million.

C)
To reflect the preliminary fair value adjustment necessary to write-up Loans held-for-sale to equal the independent third party estimated fair value of $272.1 million at December 31, 2015.

D)
To reflect the preliminary fair value adjustment necessary to write-up capitalized mortgage servicing rights, net to equal the independent third party estimated fair value of $208.5 million at December 31, 2015. The fair value adjustment includes estimated capitalized mortgage servicing rights of $5.5 million related to the ACM Agency Business's loans held-for-sale at December 31, 2015.

E)
To reflect the establishment of goodwill of $17.7 million estimated as a result of the preliminary purchase price allocation detailed above.

F)
To reflect the preliminary purchase price allocation recognition of certain intangible assets including broker and borrower relationships and all GSE licenses (see Note 2 above).

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (Continued)

Note 3—Pro Forma Adjustments (Continued)

G)
To reflect the fair value adjustment necessary to write-up credit facilities and repurchase agreements to equal the independent third party estimated fair value of $288.7 million at December 31, 2015.

H)
To reflect the planned financing and cash consideration payment of $50.0 million upon consummation of the Proposed Acquisition. In connection with the closing of the Proposed Acquisition, a subsidiary of the Company anticipates entering into a $50.0 million preferred equity interest financing with ACM, which will be used to satisfy a portion of the cash component of the purchase price. This debt will have a five year maturity with an expected interest pay rate of 7% for the first six months, 8% for the next year, and increasing by 1% per annum thereafter. Additionally, after 18 months, the principal balance due is scheduled to increase over time with $62.5 million due if the debt remained outstanding until the end of the five-year term.

I)
To reflect the value of the approximately 19.23 million OP Units to be issued at an offering price of $6.50 to satisfy the stock portion of the total consideration ($250.0 million purchase price of which $125.0 million is in cash and $125.0 million is in stock). Each of these OP Units are paired with one share of the Company's Special Voting Preferred Stock having a par value of $0.01 per share and entitling ACM to one vote on any matter submitted to the Company's stockholders.

J)
To reflect $7.5 million of estimated remaining transaction costs related to the Proposed Acquisition (see Note A).

K)
To reflect the elimination of the ACM Agency Business of ACM's Members' capital balance in combination.

Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2015:

L)
To reflect the additional interest expense associated with the planned financing of $50.0 million upon consummation of the Proposed Acquisition (see Note H above). The debt is expected to have an interest rate of 7.00% for the first six months and 8.00% for the following year. The adjustment of $3.8 million is based on the $50.0 million principal balance and an average interest rate of 7.50%.

M)
To reflect an increase in amortization of originated mortgage servicing rights based on a projected fair value adjustment to capitalized mortgage servicing rights, net on the balance sheet over the estimated life of approximately 7.3 years.

N)
To reflect the reallocation of compensation related to certain employees based on the portion of their allocable time spent working on the ACM Agency Business, which was previously recorded in employee compensation and benefits on the historical financial statements of the ACM Agency Business. As a result of the Proposed Acquisition, these employees will be retained by ACM and their allocable portion of time spent working on the ACM Agency Business will be charged through the management fee (see Note Q below).

O)
To reflect a $3.1 million decrease for one-time transaction costs recorded in 2015 related to the Proposed Acquisition. Additionally, the adjustment includes a $0.9 million decrease related to the reclassification of depreciation (see Note P below). These decreases were partially offset by a $0.5 million reallocation of the selling and administrative portion of the management fee (see Note Q below). The pro forma adjustment represents the increase in selling and administrative

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (Continued)

Note 3—Pro Forma Adjustments (Continued)

  expenses related to non-compensation costs (i.e. rent, utilities) that are captured within the management fee.

P)
To reflect a $7.5 million increase in amortization of intangibles calculated as the pro forma adjustment to certain intangible assets on the balance sheet (see Note F above) divided by the useful life of those assets in years. The useful life is estimated as five years for both broker and borrower relationships. All other intangible assets, such as all GSE licenses and goodwill are considered to have an indefinite life and are not subject to amortization. Additionally, adjustment reflects $0.9 million related to the reclassification of depreciation from selling and administrative expenses. Depreciation was originally recorded as part of selling and administrative expenses on the ACM Agency Business's historical financial statements.

Q)
To reflect the reallocation of compensation and selling and administrative expenses (see Notes N & O above), resulting in a net increase to the management fee upon consolidation.

R)
To reflect the estimated income tax provision of $6.3 million related to the ACM Agency Business's historical net income for 2015, which represents an estimated effective tax rate for the ACM Agency Business of approximately 11%.

S)
To reflect the issuance of approximately 19.23 million OP Units in connection with the Proposed Acquisition (see Note I above).

OTHER MATTERS

        Our Board does not know of any other matters to be presented for action at the Special Meeting other than those listed and referred to herein. Under Maryland law and our Bylaws, no matter may be properly presented at the Special Meeting except as specifically designated in the Notice of Special Meeting of Stockholders.

OTHER INFORMATION

Householding of Proxy Materials

        If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as "householding." If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to [    •    ] or by calling [    •    ]. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attention: Investor Relations, or by calling (516) 506-4200. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.

Additional Copies of Materials

        Additional copies of this proxy statement, our annual report to stockholders or our Annual Report on Form 10-K for the year ended December 31, 2015 will be furnished without charge upon written request to: Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attn: Investor Relations. If requested by eligible stockholders, we will provide copies of exhibits to our annual report on Form 10-K for the year ended December 31, 2015 for a reasonable fee.

 WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" the information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents. Information incorporated by reference is part of this proxy statement. Later information filed with the SEC will update and supersede this information.

        This proxy statement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016;

  •
  our Definitive Proxy Statement filed with the SEC on April [    •    ], 2016 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015);

  •
  our Current Reports on Form 8-K filed with the SEC on February 13, 2015, March 2, 2015, March 6, 2015, May 1, 2015, May 21, 2015, July 31, 2015, August 20, 2015, November 6, 2015, February 25, 2016, February 26, 2016, March 1, 2016 and March 2, 2016; and

  •
  the description of our common stock included in our Registration Statement on Form S-3 filed with the SEC on June 21, 2013.

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and up to the date of the Special Meeting. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

        You may obtain copies of any of these filings by contacting us as described below, or you may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the SEC's website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the internet at:

Arbor Realty Trust, Inc.
333 Earle Ovington Boulevard, Suite 900
Uniondale, New York, 11553
(516) 506-4200
Attn: Investor Relations
Website: http://www.arborrealtytrust.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROXY STATEMENT.

INDEX TO COMBINED FINANCIAL STATEMENTS OF THE CARVE-OUT AGENCY BUSINESS OF
ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES

Report of Independent Certified Public Accountants	F-2
The Carve-Out Agency Business of Arbor Commercial Mortgage, LLC and Subsidiaries Combined Balance Sheets	F-3
The Carve-Out Agency Business of Arbor Commercial Mortgage, LLC and Subsidiaries Combined Statements of Income	F-4
The Carve-Out Agency Business of Arbor Commercial Mortgage, LLC and Subsidiaries Combined Statements of Changes in Invested Equity	F-5
The Carve-Out Agency Business of Arbor Commercial Mortgage, LLC and Subsidiaries Combined Statements of Cash Flows	F-6
The Carve-Out Agency Business of Arbor Commercial Mortgage, LLC and Subsidiaries Notes to Combined Financial Statements December 31, 2015	F-7

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of Arbor Commercial Mortgage, LLC and Subsidiaries

        We have audited the accompanying combined balance sheets of the Carve-Out Agency Business of Arbor Commercial Mortgage, LLC and subsidiaries, as of December 31, 2015 and 2014, and the related combined statements of income, changes in invested equity, and cash flows for each of the three years ended December 31, 2015, and the related notes to the combined financial statements.

Management's responsibility for the financial statements

        Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's responsibility

        Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, based on our audits, the combined carve out financial statements referred to above present fairly, in all material respects, the financial position of the Carve-Out Agency Business of Arbor Commercial Mortgage, LLC and subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the three years ended December 31, 2015 in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

New York, New York

March 31, 2016

THE CARVE-OUT AGENCY BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND
SUBSIDIARIES

COMBINED BALANCE SHEETS

	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$41,227,812	$39,059,530
Restricted cash	21,484,553	—
Loans held-for-sale	268,918,415	250,843,672
Investments available-for-sale	2,675,992	—
Capitalized mortgage servicing rights, net	155,749,764	137,430,760
Other assets	3,485,820	4,287,169
Property and equipment, net	4,800,797	1,926,138

Total assets	$498,343,153	$433,547,269

LIABILITIES AND INVESTED EQUITY
Credit facilities	$288,258,783	$250,978,379
Accounts payable and accrued expenses	22,208,831	20,259,561
Allowance for loss-sharing obligations	28,564,318	26,747,435

Total liabilities	339,031,932	297,985,375
Invested equity	159,311,221	135,561,894

Total liabilities and invested equity	$498,343,153	$433,547,269

The accompanying notes are an integral part of these combined financial statements.

THE CARVE-OUT AGENCY BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND
SUBSIDIARIES

COMBINED STATEMENTS OF INCOME

	Year Ended December 31,
	2015	2014	2013
REVENUES
Interest earned	$10,126,362	$6,604,800	$4,661,562
Fee-based services, including gain on sales, net	51,317,161	40,966,590	31,660,933
Originated mortgage servicing rights	47,613,684	39,591,436	38,562,283
Servicing revenue, net	27,821,577	23,444,850	18,906,111

Total revenue	136,878,784	110,607,676	93,790,889

EXPENSES
Interest expense	7,069,803	3,591,556	3,508,154
Employee compensation and benefits	54,616,324	47,822,993	42,336,822
Selling and administrative	14,626,542	11,256,941	10,959,107
Provision for loss sharing	3,784,505	2,616,325	2,630,969

Total expenses	80,097,174	65,287,815	59,435,052

Net income	$56,781,610	$45,319,861	$34,355,837

The accompanying notes are an integral part of these combined financial statements.

THE CARVE-OUT AGENCY BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND
SUBSIDIARIES

COMBINED STATEMENTS OF CHANGES IN INVESTED EQUITY

Invested Equity
Balance—December 31, 2013	$112,093,332
Withdrawals and distributions	(21,851,299)
Net income	45,319,861

Balance—December 31, 2014	135,561,894
Withdrawals and distributions	(33,032,283)
Net income	56,781,610

Balance—December 31, 2015	$159,311,221

The accompanying notes are an integral part of these combined financial statements.

THE CARVE-OUT AGENCY BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND SUBSIDIARIES

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2015	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$56,781,610	$45,319,861	$34,355,837
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	740,202	731,024	732,890
Amortization of deferred financing costs	1,112,102	500,734	802,061
Amortization of capitalized mortgage servicing rights	21,940,282	18,485,482	15,093,527
Capitalization of mortgage servicing rights	(47,613,684)	(39,591,436)	(38,562,283)
Write-off of capitalized mortgage servicing rights from servicing sales and payoffs	7,354,398	2,631,466	173,924
Gain on retained investments available-for-sale	(2,675,992)	—	—
Provision for loss sharing	3,784,505	2,616,325	2,630,969
Changes in operating assets and liabilities
Loans held for sale	(18,074,743)	(87,005,852)	60,946,785
Allowance for loss-sharing—chargeoffs, net	(1,967,622)	(1,515,992)	(8,180,724)
Other assets	412,469	(1,907,138)	684,615
Accounts payable and accrued expenses	1,949,270	(357,952)	2,286,631

Net cash provided by (used in) operating activities	23,742,797	(60,093,478)	70,964,232

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment, net	(3,614,861)	(219,183)	(718,175)
Restricted cash	(21,484,553)	20,354,060	(4,056,732)

Net cash (used in) provided by investing activities	(25,099,414)	20,134,877	(4,774,907)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in credit facilities	37,370,284	82,049,286	(61,972,956)
Payment of deferred financing costs	(813,102)	(1,028,755)	(480,918)
(Withdrawals and distributions)/contributions	(33,032,283)	(21,851,299)	3,211,249

Net cash provided by (used in) financing activities	3,524,899	59,169,232	(59,242,625)

Net increase in cash and cash equivalents	2,168,282	19,210,631	6,946,700
Cash and cash equivalents at beginning of year	39,059,530	19,848,899	12,902,199

Cash and cash equivalents at end of year	$41,227,812	$39,059,530	$19,848,899

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$3,405,507	$1,972,423	$1,945,912
Noncash investing and financing activities:
Retained investments available-for-sale	2,675,992	—	—
Reclassification of deferred financing costs from other assets to credit facilities	431,629	341,749	523,831

The accompanying notes are an integral part of these combined financial statements.

THE CARVE-OUT AGENCY BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND
SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2015

1. Description of Business and Summary of Significant Accounting Policies

Description of Business

        The agency business ("Agency Business") of Arbor Commercial Mortgage, LLC and Subsidiaries ("ACM") is comprised of its (i) underwriting, originating, selling and servicing multifamily mortgages under the Federal National Mortgage Association ("Fannie Mae") delegated underwriting and servicing ("DUS"), U.S. Department of Housing and Urban Development ("HUD")/Federal Housing Administration ("FHA"), Government National Mortgage Association ("GNMA"), Freddie Mac and conduit/commercial mortgage-backed securities ("CMBS") programs, and (ii) certain assets and liabilities related to the Agency Business primarily consisting of the mortgage servicing rights related to the agency servicing portfolio, agency loans held for sale, warehouse financing of agency loans held for sale and other assets and liabilities directly related to the Agency Business.

        The Agency Business of ACM is not a separate legal entity and has never operated as a separate, stand-alone entity of ACM but rather as a component in multiple legal entities within ACM's consolidated operations. Within these combined financial statements, "we," "us" and "our" refers to the Agency Business.

Agreement to Sell Agency Business

        On February 25, 2016, ACM entered into an Asset Purchase Agreement (the "Purchase Agreement") to sell its Agency Business to Arbor Realty Trust, Inc. ("ART") for $250.0 million. ACM is the external manager of ART, a publicly traded real estate investment trust (NYSE: ABR) and a related party to ACM. The purchase price is to be received 50% in cash and 50% in operating partnership units which are redeemable for cash, or at ART's option, for shares of ART common stock on a one-for-one basis ("OP Units"). The equity component of the purchase price consists of 19.23 million OP Units which was based on a stock price of $6.50 per share. Each of the OP Units will be paired with a share of newly-designated special voting preferred stock of ART which will entitle ACM to one vote per share on any matter submitted to a vote of ART's stockholders. The purchase price is subject to potential adjustment based on changes in the value of ACM's servicing portfolio being sold on the closing date. ACM has offered the option, at the discretion of the special committee of ART's board of directors, to provide for up to $50.0 million of financing to satisfy a portion of the cash consideration to be paid by ART. All of the ACM employees directly related to the Agency Business (approximately 230 employees) will become employees of ART following the consummation of the transaction.

        In addition, pursuant to the Purchase Agreement, ACM has provided a two year option to ART to purchase the existing Management Agreement and fully internalize the management structure of ART for $25.0 million (increasing to $27.0 million in the second year). The option period will begin at the closing date of the sale of the Agency Business to ART and will expire two years thereafter. The exercise of this option is at the discretion of the special committee of ART's board of directors, which has no obligation to exercise its option.

        The transactions contemplated pursuant to the Purchase Agreement will require certain government and GSE approvals as well as a vote of the stockholders of ART and other third party

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

1. Description of Business and Summary of Significant Accounting Policies (Continued)

approvals. These transactions are expected to close during the third quarter of 2016; however, there can be no assurances that these transactions will be completed during this period or at all.

        The Purchase Agreement provides that (i) either ACM or ART may terminate the Purchase Agreement if, among certain other circumstances, the conditions to the transactions have become incapable of fulfillment prior to August 15, 2016 (which may be extended by a period of three months if required antitrust approvals have not been received by August 15, 2016), (ii) ART may terminate the Purchase Agreement if (a) their special committee withdraws or adversely changes its approval or recommendation with respect to the transaction or (b) if the issuance of ART common stock or the OP Units would be deemed too dilutive to ART or the capital markets are unreceptive to any offering of ART common stock (as determined by ART's special committee). The Purchase Agreement also provides that upon termination under specified circumstances, including, among others, termination by ART pursuant to the items described in clause (ii) above, ART will pay ACM a termination fee of $3.0 million.

Basis of Presentation

        The accompanying combined financial statements are presented on a carve-out basis and have been prepared from the historical consolidated balance sheets, statements of income and cash flows attributable to the Agency Business of ACM and in accordance with principles generally acceptable in the United States of America ("GAAP"). The combined financial statements of the Agency Business reflect the assets, liabilities, revenue and expenses directly attributable to the Agency Business, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in equity and cash flows of the Agency Business on a stand-alone basis. The allocation methodologies are described below and within the notes to the combined financial statements where appropriate, and management considers the allocations to be reasonable. The historical financial information included herein may not necessarily reflect the combined financial position, results of operations, changes in equity and cash flows of the Agency Business in the future or what they would have been had the Agency Business been a separate, stand-alone entity during the periods presented.

        These combined financial statements include the assets, liabilities, revenues and expenses that are specifically identifiable to the Agency Business. For items not specifically identifiable, expenses have been allocated to the Agency Business from ACM including compensation and employee related expenses, selling and administrative expenses (i.e., telephone, office equipment rental and maintenance, office supplies and marketing) and other expenses directly associated with the revenue-generating activities of the Agency Business. Allocation of expenses to the Agency Business from ACM were made using the most meaningful allocation methodologies, which were primarily based on proportionate direct labor costs (i.e., time spent working on the Agency Business) or geographic location. Costs related to marketing, treasury, information technology, accounting and finance, facilities, human resources, administration and certain senior executives were allocated based on their proportionate direct labor costs. Substantially all operating leases and property and equipment will be acquired by ART in connection with the sale of the Agency Business. Income taxes have been accounted for in

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

1. Description of Business and Summary of Significant Accounting Policies (Continued)

these financial statements as described below. All of these allocations are based on assumptions that management believes are reasonable under the circumstances.

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Significant estimates include the allowance for possible credit losses, guaranty obligations, mortgage servicing rights and the allocations associated with these combined financial statements. Actual results could differ from these estimates.

Cash and Cash Equivalents

        All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. We place our cash and cash equivalents in major financial institutions. The consolidated account balances at each institution exceeds Federal Deposit Insurance Corporation ("FDIC") insurance coverage and we believe that this risk is not significant.

Restricted Cash

        Restricted cash is required as collateral for possible losses resulting from loans originated under the Fannie Mae DUS program in accordance with the terms of loss sharing agreements between Fannie Mae and ACM. In December 2014, we replaced the cash collateral posted to satisfy our restricted cash requirements with a major financial institution letter of credit of up to $35.0 million which is collateralized by our servicing revenue as approved by Fannie Mae. At December 31, 2015, our $34.4 million restricted cash requirement was satisfied with a $33.5 million letter of credit and $0.9 million of cash collateral. At December 31, 2014, our $30.0 million restricted cash requirement was fully satisfied with this letter of credit.

        As an approved designated seller/servicer of Freddie Mac's Small Balance Loan Program ("SBL Program"), we are required to post collateral to ensure that we are able to meet certain purchase and loss obligations required by this program. Under the SBL Program, we were, until recently (see below), required to post cash collateral equal to 9% of the unpaid principal balance ("UPB") for each loan purchased by Freddie Mac. The Collateral is held during the period of time when Freddie Mac is aggregating loans that were sold by us to pool into a securitization. We utilize a financing facility to fund a portion of this cash collateral requirement, see Note 7—Credit Facilities for further details. At December 31, 2015, we posted cash collateral of $20.6 million in satisfaction of our requirements under this program. We borrowed $15.7 million from a financing facility to fund the majority of the cash collateral posted. Effective March 2016, the cash collateral requirements were changed from 9% of UPB for each loan to a flat $5.0 million per securitization.

Loans Held-for-Sale

        Loans held-for-sale are collateralized commercial real estate loans and are reported at the lower of cost or market, on an aggregate basis. The loans held for sale represent originated loans that are

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

1. Description of Business and Summary of Significant Accounting Policies (Continued)

generally transferred or sold within 60 days from the date that a mortgage loan is funded. During the period prior to its sale, interest income on a loan held for sale is calculated in accordance with the terms of the individual loan. Loan origination fees and direct loan origination costs are deferred until the related loans are sold.

Investments Available-for-Sale

        We acquire agency commercial interest-only securities ("Agency IOs") under the SBL Program that are classified as available-for-sale and carried at fair value on our combined balance sheet. The Agency IOs refer to an interest-only component of the cash flows from a pool of commercial mortgage loans issued by the Freddie Mac securitizations under the SBL Program. We have elected the fair value option for our Agency IOs, which requires changes in fair value recognized as unrealized gains and losses through earnings in our combined statements of income. We determine the fair value by obtaining valuations from an independent source. Interest income on these investment securities is accrued based on the outstanding principal balance and their contractual terms. See Note 3—Investments Available-for-Sale for further details.

Mortgage Servicing Rights

        We recognize, as separate assets, rights to service mortgage loans for others. Accounting guidance requires that an asset be recognized for the rights to service mortgage loans, including those rights that are created by the origination of mortgage loans that are sold with the servicing rights retained by the originator. The recognition of the asset results in an increase in the gains recognized upon the sale of the mortgage loans sold. For these mortgage servicing rights ("MSRs"), the initial capitalized valuation of the MSRs is equal to the estimated fair value of the expected net cash flows associated with the servicing rights. We amortize MSRs using the amortization method, which requires that MSRs be amortized in proportion to and over the period of estimated net servicing income or net servicing loss and that the servicing assets or liabilities be assessed for impairment or increased obligation based on fair value at each reporting date. Amortization of MSRs is recorded as a reduction of servicing revenues. The following assumptions were used in calculating each loan's MSR for the periods presented:

        Key rates:    We used discount rates ranging from 9% to 15% based on management's best estimate of market discount rates to determine the present value of MSRs. The inflation rate used for adequate compensation was 3%.

        Servicing Cost:    The estimated future cost to service the loan for the estimated life of the MSR is subtracted from the estimated future cash flows.

        Estimated Life:    We estimate the life of our MSRs based upon the stated yield maintenance and/or prepayment protection term of the underlying loan and may be reduced by 6 to 12 months based upon the expiration of various types of prepayment penalty and/or lockout provisions prior to that stated maturity date.

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

1. Description of Business and Summary of Significant Accounting Policies (Continued)

        We assess MSRs for impairment based on the fair value of those rights. Fair values are estimated considering market prices for similar MSRs, when available, and by estimating the present value of the future net cash flows of the capitalized MSRs, net of adequate compensation for servicing. Adequate compensation is based on the market rate of similar servicing contracts. We estimate the terms of commercial servicing for each loan by assuming that servicing would not end prior to the yield maintenance date, if applicable, at which point the prepayment penalty expires. MSRs are amortized in proportion to and over the period of estimated net servicing income.

        We measure the impairment of MSRs based on the difference between the aggregate carrying amount of the MSRs and their aggregate fair value. For purposes of impairment evaluation, the MSRs are stratified based on predominant risk characteristics of the underlying loans, which we have identified as loan type, note rate and yield maintenance provisions. To the extent that the carrying value of the MSRs exceeds fair value, a valuation allowance is established. As of December 31, 2015 and 2014, we had no valuation allowance.

        We record write-offs of MSRs related to loans that were repaid prior to the expected maturity and loans that defaulted and are determined to be unrecoverable. When this occurs, the write-off is recorded as a direct write-down to the carrying value of MSRs and is included as a component of servicing revenue, net on the combined statements of income. This direct write-down permanently reduces the carrying value of the MSRs, precluding recognition of subsequent recoveries. During 2015, 2014 and 2013, we recorded $7.4 million, $2.6 million and $0.2 million, respectively, of such write-offs relating to specific MSRs, primarily due to prepayments of certain loans. Prepayment fees totaling $6.5 million, $2.9 million, and $0.5 million were collected for 2015, 2014, and 2013, respectively, and are included as a component of servicing revenue, net on the combined statements of income.

Property and Equipment, Net

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful life of the furniture and equipment ranging from three to seven years. Leasehold improvements are amortized over the lesser of the useful life of the asset or the remaining lease period. Construction in progress relates to a renovation project on our corporate headquarters that has not yet been placed into service for our intended use. Construction in progress costs will be transferred to furniture and equipment or leasehold improvements, as applicable, and depreciation will begin once these items are placed into service.

Allowance for Loss-Sharing Obligations

        When a loan is sold under the Fannie Mae DUS program, we undertake an obligation to partially guarantee the performance of the loan. Generally, we are responsible for losses equal to the first 5% of the UPB and a portion of any additional losses to an overall maximum of 20% of the original principal balance. Fannie Mae bears any remaining loss. In addition, under the terms of the master loss sharing agreement with Fannie Mae, we are responsible for funding 100% of mortgage delinquencies (principal and interest) and servicing advances (taxes, insurance and foreclosure costs) until the amounts advanced exceeds 5% of the UPB at the date of default. Thereafter, we may request interim loss sharing adjustments which allow us to fund 25% of such advances until final settlement.

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

1. Description of Business and Summary of Significant Accounting Policies (Continued)

        At inception, a liability for the fair value of the obligation undertaken in issuing the guaranty is recognized. In determining the fair value of the guaranty obligation, we consider the risk profile of the collateral and the historical loss experience in our portfolio. The guaranty obligation is removed only upon either the expiration or settlement of the guaranty.

        We evaluate the allowance for loss-sharing obligations by monitoring the performance of each loss-sharing loan for events or conditions which may signal a potential default. Historically, initial loss recognition occurs at or before a loan becomes 60 days delinquent. In instances where payment under the guaranty on a specific loan is determined to be probable and estimable (as the loan is probable of foreclosure or in foreclosure), we record a liability for the estimated allowance for loss-sharing (a "specific reserve") by transferring the guarantee obligation recorded on the loan to the specific reserve with any adjustments to this reserve amount recorded in provision for loss-sharing obligations in the statements of income, along with a write-off of the associated loan-specific MSR. The amount of the allowance considers our assessment of the likelihood of repayment by the borrower or key principal(s), the risk characteristics of the loan, the loan's risk rating, historical loss experience, adverse situations affecting individual loans, the estimated disposition value of the underlying collateral, and the level of risk sharing. We regularly monitor the specific reserves on all applicable loans and update loss estimates as current information is received.

Revenue Recognition

        Fee-based services include commitment fees, broker fees, loan assumption fees, loan origination fees and gain on sale of loans. In some instances, the borrower pays an additional amount of interest at the time the loan is closed, an origination fee, net of any direct loan origination costs incurred, which is recognized upon sale of the loan. Revenue recognition occurs when the related services are performed, unless significant contingencies exist, and for the sale of loans, when all the incidence of ownership passes to the buyer. Interest income is recognized on the accrual basis as it is earned from loans held-for-sale.

Transfers and Servicing of Financial Assets

        Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Agency Business, put presumptively beyond the reach of the entity, even in bankruptcy, (2) the transferee (or if the transferee is an entity whose sole purpose is to engage in securitization and the entity is constrained from pledging or exchanging the assets it receives, each third-party holder of its beneficial interests) has the right to pledge or exchange the transferred financial assets, and (3) the Agency Business or its agents does not maintain effective control over the transferred financial assets or third-party beneficial interest related to those transferred assets through an agreement to repurchase them before their maturity.

Financial Instruments

        We use financial instruments having off-balance-sheet risk in the normal course of business in order to reduce our exposure to fluctuations in interest rates and market prices. Included in

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SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

1. Description of Business and Summary of Significant Accounting Policies (Continued)

Note 9—Commitments and Contingencies are disclosures relating to financial instruments having off-balance-sheet risk. These disclosures indicate the magnitude of our involvement in such activities and reflect the instruments at their face, contract or notional amounts, which do not necessarily represent the credit risk of such instruments. In connection with our hedging and loan sale programs, we have credit risk exposure to the extent purchasers are unable to meet the terms of their forward purchase contracts. None of the forward payment obligations of any of our counterparties is secured or subject to margin requirements. We enter into mandatory forward delivery contracts for the purpose of minimizing our exposure to movements of interest rates on rate-locked loan commitments and loans held-for-sale.

Variable Interest Entities

        We are required to consolidate a variable interest entity ("VIE") if we are deemed to be the VIE's primary beneficiary. A VIE is defined as an entity in which equity investors (i) do not have the characteristics of a controlling financial interest, and/or (ii) do not have sufficient equity at risk for the entity to finance its activities without additional financial support from other parties. A VIE is required to be consolidated by its primary beneficiary, which is defined as the party that (i) has the power to control the activities that impact the VIE's economic performance and (ii) has the right to receive the majority of expected returns or the obligation to absorb the majority of expected losses.

        We evaluate our investments to determine if they qualify as VIEs or as variable interests in VIEs. There were no entities determined to be VIEs at December 31, 2015 and 2014.

Income Taxes

        Our results of operations have historically been included in the consolidated federal and state income tax returns of ACM, a partnership for US tax purposes. Because a partnership is not a tax paying entity for federal and state income tax purposes, we have neither allocated nor accrued for income taxes in connection with the Agency Business.

New Accounting Pronouncements

        In February 2016, the Financial Accounting Standards Board ("FASB") issued updated guidance that requires an entity to recognize lease assets and lease liabilities on the balance sheet and to disclose key information about the entity's leasing arrangements. The guidance is effective for us beginning in the first quarter of 2020 with early adoption permitted. A modified retrospective approach is required. We are currently evaluating the impact this guidance may have on our consolidated financial statements.

        In January 2016, the FASB amended its guidance on the recognition and measurement of financial assets and liabilities. The guidance is effective for the first quarter of 2018 and we are currently evaluating the impact it may have on our financial statements.

        In September 2015, the FASB amended its guidance on measurement-period adjustments arising from business combinations. The guidance is effective for the first quarter of 2016 and we are still evaluating the impact it may have on our financial statements.

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

1. Description of Business and Summary of Significant Accounting Policies (Continued)

        In April 2015, the FASB amended its guidance on the balance sheet presentation of debt issuance costs. The guidance is effective for the first quarter of 2016. We early adopted this new guidance in the fourth quarter of 2015 and it did not have a material effect on our financial statements. As a result of adopting this new guidance, we reclassified deferred financing costs totaling $0.4 million and $0.3 million from other assets to credit facilities for the years ended December 31, 2015 and 2014, respectively.

        In February 2015, the FASB amended its guidance on the consolidation analysis of variable interest entities. The guidance is effective for the first quarter of 2016 and we are currently evaluating the impact it may have on our financial statements.

2. Loans Held-For-Sale

        Loans held-for-sale consists of:

	December 31,
	2015	2014
Fannie Mae	$178,212,000	$214,401,523
Freddie Mac	72,699,000	16,350,000
FHA	18,953,564	20,591,908

	269,864,564	251,343,431
Unearned discount	(946,149)	(499,759)

Loans held for sale, net	$268,918,415	$250,843,672

        Substantially all of our loans held-for-sale are commercial mortgages originated through the Fannie Mae, Freddie Mac and FHA programs. These loans are typically sold within 60 days of the origination date. At December 31, 2015 and 2014, there were no loans that were 90 days or more past due, and there were no loans that were placed on non-accrual status.

3. Investments Available-For-Sale

        As an approved SBL Program seller/servicer, we originate and sell loans to Freddie Mac, which are then pooled and securitized. Upon securitization, we receive interest-only securities, or Agency IOs, under the SBL Program that are accounted for as available-for-sale at fair value. The Agency IOs have a coupon of 15 basis points of the outstanding UPB of the securitized loans. During 2015, we received Agency IOs upon the completion of three securitizations with a total UPB of $496.6 million. We recorded these securities at fair value totaling $2.7 million with a corresponding gain to fee-based services, including gain on sales, net on the combined statements of income. Interest income recorded on these investments totaled $0.1 million for the year ended December 31, 2015. Our investments available-for-sale had a fair value of $2.7 million at December 31, 2015. We had no investments available-for-sale at December 31, 2014.

        Additionally, as part of the SBL Program securitizations, we are required to purchase the bottom tranche bond, generally referred to as "the B Piece," that represents the bottom 10%, or highest risk of

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

3. Investments Available-For-Sale (Continued)

the securitization. In January 2015, we entered into an agreement whereby a third party investor agreed to purchase the B Piece from the SBL Program securitization, at par, upon issuance of all securitizations related to us, resulting in the transfer of the risk to the purchaser of the bond. During 2015, the third party investor acquired B Piece bonds from three securitizations with a face value totaling $49.7 million. We did not securitize any loans under the SBL Program during 2014.

4. Capitalized Mortgage Servicing Rights

        Capitalized MSRs are assessed for impairment based on the fair value of those rights. Fair values are estimated considering market prices for similar MSRs, when available, and by estimating the discounted future net cash flows of the capitalized MSRs. Our capitalized MSRs presented below reflect commercial real estate MSRs that are predominantly all from Fannie Mae DUS loans as of December 31, 2015 and 2014.

        The weighted average estimated life remaining of our MSRs was 6.0 years and 6.6 years for the years ended December 31, 2015 and 2014, respectively. A summary of our capitalized MSR activity is as follows:

	Year Ended December 31,
	2015	2014
Balance at beginning of year	$137,430,760	$118,956,272
Additions	47,613,684	39,591,436
Amortization	(21,940,282)	(18,485,482)
Write-downs and payoffs	(7,354,398)	(2,631,466)

Balance at end of year	$155,749,764	$137,430,760

        The expected amortization of capitalized MSR balances recorded as of December 31, 2015 is shown in the table below. Actual amortization may vary from these estimates.

Year	Annual Amortization
2016	$25,041,669
2017	24,687,683
2018	23,539,044
2019	22,044,425
2020	19,581,017
Thereafter	40,855,926

$155,749,764

5. Mortgage Servicing

        At December 31, 2015 and 2014, we were servicing, for a fee, commercial loans with an aggregate UPB of approximately $10.9 billion and $9.0 billion, respectively. Cash held in escrow by us for these

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

5. Mortgage Servicing (Continued)

loans at December 31, 2015 and 2014, was $349.3 million and $388.4 million, respectively. These cash balances and related escrow liabilities are not reflected in the accompanying combined balance sheets. These escrows are maintained in separate accounts at two federally insured depository institutions, which can exceed FDIC insured limits.

        An analysis of the product concentrations and geographic dispersion that impact our servicing revenue is shown in the following tables. The UPB of loans in our fee-based servicing portfolio, by product, is as follows:

	December 31,
	2015	2014
Fannie Mae	$9,594,720,067	$8,553,437,476
Freddie Mac	940,565,139	68,702,727
FHA	377,063,073	336,286,022
Other	13,117,405	51,382,282

Total	$10,925,465,684	$9,009,808,507

        The percentage of UPB of properties collateralizing the loans in our fee-based servicing portfolio by geographical area is shown in the following table. No other state accounted for more than 5% of UPB and related servicing revenues in any of the years presented. We do not have any operations outside of the United States.

	December 31,
	2015	2014
Texas	20%	17%
New York	11%	12%
California	10%	8%
North Carolina	9%	9%
Florida	6%	7%
All other states	44%	47%

Total	100%	100%

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

6. Property and Equipment

        Property and equipment consists of:

	December 31,
	2015	2014
Furniture and equipment	$5,471,089	$4,027,101
Leasehold improvements	2,974,785	2,537,618
Construction in progress	1,899,599	165,893

Property and equipment	10,345,473	6,730,612
Accumulated depreciation and amortization	(5,544,676)	(4,804,474)

Property and equipment, net	$4,800,797	$1,926,138

        In the fourth quarter of 2014, we began a renovation project of our corporate offices. Through December 31, 2015, we have spent $3.0 million related to the project of which $1.1 million has been put into use and $1.9 million is currently accounted for as construction in progress which will be depreciated when the project is complete. We funded these improvements by utilizing a line of credit as described in Note 7—Credit Facilities. During 2015 and 2014, we did not dispose of any fixed assets.

7. Credit Facilities

        We utilize warehouse facilities and other debt agreements to finance our lending and investing activities. Borrowings underlying these arrangements are secured by substantially all of our loans held-for-sale.

        Our financing agreements consist of:

	December 31,
	2015			2014
	Debt Principal Balance	Debt Carrying Value	Weighted Average Note Rate	Debt Principal Balance	Debt Carrying Value	Weighted Average Note Rate
$150 million warehouse line of credit	$128,582,653	$128,358,137	1.93%	$61,082,898	$60,939,133	1.77%
$150 million warehouse line of credit	62,716,000	62,527,212	1.93%	32,946,000	32,756,411	1.82%
$200 million multifamily as soon as pooled plus agreement	56,621,000	56,621,000	1.53%	124,081,330	124,081,330	1.45%
$100 million warehouse line of credit	21,944,900	21,943,242	1.93%	33,209,900	33,201,505	1.67%
Facility agreement	15,720,403	15,703,736	4.44%	—	—	—
$3.1 million master security agreement	3,105,456	3,105,456	3.18%	—	—	—

	$288,690,412	$288,258,783	2.00%	$251,320,128	$250,978,379	1.61%

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

7. Credit Facilities (Continued)

        In November 2015, a $100 million warehouse line of credit with a financial institution was amended to extend the maturity to November 2016 and increase the committed amount to $150 million. In addition, the amendment provided for a temporary increase of the committed amount to $250 million until February 2016. The credit agreement bears interest at a variable rate based on LIBOR and is used to finance agency loan product, and as collateral, the financial institution has a security interest in the underlying mortgage notes. At December 31, 2015, the outstanding principal balance was $128.6 million.

        In August 2015, a $150 million warehouse line of credit with a financial institution was amended to extend the maturity to August 2016. The line of credit bears interest at a variable rate based on LIBOR and is used to warehouse agency loans, and as collateral, the financial institution has a security interest in the underlying mortgage notes. At December 31, 2015, the outstanding principal balance was $62.7 million.

        Since 2008, we have continued use of a Multifamily As Soon as Pooled Plus ("MASAP") agreement with Fannie Mae. The agreement has no commitment amount or expiration date and interest is based on a spread over LIBOR (with a LIBOR Floor of 0.35%). The MASAP provides us with a warehousing credit facility for mortgage loans that are to be sold and serviced under the Fannie Mae DUS program. At December 31, 2015, the uncommitted amount was $200 million and the outstanding principal balance was $56.6 million.

        In August 2015, a $100 million warehouse line of credit with a financial institution was amended to extend the maturity to June 2016. This warehouse line of credit bears interest at a variable rate based on LIBOR and is used to finance the flow loan product, and as collateral, the financial institution has a security interest in the underlying mortgage notes. At December 31, 2015, the outstanding principal balance was $21.9 million.

        In January 2015, we entered into an agreement whereby a third party investor agreed to purchase the B Piece of the SBL Program securitizations. In May 2015, we entered into a facility agreement with this third party investor for the purpose of funding a portion of the cash collateral required as part of the purchase obligation of the B Piece under the SBL Program. The facility bears interest at a fixed rate and matures in May 2017. At December 31, 2015, the outstanding principal balance was $15.7 million.

        In June 2015, we entered into a master security agreement with a financial institution to finance $1.5 million for the renovation of our corporate office. In October 2015, we financed an additional $1.8 million under this agreement. The two notes bear interest at a fixed rate, require monthly amortization payments and mature in 2020. At December 31, 2015, the total outstanding principal balance was $3.1 million.

        In December 2014, our $5.0 million term loan with a financial institution was terminated and repaid in full. The term loan was used in partial satisfaction of its restricted cash requirements in accordance with the terms of the loss sharing agreements with Fannie Mae. In December 2014, we replaced the term loan with a letter of credit of up to $35.0 million which bears interest at a fixed rate of 3.00%, matures in December 2017, has two one-year extension options and is collateralized by our

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

7. Credit Facilities (Continued)

servicing revenue as approved by Fannie Mae. At December 31, 2015 and 2014, the letter of credit designated for our restricted cash requirement was $33.5 million and $30.0 million, respectively.

        Each of the credit facilities contains various financial covenants and restrictions, including minimum tangible net worth, debt to equity ratio, debt service coverage ratio and a minimum servicing portfolio. We were in compliance with all financial covenants and restrictions at December 31, 2015 and 2014.

8. Allowance For Loss-Sharing Obligations

        When a loan is sold under the Fannie Mae DUS program, we typically agree to guarantee a portion of the ultimate loss incurred on the loan should the borrower fail to perform. The compensation for this risk is a component of the servicing fee on the loan. No guaranty is provided for loans sold under the Freddie Mac, GNMA or HUD loan programs.

        A summary of our allowance for loss-sharing obligation is as follows:

	Year Ended December 31,
	2015	2014
Beginning balance	$26,747,435	$25,647,107
Current Period provisions for loss sharing	3,784,505	2,616,325
Charge offs, net	(1,967,622)	(1,515,997)

Ending balance	$28,564,318	$26,747,435

        We evaluate the allowance for risk-sharing obligations by monitoring the performance of each loan for triggering events or conditions that may signal a potential default. In situations where payment under the guaranty is probable and estimable on a specific loan, we record an allowance for the estimated loss-sharing obligation (a specific reserve) by transferring the guarantee obligation recorded on the loan to the specific reserve with any adjustments to this reserve amount recorded in provision for loss-sharing obligations in the statements of income, along with a write-off of the loan-specific MSR. The amount of the provision reflects our assessment of the likelihood of payment by the borrower, the estimated disposition value of the underlying collateral, the level of risk sharing, and any remaining balance of the guaranty obligation.

        When we settle a loss under the DUS Loss sharing model, the net loss is charged off against the previously recorded loss-sharing obligation. The settled loss is often net of any previously advanced principal and interest payments in accordance with the DUS program, which are reflected as reductions to the proceeds needed to settle losses. At December 31, 2015 and 2014, we had outstanding advances of $0.2 million and $1.1 million, respectively, which were netted against the allowance for loss-sharing obligations.

        As December 31, 2015 and 2014, the maximum quantifiable liability associated with our guarantees under the Fannie Mae DUS agreement was $1.7 billion and $1.6 billion, respectively. The maximum quantifiable liability is not representative of the actual loss we would incur. We would be liable for this amount only if all of the loans we service for Fannie Mae, for which we retain some risk of loss, were

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

8. Allowance For Loss-Sharing Obligations (Continued)

to default and all of the collateral underlying these loans was determined to be without value at the time of settlement.

9. Commitments and Contingencies

        Maturities of credit facilities as well as minimum annual operating lease payments under leases with a term in excess of one year in effect as of December 31, 2015 are as follows:

Year	Credit Facility Maturities	Minimum Annual Operating Lease Payments	Total
2016	$269,864,553	$3,184,986	$273,049,539
2017	15,720,403	3,097,858	18,818,261
2018	—	3,543,485	3,543,485
2019	—	3,214,504	3,214,504
2020	3,105,456	2,727,385	5,832,841
Thereafter	—	6,962,397	6,962,397

	$288,690,412	$22,730,615	$311,421,027

        We lease office space and equipment for our corporate headquarters and loan origination, support and servicing offices located throughout the United States. Certain of the office leases have escalation clauses. Total rent expense in 2015, 2014 and 2013 was $3.9 million, $3.4 million and $3.2 million, respectively.

Financial Instruments with Off-Balance-Sheet Risk

        We enter into financial instruments with off-balance-sheet risk in the normal course of business through the origination and sale of mortgage loans and the management of potential loss exposure caused by fluctuations of interest rates. Financial instruments with off-balance-sheet risk include commitments to extend credit and mandatory forward commitments. These instruments involve, to varying degrees, elements of credit and interest rate risk. We manage credit risk by entering into agreements only with Wall Street investment bankers having primary dealer status and with permanent investors meeting our standards. At any time, our risk, in the event of default by the purchaser, is the difference between the contract price and current market price.

        Until a locked interest rate commitment is extended by us to a borrower, we have no interest rate risk.

        Simultaneous to a locked interest rate commitment being extended, we enter into mandatory forward commitments used to minimize interest rate exposure on loans held-for-sale and loan commitments which have been rated locked. As of December 31, 2015, there were ten commitments outstanding to borrowers which had a locked interest rate and corresponding mandatory forward commitments totaling approximately $46.9 million. As of December 31, 2014, there were four commitments outstanding to borrowers which had a locked interest rate and corresponding mandatory

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

9. Commitments and Contingencies (Continued)

forward commitments totaling approximately $53.3 million. At both December 31, 2015 and 2014, the values of these commitments were de minimus.

Litigation

        In the normal course of business, we are subject to various legal proceedings and claims, the resolution of which, in management's opinion, will not have a material adverse effect on our financial position or the results of our operations. In addition, we currently are neither subject to any material litigation nor, to management's knowledge, is any material litigation currently threatened against us.

10. Fair Value of Financial Instruments

        The following table summarizes the carrying values and the estimated fair values of our financial instruments. Fair value estimates are dependent upon subjective assumptions and involve significant uncertainties resulting in variability in estimates with changes in assumptions.

	December 31, 2015		December 31, 2014
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
FINANCIAL ASSETS
Cash and cash equivalents	$41,227,812	$41,227,812	$39,059,530	$39,059,530
Restricted cash	21,484,553	21,484,553	—	—
Loans held-for-sale	268,918,415	272,075,856	250,980,258	254,755,459
Investments available-for-sale	2,675,992	2,675,992	—	—
Capitalized mortgage servicing rights, net	155,749,764	203,005,289	137,430,760	164,270,145
FINANCIAL LIABILITIES
Credit facilities(1)	$288,258,783	$288,690,412	$250,978,379	$251,320,128

(1)
As of December 31, 2015 and 2014, the carrying value reflects the principal balance of our debt net of deferred financing costs totaling $0.4 million and $0.3 million, respectively

        Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair value, see below. A financial

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

10. Fair Value of Financial Instruments (Continued)

instrument's level within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement.

Level 1	—	Quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access at the measurement date.
Level 2	—
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities in active markets; quoted prices in markets that are not active for identical or similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3	—
Unobservable inputs that are supported by little or no market activity and significant to the fair value of the assets or liabilities that are developed using the reporting entities' estimates and assumptions, which reflect those that market participants would use.

        The following methods and assumptions were used in estimating the fair value of each class of financial instrument:

        Cash and cash equivalents and restricted cash:    Fair value approximates the carrying value reported in the balance sheets based upon the short term nature of the assets. Fair values are estimated at Level 1 based on current market quotes received from active markets.

        Loans held-for-sale:    Consists of originated loans that are generally transferred or sold within 60 days from the date that a mortgage loan is funded, and are valued using pricing models that incorporate observable inputs from current market assumptions (Level 2).

        Investments available-for-sale:    The fair value of Agency IOs were approximated using level 3 inputs and are derived from third party proprietary models using discounted cash flows based on the underlying contractual cash flows and requires significant judgements, including assumptions on discount rates and constant prepayment rates.

        Capitalized mortgage servicing rights, net:    Fair values are estimated using Level 3 inputs based on discounted future net cash flow methodology. The fair value of MSRs carried at amortized cost are estimated using a process that involves the use of independent third-party valuation experts, supported by commercially available discounted cash flow models and analysis of current market data to arrive at an estimate of fair value. The key inputs used in estimating fair value of MSRs include the contractually specified servicing fees, prepayment speed of the underlying loans, discount rate, annual per loan cost to service loans, delinquency rates, late charges and other economic factors.

        Credit facilities:    The majority of our facilities bear interest at rates that are similar to those available in the market currently (Level 2). For these facilities, fair values approximate the carrying values reported in the balance sheets.

11. Invested Equity

        Invested equity presented on the combined balance sheet represents the invested equity allocated to the Agency Business based on the assets, liabilities and results of operations directly related to the Agency Business.

THE CARVE-OUT AGENCY BUSINESS OF ARBOR COMMERCIAL MORTGAGE, LLC AND
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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

12. Related-Party Transactions

        At December 31, 2015 and 2014, we serviced loans for ART and its related affiliates totaling approximately $1.9 billion and $2.0 billion, respectively. The servicing of these loans does not generate a service fee as they are covered by the management agreement between ACM and ART.

Management Agreement

        ACM has a management agreement with ART and its subsidiaries under which ACM has agreed to provide ART with structured finance investment opportunities and loan servicing as well as other services necessary to operate its business. The Agency Business is not a party to the management agreement between ACM and ART.

        As described in Note 1—Organization and Summary of Significant Accounting Policies, ACM has provided a two year option to ART to purchase the existing Management Agreement.

        As contemplated by the Asset Purchase Agreement, certain ACM employees will be retained by ACM. To the extent such employees devote time to the Agency Business or ART subsequent to the consummation of the transactions contemplated under the Purchase Agreement, ART will pay an additional management fee for the reimbursement of costs associated with the performance of duties.

13. Employee Benefits

        ACM maintains a 401(k) profit sharing plan (the "401(k) Plan") through an affiliate for all employees who have completed six months of continuous service. The 401(k) Plan matches 25% of the first 6% of each employee's contribution. ACM has the option to increase the employer match based on its operating results. Our allocated portion of the 401(k) Plan expense was $0.5 million, $0.4 million and $0.4 million for 2015, 2014 and 2013, respectively.

        ACM maintains a non-qualified deferred compensation plan ("the Plan") which is offered to certain of our full-time employees. The Plan is subject to the rules of section 409(a) of the Internal Revenue Code. Under the Plan, which can be modified or discontinued at any time, participating employees may defer a portion of their compensation and we are contractually obligated to match the contribution, as specified in the Plan, and fund such amounts upon vesting and an election by participants to redeem their interests. All employee deferrals vest immediately and our matching contributions vest over a nine year period beginning after year five. For the year ended December 31, 2015, 2014 and 2013, there were $0.6 million, $0.4 million and $0.5 million, respectively, of employee deferrals that were related to the Agency Business and were included as deferred compensation expense. As of December 31, 2015, we had recorded liabilities totaling $3.1 million and other assets of $2.0 million related to the Plan.

14. Agency Requirements

        Due to the nature of our mortgage banking activities, ACM (comprising of the Agency Business) is subject to supervision by certain regulatory agencies. Among other things, these agencies require the business to meet certain minimum net worth, operational liquidity and restricted liquidity collateral requirements, and compliance with reporting requirements. Upon consummation of the transactions contemplated by the Asset Purchase Agreement, these requirements would be the responsibility of ART. ACM's adjusted net worth and liquidity required by the agencies at December 31, 2015 and 2014 exceeded these requirements.

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NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2015

14. Agency Requirements (Continued)

        As of December 31, 2015, ACM was required to maintain at least $9.6 million of liquid assets to meet its operational liquidity requirements for Fannie Mae. As of December 31, 2015, ACM had operational liquidity in excess of this requirement.

        ACM is generally required to share the risk of any losses associated with loans sold under the Fannie Mae DUS program. ACM is required to secure this obligation by assigning restricted cash balances and/or a letter of credit to Fannie Mae. The amount of collateral required by Fannie Mae is a formulaic calculation at the loan level and considers the balance of the loan, the risk level of the loan, the age of the loan, and the level of risk-sharing. Fannie Mae requires restricted liquidity for Tier 2 loans of 75 basis points, which is funded over a 48-month period that begins upon delivery of the loan to Fannie Mae. As of December 31, 2015, ACM met the restricted liquidity requirement with a $33.5 million letter of credit and $0.9 million of cash collateral. Additionally, substantially all of the loans for which ACM has risk sharing are Tier 2 loans. See Note 1—Organization and Summary of Significant Accounting Policies for further details.

        ACM is in compliance with the December 31, 2015 liquidity collateral requirements as outlined above. As of December 31, 2015, reserve requirements for the December 31, 2015 Fannie Mae DUS loan portfolio will require ACM to fund $19.0 million in additional restricted liquidity over the next 48 months, assuming no further principal paydowns, prepayments, or defaults within our at risk portfolio. Fannie Mae periodically reassesses these collateral requirements and may make changes to these requirements in the future. We generate sufficient cash flow from our operations to meet these capital standards and do not expect any changes to have a material impact on our future operations; however, future changes to collateral requirements may adversely impact our available cash.

        We are subject to various capital requirements in connection with seller/servicer agreements that we have entered into with secondary market investors. Failure to maintain minimum capital requirements could result in our inability to originate and service loans for the respective investor and, therefore, could have a direct material effect on our combined financial statements. As of December 31, 2015, ACM met all capital amounts required for capital adequacy purposes, by investor, as follows:

	Required Net Worth	Actual Net Worth
Fannie Mae	$51,648,449	$143,652,813
GNMA	3,171,154	237,132,701
FHA Recertification	1,000,000	237,132,701

15. Subsequent Events

        We have evaluated events and transactions that occurred during the period from the balance sheet date through March 31, 2016, the date our financial statements are available to be issued.

        On February 25, 2016, ACM entered into an Purchase Agreement to sell its Agency Business to ART for $250.0 million (see Note 1—Organization and Summary of Significant Accounting Policies).

Annex A

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

among

ARBOR REALTY LIMITED PARTNERSHIP,

ARBOR REALTY TRUST, INC.,

ARSR ACQUISITION COMPANY, LLC,

ARBOR COMMERCIAL MORTGAGE, LLC,

and

ARBOR COMMERCIAL FUNDING, LLC,

Dated as of February 25, 2016

i

ii

Exhibits:
Exhibit A	Net Working Capital, Current Assumed Liabilities and Current Purchased Assets
Exhibit B	Form of Bill of Sale
Exhibit C	Form of Assignment and Assumption Agreement
Exhibit D	Form of Support Agreement
Exhibit E	Form of Option Agreement
Exhibit F	Form of Non-Compete Agreement
Exhibit G	Form of Tax Opinion
Exhibit H	Acquired Servicing Portfolio, Weighted Average Servicing Fee and Related Calculations
Exhibit I	[Reserved]
Exhibit J	Form of Voting and Standstill Agreement
Exhibit K	Form of Covenant Support Letter
Exhibit L	Form of Trademark License Agreement
Exhibit M	Form of Master Participation Agreement
Exhibit N	Form of Intellectual Property Assignment Agreement
Exhibit O	Term Sheet for Preferred Equity Interests

iii

ASSET PURCHASE AGREEMENT

        ASSET PURCHASE AGREEMENT, dated as of February 25, 2016 (this "Agreement"), among Arbor Realty Limited Partnership, a Delaware limited partnership (the "Partnership"), ARSR Acquisition Company, LLC, a Delaware limited liability company (the "TRS" and together with the Partnership, the "Buyer"), Arbor Realty Trust, Inc., a Maryland corporation, ("Parent"), Arbor Commercial Funding, LLC, a New York limited liability company ("ACF"), and Arbor Commercial Mortgage, LLC, a New York limited liability company ("ACM" and together with ACF, the "Seller"). Parent, Buyer, ACF and ACM are referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

        A.    ACF is engaged in the business of underwriting, originating, selling and servicing multifamily mortgages at various locations in the United States under the Fannie Mae DUS program;

        B.    ACM is engaged in the business of underwriting, originating, selling and servicing multifamily mortgages at various locations in the United States, including under FHA, Ginnie Mae, Freddie Mac and conduit programs;

        C.    The Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller certain assets of the Seller comprising the Included Business (as defined herein), and in connection therewith the Buyer will assume certain liabilities and obligations of the Seller, all upon the terms and subject to the conditions set forth herein;

        D.    A special committee of independent members of Parent's Board of Directors has negotiated the terms of this Agreement, submitted the terms of this Agreement to Parent's Board of Directors (the "Board") and recommended its approval by the Board; and the disinterested members of the Board unanimously determined that such transactions, including without limitation the issuance of Buyer OP Units contemplated hereby, and the entering into by Parent of this Agreement, are fair to, advisable and in the best interests of Parent; and

        E.    Concurrently with the execution and delivery of this Agreement, the Seller and Ivan Kaufman are entering into a voting and standstill agreement with Parent, in the form of Exhibit J (the "Voting and Standstill Agreement"), pursuant to which, among other things, (i) the Seller and Mr. Kaufman have agreed, subject to the terms and conditions set forth therein, to vote the shares of Parent Common Stock owned by them in favor of the transactions contemplated by this Agreement, including the issuance of the Buyer OP Units contemplated hereby and (ii) the Seller and Mr. Kaufman have agreed, subject to the terms and conditions set forth therein, not to acquire shares of Parent Common Stock (or securities convertible or exchangeable for share of Parent Common Stock) above the thresholds specified therein and during the time periods specified therein, other than in connection with the transactions contemplated by this Agreement.

AGREEMENT

        In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

        Section 1.1.    Certain Defined Terms.     For purposes of this Agreement:

        "Accounting Principles" means (i) GAAP, applied using the accounting principles, practices and methodologies used in the preparation of the Carve-Out Financial Statements and (ii) the form and manner in which the sample calculation attached as Exhibit A was prepared (which calculates Net Working Capital as of December 31, 2015); provided, that in the event of a conflict between (i) and (ii), the parties acknowledge that clause (ii) shall control. The Accounting Principles shall follow the defined terms contained in this Agreement. The Accounting Principles shall provide that Mortgage Loans Held For Sale shall be recorded in the Estimated Closing Net Working Capital based on Estimated Net Sale Price as of the Closing Date and shall be recorded in the Final Net Working Capital based on the Final Net Sale Price.

        "Action" means any claim, action, suit, inquiry, proceeding, audit or investigation by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding.

        "Acquired Servicing Portfolio" means the servicing portfolio of the Seller comprised of the Acquired Servicing Portfolio Loans, for which the Seller services Mortgage Loans for the Agencies and other third party investors (other than the mortgage loans and other assets held or owned by Parent or any of its Subsidiaries being serviced by the Seller for the Buyer and its Affiliates pursuant to the Management Agreement).

        "Acquired Servicing Portfolio Loans" means the mortgage loans identified on Schedule 1.1—"Acquired Servicing Portfolio" (or originated by the Seller between the date of such Schedule and the Closing Date in compliance with Section 5.1(a)) which, as of the Closing Date, are being serviced by the Seller (other than the mortgage loans and other assets held or owned by Parent or any of its Subsidiaries being serviced by the Seller for the Buyer and its Affiliates pursuant to the Management Agreement) for which the Mortgage Servicing Rights related thereto will be transferred to the Buyer pursuant to this Agreement.

        "Advances" means with respect to the Mortgage Loans, the aggregate amount that, as of the Closing Date, has been advanced directly by the Seller from its own funds or funds borrowed by the Seller in connection with servicing the Mortgage Loans in accordance with the terms of the Agency Agreements or other applicable servicing agreements, including principal, interest, real estate taxes, and insurance premiums.

        "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

        "Agency" or "Agencies" means one or more, individually or collectively, of Fannie Mae, Freddie Mac or FHA, as the context may require.

        "Agency Agreements" means, one or more, individually or collectively, of the Fannie Mae Agreements, the Freddie Mac Agreements or the FHA Agreements, as the context may require.

        "Agency Loans" means, one or more, individually or collectively, of the Fannie Mae Loans, the Freddie Mac Loans or the FHA Loan, as the context may require.

        "Agency Transfer Agreements" means, one or more, individually or collectively, of the Fannie Mae Transfer Agreement, the Freddie Mac Transfer Agreement or the FHA Transfer Agreement, as the context may require.

        "Ancillary Agreements" means the Bill of Sale, the Assignment and Assumption Agreement, the Support Agreement, the Option Agreement, the Non-Compete Agreement, the Agency Transfer Agreements, the Voting and Standstill Agreement, the Covenant Support Letter, the Trademark License Agreement, the Intellectual Property Assignment Agreement, the Master Participation Agreement, the Freddie Mac I/O Strip Assignment Agreement and all other agreements, documents and instruments required to be delivered by any party pursuant to this Agreement, and any other agreements, documents or instruments entered into at or prior to the Closing in connection with this Agreement or the transactions contemplated hereby.

        "Applicable Requirements" means and includes, with respect to the origination, purchase, sale and servicing of Mortgage Loans or the performance of obligations under the Servicing Agreements, all of the following: (i) all contractual obligations of the Seller including under any Servicing Agreements (and the applicable "servicing standard" thereunder) or any other documents related to the Mortgage Loans or any commitment or other contractual obligation related to any Mortgage Loan; (ii) all applicable underwriting, servicing and other guidelines of the Seller or as required by any Agency; (iii) all Laws applicable to the Seller or the Included Business; and (iv) all other applicable requirements and guidelines of any Governmental Authority or Agency.

        "Assumed Credit Agreements" means those credit facilities and loan agreements listed on Schedule 1.1—"Assumed Credit Agreements" and any other similar credit facilities and agreements with respect to the Included Business and to which the Seller is a party, entered into between the date of this Agreement and Closing Date in compliance with Section 5.1(a).

        "Balance Sheet Date" means December 31, 2015.

        "Base Purchase Price" means $250,000,000.

        "Burdensome Condition" means, in connection with any regulatory approval of any Governmental Authority contemplated by this Agreement, a requirement to: (i) sell or hold separate or agree to sell, divest or discontinue, before or after the Closing Date, any properties, assets, businesses or licenses of Parent, the Buyer, their respective Subsidiaries or the Included Business; or (ii) agree to any conditions relating to, or changes, limitations or restrictions in, Parent's or the Buyer's capital position or any such properties, assets, business or licenses of Parent, the Buyer, their respective Subsidiaries or the Included Business which, in the case of either clause (i) or (ii) is reasonably likely, individually or in the aggregate, to materially and adversely impact the aggregate economic or business benefits, taken as a whole, to Parent and the Buyer of the acquisition of the Purchased Assets and the Included Business.

        "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

        "Business Records" means all books, records, ledgers and files or other similar information or data of the Seller (in any form or medium) primarily related to, used or primarily held for use in connection with the Included Business, the Purchased Assets or the Assumed Liabilities, including all client lists, vendor lists, correspondence, mailing lists, revenue records, invoices, advertising materials, brochures, records of operation, standard forms of documents, manuals of operations or business procedures, photographs, blueprints, research files and materials, data books, Intellectual Property disclosures and information, media materials and plates, accounting records, Loan Files, Servicing and Underwriting Files and litigation files (but excluding the organization documents, minute and stock record books and corporate seal of the Seller).

        "Buyer OP Units" means partnership units of the Partnership which shall be convertible into shares of Parent Common Stock in accordance with the terms of the Partnership Agreement.

        "Carve-Out Financial Statements" means the management prepared financial statements for the Included Business for the years ended December 31, 2013, December 31, 2014 and December 31, 2015 and which are as set forth in Schedule 3.5.

        "CMBS Loans" means those Mortgage Loans which are part of the Purchased Assets and originated by the Seller and are to be sold to a third party which intends to transfer such Mortgage Loans into a collateralized mortgage backed securitization.

        "Code" means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as on the Closing Date.

        "Contract" means any contract, agreement, arrangement or understanding, whether written or oral and whether express or implied.

        "control," including the terms "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

        "Current Assumed Liabilities" means those liabilities of the Seller relating to the Included Business as of the Reference Time that are included within those categories identified as such in the sample calculation of Net Working Capital on Exhibit A. For the avoidance of doubt, (i) any letters of credit (solely to the extent drawn but unpaid as of the Reference Time) shall be included within Current Assumed Liabilities and (ii) any tax distributions payable shall be excluded from Current Assumed Liabilities.

        "Current Purchased Assets" means those assets of the Seller relating to the Included Business as of the Reference Time that are included within those categories identified as such in the sample calculation of Net Working Capital on Exhibit A. For the avoidance of doubt, any security deposits, deferred financing costs and cash in the Fannie Mae Restricted Liquidity Account shall be excluded from Current Purchased Assets and Tax Distribution Cash shall be included in Current Purchased Assets.

        "Disclosure Schedules" means the disclosure schedules attached hereto.

        "Encumbrance" means any charge, claim, limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership. "Encumbrance" shall not mean the rights of Fannie Mae, Ginnie Mae, Freddie Mac, FHA, master servicers of CMBS Loans and holders or contract purchasers of securities issued or to be issued in connection with Mortgage Loans, in each case to the extent arising in the ordinary course of business consistent with past practice.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any corporation, trade, business or entity, whether or not incorporated, which together with the Seller or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414 of the Code or Section 4001 of ERISA.

        "Estimated Net Sale Price" means, with respect to Mortgage Loans Held for Sale as of the Closing Date, the estimated price at which such Mortgage Loans will be sold, less commissions payable with respect thereto.

        "Excess Servicing Strip" means that portion of the servicing fee paid to the Seller to service the Acquired Servicing Portfolio which is in excess of the reasonable compensation for such servicing duties and obligations, as determined in accordance with the Code.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Business" means all businesses that the Seller and Ivan Kaufman are entitled to undertake pursuant to the terms of the Non-Compete Agreement.

        "Fannie Mae" means Fannie Mae, a corporation organized and existing under the Laws of the United States of America, formerly known as the Federal National Mortgage Association.

        "Fannie Mae Agreements" means the agreements, contracts, licenses, guides and all other related documents, all as amended, supplemented or supplanted, with respect to the origination, sale, servicing or loss sharing of Fannie Mae Loans, as set forth in Schedule 1.1—"Fannie Mae Agreements."

        "Fannie Mae Loans" means those Mortgage Loans (i) in the case of Acquired Servicing Portfolio Loans, such loans that are being serviced for Fannie Mae and (ii) in the case of Mortgage Loans Held for Sale, those loans that will be sold to Fannie Mae.

        "Fannie Mae Restricted Liquidity Account" means the account maintained by the Seller at U.S. Bank, N.A. which holds cash and cash equivalents reserved for Seller's Fannie Mae restricted liquidity requirement.

        "Fannie Mae Restricted Liquidity Amount" means the amount, in cash and cash equivalents, held in the Fannie Mae Restricted Liquidity Account as of the Closing Date, that is not in excess of $2,500,000.

        "Fannie Mae Servicing Rights" means the Seller's rights under the Fannie Mae Agreements to service Fannie Mae Loans in the Acquired Servicing Portfolio as the servicer thereunder including the right to receive Servicing Fees and any rights with respect to any escrow or other accounts established in connection therewith.

        "Fannie Mae Transfer Agreement" means a transfer agreement or agreements by and among Fannie Mae, the Seller and the Buyer, in form and substance reasonably satisfactory to the Buyer, relating to (i) the assignment to and assumption by the TRS or an Affiliate of the TRS of the Seller's rights, obligations and liabilities relating to the Fannie Mae Agreements with respect to the Fannie Mae Loans in the Acquired Servicing Portfolio and the Fannie Mae Loans that are Mortgage Loans Held for Sale, (ii) the approval of the TRS or an Affiliate of the TRS as a lender under the Fannie Mae Agreements and (iii) the approval and acknowledgement by Fannie Mae of the transfer to the Partnership, or a Subsidiary of the Partnership, of that portion of the Excess Servicing Strip related to the Fannie Mae Servicing Rights.

        "FHA" means the Federal Housing Administration.

        "FHA Agreements" means the agreements, contracts, licenses, guides and all other related documents, all as amended, supplemented or supplanted, with respect to the origination, sale, insurance or servicing of FHA Loans, as set forth in Schedule 1.1—"FHA Agreements."

        "FHA Loans" means those Mortgage Loans (i) in the case of Acquired Servicing Portfolio Loans, such loans that are being serviced for FHA/Ginnie Mae and (ii) in the case of Mortgage Loans Held for Sale, those loans that have been insured by FHA.

        "FHA Servicing Rights" means the Seller's rights under the FHA Agreements to service FHA Loans in the Acquired Servicing Portfolio as the servicer thereunder including the right to receive Servicing Fees and any rights with respect to any escrow or other accounts established in connection therewith.

        "FHA Transfer Agreement" means a transfer agreement or agreements by and among Ginnie Mae, FHA, the Seller and the Buyer, in form and substance reasonably satisfactory to the Buyer, relating to (i) the assignment to and assumption by the TRS or an Affiliate of the TRS of the Seller's rights, obligations and liabilities relating to the FHA Agreements with respect to the FHA Loans in the Acquired Servicing Portfolio and the FHA Loans that are Mortgage Loans Held for Sale, (ii) the approval of the TRS or an Affiliate of the TRS as a lender under the FHA Agreements and (iii) the approval and acknowledgement by Ginnie Mae and/or FHA of the transfer to the Partnership, or a Subsidiary of the Partnership, of that portion of the Excess Servicing Strip related to the FHA Servicing Rights.

        "Final Net Sale Price" means, with respect to Mortgage Loans Held for Sale as of the Closing Date, the actual price at which such Mortgage Loans will be sold, less commissions payable with respect thereto.

        "Freddie Mac" means the Federal Home Loan Mortgage Corporation, a corporation organized and existing under the Laws of the United States of America and doing business as Freddie Mac.

        "Freddie Mac Agreements" means the agreements, contracts, licenses, guides and all other related documents, all as amended, supplemented or supplanted, with respect to the origination, sale, servicing or loss sharing of Freddie Mac Loans, as set forth in Schedule 1.1—"Freddie Mac Agreements."

        "Freddie Mac Cash Collateral Account" means the account maintained by the Seller at U.S. Bank, N.A. which holds cash and cash equivalents reserved for Seller's obligations to purchase B Bonds under the Freddie Mac Small Balance Loan Program.

        "Freddie Mac I/O Strip" means an interest only bond issued as part of a securitization of mortgage loans made under Freddie Mac Small Balance Loan program.

        "Freddie Mac Loans" means those Mortgage Loans (i) in the case of Acquired Servicing Portfolio Loans, such loans that are being serviced for Freddie Mac and (ii) in the case of Mortgage Loans Held for Sale, those loans that will be sold to Freddie Mac.

        "Freddie Mac Servicing Rights" means the Seller's rights under the Freddie Mac Agreements to service Freddie Mac Loans in the Acquired Servicing Portfolio as the servicer thereunder including the right to receive Servicing Fees and any rights with respect to any escrow or other accounts established in connection therewith.

        "Freddie Mac Transfer Agreement" means a transfer agreement or agreements by and among Freddie Mac, the Seller and the Buyer, in form and substance reasonably satisfactory to the Buyer, relating to (i) the assignment to and assumption by the TRS or an Affiliate of the TRS of the Seller's rights, obligations and liabilities relating to the Freddie Mac Agreements with respect to the Freddie Mac Loans in the Acquired Servicing Portfolio and the Freddie Mac Loans that are Mortgage Loans Held for Sale, (ii) the approval of the TRS or an Affiliate of the TRS as a lender under the Freddie Mac Agreements and (iii) the approval and acknowledgement by Freddie Mac of the transfer to the Partnership, or a Subsidiary of the Partnership, of that portion of the Excess Servicing Strip related to the Freddie Mac Servicing Rights.

        "GAAP" means United States generally accepted accounting principles and practices as in effect on the date hereof.

        "Ginnie Mae" means the Government National Mortgage Association.

        "Governmental Authority" means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury), including, without limitation, the Agencies.

        "Included Business" means the Agency businesses of the Seller relating to (i) underwriting, originating, selling and servicing multifamily mortgages at various locations in the United States under the Fannie Mae DUS program and the FHA, Ginnie Mae and Freddie Mac programs and (ii) underwriting, originating and selling multifamily mortgages at various locations in the United States under conduit programs. For the avoidance of doubt, the Included Business shall include all of the Seller's businesses related to commercial real estate lending, other than those investments set forth on Schedule 2.2—"Excluded Assets" and "Seller Target Investments" as defined in the Non-Compete Agreement.

        "Immediate Family Member" means with respect to a Person, such Person's spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that shares such Person's home.

        "Intellectual Property" means all of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress, logos, other source identifiers and similar rights and applications (including intent to use applications) to register any of the foregoing (collectively, "Marks"); (ii) patents and patent applications (collectively, "Patents"); (iii) copyrights (registered and unregistered) and applications for registration (collectively, "Copyrights"); (iv) know-how, inventions, methods, processes, proprietary data and information, databases, specifications, drawings, prototypes, designs, design rights, formulae, research and development information, marketing and business plans, computer software programs, applications and systems, technology, product roadmaps, and customer and supplier lists; and (v) similar proprietary rights.

        "knowledge" means the actual knowledge of an individual, or any senior vice president, President or similar senior officer or director, in the case of an entity.

        "Law" means any statute, law, ordinance, regulation, rule, code, executive order, injunction, decision, writ, judgment, decree or order of any Governmental Authority.

        "Leased Real Property" means the real property leased, subleased or licensed to the Seller used in connection with the operating of the Included Business, as set forth on Schedule 3.11 of the Disclosure Schedules.

        "Management Agreement" means the Second Amended and Restated Management Agreement, dated August 6, 2009, by and among Parent, ACM, Arbor Realty Limited Partnership and Arbor Realty SR, Inc., as amended by Amendment Number 1 thereto, dated as of January 1, 2015.

        "Mortgage Loans" means (i) the Acquired Servicing Portfolio Loans and (ii) the Mortgage Loans Held for Sale.

        "Mortgage Loans Held for Sale" means those multi-family mortgage loans identified on Schedule 1.1—"Mortgage Loans Held for Sale" (or originated by the Seller between the date of such Schedule and the Closing Date in compliance with Section 5.1(a)) and which, as of the Closing Date, are held by the Seller for sale to one of the Agencies or a conduit lender, or, as to FHA Loans, have been insured by FHA.

        "Mortgage Servicing Rights" means, collectively, the Fannie Mae Servicing Rights, the FHA Servicing Rights, the Freddie Mac Servicing Rights and any other Rights of the Seller to service Mortgage Loans for other owners of Mortgage Loans (including, for the avoidance of doubt, the Non-Agency Mortgage Loans).

        "Net Working Capital" means the difference (positive or negative) between Current Purchased Assets and Current Assumed Liabilities as of the Reference Time determined in accordance with the Accounting Principles; provided that any excess cash (including Tax Distribution Cash) that the Seller elects to distribute or pay after the Reference Time but immediately prior to the Closing shall reduce the Net Working Capital.

        "Neutral Arbitrator" means PricewaterhouseCoopers.

        "Non-Agency Mortgage Loans" means Mortgage Loans that are being serviced for, or which are expected to be sold to, investors other than one of the Agencies and other than loans or other assets being serviced for Parent and its Subsidiaries.

        "Parent Common Stock" means the common stock, par value $0.01 per share, of Parent.

        "Parent Material Adverse Effect" means any event, change, circumstance, occurrence, effect or state of facts that, individually or together with any other event, change, circumstance, occurrence, effect or state of facts (i) is or would reasonably be expected to be materially adverse to the financial condition, assets, business or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, will be, would or could be, or could or would reasonably be expected to have or result in, a Parent Material Adverse Effect: (a) any failure, in and of itself, by Parent to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect); (b) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement, pendency or consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements (including any disruption in supplier, partner or similar relationships or any loss of employees); (c) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting (1) the industries in which Parent and its Subsidiaries participate (including fluctuating conditions resulting from cyclicality, seasonality or weather patterns affecting Parent and its Subsidiaries, including their respective customers and suppliers) or (2) national, regional, local, international or global economies; (d) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to the taking of any action expressly required or permitted by this Agreement or any of the Ancillary Agreements or the consummation of any Parent Offering; (e) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or any change in any Laws (other than Tax laws); (f) any adverse change, effect, event, occurrence, state of facts or development arising in connection with natural disasters or acts of nature, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; or (g) any change in political regimes, political conditions or climate whether in the U.S. or any other country or jurisdiction except in the cases of clauses (c), (e), (f) and (g) to the extent that any event, change, circumstance, occurrence, effect or state of facts described therein disproportionately impacts or affects the business of Parent and its Subsidiaries compared to other businesses of similar size operating in the same industries in which Parent and its Subsidiaries participate; or (ii) materially impairs the ability of Parent to consummate, or prevents or materially delays, any of the transactions contemplated by this Agreement or the Ancillary Agreements or would reasonably be expected to do so.

        "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of January 18, 2015, by and among Arbor Realty GPOP, Inc., Arbor Realty LPOP, Inc., ACM and Parent.

        "Permits" means all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations issued to, or required to be obtained or maintained by, the Seller by a Governmental Authority with respect to the origination and/or servicing of the Mortgage Loans or otherwise necessary for the conduct or operation of the Included Business as currently conducted or the ownership or use of the Purchased Assets and the Included Business, and all pending applications therefor and amendments, modifications and renewals thereof.

        "Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

        "Personal Information" has the same meaning as any such term or like terms set forth in the applicable Privacy Laws that identifies or can be used to identify individuals, including, but not limited to, "personally identifiable financial information" as defined by the Gramm-Leach-Bliley Act of 1999, as amended.

        "Personal Property" means all machinery, equipment, furniture, furnishings, rolling stock, tools, office supplies, vehicles, computer hardware and other tangible personal property owned or leased by the Seller including without limitation those items more particularly identified on Schedule 1.1—"Personal Property" of the Disclosure Schedules, used or held for use primarily in connection with the Included Business.

        "Pipeline Loans" means the potential mortgage loans and loan commitments for which the Seller has received signed applications and deposits.

        "Preferred Equity Interests" means preferred equity interests having an initial aggregate liquidation preference equal to the Preferred Equity Amount to be issued by a subsidiary of the TRS and having terms and conditions substantially in accordance with the terms and conditions set forth in Exhibit O.

        "Prepaid Items" means all credits, cash reserves, prepaid expenses, advance payments, security deposits, escrows and other prepaid items of the Seller arising from the Included Business.

        "Privacy Laws" means all applicable privacy, data security, data protection, data breach, workplace privacy, or other similar laws, rules, and regulations of any applicable jurisdiction, including, but not limited to, the Gramm-Leach-Bliley Act of 1999, as amended, as well as any and all then-current industry standards, guidelines, and practices with respect to the collection, use, sharing, disclosure, transfer, and protection of Personal Information.

        "Purchase Price" means the Closing Purchase Price as adjusted pursuant to Section 2.8.

        "Receivables" means all receivables (including accounts receivable, loans receivable and advances) arising from the Included Business.

        "Reference Time" means 11:59 p.m. on the day prior to the Closing Date.

        "Related Party," with respect to any specified Person, means: (i) any Affiliate of such specified Person, or any director, executive officer holding the rank of senior vice president or higher, general partner or managing member of such Affiliate; (ii) any Person who serves or within the past five years has served as a director, executive officer, partner, member or in a similar capacity of such specified Person; (iii) any Immediate Family Member or (iv) any other Person who holds, individually or together with any Affiliate of such other Person and any of such Person's Immediate Family Member(s), more than 5% of the outstanding voting equity or ownership interests of such specified Person.

        "Representatives" means the officers, directors, principals, employees, advisors, auditors, agents, counsel, bankers and other representatives of the Buyer or the Seller.

        "Rights" means all claims, causes of action, rights of recovery and rights of set-off against any Person arising from the Included Business or related to the Purchased Assets or the Assumed Liabilities, including: (i) all rights under any Seller Contract, including all rights to receive payment for products sold and services rendered thereunder, to receive goods and/or services thereunder, to assert claims and to take other rightful actions in respect of breaches, defaults and other violations thereof; (ii) all rights under or in respect of any Seller Intellectual Property, including all rights to sue and recover damages for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach thereof, and all rights of priority and protection of interests therein under the laws of any jurisdiction and (iii) all rights under all guarantees, warranties, indemnities and insurance policies arising from or related to the Included Business.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Seller Contract" means any Contract arising from or related to the Included Business to which the Seller is a party, under which the Seller may have any Rights or by which the Seller, or any of the Purchased Assets or Assumed Liabilities may be bound.

        "Seller Intellectual Property" means all Intellectual Property owned, used or held for use by the Seller primarily in the Included Business including, without limitation, the ARBOR trade name and mark and the Intellectual Property set forth on Schedule 3.12.

        "Seller Material Adverse Effect" means (A) any event, change, circumstance, occurrence, effect or state of facts that, individually or together with any other event, change, circumstance, occurrence, effect or state of facts (i) is or would reasonably be expected to be materially adverse to the financial condition, assets, business or results of operations of the Included Business, the Purchased Assets and/or the Assumed Liabilities taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, will be, would or could be, or could or would reasonably be expected to have or result in, a Seller Material Adverse Effect: (a) any failure, in and of itself, by the Seller to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Seller Material Adverse Effect); (b) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement, pendency or consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements (including any disruption in supplier, partner or similar relationships or any loss of employees); (c) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting (1) the industries in which the Included Business participates (including fluctuating conditions resulting from cyclicality, seasonality or weather patterns affecting the Included Business, including their respective customers and suppliers) or (2) national, regional, local, international or global economies; (d) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to the taking of any action expressly required or permitted by this Agreement or any of the Ancillary Agreements; (e) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or any change in any Laws (other than Tax Laws disclosed on Schedule 1.1 and excluding any change contemplated by clause (B) below); (f) any adverse change, effect, event, occurrence, state of facts or development arising in connection with natural disasters or acts of nature, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; or (g) any change in political regimes, political conditions or climate whether in the U.S. or any other country or jurisdiction except in the cases of clauses (c), (e), (f) and, (g) to the extent that any event, change, circumstance, occurrence, effect or state of facts described therein disproportionately impacts or affects the Included Business compared to other businesses of similar size operating in the same industries in which the Included Business participates; or (ii) materially impairs the ability of the Seller to consummate, or prevents or materially delays, any of the transactions contemplated by this Agreement or the Ancillary Agreements or would reasonably be expected to do so; or (B) the enactment of any bill or other legislation or federal action that will or would reasonably be expected to materially change the current charter, operations or business functions of any of the Agencies in a manner that would be reasonably likely, individually or in the aggregate, to materially and adversely impact the Purchased Assets and the Included Business, taken as a whole.

        "Servicing Agreements" means all servicing agreements of the Seller related to the Mortgage Loans, all as amended, supplemented or supplanted, including without limitation the Agency Agreements.

        "Servicing and Underwriting Files" means all files, books, records, reports, correspondence and documents (other than Loan Documents) relating to the origination, underwriting and/or servicing of any Mortgage Loan, including (i) correspondence between the Seller and any obligor or applicant, (ii) correspondence with any Governmental Authority, Fannie Mae, Freddie Mac, FHA or any other investor, (iii) any materials reasonably necessary to service in accordance with the Agency Agreements or such other governing servicing documents as may be applicable, and (iv) any servicing, origination or underwriting-related information reflected on the Seller's systems in any electronic or other medium.

        "Servicing Fees" means the servicing fees payable to the Seller with respect to each Mortgage Loan and all other revenue or income that the Seller is authorized or entitled to receive in connection with servicing the Mortgage Loans, including any and all (i) assumption fee income, (ii) principal and interest float on accounts transferred by the Seller to the Buyer at the Closing, (iii) escrow account float on escrow accounts, (iv) defeasance fees, (v) rights to reimbursement for Advances, (vi) late charges, (vii) default interest and (viii) all other ancillary fees, charges and other amounts customarily included in servicer income.

        "Signature Bank Loan" has the meaning set forth in the Disclosure Schedules.

        "Special Committee" means the special committee of independent members of Parent's Board of Directors who has acted in connection with the transactions contemplated by this Agreement, or if such special committee is no longer in existence after the Closing, the Audit Committee of the Board of Directors of Parent.

        "Subsidiary" means, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries.

        "Target Net Working Capital" means $5,000,000.00, minus the Fannie Mae Restricted Liquidity Amount.

        "Tax Distribution Cash" means any cash of the Seller that the Seller designates as "Tax Distribution Cash" to the Buyer in writing at least three (3) Business Days prior to the Closing Date, which the Seller intends to use to make tax distributions to the members of the Seller.

        "Tax Return" means any federal, state, provincial, district, municipal, county, local and foreign return, declaration, report, statement, information statement and other document required to be made or filed with respect to Taxes (including any claim for a refund of Taxes), along with any attachments, amendments or supplements to any of the foregoing.

        "Taxes" means (i) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, registration, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever (including any amounts resulting from the failure to file any Tax Return) together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person the principal purpose of which is Taxes.

        "Transfer Taxes" means any and all excise, sales, use, stamp, transfer, documentary, filing, recordation, value added Taxes and other similar Taxes and fees, if any, that are incurred as a result of the purchase and sale of the Purchased Assets, together with any interest additions or penalties with respect thereto and interest thereon which by Law are the exclusive obligation of the Seller.

        "Transferred Employee" and "Transferred Employees" means the persons set forth on Schedule 3.9(a) of the Disclosure Schedules, and any other person employed by the Seller with respect to the Included Business between the date of this Agreement and the Closing Date, who commences working for the Buyer (or its Affiliate) on the Closing Date.

        "Warehouse Lines" means indebtedness of the Seller used in the ordinary course of business of the Included Business to fund lending activities, including those Assumed Credit Agreements identified under the heading "Warehouse Lines" on Schedule 1.1—"Assumed Credit Agreements".

        "WARN" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar provision under other applicable Law.

        "Weighted Average Servicing Fee" means the annual servicing fee on the Acquired Servicing Portfolio Loans, divided by the unpaid principal balance of the Acquired Servicing Portfolio Loans.

        Section 1.2.    Table of Definitions.     The following terms have the meanings set forth in the Sections referenced below:

Definition	Location
ACF	Preamble
ACM	Preamble
Agency Transfer Costs	10.1
Agreement	Preamble
Asset Acquisition Statement	2.9
Assignment and Assumption Agreement	2.7(b)(ii)
Assumed Benefit Plans	5.7(a)
Assumed Liabilities	2.3
A&R Management Agreement	2.7(b)(xv)
Bankruptcy and Equity Exception	3.2
Bill of Sale	2.7(b)(i)
Board	Recitals
Buyer	Preamble
Buyer Fundamental Representations	7.2(a)
Buyer Indemnified Person	8.2(a)
CERCLA	3.15(f)(iii)
Change in Recommendation	5.11(c)
Claim Notice	8.4(a)
Claimed Amount	8.4(a)(ii)
Closing	2.7(a)
Closing Acquired Servicing Portfolio	2.8(a)
Closing Date	2.7(a)
Closing Purchase Price	2.8(a)
Closing Statement	2.8(b)
Collateral Source	8.3(b)
Conclusive Closing Statement	2.8(d)
Confidential Information	5.8(b)
Confidentiality Agreement	5.8(a)
Covenant Support Letter	2.7(b)(x)
Copyrights	1.1
Deductible	8.3(a)
Disputed Items	2.8(c)
End Date	9.1(c)
Environmental Claim	3.15(f)(i)

Definition	Location
Environmental Laws	3.15(f)(ii)
Estimated Closing Acquired Servicing Portfolio	2.8(a)
Estimated Closing Excess Servicing Strip and Freddie Mac I/O Strip	2.8(a)
Estimated Closing Net Working Capital	2.8(a)
Estimated Closing Weighted Average Servicing Fee	2.8(a)
Estimated Deficit Amount	2.6(c)(i)
Estimated Excess Amount	2.6(c)(ii)
Estimated Net Working Capital Excess Amount	2.8(a)
Estimated Net Working Capital Deficiency Amount	2.8(a)
Excluded Assets	2.2
Excluded Liabilities	2.4
Final Closing Acquired Servicing Portfolio	2.8(e)(ii)(E)
Final Closing Excess Servicing Strip and Freddie Mac I/O Strip	2.8(e)(ii)(G)
Final Closing Weighted Average Servicing Fee	2.8(e)(ii)(F)
Final Deficit Amount	2.8(h)(i)
Final Excess Amount	2.8(h)(ii)
Final Net Working Capital	2.8(e)(ii)(B)
Final Net Working Capital Deficiency Amount	2.8(e)(ii)(D)
Final Net Working Capital Excess Amount	2.8(e)(ii)(C)
Final Purchase Price	2.8(e)(ii)(A)
Freddie Mac I/O Strip Assignment Agreement	2.7(b)(xiv)
Fundamental Representations	8.1
Hazardous Substances	3.15(f)(iii)
HSR Act	3.3(b)
Hunton	2.7(b)(xxiv)
Indemnifiable Damages	8.2(a)
Indemnified Persons	8.2(b)
Indemnity Termination Date	8.1
Intellectual Property Assignment Agreement	2.7(b)(xiii)
Leased Property Assignments	2.7(b)(xxiii)
Loan Documents	3.18(f)
Loan Files	3.18(f)
Marks	1.1
Master Participation Agreement	2.7(b)(xii)
Material Contracts	3.16(a)
Mini-Basket	8.3(a)
Non-Compete Agreement	2.7(b)(v)
Non-Dispute Notice	2.8(f)(i)
Non-Unit Consideration	2.6(b)
Obligations	Article III
Option Agreement	2.7(b)(iv)
Offering Documents	5.13(a)
Parent	Preamble
Parent Offering	5.13(a)
Parent Preferred Stock	4.8(a)
Parent Stockholders	5.11(c)
Parent Stockholder Approval	4.6
Partnership	Preamble
Party	Preamble
Patents	1.1

Definition	Location
PCBs	3.15(a)
Pension Plan	3.9(e)
Permitted Encumbrances	3.4(a)
Pre-Closing Period	6.1
Preferred Equity Amount	5.14
Preferred Equity Documentation	5.14
Proprietary Software	3.12(a)
Proxy Statement	5.11(a)
Purchase Price Adjustment Amount	2.8(e)(ii)
Purchased Assets	2.1
Real Property Leases	3.11(a)
Reference Market Value	2.6(b)
Release	3.15(f)(iv)
Required Information	5.13(a)
Resolution Period	2.8(c)
Revised Statements	2.9
SEC	5.11(a)
Seller	Preamble
Seller Benefit Plans	3.9(b)
Seller Closing Statement	2.8(a)
Seller Dispute Notice	2.8(c)
Seller Fundamental Representations	7.3(a)
Seller Indemnified Person	8.2(b)
Seller Registered IP	3.12(a)
Servicing Advance Schedule	3.18(r)
Stockholders Meeting	5.11(c)
Straddle Period	6.2
Support Agreement	2.7(b)(iii)
Termination Fee	9.2(c)(i)
Third Party Claim	8.5(a)
Trademark License Agreement	2.7(b)(xi)
TRS	Preamble
Unit Consideration	2.6(b)(ii)
Voting and Standstill Agreement	Recitals

ARTICLE II.

PURCHASE AND SALE

        Section 2.1.    Purchase and Sale of Assets.     Upon the terms and subject to the conditions of this Agreement, at the Closing, and subject to the terms and conditions of the Bill of Sale and the Master Participation Agreement and the Freddie Mac I/O Strip Assignment Agreement which set forth the Purchased Assets being sold to the TRS and the Partnership, respectively, the Seller shall sell, assign, transfer, convey and deliver to the Buyer, and the Buyer, in reliance on the representations, warranties and covenants of the Seller contained herein, shall purchase from the Seller, all of the Seller's right, title and interest, direct or indirect, in and to all assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, accrued or contingent (including goodwill), wherever located and whether now existing or hereafter acquired prior to the Closing Date, used or held for use primarily in connection with the Included Business as the same shall exist on the Closing Date, whether or not carried or reflected on or specifically referred to in the Seller's books or financial statements or in the Disclosure Schedules hereto, and, for the avoidance of doubt, other than the Excluded Assets (collectively, the "Purchased Assets"), in each case free and clear of any Encumbrances other than Permitted Encumbrances, including without limitation all of the Seller's right, title and interest in and to the assets set forth in Schedule 2.1 of the Disclosure Schedules. For the avoidance of doubt, the Excess Servicing Strip and the Freddie Mac I/O Strip are being sold, conveyed, transferred, assigned and delivered solely to the Partnership (and not the TRS) pursuant to this Agreement and the Master Participation Agreement with respect to the Excess Servicing Strip and the Freddie Mac I/O Strip Assignment Agreement with respect to the Freddie Mac I/O Strip.

        Section 2.2.    Excluded Assets.     The Seller is not selling, and the Buyer is not buying, any of the assets of the Seller set forth on Schedule 2.2 of the Disclosure Schedule (the "Excluded Assets"). The Seller shall retain all rights to the Excluded Assets and the Buyer shall have no right to any part of the Excluded Assets.

        Section 2.3.    Assumed Liabilities.     In connection with purchase and sale of the Purchased Assets pursuant to this Agreement, at the Closing, and subject to the terms and conditions of the Assignment and Assumption Agreement, the Master Participation Agreement and the Freddie Mac I/O Strip Assignment Agreement which set forth the Assumed Liabilities being assumed by the TRS and the Partnership, respectively, the Buyer shall assume only the following liabilities and obligations of the Seller related to the Purchased Assets (the "Assumed Liabilities"):

          (a)   all liabilities and obligations recorded on the Carve-Out Financial Statements and in the footnotes thereto (other than as set forth in Section 2.4(a) - (e));

          (b)   all liabilities and obligations related to the Mortgage Loans incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date;

          (c)   all liabilities and obligations under the Assumed Credit Agreements;

          (d)   all liabilities and obligations of the Seller under the Seller Contracts that are transferred to the Buyer hereunder or for which the Buyer is receiving the benefits thereof pursuant to Section 2.5(a);

          (e)   all liabilities and obligations under the Agency Agreements that are transferred to the Buyer hereunder or for which the Buyer is receiving the benefits thereof pursuant to Section 2.5(a);

          (f)    all liabilities and obligations related to the Transferred Employees, including any liabilities and obligations under any Seller Benefit Plans;

          (g)   all liabilities and obligations of the Seller under leases for the Leased Real Property that are transferred to the Buyer hereunder or for which the Buyer is receiving the benefits thereof pursuant to Section 2.5(a); and

          (h)   all liabilities and obligations set forth on Schedule 2.3(h) of the Disclosure Schedule.

        Section 2.4.    Excluded Liabilities.     Notwithstanding the provisions of Section 2.3 or any other provision of this Agreement, any Schedule or Exhibit hereto or any Ancillary Agreement to the contrary, and regardless of any disclosure to the Buyer, except for the Assumed Liabilities, the Buyer shall not assume or be obligated to pay, perform or otherwise discharge (and the Seller shall retain, pay, perform or otherwise discharge without recourse to the Buyer) any liabilities or obligations of the Seller of any kind, character or description whatsoever, whether direct or indirect, known or unknown, absolute or contingent, matured or unmatured, and currently existing or hereinafter arising (the "Excluded Liabilities"), including the following:

          (a)   all Taxes described in Section 6.2 and all Transfer Taxes imposed by Law upon the Seller;

          (b)   any liabilities for tax distributions to the members of the Seller;

          (c)   any indebtedness for borrowed money or guarantees thereof outstanding as of the Closing Date, except pursuant to the Assumed Credit Agreements as set forth in the Carve-Out Financial Statements;

          (d)   any liability or obligation of the Seller arising from or relating to an Excluded Asset, whether arising prior to or after the Closing Date; and

          (e)   any liability or obligation incurred by the Seller or any Person other than the Buyer, Parent or any of Parent's Subsidiaries arising out of or relating to the negotiation and preparation of this Agreement and the Ancillary Agreements (including fees and expenses payable to all attorneys and accountants, other professional fees and expenses and bankers', brokers' or finders' fees for persons not engaged by the Buyer).

        Section 2.5.    Consents and Waivers; Further Assurances.

          (a)   Nothing in this Agreement or the Ancillary Agreements shall be construed as an agreement to assign any Seller Contract, Permit, Right or other Purchased Asset that by its terms or pursuant to applicable Law is not capable of being sold, assigned, transferred or delivered without the consent or waiver of a third party or Governmental Authority unless and until such consent or waiver shall be given. The Seller shall use its commercially reasonable efforts, and the Buyer and Parent shall cooperate reasonably with the Seller, to obtain such consents and waivers and to resolve the impediments to the sale, assignment, transfer or delivery contemplated by this Agreement or the Ancillary Agreements and to obtain any other consents and waivers necessary to convey to the Buyer all of the Purchased Assets. In the event any such consents or waivers are not obtained prior to the Closing Date, the Seller shall continue to use its commercially reasonable efforts to obtain the relevant consents or waivers until such consents or waivers are obtained, and the Seller will cooperate with the Buyer in any lawful and economically feasible arrangement to provide that the Buyer shall receive the interest of the Seller in the benefits under any such Seller Contract, Permit, Right or other Purchased Asset, including performance by the Seller, if economically feasible, as agent; provided that the Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent the Buyer would have been responsible therefor hereunder if such consents or waivers had been obtained. Nothing in this Section 2.5(a) shall affect the Parties' right to terminate this Agreement under Section 9.1 in the event that any consent or waiver as described herein is not obtained.

          (b)   From time to time, whether before, at or following the Closing, the Seller and the Buyer shall execute, acknowledge and deliver all such further conveyances, notices, assumptions and releases and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to the Buyer all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to the Buyer under this Agreement and the Ancillary Agreements and to assure fully to the Seller the assumption of the liabilities and obligations intended to be assumed by the Buyer pursuant to this Agreement and the Ancillary Agreements, and to otherwise make effective as promptly as practicable the transactions contemplated hereby and thereby.

        Section 2.6.    Consideration; Form of Consideration.

          (a)    Consideration.    In full consideration for the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to the Buyer in accordance with the terms of this Agreement and the Ancillary Agreements, the Buyer shall, (i) pay to the Seller an amount equal to the Closing Purchase Price, which shall be subject to adjustment pursuant to this Article II and subject to such allocation between the TRS and the Partnership set forth in Section 2.6(c) (as adjusted following the Closing pursuant to Section 2.8(h)), and (ii) assume the Assumed Liabilities in accordance with the terms of this Agreement and the Ancillary Agreements.

          (b)    Form of Consideration.    At the Closing, and subject to Section 2.6(c), the Buyer shall pay the Closing Purchase Price to the Seller as follows: (i) 50% of the Closing Purchase Price in cash and, if applicable pursuant to and in accordance with Section 5.14, Preferred Equity Interests (collectively, the "Non-Unit Consideration") via, in the case of cash, a wire transfer of immediately available funds, to the account specified by the Seller at least 3 Business Days prior to Closing and (ii) 50% of the Closing Purchase Price through the issuance of Buyer OP Units (the "Unit Consideration"), to be allocated between ACM and ACF as designated by the Seller, as set forth in this Section 2.6(b). The number of Buyer OP Units issuable at the Closing shall be that number of Buyer OP Units which shall be convertible in accordance with the terms of the Partnership Agreement as of the Closing Date into the number of shares of Parent Common Stock calculated by dividing (X) 50% of the Closing Purchase Price and (Y) the Reference Market Value of Parent Common Stock. "Reference Market Value" means $6.50.

          (c)    Payment of Consideration.    At the Closing, Unit Consideration shall be paid for the Excess Servicing Strip and the Freddie Mac I/O Strip, and Non-Unit Consideration shall be paid for the Purchased Assets (other than the Excess Servicing Strip and the Freddie Mac I/O Strip), subject to the following adjustments (and subject to adjustment following the Closing pursuant to Section 2.8(h)):

              (i)  if the value of the Estimated Closing Excess Servicing Strip and Freddie Mac I/O Strip is less than fifty percent (50%) of the Closing Purchase Price (such deficit, the "Estimated Deficit Amount"), the Partnership shall issue and contribute to the TRS Buyer OP Units having a value (based on the Reference Market Value) equal to the Estimated Deficit Amount and the TRS shall pay such Buyer OP Units (together with the Non-Unit Consideration) to the Seller in exchange for the Purchased Assets (other than the Excess Servicing Strip and the Freddie Mac I/O Strip); and

             (ii)  if the value of the Estimated Closing Excess Servicing Strip and Freddie Mac I/O Strip is greater than fifty percent (50%) of the Closing Purchase Price (such excess, the "Estimated Excess Amount"), the Partnership shall pay a portion of the Non-Unit Consideration equal to the Estimated Excess Amount (together with the Unit Consideration) to the Seller in exchange for the Excess Servicing Strip and the Freddie Mac I/O Strip, provided, however, that such Estimated Excess Amount shall be paid in cash and not Preferred Equity Interests.

          (d)   If between the date hereof and prior to the Closing Date, Parent should split, subdivide, consolidate, combine or otherwise reclassify Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, or otherwise change Parent Common Stock into any other securities, or make any other such stock dividend or distribution in capital stock of Parent in respect of Parent Common Stock, then any number or amount contained herein which is based upon the price of Parent Common Stock or the number of fraction of shares of Parent Common Stock will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

        Section 2.7.    Closing.

          (a)   The sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Dechert LLP 1095 Avenue of the Americas, New York, New York 10036 at 10:00 a.m. New York City time, on the third Business Day following the date on which each of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) is satisfied or waived in writing by the appropriate party, or at such other place or at such other time or on such other date as the Seller and the Buyer mutually may agree in writing. The day on which the Closing takes place is referred to as the "Closing Date."

          (b)   At the Closing, the Seller shall deliver or cause to be delivered to the Buyer the following documents:

              (i)  a bill of sale for the Purchased Assets, in the form of Exhibit B (the "Bill of Sale"), duly executed by the Seller;

             (ii)  a counterpart of the Assignment and Assumption Agreement, in the form of Exhibit C (the "Assignment and Assumption Agreement"), duly executed by the Seller;

            (iii)  a counterpart of the Support Agreement, in the form of Exhibit D (the "Support Agreement"), duly executed by the Seller;

            (iv)  a counterpart of the Option Agreement, in the form of Exhibit E (the "Option Agreement"), duly executed by the Seller;

             (v)  a counterpart to the Non-Compete Agreement, in the form of Exhibit F (the "Non-Compete Agreement"), duly executed by the Seller;

            (vi)  a counterpart to the Voting and Standstill Agreement, duly executed by the Seller and Ivan Kaufman;

           (vii)  a counterpart of the Fannie Mae Transfer Agreement, duly executed by the Seller and Fannie Mae;

          (viii)  a counterpart of the FHA Transfer Agreement, duly executed by the Seller, Ginnie Mae and FHA;

            (ix)  a counterpart of the Freddie Mac Transfer Agreement, duly executed by the Seller and Freddie Mac;

             (x)  a counterpart of the Covenant Support Letter, in the form of Exhibit K (the "Covenant Support Letter"), duly executed by ACM and Ivan Kaufman;

            (xi)  a counterpart of the Trademark License Agreement, in the form of Exhibit L (the "Trademark License Agreement"), duly executed by the Seller;

           (xii)  a counterpart of the Master Participation Agreement, in the form of Exhibit M (the "Master Participation Agreement"), duly executed by the appropriate parties thereto;

          (xiii)  a counterpart of the Intellectual Property Assignment Agreement, in the form of Exhibit N (the "Intellectual Property Assignment Agreement"), duly executed by the Seller;

          (xiv)  a counterpart to the Freddie Mac I/O Strip Assignment Agreement, in a form reasonably agreed by the Parties (the "Freddie Mac I/O Strip Assignment Agreement"), duly executed by the appropriate parties thereto;

           (xv)  a counterpart to the Third Amended and Restated Management and Advisory Agreement, in a form reasonably agreed by the Parties (the "A&R Management Agreement"), duly executed by the appropriate parties thereto;

          (xvi)  to the extent applicable, in the event Parent and the Buyer make the election pursuant to Section 5.14, counterparts of the applicable Preferred Equity Documentation duly executed by the Seller;

         (xvii)  evidence, reasonably satisfactory to the Buyer, that, prior to the Closing, the Seller has obtained the third party consents and/or waivers required to sell and assign pursuant to this Agreement the Seller Contracts listed on Schedule 7.3 (including, for the avoidance of doubt, the letter of credit under the Assumed Credit Agreement with Bank of America, N.A.);

        (xviii)  certified resolutions of the Manager of the Seller authorizing the transactions contemplated by this Agreement and the Ancillary Agreements;

          (xix)  a duly executed certificate of the secretary of the Seller as to incumbency and specimen signatures of officers of the Seller executing this Agreement and the Ancillary Agreements;

           (xx)  a duly executed certificate of an executive officer of the Seller certifying the fulfillment of the conditions set forth in Section 7.3(a), Section 7.3(e) and Section 7.3(f);

          (xxi)  a certificate of non-foreign status from the Seller in compliance with Treasury Regulations section 1.1445-2;

         (xxii)  an update to Schedules 3.18(e), 3.18(m) and 3.18(n) of the Disclosure Schedules, made as of the Closing Date;

        (xxiii)  a counterpart of such other assignments, in form and substance reasonably satisfactory to the Buyer, required for the assignment of the Leased Real Property from the Seller to the Buyer (the "Leased Property Assignments"), duly executed by the Seller and any necessary third party;

        (xxiv)  an opinion of Hunton & Williams LLP ("Hunton"), special counsel to the Seller, in the form of Exhibit G, that the Excess Servicing Strip to be transferred or sold to the Buyer or an Affiliate of the Buyer will (i) be classified as "stripped coupons" within the meaning of Section 1286(e)(3) of the Code; (ii) be classified as "interests in mortgages on real property" and therefore as "real estate assets" for purposes of the real estate investment trust ("REIT") asset tests under section 856(c)(4) of the Code; and (iii) generate qualifying income for purposes of the REIT income tests set forth in sections 856(c)(2) and (c)(3) of the Code;

          (xxv)  all Business Records and other deliverables pursuant to Section 5.2(c);

        (xxvi)  consent from the Seller's auditor, whereby such auditor permits Parent to include such auditor's report on the financial statements of the Included Business in filings made by Parent with the SEC, to the extent required by applicable Law;

       (xxvii)  evidence reasonably satisfactory to Parent that the transactions contemplated by this Agreement will not cause Parent to lose its status as a real estate investment trust under Section 856(m) of the Code; and

      (xxviii)  such other documents and instruments, in form and substance reasonably satisfactory to the Buyer, as the Buyer may reasonably request or as may be otherwise necessary or desirable to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to the Buyer and to put the Buyer in actual possession or control of the Purchased Assets, duly executed by the Seller.

          (c)   At the Closing, the Buyer shall deliver or cause to be delivered to the Seller the following documents:

              (i)  a counterpart of the Assignment and Assumption Agreement, duly executed by the TRS;

             (ii)  a counterpart to the Support Agreement, duly executed by Parent and the Buyer;

            (iii)  a counterpart to the Option Agreement, duly executed by Parent and the Buyer;

            (iv)  a counterpart to the Non-Compete Agreement, duly executed by Parent and the Buyer;

             (v)  a counterpart to the Voting and Standstill Agreement, duly executed by Parent and the Buyer;

            (vi)  a counterpart to the Fannie Mae Transfer Agreement, duly executed by the Buyer, if required;

           (vii)  a counterpart to the FHA Transfer Agreement, duly executed by the Buyer, if required;

          (viii)  a counterpart to the Freddie Mac Transfer Agreement, duly executed by the Buyer, if required;

            (ix)  a counterpart of the Covenant Support Letter, duly executed by Parent and the Buyer;

             (x)  a counterpart of the Trademark License Agreement, duly executed by Parent and the Buyer;

            (xi)  a counterpart of the Intellectual Property Assignment Agreement, duly executed by the Buyer;

           (xii)  a counterpart of the Master Participation Agreement, duly executed by the Partnership;

          (xiii)  a counterpart to the Freddie Mac I/O Strip Assignment Agreement, duly executed by the Partnership;

          (xiv)  a counterpart to the A&R Management Agreement, duly executed by the appropriate parties thereto;

           (xv)  to the extent applicable, in the event Parent and the Buyer make the election pursuant to Section 5.14, counterparts of the applicable Preferred Equity Documentation duly executed by the TRS or the applicable subsidiary thereof, together with stock certificates evidencing the Preferred Equity Interests;

          (xvi)  certified resolutions of the Board of Directors of Parent and the Buyer authorizing the transactions contemplated by this Agreement and the Ancillary Agreements;

         (xvii)  duly executed certificates of the secretary of Parent and the Buyer, respectively, as to incumbency and specimen signatures of officers of Parent and the Buyer executing this Agreement and the Ancillary Agreements;

        (xviii)  a duly executed certificate of an executive officer of each of Parent and the Buyer certifying the fulfillment of the conditions set forth in Section 7.2(a);

          (xix)  a counterpart of the Leased Property Assignments;

           (xx)  a copy of an amendment to the incentive compensation arrangement for the chief executive officer of Parent, as approved by the Compensation Committee of the Board; and

          (xxi)  such other documents and instruments, in form and substance reasonably satisfactory to the Seller, as the Seller may reasonably request or as may be otherwise necessary or desirable to evidence and effect the assumption by the Buyer of the Assumed Liabilities, duly executed by the Buyer.

        Section 2.8.    Adjustment of Closing Purchase Price.

          (a)    Pre-Closing Adjustment to Closing Purchase Price.    Pursuant to the provisions of this Section 2.8 the "Closing Purchase Price" shall be calculated as follows: (i) the Base Purchase Price, plus or minus (ii) any adjustment necessary with respect to the Acquired Servicing Portfolio on the date of Closing (the "Closing Acquired Servicing Portfolio") in accordance with Exhibit H, plus or minus (iii) any adjustment necessary with respect to the Weighted Average Servicing Fee in accordance with Exhibit H, plus (v) the Estimated Net Working Capital Excess Amount, if any, minus (vi) the Estimated Net Working Capital Deficiency Amount, if any. On or prior to the third Business Day prior to the Closing Date, the Seller shall prepare and deliver to the Buyer a statement (the "Seller Closing Statement") setting forth the Seller's good faith estimate, which shall be prepared and calculated in the manner and on a basis consistent with the applicable definitions thereof, of (i) the Net Working Capital and any required adjustments to the Base Purchase Price, calculated in accordance with Exhibit A (the "Estimated Closing Net Working Capital"), (ii) the Closing Acquired Servicing Portfolio and any required adjustments to the Base Purchase Price, calculated in accordance with Exhibit H (the "Estimated Closing Acquired Servicing Portfolio"), (iii) the Weighted Average Servicing Fee and any required adjustments to the Base Purchase Price, calculated in accordance with Exhibit H (the "Estimated Closing Weighted Average Servicing Fee") and (iv) the Excess Servicing Strip and the Freddie Mac I/O Strip (the "Estimated Closing Excess Servicing Strip and Freddie Mac I/O Strip"), and the components thereof. If the Estimated Closing Net Working Capital is greater than the Target Net Working Capital, such excess amount shall be the "Estimated Net Working Capital Excess Amount." If the Estimated Closing Net Working Capital is less than the Target Net Working Capital, the difference shall be the "Estimated Net Working Capital Deficiency Amount." The Parties acknowledge and agree that it is the Parties' intent and expectation that the Net Working Capital as of the Closing Date be as close as possible to the Target Net Working Capital. During the period from and including the date hereof, and prior to the Closing, the Seller shall, and shall cause each of its Subsidiaries to, provide to the Buyer and its Representatives reasonable access to the books and records of the Seller and its Subsidiaries and to any other information of the Seller and its Subsidiaries (to the extent permitted by applicable Law), including work papers of their respective accountants (to the extent permitted by such accountants), and to any of the Seller's or its Subsidiaries' premises during regular business hours and on reasonable advance notice, to the extent necessary for the Buyer to verify the amounts set forth in the Seller Closing Statement, in each case to the extent provided in Section 5.2.

          (b)    Post-Closing Adjustment to Closing Purchase Price.    Within ninety (90) calendar days after the Closing Date, the Buyer (under the direction and supervision of the Special Committee) shall cause to be prepared and delivered to the Seller a statement (the "Closing Statement") setting forth, as of the Reference Time, the Net Working Capital, the Closing Acquired Servicing Portfolio, the Weighted Average Servicing Fee, the Excess Servicing Strip and the Freddie Mac I/O Strip, and the components thereof. The Closing Statement and the Net Working Capital, the Closing Acquired Servicing Portfolio, the Weighted Average Servicing Fee, the Excess Servicing Strip and the Freddie Mac I/O Strip set forth therein shall be prepared and calculated in good faith, and, as applicable, in the manner and on a basis consistent with the applicable definitions thereof and Exhibits A and H, and shall be in the same form and include the same line items as the Estimated Closing Net Working Capital calculation, the Estimated Closing Acquired Servicing Portfolio calculation, the Estimated Closing Weighted Average Servicing Fee calculation and the Estimated Closing Excess Servicing Strip and Freddie Mac I/O Strip calculation. If the Closing Statement is not so timely delivered, the Estimated Closing Net Working Capital, the Estimated Closing Acquired Servicing Portfolio, the Estimated Closing Weighted Average Servicing Fee and Estimated Closing Excess Servicing Strip and Freddie Mac I/O Strip will be deemed Final Net Working Capital, Final Closing Acquired Servicing Portfolio, the Final Closing Weighted Average

  Servicing Fee and the Final Closing Excess Servicing Strip and Freddie Mac I/O Strip, respectively, absent manifest error or fraud.

          (c)   After receipt of the Closing Statement, the Seller will have sixty (60) calendar days to review the Closing Statement. Unless the Seller delivers written notice (which notice shall include the items and amounts in dispute and supporting documentation related thereto; such notice, a "Seller Dispute Notice") to the Buyer setting forth in reasonable detail the specific items disputed by the Seller in good faith with respect thereto, and the specific basis for each such objection, on or prior to the sixtieth (60th) calendar day after the Seller's receipt of the Closing Statement, the Seller will be deemed to have accepted and agreed to the Closing Statement and such statement (and the calculations contained therein) will be final, binding and conclusive, absent manifest error or fraud. If the Seller delivers to the Buyer a Seller Dispute Notice within such sixty (60) calendar day period, the Buyer (under the direction and supervision of the Special Committee) and the Seller shall, during the thirty (30) calendar days following delivery of such Seller Dispute Notice by the Seller to the Buyer (or such longer period as they may mutually agree in writing) (the "Resolution Period"), attempt in good faith to resolve their differences with respect to the disputed items (or calculations) in such Seller Dispute Notice (the "Disputed Items"), and all other items (and all calculations relating thereto) will be final, binding and conclusive, absent manifest error or fraud. Any resolution by the Buyer (with the approval of the Special Committee) and the Seller during the Resolution Period as to any Disputed Item shall be set forth in writing and will be final, binding and conclusive, absent manifest error or fraud.

          (d)   If the Buyer and the Seller do not resolve all Disputed Items by the end of the Resolution Period, then all Disputed Items remaining in dispute will be submitted to the Neutral Arbitrator pursuant to an engagement letter reasonably acceptable to the Seller and the Buyer. The Neutral Arbitrator shall act as an arbitrator to determine only those Disputed Items remaining in dispute, consistent with this Section 2.8, and shall request a statement from the Buyer and the Seller regarding such Disputed Items. The scope of the disputes to be arbitrated by the Neutral Arbitrator is limited to those items or calculations specifically in dispute between the Buyer and the Seller; and the Neutral Arbitrator is not to make any other determination, including not making any determination as to whether the Closing Statement or Net Working Capital was prepared in accordance with the Accounting Principles or whether the agreed upon dollar amount of the Target Net Working Capital is correct or appropriate or in accordance with the Accounting Principles or the definition of Net Working Capital. In resolving each Disputed Item, the Neutral Arbitrator shall be bound by the principles set forth in this Section 2.8 and may not assign a value to any Disputed Item greater than the greatest value for such Disputed Item claimed by any party or less than the lowest value for such Disputed Item claimed by any party. The parties further agree that the adjustment contemplated by this Section 2.8 is intended to show the change between the Estimated Closing Net Working Capital and the Final Net Working Capital, the change between the Estimated Closing Acquired Servicing Portfolio and the Final Closing Acquired Servicing Portfolio, and the change between the Estimated Closing Weighted Average Servicing Fee and the Final Closing Weighted Average Servicing Fee, and that such changes can only be measured if each calculation is done in a manner consistent with the applicable definitions thereof. All fees and expenses relating to the work, if any, to be performed by the Neutral Arbitrator will be allocated between the Buyer and the Seller in the same proportion that the aggregate amount of the Disputed Items so submitted to the Neutral Arbitrator that is unsuccessfully disputed by the Seller (as finally determined by the Neutral Arbitrator) bears to the total amount of such Disputed Items so submitted. The Buyer and the Seller and their respective agents will cooperate with the Neutral Arbitrator during its engagement. The Neutral Arbitrator will deliver to the Buyer and the Seller a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Arbitrator by the Seller and the Buyer, and a written explanation in reasonable detail of each such determination) of the Disputed Items submitted to the Neutral Arbitrator within thirty (30) calendar days, or such longer period as may be required by the Neutral Arbitrator, of receipt of such Disputed Items, which determination will be final, binding and conclusive, absent manifest error or fraud. The final, binding and conclusive Closing Statement based either upon agreement by the parties, or deemed agreement by the Buyer and the Seller in accordance with this Section 2.8, or the written determination delivered by the Neutral Arbitrator in accordance with this Section 2.8(d) will be the "Conclusive Closing Statement." All negotiations pursuant to this Section 2.8(d) shall be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable other laws including state rules of evidence, and all negotiations, submissions to the Neutral Arbitrator, and dispute resolution proceedings under this Section 2.8(d) shall be treated as such. The Neutral Arbitrator shall be bound by a mutually agreeable confidentiality confidential information agreement. The procedures of this Section 2.8(d) are exclusive and, except as set forth below, the determination of the Neutral Arbitrator shall be final and binding on the parties. The decision rendered pursuant to this Section 2.8(d) may be filed as a judgment in any court of competent jurisdiction. Either party may seek specific enforcement or take other necessary legal action to enforce any decision under this Section 2.8(d). The other party's only defense to such a request for specific enforcement or other legal action shall be manifest error or fraud by or upon the Neutral Arbitrator. Absent such manifest error or fraud, such other party shall reimburse the party seeking enforcement for its expenses related to such enforcement.

          (e)   Subject to Section 2.8(f):

              (i)  if the Closing Purchase Price is greater than the Final Purchase Price, then, in accordance with Section 2.8(f)(iii), the Seller shall pay to the Buyer an amount equal to the amount by which the Closing Purchase Price is greater than the Final Purchase Price; such amount shall be paid (A) 50% in cash by wire transfer of immediately available funds and (B) by surrender of Buyer OP Units owned by Seller to the Buyer having a value (based on the Reference Market Value of Parent Common Stock into which such Buyer OP Units are convertible in accordance with the terms of the Partnership Agreement) equal to 50% of such amount; and

             (ii)  if the Closing Purchase Price is less than the Final Purchase Price, the Buyer shall pay to the Seller an amount equal to the amount by which the Closing Purchase Price is less than the Final Purchase Price by wire transfer of immediately available funds; such amount shall be paid (A) 50% in cash by wire transfer of immediately available funds and (B) by issuance of Buyer OP Units having a value (based on the Reference Market Value of Parent Common Stock into which such Buyer OP Units are convertible in accordance with the terms of the Partnership Agreement) equal to 50% of such amount (the amount payable to the Buyer pursuant to Section 2.8(e)(i) and the amount payable to the Seller pursuant to this Section 2.8(e)(i) are referred to herein as the "Purchase Price Adjustment Amount"); provided, however, that the any portion of the Purchase Price Adjustment Amount that is due to the difference between Final Net Working Capital and Target Net Working Capital shall be paid solely in cash.

          For purposes of this Section 2.8:

            (A)  the "Final Purchase Price" shall be an amount in Dollars equal to (i) the Base Purchase Price, plus (ii) the Final Net Working Capital Excess Amount, if any, minus (iii) the Final Net Working Capital Deficiency Amount, if any, plus or minus (iv) the adjustment for the Final Closing Acquired Servicing Portfolio, plus or minus (v) the adjustment for the Final Closing Weighted Average Servicing Fee;

            (B)  the "Final Net Working Capital" shall be the Net Working Capital as finally determined pursuant to Section 2.8;

            (C)  the "Final Net Working Capital Excess Amount" shall be the amount, if any, by which Net Working Capital as finally determined pursuant to this Section 2.8 is greater than the Target Net Working Capital;

            (D)  the "Final Net Working Capital Deficiency Amount" shall be the amount, if any, by which Net Working Capital as finally determined pursuant to this Section 2.8 is less than the Target Net Working Capital;

            (E)  the "Final Closing Acquired Servicing Portfolio" shall be the Closing Acquired Servicing Portfolio as finally determined pursuant to this Section 2.8;

            (F)  the "Final Closing Weighted Average Servicing Fee" shall be the Weighted Average Servicing Fee as finally determined pursuant to this Section 2.8; and

            (G)  the "Final Closing Excess Servicing Strip and Freddie Mac I/O Strip" shall be the Excess Servicing Strip and Freddie Mac I/O Strip as finally determined pursuant to this Section 2.8.

          (f)    If, after receipt of the Closing Statement pursuant to Section 2.8(b):

              (i)  the Seller does not deliver a Seller Dispute Notice as described in Section 2.8(c) within the sixty (60) day period following the Seller's receipt of the Closing Statement or if within such period the Seller delivers a notice to the Buyer stating that the Seller does not dispute any item in the Closing Statement (such notice, a "Non-Dispute Notice"), then on the fifth (5th) Business Day following the earlier of the last day of such sixty (60) day period or on the fifth (5th) Business Day following the date on which the Buyer receives such Non-Dispute Notice, as applicable, the payments set forth in Section 2.8(e) shall be made;

             (ii)  the Seller delivers a Seller Dispute Notice as described in Section 2.8(c) within the sixty (60) day period following the Seller's receipt of the Closing Statement, then on the fifth (5th) Business Day following the date on which the Buyer receives such notice of dispute, the payments set forth in Section 2.8(e) shall be made, if any, in respect of such Closing Statement that is not subject to dispute; and

            (iii)  with respect to any Disputed Item, within five (5) Business Days after resolution or deemed resolution of such Disputed Item in accordance with Section 2.8 (whether by mutual agreement between the Buyer and the Seller, or by decision of the Neutral Arbitrator), the Buyer or the Seller, as applicable, shall pay, as applicable, the other party such Disputed Item (or portion thereof) pursuant to the resolution of such Disputed Item (or portion thereof) in favor of such other party, as applicable, in accordance with this Section 2.8.

          (g)   After the Closing and until the Final Purchase Price has been determined in accordance with this Section 2.8, the Buyer shall provide to the Seller and its Representatives reasonable access to the books and records of the Buyer and its Subsidiaries and to any other information related to the Included Business (to the extent permitted by applicable Law), including work papers of their respective accountants (to the extent permitted by such accountants), and to any of the Buyer's or its Subsidiaries' premises during regular business hours and on reasonable advance notice, to the extent necessary for the Seller to review all or any part of the Closing Statement, and to prepare materials for presentation to the Neutral Arbitrator in connection with this Section 2.8.

          (h)    Final Payment of Consideration.    After the Final Purchase Price has been determined in accordance with this Section 2.8, Unit Consideration shall have been paid for the Excess Servicing Strip and the Freddie Mac I/O Strip, and Non-Unit Consideration shall have been paid for the Purchased Assets (other than the Excess Servicing Strip and the Freddie Mac I/O Strip), subject to the following adjustments:

              (i)  if the Final Closing Excess Servicing Strip and Freddie Mac I/O Strip is less than fifty percent (50%) of the Final Purchase Price (such deficit, the "Final Deficit Amount"), the Partnership shall have issued and contributed to the TRS Buyer OP Units having a value (based on the Reference Market Value) equal to the Final Deficit Amount and the TRS shall have paid such Buyer OP Units (together with the Non-Unit Consideration) to the Seller in exchange for the Purchased Assets (other than the Excess Servicing Strip and the Freddie Mac I/O Strip); and

             (ii)  if the Final Closing Excess Servicing Strip and Freddie Mac I/O Strip is greater than fifty percent (50%) of the Final Purchase Price (such excess, the "Final Excess Amount"), the Partnership shall have paid a portion of the Non-Unit Consideration equal to the Estimated Excess Amount (together with the Unit Consideration) to the Seller in exchange for the Excess Servicing Strip and Freddie Mac I/O Strip.

        Section 2.9.    Purchase Price Allocation.     The Seller and the Buyer agree that the Purchase Price (and any assumed liabilities, as determined for Tax purposes) will be allocated among the Purchased Assets and any non-competition and non-solicitation agreements entered into in connection with the transactions contemplated by this Agreement for all Tax purposes in a manner consistent with section 1060 of the Code and the Treasury Regulations promulgated thereunder. No later than 90 days after the Closing Date, the Buyer shall prepare and deliver to the Seller for the Seller's review and approval, a copy of the Form 8594 and any required exhibits thereto (the "Asset Acquisition Statement") allocating the Purchase Price (and any assumed liabilities, as determined for Tax purposes) among the Purchased Assets. The Buyer shall prepare and deliver to the Seller, for the Seller's review and approval, revised copies of the Asset Acquisition Statement (the "Revised Statements") so as to reflect any matters on the Asset Acquisition Statement that need updating (including any adjustments to the Purchase Price pursuant to Section 2.8). Within 30 days of delivery of the Asset Acquisition Statement or the Revised Statements, as the case may be, the Seller shall review such statements; and if the Seller agrees on the allocation of the Purchase Price, as adjusted by Section 2.8 (and any assumed liabilities, as determined for Tax purposes) (which shall be evidenced by an Asset Acquisition Statement or the Revised Statements signed by each of the Buyer and the Seller), the Seller, the Buyer and their respective Affiliates, shall file all Tax Returns and information reports in a manner consistent with such agreed allocation and shall take no position inconsistent therewith. In the event that the Seller and the Buyer are unable to agree on such allocation within 30 days after the delivery of the Asset Acquisition Statement or the Revised Statements, as the case may be, the parties shall negotiate in good faith to reach agreement. In the event that the parties cannot agree on the allocation as set forth in such Asset Acquisition Statement or Revised Statements then none of the Buyer, the Seller or any of their Affiliates shall be required pursuant hereto to file any Tax Returns or information reports or otherwise take any positions consistent with such allocation. In the event that the Buyer and the Seller are unable to agree on the allocation of the Purchase Price (as adjusted by Section 2.8), then each party will in any event file a Form 8594.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

        The representations, warranties, undertakings and other obligations (collectively "Obligations") of ACF and ACM under this Agreement are several and not joint. The Obligations of ACF shall only apply to those Purchased Assets, including without limitation, the Mortgage Loans and the Mortgage Servicing Rights, and to those Assumed Liabilities which directly relate to Mortgage Loans made, serviced or to be made under the Fannie Mae Agreements. The Obligations of ACM apply to all of the Obligations of the Seller under this Agreement. The Obligations of either ACM or ACF, as the case may be (other than the Obligations contained in Sections 3.1, 3.2, 3.3, 3.4, 3.19, 3.20, and 3.23), are limited to those which relate directly to the Included Business, the Purchased Assets and Assumed Liabilities and shall not apply to any activities of Seller or Seller's employees conducted pursuant to and as contemplated by the Management Agreement.

        For the avoidance of doubt, the defined term "Seller" as used in this Article III shall only refer to ACF and/or ACM, as applicable and in accordance with the preceding paragraph.

        Except as set forth in the Disclosure Schedules attached hereto, the Seller hereby represents and warrants to Parent and the Buyer as follows:

        Section 3.1.    Organization and Qualification.     Each Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate or entity power and authority to own, lease and operate the Purchased Assets and to carry on the Included Business as it is now being conducted and as currently proposed to be conducted. The Seller is duly qualified or licensed as a foreign company to do business, and is in good standing, in each jurisdiction where the ownership or operation of the Purchased Assets or the conduct of the Included Business makes such qualification or licensing necessary, each as set forth on Schedule 3.1 of the Disclosure Schedules, except for any such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect.

        Section 3.2.    Authority.     Each Seller has full limited liability company power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action, and no other entity proceedings on the part of the Seller or its members are necessary to approve this Agreement and each of the Ancillary Agreements to which it will be a party or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and upon their execution each of the Ancillary Agreements to which the Seller will be a party will have been, duly executed and delivered by the Seller. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which the Seller will be a party will constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at Law or in equity (collectively, the "Bankruptcy and Equity Exception").

        Section 3.3.    No Conflict; Required Filings and Consents.

          (a)   The execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which the Seller will be a party, and the consummation of the transactions contemplated hereby and thereby, do not:

              (i)  conflict with or violate the limited liability company agreement or other organizational documents of the Seller;

             (ii)  assuming receipt of all consents and approvals described on Schedule 3.3(b), conflict with or violate any Law applicable to the Seller, the Included Business or any of the

    Purchased Assets or by which the Seller, the Included Business or any of the Purchased Assets may be bound or affected; or

            (iii)  except as set forth on Schedule 3.3(a)(iii), result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of the Seller or the Included Business under, or result in the creation of any Encumbrance on any of the Purchased Assets pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Contract to which the Seller is a party or by which the Seller, the Included Business or the Purchased Assets may be bound or affected;

  other than, in the case of clauses (ii) and (iii) above, conflicts, breaches, defaults, terminations, cancellations, accelerations, losses, violations or Encumbrances that would not, individually or in the aggregate, be material to the Included Business.

          (b)   Except as set forth on Schedule 3.3(b) of the Disclosure Schedules and except for any filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Seller is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which they will be a party or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of or affecting the Included Business or the Purchased Assets.

        Section 3.4.    Title to Assets; Sufficiency of Assets.

          (a)   Except as disclosed on Schedule 3.4, the Seller has good and valid title to or a valid leasehold interest in all of the Purchased Assets, free and clear of any Encumbrance, other than (i) liens for current taxes and assessments not yet due and payable and for which adequate reserves have been established in accordance with GAAP and (ii) any such matters of record, Encumbrances and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the conduct of the Included Business as currently conducted (collectively, "Permitted Encumbrances"). The delivery to the Buyer of the Bill of Sale and other instruments of assignment, conveyance and transfer pursuant to this Agreement and the Ancillary Agreements will transfer to the Buyer good and valid title to or a valid leasehold interest in all of the Purchased Assets, free and clear of any Encumbrance other than Permitted Encumbrances.

          (b)   Each item of the Personal Property is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and is adequate for the uses to which it is being put. Each item of the Personal Property has been maintained in all material respects in accordance with past practice. All leased Personal Property is in all material respects in the condition required of such property by the terms of the lease applicable thereto.

          (c)   The Purchased Assets constitute all of the assets, properties and rights necessary and sufficient to permit the Buyer to conduct the Included Business immediately following the Closing in the same manner as the Included Business is being conducted as of the date hereof.

        Section 3.5.    Financial Statements; No Undisclosed Liabilities.

          (a)   Except as disclosed on Schedule 3.5, the Carve-Out Financial Statements, as set forth on Schedule 3.5, and any updates to the Carve-Out Financial Statements delivered pursuant to Section 5.2(e), (i) are correct and complete in all material respects, (ii) have been or will be prepared in accordance with the books and records of the Seller, and can be reconciled with the financial records maintained with, and the accounting methods applied by, the Seller for federal income Tax purposes, (iii) comply as to form in all material respects with the published rules and regulations of the SEC applicable to the presentation of acquired company financial statements, (iv) have been or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto as applicable), and (v) fairly present, in all material respects, the Purchased Assets and the Assumed Liabilities.

          (b)   Except for the Mortgage Servicing Rights and the Mortgage Loans Held for Sale, there are no material differences between the fair value and the book value of the Purchased Assets.

          (c)   The books of account and financial records of the Seller pertaining to the Purchased Assets, the Assumed Liabilities and the Included Business are true and correct in all material respects and have been prepared and are maintained in accordance with GAAP consistently applied and consistent with past practices. Each Seller maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Included Business (including the Carve-Out Financial Statements) and to maintain accountability for the Seller's assets, and (iii) access to the Seller's assets is permitted only in accordance with management's general or specific authorization. To the knowledge of the Seller and except as such books, records or other documents are provided to Buyer at the Closing pursuant to Section 5.2(c) , the Seller has possession of all books, records and other material documents (whether in paper or electronic form) pertaining to the Purchased Assets, the Assumed Liabilities and the Included Business (including business plans, financial statements, work papers, Tax Returns and all documents (or copies thereof) in possession of the Seller or an Affiliate evidencing the underwriting and origination of Mortgage Loans and files relating to each such Mortgage Loan). The Seller has not received any advice or notification from its independent accountants that the Seller has used any improper accounting practices that would have the effect of not reflecting or incorrectly reflecting in the books and records of the Seller, any properties, assets, liabilities, revenues, expenses, equity accounts or other accounts.

          (d)   Except as set forth on Schedule 3.5(d) of the Disclosure Schedules, each Seller does not have any material liabilities as of the date of this Agreement that are related to the Included Business that would be required by GAAP to be reflected on or reserved on a balance sheet or reflected in a note thereto except for each of the following: (i) performance obligations under Seller Contracts, (ii) liabilities to the extent reflected or reserved against in the Carve-Out Financial Statements, (iii) liabilities incurred subsequent to the Balance Sheet Date (A) of the type set forth on the Carve-Out Financial Statements in the ordinary course of business consistent with past practice or (B) those categories of liabilities incurred as set forth on Schedule 3.5(d) of the Disclosure Schedule and (iv) liabilities incurred in connection with the consummation of the transactions contemplated by this Agreement.

          (e)   All of the liabilities under the Assumed Credit Agreements are included as Current Assumed Liabilities except for those liabilities arising under the Signature Bank Loan. All of the proceeds under the Signature Bank Loan have been or will be used to finance the development of property that is included within the Purchased Assets.

        Section 3.6.    Absence of Certain Changes or Events.     Since the Balance Sheet Date: (a) the Seller has conducted the Seller's business only in the ordinary course consistent with past practice; (b) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Seller Material Adverse Effect; (c) neither the Included Business nor the Purchased Assets have suffered any material loss, damage, destruction or other material casualty affecting any material properties or assets thereof or included therein, whether or not covered by insurance; and (d) the Seller has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1.

        Section 3.7.    Compliance with Law; Permits; Customer Information.

          (a)   The Seller is and has been since January 1, 2013 in compliance in all material respects with all Laws applicable to the Seller in connection with the conduct or operation of the Included Business and the ownership or use of the Purchased Assets (including without limitation the Foreign Corrupt Practices Act of 1977, as amended, and rules and regulations promulgated by the Office of Foreign Assets Control). Neither the Seller nor any of its executive officers has received, nor, to the knowledge of the Seller, is there any reasonable basis for, any unresolved notice, order, complaint or other communication from any Governmental Authority or any other Person that the Seller is not in compliance with any such Laws in all material respects, other than with respect to Laws pertaining to excess servicing.

          (b)   Schedule 3.7 of the Disclosure Schedules sets forth a true and complete list of all material Permits required by applicable Law for the Seller to own, lease and operate the Purchased Assets and to carry on the Included Business as currently conducted. The Seller is and has been since January 1, 2013 in compliance in all material respects with all such material Permits. No suspension, cancellation, modification, revocation or nonrenewal of any material Permit is pending or, to the knowledge of the Seller, threatened.

          (c)   The Seller is and has been, with respect to the Included Business, in compliance in all material respects with all applicable Privacy Laws, the Seller's internal and external privacy policies, and all privacy and data security commitments and obligations of the Seller pursuant to any written agreement between the Seller and any party with respect to the privacy or security of customer or Personal Information related to the Purchased Assets, including any customer loan information or other customer information. Neither the Seller nor any of its executive officers has received during the past three (3) years, any notice, order, complaint, or other communication from any Governmental Authority or any other Person alleging that the Seller is not in compliance with any Privacy Laws.

          (d)   To the Seller's knowledge, the Seller has not experienced any security breaches of customer or Personal Information with respect to the Included Business that would require the notification of any customer, employee, other individual, or law enforcement or government entity, or any remedial action under any applicable Privacy Law. To the Seller's knowledge, there are no pending or threatened complaints, actions, fines, or other penalties facing the Seller in connection with any such data security breaches.

          (e)   The Seller has established and at all times maintained commercially reasonable safeguards against the destruction, loss, or alteration of customer data or Personal Information in the possession or control of the Seller, which safeguards comply with all applicable Privacy Laws and any applicable contractual requirements. The Seller has implemented and maintained commercially reasonable systems, security measures, and procedures to guard against the unauthorized access, alteration, or destruction of customer data or Personal Information, including the use of software which: (i) requires all users to enter a user identification and password prior to gaining access to the information systems; (ii) controls and tracks the addition and deletion of users authorized to access customer data or Personal Information; and (iii) controls and tracks user access to areas and features of the information systems. Without limiting the generality of the foregoing, the Seller has implemented and maintained administrative, technical, and physical safeguards (x) to provide reasonable security and confidentiality of customer records and Personal Information, (y) to reasonably protect against any anticipated threats or hazards to the security or integrity of such records and information, and (z) to reasonably protect against unauthorized access to or use of such records or information by any party, including the Seller's employees and contractors.

        Section 3.8.    Litigation.     Except as set forth on Schedule 3.8 of the Disclosure Schedules, and except for any Actions commenced by Persons other than Governmental Authorities that would not reasonably be expected to result in a liability or loss in respect of the Included Business or the Purchased Assets of more than $150,000 individually or $500,000 in the aggregate, there is no Action pending or, to the knowledge of the Seller, threatened in connection with the Included Business or the Purchased Assets or the Seller's ownership or operation thereof. There is no Action pending or, to the knowledge of the Seller, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Agreements. There is no outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or, to the knowledge of the Seller, threatened investigation by, any Governmental Authority relating to the Included Business, the Purchased Assets, the Seller's ownership or operation thereof or the transactions contemplated by this Agreement or Ancillary Agreements. There is no Action by the Seller pending, or which the Seller has commenced preparations to initiate, against any other Person in connection with the Included Business or the Purchased Assets.

        Section 3.9.    Employees; Seller Benefit Plans.

          (a)   Schedule 3.9(a) of the Disclosure Schedules sets forth a complete and accurate list of the names of all employee of the Seller and its Subsidiaries, specifying job titles and departments to which they are assigned.

          (b)   Schedule 3.9(b) sets forth a complete and accurate list of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, and each other material profit-sharing, bonus, compensation, severance, savings, fringe benefit, insurance, post-retirement health or welfare benefit, health, tuition refund, service award, company car, scholarship, relocation, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, stock option, stock purchase, restricted stock, stock ownership, equity compensation, pension, retirement, deferred compensation, individual employment, consulting, executive compensation, welfare, incentive, commission, payroll practices, short- or long-term disability, retention, non-competition, salary continuation, change in control or life insurance plan, program, policy, trust fund, contract or arrangement (whether written or unwritten, insured or self-insured), in any case, established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Seller or any of its Subsidiaries for the benefit of any current or former employee, officer, director, independent contractor, stockholder or other service provider of the Seller or any of its Subsidiaries or their dependents, spouses, or beneficiaries or with respect to which the Seller or any of its Subsidiaries has any liability, contingent or otherwise (collectively, the "Seller Benefit Plans"), in each case, in effect on the date hereof. As applicable with respect to each Seller Benefit Plan, the Seller has made available to the Buyer true and complete copies of (i) each Seller Benefit Plan, including all amendments thereto, (ii) all current trust documents, investment management contracts, custodial agreements and insurance contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the most recently filed annual report (Form 5500 and all schedules thereto) and (v) the most recent determination or opinion letter received from the IRS.

          (c)   With respect to each Seller Benefit Plan, except as set forth on Schedule 3.9(c), (i) each Seller Benefit Plan, has been established, maintained and administered in all material respects in accordance with its terms and in accordance with applicable Law, including, but not limited to, ERISA and the Code, as applicable; (ii) no Seller Benefit Plan, is under audit or, to the Seller's knowledge, investigation by any governmental entity or regulatory authority; (iii) all material payments required to be made by the Seller or any of its Subsidiaries under any Seller Benefit Plan, any Contract, or by Law (including all contributions (including all employer contributions and employee salary reduction contributions), insurance premiums or intercompany charges) with respect to all prior periods have been timely made or properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each of the Seller Benefit Plans, applicable Law and GAAP; (iv) there has been no amendment to or announcement by the Seller or any Subsidiary relating to, any Seller Benefit Plan which, at the time thereof, would reasonably be expected to increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year; (v) the Seller or its Subsidiary, as applicable, may amend or terminate such Seller Benefit Plan at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination; (vi) no such Seller Benefit Plan is a self-insured arrangement. As of the date hereof, there are no Actions pending, or to the knowledge of the Seller, threatened in writing, with respect to any Seller Benefit Plan (other than routine claims for benefits in the ordinary course of business); and (vii) to the Seller's knowledge, there are no facts or circumstances that would be reasonably likely to subject the Seller or any of its Subsidiaries to any assessable payment under Section 4980H of the Code with respect to any period prior to the Closing Date.

          (d)   At no time during the past completed six years, has the Seller or any of its Subsidiaries or any ERISA Affiliate (i) sponsored, maintained, contributed to or otherwise participated in or in any way had any liability, directly or indirectly, with respect to an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is subject to Section 302, Title IV of ERISA or Section 412, 430 or 4971 of the Code, or a plan maintained in connection with any trust described in Section 501(c)(9) of the Code or (ii) been required to contribute to, or incurred any "withdrawal liability" (within the meaning of Section 4201 of ERISA) with respect to, any "multiemployer plan" (within the meaning of Section 3(37) of ERISA). No event has occurred and no condition exists that would subject the Seller or any of its Subsidiaries by reason of its affiliation with any current or former ERISA Affiliate to any material (i) Tax, penalty, fine, (ii) Encumbrance or (iii) other liability imposed by ERISA, the Code or other applicable Laws. None of the Seller Benefit Plans provide retiree health or life insurance benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA, any other applicable Law or at the expense of the participant or the participant's beneficiary.

          (e)   Each Seller Benefit Plan that is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) and that is intended to meet the qualification requirements of Section 401(a) of the Code (each, a "Pension Plan") has received a favorable determination, opinion or advisory letter from the IRS to the effect that such Pension Plan and any related trust are qualified and exempt from U.S. federal income taxes under Sections 401(a) and 501(a) of the Code, respectively (or such Pension Plan or related trust has remaining a period of time under the Code or pronouncements of the IRS in which to apply for such a letter and make any amendments necessary to obtain a favorable letter as to the qualified status of each such Pension Plan or related trust) and nothing has occurred since the date of such determination, opinion or advisory letter that could reasonably be expected to affect the qualified status of the Seller Benefit Plan.

          (f)    Each Seller Benefit Plan that is a "nonqualified deferred compensation plan" (within the meaning of Section 409A of the Code) is, in all material respects, in documentary compliance with, and since January 1, 2009 has been operated and administered in all material respects in compliance with, Section 409A of the Code and the guidance issued by the IRS provided thereunder.

          (g)   Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any severance or other payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Seller or any of its Subsidiaries; (ii) limit or restrict the right of the Seller or any Subsidiary to merge, amend or terminate any Seller Benefit Plan; (iii) result in the acceleration of the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise) of any such compensation or benefits under, or increase the amount of compensation or benefits due under, any Seller Benefit Plan to any current or former employee of the Seller or any of its Subsidiaries; or (iv) result in any "parachute payment" as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered). No current or former employee of the Seller or any of its Subsidiaries is entitled to receive any additional payment (including any tax gross-up or other payment) from the Seller or any of its Subsidiaries as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

        Section 3.10.    Labor and Employment Matters.

          (a)   Neither the Seller nor any of its Subsidiaries is a party to any labor or collective bargaining contract that pertains to any employees. To the knowledge of the Seller, (a) there are no organizing activities or collective bargaining arrangements that could affect the Purchased Assets or Assumed Liabilities pending with respect to any employees, and (b) there are no lockouts, strikes, slowdowns or work stoppages pending or, to the knowledge of the Seller, threatened by or with respect to any employees.

          (b)   The Seller and each of its Subsidiaries has complied in all material respects with all Laws relating to the hiring and employment of employees, including provisions thereof relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers' compensation, pay equity, classification of employees, and the collection and payment of withholding and/or social security Taxes. With respect to each employee of the Seller and its Subsidiaries, the Seller and each of its Subsidiaries has met in all material respects all requirements required by Law or regulation relating to the employment of foreign citizens, including all requirements of I-9, and neither the Seller nor any of its Subsidiaries currently employs any Person who was not permitted to work in the jurisdiction in which such Person was employed.

          (c)   There is no unfair labor practice complaint against the Seller or any of its Subsidiaries pending before the National Labor Relations Board or any other governmental entity.

          (d)   The Seller is not aware that (i) any employee of the Seller or any of its Subsidiaries has received an offer to join a business that is competitive with Parent's and the Buyer's business, or (ii) any employee of the Seller or any of its Subsidiaries is a party to or is bound by any confidentiality agreement, noncompetition agreement or other contract (with any Person) that would materially interfere with: (A) the performance by such employee of any of his duties or responsibilities as an officer or employee of the Seller or any of its Subsidiaries; or (B) Parent's and the Buyer's business or operations.

          (e)   Any individual who performs or performed services for the Seller or any of its Subsidiaries and who is not treated as an employee for federal income tax purposes by the Seller is not an employee under applicable Laws or for any purpose, including, without limitation, for Tax withholding purposes or Seller Benefit Plan purposes. Each of the employees of the Seller or any of its Subsidiaries has been properly classified by the Seller as "exempt" or "non-exempt" under applicable Law.

          (f)    Neither the Seller nor any of its Subsidiaries is delinquent in payments to any of its current or former employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or in payments owed upon any termination of the employment of any such employees.

        Section 3.11.    Real Property.

          (a)   Except as disclosed on Schedule 3.11 of the Disclosure Schedules, the Seller does not own or lease any real property related to, used or held for use in connection with the Purchased Assets. The Leased Real Property constitutes all interests in real property related to, used or held for use in connection with the Purchased Assets and which are necessary for the continued operation of the Included Business as the Included Business is currently conducted. The Seller has made available to the Buyer true and complete copies of underlying Contracts for the Leased Real Property (the "Real Property Leases"), together with all amendments, modifications or supplements, if any, thereto. None of the Contracts related to the Leased Real Property have been modified in any material respect, except as described on Schedule 3.11.

          (b)   Except as set forth on Schedule 3.11(b), with respect to the Real Property Leases (i) to the knowledge of the Seller, there are no unresolved material disputes under any Real Property Lease that are reasonably likely to result in a Parent Material Adverse Effect, (ii) the Seller is not obligated to pay any brokerage commission in connection any Real Property Lease, and (iii) the Seller has not subleased, licensed or otherwise granted any Person the right to use or occupy any portion of any Leased Real Property.

          (c)   Except as described on Schedule 3.11(c) of the Disclosure Schedules, there are no contractual or legal restrictions that preclude or restrict the ability to use any Leased Real Property by the Seller for the current or contemplated use of such real property.

          (d)   To the knowledge of the Seller, there are no material defects or material adverse physical conditions affecting the Leased Real Property. The Leased Real Property, including, without limitation, all structures and other buildings located thereon, (i) is in good repair, ordinary wear and tear excepted, has been properly maintained and is suitable for the purposes for which it is used, and (ii) is equipped with all utilities reasonably required to permit the Seller or its applicable Subsidiary to operate its activities in the ordinary course of business in all material respects.

        Section 3.12.    Intellectual Property.

          (a)   Schedule 3.12 of the Disclosure Schedules sets forth a true and complete list of all: (i) registered Marks, Patents and registered Copyrights included in the Seller Intellectual Property owned by the Seller, including any pending applications to register any of the foregoing ("Seller Registered IP"), identifying for each the jurisdiction in which such item has been registered or filed and the applicable application, registration, or other similar identification number; (ii) material computer software programs, applications, systems and databases owned or purported to be owned by the Seller included in the Seller Intellectual Property ("Proprietary Software"); and (iii) Seller Intellectual Property exclusively licensed to the Seller.

          (b)   All Seller Registered IP is subsisting and, to the knowledge of the Seller, valid and enforceable, and the Seller has not received any notice or claim challenging the validity or enforceability of any Seller Registered IP or alleging any misuse of such Seller Registered IP. None of the Seller Registered IP is involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of the Seller, no such action is or has been threatened. To the knowledge of the Seller, Seller has not taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Seller Registered IP.

          (c)   The Seller exclusively owns, free and clear of any and all Encumbrances, all Seller Intellectual Property owned or purported to be owned by the Seller, and has the right to use all other material Seller Intellectual Property. The Seller has not received any notice or claim challenging its ownership of any of the Seller Intellectual Property owned or purported to be owned by the Seller. To the knowledge of the Seller, neither the Seller Intellectual Property nor the conduct of the Included Business as currently conducted infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, the Intellectual Property of any third party. To the knowledge of the Seller, no third party is infringing, misappropriating or otherwise violating any material Seller Intellectual Property. The Seller has not received in the three (3) years prior to the date hereof any written communication relating to any actual, alleged, or suspected infringement, misappropriation, or other violation of any third-party Intellectual Property by the Seller pertaining to any Seller Intellectual Property.

          (d)   No source code for any Proprietary Software has been delivered, licensed, disclosed or made available to any escrow agent or other Person who is not an employee of the Seller bound by written and enforceable confidentiality obligations. To the knowledge of Seller, no Proprietary Software is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that requires or conditions the use or distribution of such Proprietary Software on the disclosure, licensing or distribution of any source code for any portion of such Proprietary Software that is not itself open source.

          (e)   The Seller has used and currently uses commercially reasonable efforts to maintain the confidentiality of its material trade secrets, and maintains reasonable and appropriate security and data privacy procedures intended to safeguard such material trade secrets. The operation of the Included Business, including the collection and dissemination of personal customer information, has been conducted in all material respects in accordance with all applicable laws relating to privacy, data security and data protection, and all applicable privacy policies adopted by any Seller.

          (f)    The Seller has not transferred ownership of, or granted any exclusive license with respect to, any Seller Intellectual Property which is part of the Purchased Assets. No loss or expiration of any of the Seller Intellectual Property which constitutes part of the Purchased Assets is pending or, to the knowledge of the Seller, threatened.

        Section 3.13.    Receivables.     All Receivables reflected on the balance sheets contained in the Carve-Out Financial Statements represent bona fide and valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the Seller's knowledge, all Receivables are current net of the respective reserves shown on the balance sheet in the Carve-Out Financial Statements (which reserves are adequate and calculated consistent with past practice). To the knowledge of the Seller, (a) there is no contest, claim or right of recourse, defense, deduction, return of goods, counterclaim, offset or set-off under any Contract with any obligor of any Receivables related to the amount or validity of such Receivable, and (b) no bankruptcy, insolvency or similar proceedings have been commenced by or against any such obligor.

        Section 3.14.    Taxes.

          (a)   The Seller (i) is, and has been since inception, an entity that is a partnership for US federal and applicable state income Tax purposes, (ii) has not made any filing with any Governmental Authority, including Form 8832 with the IRS, to be treated as an association taxable as a corporation for US federal income tax purposes, (iii) has not been, nor has any predecessor entity for which it is a successor been, treated as a corporation for US federal income tax purposes, and (iv) has not acquired assets of an entity taxable as a corporation for US federal income tax purposes by merger or liquidation of that entity.

          (b)   The Seller and its Subsidiaries have timely filed (or have had timely filed on their behalf) with the appropriate Governmental Authorities all income Tax Returns and other material Tax Returns required to be filed with respect to the Included Business and the Purchased Assets (taking into account for this purpose any extensions), and such Tax Returns are complete and accurate in all material respects.

          (c)   The Seller and its Subsidiaries have paid, or shall pay (by the due date, or the extended due date of the required filing), all material Taxes of or due with respect to the Purchased Assets or the Included Business that have or may have become due for all taxable periods ending on or before the Closing Date.

        Section 3.15.    Environmental Matters.     Except as disclosed on Schedule 3.15 in connection with the Included Business, Purchased Assets and Assumed Liabilities:

          (a)   The Seller is and, since January 1, 2013, has been in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Seller of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof) and applicable guidelines of Fannie Mae, in each case in connection with the ownership or use of the Purchased Assets. Without in any way limiting the generality of the foregoing, to Seller's knowledge: (i) there are no underground storage tanks located at, on, in or under any Leased Real Property that are not in compliance in all material respects with applicable Environmental Laws, (ii) there is no friable asbestos contained in or forming part of any Leased Real Property requiring remediation by Seller pursuant to applicable Environmental Law, and (iii) no polychlorinated biphenyls ("PCBs") or PCB-containing items are used or stored by the Seller at any Leased Real Property in violation of applicable Environmental Law. The Seller has not received any written notice of liability pursuant to Environmental Laws for any on-site or off-site locations where it has stored, disposed or arranged for the disposal of Hazardous Substances, which is unresolved.

          (b)   There is no Environmental Claim pending or, to the Seller's knowledge, threatened against the Seller or, to the knowledge of the Seller, against any person or entity whose liability for any Environmental Claim the Seller has retained or assumed either contractually or by operation of law, in each case in connection with the Included Business or Purchased Assets.

          (c)   There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, threatened Release or presence of any Hazardous Substance, which would reasonably be expected to form the basis of any Environmental Claim against the Seller or, to the knowledge of the Seller, against any person or entity whose liability for any Environmental Claim the Seller has retained or assumed either contractually or by operation of law, in each case in connection with the Included Business or Purchased Asset.

          (d)   The Seller does not undertake responsibility for, and has not undertaken responsibility for, the Hazardous Substance handling or disposal practices related to, or participated in the management of (as that phrase is defined in CERCLA), or exercised day-to-day decision-making control over environmental compliance related to, or exercised control at a level comparable to that of a manager of, any of the real properties securing the Mortgage Loans while such real properties were in the possession or control of a borrower.

          (e)   The Seller has delivered or otherwise made available to the Buyer complete and correct copies of all material studies, audits, assessments, reports, data, memoranda and results of investigations in its possession or control relating to Hazardous Substances or environmental matters in connection with the Included Business, other than in connection with Mortgage Loans.

          (f)    For purposes of this Agreement:

              (i)  "Environmental Claim" means any claim, action, cause of action, announced investigation or written notice by any Person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, Release or threatened Release of any Hazardous Substances at any location, whether or not owned or operated by the Seller, or (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law.

             (ii)  "Environmental Laws" means any Laws of any Governmental Authority relating to pollution or protection of the environment, natural resources, or human health and safety, including the release or threatened release, manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances.

            (iii)  "Hazardous Substances" means (A) those substances defined in or regulated under the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, and their relevant and applicable state counterparts, as each may be amended from time to time, and all regulations thereunder; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) lead or lead-based paint, polychlorinated biphenyls, asbestos or asbestos-containing materials, and radioactive materials; (E) any other pollutant or contaminant; and (F) any hazardous or toxic chemical, substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

            (iv)  "Release" has the meaning set forth in section 101(22) of CERCLA.

        Section 3.16.    Seller Contracts.

          (a)   Except as set forth in Schedule 3.16 of the Disclosure Schedules, there are no Seller Contracts of the following nature applicable to or affecting the Included Business (the Seller Contracts, set forth in Schedule 3.16 are hereby defined as the "Material Contracts"):

              (i)  any broker, distributor, dealer, agency, sales promotion, market research, marketing, consulting or advertising Contract involving payments to or by the Seller in excess of $100,000 on an annual basis;

             (ii)  any Contract for the purchase by the Seller of goods or services involving total annual payments in excess of $100,000;

            (iii)  any Contract relating to or evidencing indebtedness of the Seller in connection with Purchased Assets or the Included Business, including the Assumed Credit Agreements, mortgages, other grants of security interests, guarantees or notes;

            (iv)  any Contract with FHA, Freddie Mac, Ginnie Mae or other Governmental Authority or with Fannie Mae;

             (v)  any Contract with any Related Party of the Seller;

            (vi)  any Contract involving payments to or by the Seller in excess of $100,000 annually that requires a consent to or otherwise contains a provision relating to a "change of control," an "assignment" or "deemed assignment," or that requires a consent to assignment or change of control, or that would prohibit or delay the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements;

           (vii)  any Contract that limits, or purports to limit, the ability of the Seller or the Included Business to compete in any line of business or with any Person or in any geographic area or during any period of time, or that restricts the right of the Seller or the Included Business to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third person "most favored nation" status or any type of special discount rights;

          (viii)  any Contract pursuant to which the Seller is the lessee or lessor of, or holds, uses, or makes available for use to any Person, (A) any real property, including the Real Property Leases or (B) any tangible personal property and, in the case of clause (B), that involves an aggregate future or potential liability or receivable, as the case may be, in excess of $100,000;

            (ix)  any Contract for the sale or purchase of any real property, or for the sale or purchase of any tangible personal property in an amount in excess of $100,000;

             (x)  any Contract relating in whole or in part to any Seller Intellectual Property;

            (xi)  any joint venture or partnership, merger, asset or stock purchase or divestiture Contract;

           (xii)  any Contract relating to settlement of any administrative or judicial proceedings within the past five years under which there are any material ongoing obligations with respect to the Included Business;

          (xiii)  any Contract for capital expenditures or the acquisition or construction of fixed assets for the benefit and use of the Included Business, requiring payments by the Included Business in excess of $100,000 per annum;

          (xiv)  any Contract to buy or sell Mortgage Loans or any Servicing Agreement;

           (xv)  any Contract that provides for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or the Closing or in connection with the transactions contemplated hereby;

          (xvi)  any hedging, futures, options or other derivative Contract; and

         (xvii)  any other Contract, whether or not made in the ordinary course of business that (A) involves a future or potential liability or receivable, as the case may be, in excess of $100,000 over the current Contract term, (B) has a term greater than one year and cannot be cancelled by the Seller without penalty or further payment and without more than 30 days' notice or (C) is material to the Purchased Assets or the Assumed Liabilities or business, operations, assets, financial condition, results of operations or prospects of the Included Business, taken as a whole.

          (b)   Each Material Contract is a legal, valid, binding and, assuming the due execution and delivery by the other parties thereto, enforceable agreement and is in full force and effect, except as such enforceability may be limited by the Bankruptcy and Equity Exception. Neither the Seller nor, to the knowledge of the Seller, any other party is in breach or violation of, or (with or without notice or lapse of time or both) default under, any of the Seller Contracts, nor has the Seller received any written claim of any such breach, violation or default. The Seller has delivered of made available to the Buyer true and complete copies of all Material Contracts that are Seller Contracts, including any amendments thereto.

        Section 3.17.    Conduct of Business.     Except as set forth on Schedule 3.17, the Seller has conducted and operated the Included Business with respect to the Purchased Assets only through the Seller and not through any direct or indirect Subsidiary or Affiliate of the Seller or other entity or organization.

        Section 3.18.    Mortgage Loans and Acquired Servicing Portfolio.

          (a)   Except as set forth on Schedule 3.18(a), the Seller is not now, and has not been since January 1, 2013, subject to any fine, penalty, compensatory fee, suspension, settlement or other agreement, settlement or other administrative agreement or sanction by, or any cancellation or reduction in any loan purchase commitment or increase in loss sharing from HUD, Fannie Mae, Freddie Mac, or any other federal or state agency relating to the origination, underwriting, sale or servicing of mortgage or consumer loans with respect to the Purchased Assets. Except as set forth in Schedule 3.18(a) of the Disclosure Schedules, the Seller has not received any notice, nor does it have any reason to believe, that Fannie Mae will propose to limit, place on pre-review or terminate the underwriting authority of the Seller or to increase the guarantee fees payable to Fannie Mae or reduce the servicing fee to the Seller with respect to the Purchased Assets to the extent applicable to the Purchased Assets. Since January 1, 2013, there has been no written demand made to the Seller or any of their Affiliates for the repurchase of a Mortgage Loan due to the alleged breach of any representation, warranty or covenant with respect to the mortgage applicable to such Mortgage Loan, or due to alleged fraud relating to such Mortgage Loan. The Seller is in compliance in all material respects with all applicable federal, state and local Laws, including to the extent applicable, the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Real Estate Settlement Procedures Act and Regulation X, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, USA Patriot Act of 2001, Bank Secrecy Act, the Flood Disaster Protection Act and all HUD, Fannie Mae, Freddie Mac, other investor and mortgage insurance company requirements relating to the origination, underwriting, sale and servicing of mortgage and consumer loans.

          (b)   The Seller has complied in all material respects with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers as applicable to each Mortgage Loan. With respect to the Agency Loans, the Seller has complied in all material respects with origination and servicing standards promulgated by the Agencies and set forth in the applicable Agency Agreements. With respect to the Non-Agency Mortgage Loans, the Seller has complied in all material respects with the origination and servicing standards mandated under each of the applicable Servicing Agreements.

          (c)   The Seller has not engaged any subservicers, subcontractors or other agents to perform any of its duties under any of the Servicing Agreements, other than engagements that are permitted by, and are in compliance in all material respects with the requirements of, the applicable Servicing Agreements, and all fees and expenses due and payable to any such subservicer, subcontractor or agent as of the Closing Date have been paid, or will be paid before overdue, by the Seller. No portion of the servicing fee payable under a Servicing Agreement has been sold, transferred, assigned or pledged by the Seller to any third party other than to the Seller's lenders under the Assumed Credit Agreements.

          (d)   All of the Agency Loans originated by the Seller meet in all material respects the underwriting requirements and otherwise conform in all material respects to all of the Applicable Requirements and all waivers, including those related to underwriting, servicing and loan documentation, have been duly documented in the appropriate Agency systems, accepted by the applicable Agency to the extent required, delivered to the applicable Agency to the extent required and the Seller is in compliance in all material respects with such waivers and conditions thereto. The Seller has not received any notice from an Agency that it has terminated or intends to terminate the Seller's license or any of the Agency Agreements.

          (e)   Schedule 3.18(e) of the Disclosure Schedules sets forth a true and complete list of all Mortgage Loans, excluding Pipeline Loans, included in the Acquired Servicing Portfolio as of the date of such Schedule (which shall not be more than three Business Days prior to the date of this Agreement) and shall be updated by the Seller and provided to the Buyer on the date five Business Days prior to the Closing and the information contained on such updates to Schedule 3.18(e) of the Disclosure Schedules shall be complete, true and correct in all material respects as of its date. All of the Mortgage Loans have been made and maintained (including the risk rating of the Mortgage Loans) in the ordinary course of business, in accordance with the Seller's customary lending standards and written loan policies and in compliance in all material respects with all applicable Law, and to the extent originated pursuant to an Agency Agreement, such applicable Agency Agreement. With respect to the Mortgage Loans, the Seller has complied in all material respects with any applicable federal or state Laws including applicable Laws on consumer credit, equal credit opportunity and truth-in-lending.

          (f)    The Seller's loan files for the Mortgage Loans (the "Loan Files"), contain copies of all originally executed notes, leases and other evidences of any indebtedness, including copies of all originally executed loan agreements, loan participation agreements and certificates, control agreements, security agreements, mortgages, guarantees, UCC financing statements and similar documents evidencing collateral or other financial accommodations relating to the Mortgage Loans (such originally executed documents, the "Loan Documents"). The Seller has delivered the required Loan Documents relating to each Agency Loan to the applicable Agency, or its custodian in accordance with the applicable Agency Agreement, and maintains copies of such Loan Documents in its Loan Files. The Loan Files (both electronic and physical) and all related Servicing and Underwriting Files are complete and accurate in all material respects and accurately reflect the payment history through the applicable date thereof, the outstanding balance of the Mortgage Loan, as of the date indicated therein, and all receipts and any default notices pertaining to the Mortgage Loan, from the obligors thereof and all credits to which such obligors are entitled as of the date indicated therein. The Seller has previously furnished the Buyer a loan data tape dated as of June 30, 2015 containing information regarding the loans owned or serviced by the Seller as of the date thereof. The information contained on such loan data tape is complete, true and correct in all material respects as of the date thereof and shall be updated by the Seller (i) from time to time prior to Closing as reasonably requested by the Buyer and (ii) on the date five Business Days prior to the Closing and the information contained on such updates to the loan data tape shall be complete, true and correct in all material respects as of the date of each such update.

          (g)   No taxes or other liability of the Seller shall accrue against or be collected from the Buyer out of any Mortgage Loan by reason of the transactions contemplated hereby. The Seller has paid or caused to be paid, or will pay, or cause to be paid, by the due date, including extensions, any and all license, franchise, intangible, stamp, transfer, doing business or mortgage tax or other tax or fee due and owing to any state where a Mortgage Loan originated, or any political subdivision thereof, arising from or relating to any Mortgage Loan.

          (h)   Neither the Seller nor any of its Representatives has been guilty of any civil or criminal fraud with respect to the creation of any Mortgage Loan or with respect to the transactions contemplated hereby.

          (i)    Except as set forth in Schedule 3.18(i) of the Disclosure Schedules, no Mortgage Loan is 30 days or more past due as of the date of such Schedule (which shall not be more than one Business Day prior to the date of this Agreement) in the payment of any required principal or interest or on non-accrual status, or to the Seller's knowledge is otherwise subject to any default or event of default that, with the passage of time or giving of notice, would permit acceleration of the full principal due thereon.

          (j)    The servicing practices of the Seller used with respect to the Mortgage Loans have been prudent, safe and sound servicing practices and consistent with commercially reasonable practices in the industry and have been in compliance in all material respects with all applicable Law, and in the case of Agency Loans, with the applicable Agency Agreement, and in the case of the Non-Agency Mortgage Loans, with the applicable Servicing Agreement.

          (k)   No borrower, customer or other party in connection with the Mortgage Loans has notified the Seller, or has asserted against the Seller, in each case in writing, any "lender liability" or similar claim.

          (l)    The Seller has made no commitment to make or modify the terms and conditions of any Mortgage Loan other than as set forth in the Loan Files. Except as disclosed in Schedule 3.18(l) of the Disclosure Schedules, no obligor under any Mortgage Loan is entitled to any further advances of loan proceeds. No Mortgage Loan is cross-collateralized with any other loan except as set forth in Schedule 3.18(l) of the Disclosure Schedules. To the Seller's knowledge, any insurance with respect to, or required to be maintained by the terms of, any Mortgage Loan is in full force and effect and the Seller has complied with all applicable provisions of any insurance contract or applicable Law with respect to such insurance.

          (m)  As of the date hereof, the Seller has received signed applications and deposits for each of the Pipeline Loans. Schedule 3.18(m) of the Disclosure Schedules sets forth a true and complete list of Pipeline Loans as of the date as of the date of such Schedule (which shall not be more than five Business Days prior to the date of this Agreement).

          (n)   All Mortgage Loans Held for Sale owned by the Seller which have been "rate locked", originated and for which the Seller has entered into a mandatory commitment with Fannie Mae, FHA, Freddie Mac or other investor are, to the Seller's knowledge, in full compliance with all terms and conditions of such commitments, and, to the Seller's knowledge, all data set forth in such commitments and related documents are true and correct. Schedule 3.18(n) of the Disclosure Schedules sets forth a true and complete list of such Mortgage Loans Held for Sale. Except as set forth on Schedule 3.18(n), no Mortgage Loan Held for Sale is (i) past due with respect to any scheduled payment of principal or interest for a period of time that is outside the requirements of any applicable Warehouse Line, (ii) subject to a foreclosure action or other mortgage default legal proceeding by the Seller or any Agency or (iii) subject to bankruptcy proceedings commenced by or in respect of the borrower.

          (o)   To the Seller's knowledge, there are no facts or circumstances that would delay or prevent any Mortgage Loan to be duly purchased by Fannie Mae, FHA, Freddie Mac or any other party in compliance with their respective commitments.

          (p)   All escrow accounts and custodial accounts held by or subject to control of the Seller are being and have been maintained in compliance in all material respects with applicable Law and the applicable Servicing Agreement.

          (q)   The Seller maintains accounts in respect of amounts of cash and cash equivalents required to be pledged for the benefit of Fannie Mae to secure the Seller's obligations under its Fannie Mae DUS program, including under the letter of credit under the Assumed Credit Agreement with Bank of America, N.A.

          (r)   Schedule 3.18(r) of the Disclosure Schedules sets forth the amount of each Advance as of the date hereof (the "Servicing Advance Schedule"), except with respect to any Advance made in connection with a Servicing Agreement between the Seller and Fannie Mae. Each Advance is a valid and subsisting amount owing to the Seller, made in accordance with and payable at the times and in accordance with the provisions of the applicable Servicing Agreement or other agreement between lender and servicer, and is a legal, valid and binding reimbursement right, and is enforceable in accordance with its terms (except as such enforceability may be limited by the Bankruptcy and Equity Exception), and is not subject to any claims, right to payment or equitable remedy defenses or set-off arising from acts or omissions of the Seller. The information set forth in the Servicing Advance Schedule is true, complete and correct in all material respects as of the date thereof.

        Section 3.19.    Information Supplied.     None of the information supplied or to be supplied by the Seller specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

        Section 3.20.    Brokers.     Except for Wells Fargo Securities, LLC, the fees of which will be paid by the Seller, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller.

        Section 3.21.    Affiliate Interests and Transactions.

          (a)   Except as set forth in Schedule 3.21(a) of the Disclosure Schedules, no Related Party of the Seller: (i) owns, directly or indirectly, any equity or other financial or voting interest in any competitor of the Included Business, excluding (A) investments in mutual funds and (B) passive ownership of less than 2% of the equity securities of any such competitor; (ii) owns, directly or indirectly, or has any financial interest in any property (real or personal, tangible or intangible) used in the Included Business; or (iii) has any business dealings or a financial interest in any transaction with the Included Business or with the Seller involving the Included Business or any of the Purchased Assets (including Contract related to billing, financial, tax, accounting, data processing, human resources, administration, legal services, information technology and other corporate overhead matters), "other than business dealings or transactions conducted in the ordinary course of business at prevailing market prices and on prevailing market terms. Except as set forth in Schedule 3.21(a) of the Disclosure Schedules, there are no outstanding notes payable to, accounts receivable from or advances by the Included Business or by the Seller in connection with the Included Business or involving any assets thereof to any Related Party of the Seller, and neither the Included Business nor the Seller in connection with the Included Business is otherwise a debtor or creditor of, or has any liability or other obligation of any nature to, any Related Party of the Seller. Since the Balance Sheet Date, neither the Included Business nor the Seller in connection with the Included Business has incurred any obligation or liability to, or entered into or agreed to enter into any transaction with or for the benefit of, any Related Party of the Seller, other than the transactions contemplated by this Agreement and the Ancillary Agreements.

          (b)   Except for the Management Agreement or as set forth in Schedule 3.21(b) of the Disclosure Schedules, there are no Contracts between Parent, the Buyer or any of their respective Subsidiaries and the Seller or any Related Party of the Seller related to the Purchased Assets or the Included Business.

        Section 3.22.    Insurance.     Schedule 3.22 of the Disclosure Schedules sets forth a true and complete list of all casualty, general liability, product liability and all other types of insurance maintained with respect to the Included Business and the Purchased Assets, together with the carriers and liability limits for each such policy. All such policies are in full force and effect and no application therefor included a material misstatement or omission. All premiums with respect thereto have been paid to the extent due. The Seller has not received notice of, nor to the knowledge of the Seller is there, any threatened, cancellation, termination, reduction of coverage or material premium increases with respect to any such policy. No claim currently is pending under any such policy involving an amount in excess of $100,000.

        Section 3.23.    Capital Structure of Seller.     As of the date hereof, Ivan Kaufman beneficially owns or controls all of the voting power and more than a majority of the economic rights represented by the membership interests of the Seller.

        Section 3.24.    Transferred Employee Non-Competition Agreements.     Except as set forth on Schedule 3.24, there are no non-competition agreements or other similar agreements or arrangements or any non-competition or similar provisions of any Contract between each Transferred Employee and the Seller.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE BUYER

        Except as set forth in the Disclosure Schedules of Parent and the Buyer attached hereto, each of Parent and the Buyer hereby jointly and severally represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

        Section 4.1.    Organization.     Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. As of the date hereof, Parent is organized to qualify as a real estate investment trust for United States federal income tax purposes. The Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

        Section 4.2.    Authority.     Each of Parent and the Buyer has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and, subject to obtaining Parent Stockholder Approval, to consummate the transactions contemplated hereby and thereby. Other than Parent Stockholder Approval, the execution, delivery and performance by each of Parent and the Buyer of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by Parent and the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action or partnership action, as applicable. This Agreement has been, and upon their execution each of the Ancillary Agreements to which Parent and the Buyer will be a party will have been, duly and validly executed and delivered by each of Parent and the Buyer. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which Parent or the Buyer will be a party will constitute, the legal, valid and binding obligations of Parent or the Buyer, respectively, enforceable against Parent and the Buyer, in accordance with their respective terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.

        Section 4.3.    No Conflict; Required Filings and Consents.

          (a)   Except as set forth in Schedule 4.3(a) of the Disclosure Schedules, the execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which the Buyer will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

              (i)  conflict with or violate the charter or bylaws or other equivalent documents of Parent or the Buyer;

             (ii)  conflict with or violate any Law applicable to Parent or the Buyer; or

            (iii)  result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under or require any consent of any Person pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Contract to which Parent or the Buyer is a party, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that do not, individually or in the aggregate, have a Parent Material Adverse Effect or would reasonably be expected to do so.

          (b)   Except as set forth on Schedule 4.3(b) of the Buyer Disclosure Schedules and except for the filing with the SEC of (i) the Proxy Statement and (ii) such reports under Section 13(a) or 15(d) of the Exchange Act, the Buyer is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by Parent or the Buyer of this Agreement and each of the Ancillary Agreements to which it will be party or the consummation of the transactions contemplated hereby or thereby, except for any filings required to be made under the HSR Act.

        Section 4.4.    Financing.     Subject to the consummation of Parent Offering (if applicable), as of the Closing Date, the Buyer will have, sufficient funds to permit the Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

        Section 4.5.    Brokers.     Except for J.P. Morgan Securities LLC, the fees of which will be paid by the Buyer, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or the Buyer.

        Section 4.6.    Voting Requirements.     The affirmative vote at Parent Stockholders Meeting (the "Parent Stockholder Approval") by (i) the affirmative vote of at least a majority of the votes cast by the stockholders entitled to vote on the matter and (ii) the affirmative vote of at least a majority of the outstanding shares of Parent entitled to vote on the matter other than the votes of shares owned of record or beneficially by the Seller or their respective Affiliates, is necessary to approve the transactions contemplated hereby, including the issuance of Buyer OP Units contemplated by this Agreement. Parent Stockholder Approval is the only vote of holders of any securities of the Buyer or its Subsidiaries necessary to approve the transactions contemplated by this Agreement.

        Section 4.7.    Information Supplied.     None of the information supplied or to be supplied by the Buyer specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Buyer respect to statements made or incorporated by reference therein based on information supplied by the Seller specifically for inclusion or incorporation by reference in the Proxy Statement included therein.

        Section 4.8.    Capitalization.

          (a)   As of December 31, 2015, the authorized capital stock of Parent consisted of 600,000,000 shares of stock, of which 500,000,000 were designated Parent Common Stock and 100,000,000 were designated preferred stock, par value $0.01 ("Parent Preferred Stock"). As of February 24, 2016, 50,962,516 shares of Parent Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. As of February 24, 2016, (i) 1,551,500 shares of Parent Preferred Stock designated as 8.25% Series A were issued and outstanding, (ii) 1,260,000 shares of Parent Preferred Stock designated as 7.75% Series B were issued and outstanding and (iii) 900,000 shares of Parent Preferred Stock designated as 8.50% Series C were issued and outstanding and all such shares of Parent Preferred Stock were duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

          (b)   The Buyer OP Units to be issued pursuant to this Agreement, together with the shares of Parent Common Stock issuable upon the conversion of such Buyer OP Units pursuant to the terms of such Buyer OP Units, when issued as contemplated herein or therein, will be duly authorized, validly issued, fully paid, non-assessable, and free of preemptive rights and Encumbrances, except for restrictions on transfer imposed under applicable securities Laws. The issuance of such shares of Parent Common Stock issuable upon conversion of the Buyer OP Units when issued will not contravene any Law or the rules and regulations of The New York Stock Exchange.

ARTICLE V.

COVENANTS

        Section 5.1.    Conduct of Business Prior to the Closing.

          (a)    Conduct of the Seller.    Between the date of this Agreement and the Closing Date, unless the Buyer shall otherwise agree in writing, the Seller shall cause the Included Business, including the servicing of the Acquired Servicing Portfolio and the Mortgage Loans Held for Sale, to be conducted only in the ordinary course of business consistent with past practice, and shall use commercially reasonable efforts to preserve substantially intact the Included Business, use commercially reasonable efforts to keep available the services of the employees of the Seller or any of its Subsidiaries and consultants of the Seller and use commercially reasonable efforts to preserve the current relationships of the Seller with customers, suppliers and other persons with which the Seller has significant business relations.

  By way of clarification and not limitation, between the date of this Agreement and the Closing Date, except as set forth on Schedule 5.1(a) of the Disclosure Schedules, the Seller shall not do or propose to do, directly or indirectly, unless with respect to Sections 5.1(a)(iii), (v), (x) and (xv) such action is in the ordinary course of the Seller's business and consistent with past practice, any of the following in connection with the Included Business, the Purchased Assets or Assumed Liabilities without the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed:

              (i)  issue, sell, pledge, exclusively license, transfer, abandon, dispose of or otherwise subject to any Encumbrance any Purchased Assets, other than (i) pledges of Mortgage Loans Held for Sale pursuant to the Assumed Credit Agreements, and (ii) sales of Mortgage Loans to Fannie Mae, FHA/Ginnie Mae, Freddie Mac or a conduit lender, in each case in the ordinary course of business consistent with past practice;

             (ii)  (x) amend, waive or modify in any material respect or consent to the termination of any Material Contract, or amend, waive or modify in any material respect or consent to the termination of the Seller's rights thereunder, or (y) enter into any Contract that would qualify as a Material Contract under clause (iii), (v), (vi), (vii), (xii), (xvi) or (xviii) of the definition of "Material Contract" or (z) enter into any other Contract in connection with the Purchased Assets other than in the ordinary course of business consistent with past practice;

            (iii)  (A)(x) grant or announce any increase in the compensation, salaries, bonuses, severance, termination, retention or change-in-control pay or other benefits payable or to become payable or the benefits provided to its employees or (y) accelerate the vesting or payment of the compensation or benefits payable or available to any employee, other than as required by applicable law, pursuant to any plans, programs or agreements existing on the date hereof or other increases made in the ordinary course of business consistent with the past practices of the Seller or any of its Subsidiaries, as applicable; (B) adopt, establish, amend or terminate any Seller Benefit Plan, or any agreement, plan, policy or arrangement that would constitute a Seller Benefit Plan if it were in existence on the date hereof, in each case, other than as required by applicable law or the terms of a Seller Benefit Plan in effect on the date hereof;

            (iv)  enter (or commit to enter) into, amend, terminate or extend any collective bargaining agreement or agreement with a works council or other union (or enter into negotiations to do any of the foregoing);

             (v)  make, revoke or modify any material Tax election, settle or compromise any material Tax liability with respect to the Purchased Assets;

            (vi)  cancel, compromise, waive or release any material right or claim relating to the Purchased Assets, pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) relating to the Included Business or the Purchased Assets, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

           (vii)  permit the lapse of any existing policy of insurance relating to the Included Business or Purchased Assets that is not replaced with a substantially similar insurance policy;

          (viii)  take any action, or intentionally fail to take any action, that would cause any representation or warranty made by the Seller in this Agreement or any Ancillary Agreement to be untrue in any material manner or result in a breach of any covenant made by the Seller in this Agreement or any Ancillary Agreement, or that has or would reasonably be expected to have a Seller Material Adverse Effect;

            (ix)  except in connection with the origination, sale and servicing of Mortgage Loans in the ordinary course of business consistent with past practice, including, without limitation, entering into additional Warehouse Lines having terms and conditions consistent with past practice, incur, assume or guarantee any indebtedness for borrowed money for any Person or issue any debt securities or otherwise become responsible for, the obligations of any Person, or make any loans or advances;

             (x)  authorize or make any commitment with respect to any single capital expenditure for the Included Business that is in excess of $100,000 or capital expenditures which are, in the aggregate in excess of $250,000 for the Included Business, taken as a whole;

            (xi)  authorize or make any commitment with respect to, any single Contract for the Purchased Assets that involves a future or potential liability or receivable, as the case may be, in excess of $100,000 over any 12-month period, other than commitments that can be terminated by the Seller on not more than ninety (90) days' notice with payment of less than $50,000;

           (xii)  enter into any Contract with any Related Party of the Seller (other than Parent or any of its Subsidiaries) relating to the Purchased Assets or the Included Business;

          (xiii)  fail to pay or file when due any payment necessary to maintain the effectiveness of the Seller Intellectual Property or otherwise abandon any Seller Intellectual Property;

          (xiv)  permit the lapse of any right relating to material Seller Intellectual Property or any other material intangible asset used or held for use in connection with the Included Business;

           (xv)  commence or settle any Action relating to the Purchased Assets, Included Business or Assumed Liabilities in excess of $100,000 individually or $250,000 in the aggregate or that could reasonably be expected to result in a material restriction on the Included Business;

          (xvi)  enter into any lease of real or person property or any renewals thereof in connection with the Included Business involving a term of more than one (1) year or rental obligation exceeding $100,000 per year in any single case;

         (xvii)  make any change in any method of accounting or accounting practice or policy affecting the financial statements of the Included Business, except as required by GAAP;

        (xviii)  acquire (by merger or stock or asset purchase or otherwise) any corporation, partnership, other business organization that is engaged in a business similar to the Included Business or any material business or division thereof or enter into any joint venture, strategic alliance, exclusive dealing, noncompetition or similar contract or arrangement with any entity that is engaged in a business similar to the Included Business;

          (xix)  pay out or otherwise remove any cash or cash equivalents from the Freddie Mac Cash Collateral Account; or

           (xx)  agree or commit to do any of the foregoing.

          (b)    Conduct of Parent.    Between the date of this Agreement and the Closing Date, unless the Seller shall otherwise agree in writing, Parent shall, and shall cause its Subsidiaries to, cause its business to be conducted only in the ordinary course consistent with past practice, and shall use commercially reasonable efforts to preserve substantially intact the organization of Parent, use commercially reasonable efforts to keep available the services of employees and consultants of Parent and use commercially reasonable efforts to preserve the current relationships of Parent with customers, suppliers and other persons with which Parent has significant business relations; provided, that in no event shall Parent be deemed to breach this Section 5.1(b) in the event of any action taken, or caused to be taken, by ACM or any of its employees or agents on behalf of Parent or its Subsidiaries pursuant to the Management Agreement to the extent not previously approved by the Special Committee. Between the date of this Agreement and the Closing Date, except as set forth on Schedule 5.1(b) of the Disclosure Schedules, Parent shall not do or propose to do, directly or indirectly, unless such action is contemplated by the terms of this Agreement or the Ancillary Agreements or in the ordinary course of the business of Parent and its Subsidiaries, any of the following without the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed:

              (i)  acquire (by merger or stock or asset purchase or otherwise) any corporation, partnership, other business organization or any material business or division thereof that, at the time such action is taken, to the knowledge of Parent, would be likely to prevent the Closing;

             (ii)  amend the charter or bylaws of Parent, the partnership agreement of the Partnership or the limited liability company agreement of the TRS in any manner that would prohibit or hinder, impede or delay in any material respect the consummation of the transactions contemplated hereby or have a material and adverse impact on the value of Parent Common Stock;

            (iii)  declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any capital stock, other than regular quarterly cash dividends on Parent Common Stock as described Schedule 5.1(b) of the Disclosure Schedules and other than dividends or distributions with a record date after the Closing Date;

            (iv)  take any action, or intentionally fail to take any action, that would cause any representation or warranty made by Parent or the Buyer in this Agreement or any Ancillary Agreement to be untrue or result in a breach of any covenant made by the Buyer in this Agreement or any Ancillary Agreement and in each case such breach or failure to perform would give rise to the failure of a condition in Section 7.2(a) or has or would reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.2.    Covenants Regarding Information.

          (a)   From the date hereof until the Closing Date, upon reasonable notice, except as otherwise prohibited by applicable Law or as would reasonably be expected to breach the confidentiality provisions of any contract (it being understood that the parties hereto shall use commercially reasonable efforts to cause such information to be provided in a manner that does not result in such breach), the Seller shall afford the Buyer and its Representatives reasonable access to the properties, offices and other facilities, employees, and books and records, and shall furnish the Buyer with such financial, operating and other data and information to the extent relating primarily to the Purchased Assets, the Included Business and Assumed Liabilities as the Buyer may reasonably request; provided, however, that any such access or furnishing of information shall be conducted during normal business hours, under the supervision of the Seller's personnel and in such a manner as not unreasonably to interfere with the normal operations of the Seller.

          (b)   The Seller shall provide the Buyer such information as the Buyer reasonably requests in order for it to take advantage of its status as a "successor employer" under Sections 3121(a)(1) and 3306(b)(1) of the Code.

          (c)   On the Closing Date, the Seller will deliver or cause to be delivered to the Buyer all original agreements, documents, books and records and files stored on computer disks or tapes or any other storage medium in the possession of the Seller relating to the Purchased Assets, the Included Business or the Assumed Liabilities.

          (d)   In order to facilitate the resolution of any claims made by or against or incurred by the Buyer, the Seller shall (i) retain the books and records of the Seller that do not constitute Business Records but may nevertheless relate to a claim or other proceeding under this Agreement, (ii) upon reasonable notice, afford the Buyer and its Representatives reasonable access (including for inspection and copying, at the Buyer's expense), during normal business hours, to such books and records and (iii) furnish the Buyer and its Representatives reasonable assistance (at the Buyer's expense), including access to personnel, in connection with such claims and other proceedings; provided that such access shall be granted until the later of five years following the Closing and the expiration date of the applicable statute of limitations with respect to Tax matters. The Seller shall not destroy any such books and records without providing the Buyer with written notice detailing the contents of such books and records, and providing the Buyer with the opportunity to obtain such books and records at least 60 days prior to the destruction thereof.

          (e)   From the date hereof until the Closing Date, the Seller shall deliver to the Buyer quarterly updates to the balance sheet and statement of income and cash flows contained in the Carve-Out Financial Statements within 45 days of the end of each calendar quarter.

        Section 5.3.    Exclusivity.     The Seller agrees that between the date of this Agreement and the earlier of the Closing and the termination of this Agreement, they shall not, and shall take all action necessary to ensure that none of their respective Affiliates or any of its respective Representatives shall:

          (a)   solicit, initiate, consider, encourage or accept any other proposals or offers from any Person relating to any direct or indirect acquisition or purchase of all or any portion of the Purchased Assets or the Included Business, whether effected by sale of assets, sale of stock, merger or otherwise; or

          (b)   participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Seller and its respective Affiliates immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing.

        The Seller shall notify the Buyer promptly, but in any event within one Business Day, orally and in writing if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made. Any such notice to the Buyer shall indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Seller shall not release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Seller is a party, without the prior written consent of the Buyer.

        Section 5.4.    Ancillary Agreements.     The Seller, Buyer and Parent agree to negotiate in good faith, prior to Closing, the terms of (i) the Freddie Mac I/O Strip Assignment Agreement under which the Freddie Mac I/O Strip and the Assumed Liabilities related thereto shall be transferred to the Partnership and (ii) the A&R Management Agreement.

        Section 5.5.    Notification of Certain Matters.     Prior to the Closing Date, each party hereto shall give prompt written notice to the other party of (i) the occurrence or non-occurrence of any change, condition or event, the occurrence or non-occurrence of which would render any representation or warranty of such party contained in this Agreement or any Ancillary Agreement, if made on or immediately following the date of such event, untrue or inaccurate, (ii) the occurrence of any change, condition or event that has had or is reasonably likely to have a Seller Material Adverse Effect or Parent Material Adverse Effect, (iii) any failure of any party hereto or any of its Affiliates to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any event or condition that would otherwise result in the nonfulfillment of any of the conditions to the other party's obligations hereunder, (iv) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements or (v) any Action pending or, to the party's knowledge, threatened against a party or the parties relating to the transactions contemplated by this Agreement or the Ancillary Agreements or that would have been required to be disclosed pursuant to Section 3.8 if it had been pending on the date of this Agreement. If any event requires any change to the Schedules to this Agreement, then the Seller shall promptly deliver to the Buyer a supplement to the Schedules specifying such change. If such updated Schedule reflects any event occurring or arising at any time after the date of this Agreement and prior to the date on which each of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) is satisfied or waived in writing by the appropriate party, as applicable, then the specified representations and warranties made by the Seller will be deemed automatically modified to reflect such event as of the date that such event occurs or arises and the delivery of any such updated Schedules will be deemed to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such event. The Buyer will not have the right to terminate this Agreement on account of any such update of the Schedules unless the event giving rise to such updated disclosure would cause any of the conditions in Section 7.3(a) to not be satisfied assuming such event existed as of the Closing Date.

        Section 5.6.    Bulk Transfer Laws.     The Buyer hereby waives compliance by the Seller with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Purchased Assets to the Buyer (other than any obligations with respect to the application of the proceeds therefrom). Pursuant to the provisions of this Agreement, the Seller has agreed to indemnify the Buyer against any and all liabilities that may be asserted by third parties against the Buyer as a result of the Seller's noncompliance with any such law.

        Section 5.7.    Employee Matters.

          (a)   Effective as of the Closing, the Buyer (or its Affiliate) shall assume the Seller Benefit Plans specifically identified on Schedule 5.7(a) (all such Seller Benefit Plans, the "Assumed Benefit Plans"); provided, however, that notwithstanding the foregoing, the Buyer (or its Affiliate) may, in its sole discretion, amend, suspend or terminate any such plan at any time in accordance with its terms. The Buyer (or its Affiliate) and the Seller shall take such actions and execute and deliver all documents and furnish all notices with respect to the Assumed Benefit Plans as are necessary and reasonably requested by the other parties to cause the Assumed Benefit Plans to be assigned to and assumed by the Buyer (or its Affiliate) effective as of the Closing. At least thirty (30) days prior to the Closing, the Seller will supply the Buyer (or its Affiliate) with (i) all records concerning participation, vesting, accrual of benefits, payment of benefits, and election forms of benefits under each Assumed Benefit Plan and (ii) any other information reasonably requested by the Buyer (or its Affiliate) as necessary or appropriate for the administration of each Assumed Benefit Plan.

          (b)   The Buyer and the Seller agree to use the "alternate procedure" set forth in Section 5 of Revenue Procedure 2004-53 with respect to wage reporting for the Transferred Employees on Forms W-2 for the calendar year in which the Closing occurs. Seller will provide promptly (and in no event later than ten (10) days) following the Closing such documents and other information to Buyer as are necessary in order to enable Buyer to timely satisfy its obligations under this subsection, including providing to Buyer all IRS Forms W-4 and W-5 on file with respect to each Transferred Employees.

          (c)   Effective as of the Closing, the Buyer or its affiliates shall provide COBRA continuation coverage to the employees of the Seller who are "M&A Qualified Beneficiaries" (as defined in Treasury Regulation Section 54.4980B-9 Q&A-4(a)) in connection with the transactions contemplated by this Agreement at such employee's expense. Seller will provide promptly (and in no event later than ten (10) days) following the Closing such documents and other information to Buyer as are necessary in order to enable Buyer to timely satisfy its obligations under this subsection.

          (d)   This Section 5.7 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.7, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.7. Nothing contained herein, express or implied, is intended to confer upon any employee of the Seller or any of its Subsidiaries or any Transferred Employee any right to continued employment for any period or continued receipt of any specific employee benefit, shall constitute an amendment to or any other modification of any Seller Benefit Plan, or create any right to compensation or benefits of any nature or kind whatsoever.

        Section 5.8.    Confidentiality.

          (a)   Each of the parties shall hold, and shall cause its Representatives to hold, in confidence all documents and information furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby pursuant to the terms of the confidentiality agreement dated July 15, 2015 between Parent and the Seller (the "Confidentiality Agreement"), which shall continue in full force and effect until the Closing Date, at which time such Confidentiality Agreement and the obligations of the parties under this Section 5.8(a) shall terminate. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

          (b)   For a period of three years following the Closing Date, the Seller shall not, and the Seller shall cause its Affiliates and the respective Representatives of the Seller and its Affiliates not to,

  use for its or their own benefit or divulge or convey to any third party, any Confidential Information; provided, however, that the Seller or its Affiliates may furnish such portion (and only such portion) of the Confidential Information as the Seller or such Affiliate reasonably determines it is legally obligated to disclose (based on the advice of legal counsel) if (i) it is required to disclose all or any part of the Confidential Information under the terms of a subpoena, civil investigative demand or order issued by a Governmental Authority; (ii) to the extent not inconsistent with such request, it notifies the Buyer of the existence, terms and circumstances surrounding such requirement and consults with the Buyer on the advisability of taking steps available under applicable Law to resist or narrow such request; and (iii) it exercises its commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information. For purposes of this Agreement, "Confidential Information" consists of all information and data relating to the Purchased Assets, the Included Business or Assumed Liabilities (including Intellectual Property, customer and supplier lists, pricing information, marketing plans, market studies, client development plans, business acquisition plans and all other information or data), or the transactions contemplated hereby, except for data or information that is or becomes available to the public other than as a result of a breach by the Seller of this Section 5.8.

          (c)   Effective as of the Closing, the Seller hereby assigns to the Buyer all of the Seller's right, title and interest in and to any confidentiality agreements entered into by the Seller (or its Affiliates or Representatives) and each Person (other than the Buyer and its Affiliates and Representatives) who entered into any such agreement or to whom Confidential Information was provided in connection with any transaction involving the acquisition or purchase of all or any portion of the Purchased Assets. From and after the Closing, the Seller will take all actions reasonably requested by the Buyer in order to assist in enforcing the rights so assigned. The Seller shall use its commercially reasonable efforts to cause any such Person to return to the Seller any documents, files, data or other materials constituting Confidential Information that was provided to such Person in connection with the consideration of any such transaction. Effective as of the Closing, the Seller agrees to use commercially reasonable efforts, at the Buyer's sole cost, to enforce the confidentiality covenants in any retained confidentiality agreement that relates to the Purchased Assets or the Included Business, if reasonably requested by the Buyer to do so in connection with an actual or threatened breach of the confidentiality covenants by the other party to the agreement that relates to the trade secrets or other confidential information transferred to the Buyer.

        Section 5.9.    Consents and Filings.

          (a)   The Seller and the Buyer shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including to (i) obtain from Governmental Authorities, FHA, Fannie Mae, Freddie Mac and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including all third-party consents required under any Seller Contract, (ii) promptly, and in no event more than 20 days following the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act or any other applicable Law and (iii) have vacated, lifted, reversed or overturned any order, decree, ruling, judgment, injunction or other action (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise restricts or prohibits the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. Notwithstanding anything herein to the contrary, neither the Buyer, Parent nor any of their respective Affiliates shall be required by this Agreement (A) to take or agree to undertake any action, including entering into any consent decree, hold separate order or other arrangement, that would (i) require the divestiture of any assets of Parent, the Buyer or any of their respective Affiliates or any portion of the Purchased Assets or the Included Business or (ii) limit Parent's or the Buyer's freedom of action with respect to, or its ability to consolidate and control, the Purchased Assets, the Included Business or any of Parent's, the Buyer's or their respective Affiliates' other assets or businesses or (B) to take or refrain from taking, or to agree to it, its Affiliates or the Included Business taking or refraining from any action, or to suffer to exist any condition, limitation, restriction or requirement that, individually or in the aggregate with any other actions, conditions, limitations, restrictions or requirements, constitutes or would reasonably be expected to result in a Burdensome Condition. The Seller and the Buyer each will cooperate with the reasonable request of the other in promptly seeking to obtain all such authorizations, consents, orders and approvals. The Seller and the Buyer each agree to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. Each party to this Agreement shall promptly notify the other parties of any written communication it receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other parties to review in advance any proposed written communication by such party to any Governmental Authority and shall provide each other with copies of all written correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand. No Party to this Agreement shall participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement and Section 5.8, the Parties to this Agreement will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act. Notwithstanding any other provision of this Agreement, the Buyer, on the one hand, and the Seller, on the other hand, shall each be solely responsible for one half of the fees in connection with the filings and submissions required under the HSR Act.

          (b)   The Seller shall use all commercially reasonable efforts to obtain the agreement of Fannie Mae, FHA and Freddie Mac for the transactions contemplated hereby.

        Section 5.10.    Public Announcements.     The Parties hereto shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement without the prior consent of the other party (such consent not to be unreasonably withheld or delayed), except as may be required by applicable Law or stock exchange rules.

        Section 5.11.    Parent Stockholder Approval.

          (a)   As soon as practicable following the date hereof, Parent and the Seller shall cooperate in preparing and cause to be filed with the Securities and Exchange Commission ("SEC") a proxy statement for a special meeting of Parent's stockholders (as amended or supplemented, the "Proxy Statement"). Parent shall include in the Proxy Statement a proposal or proposals for or relating to the approval of the transactions contemplated by this Agreement and the Ancillary Agreements, and including the issuance of Parent Common Stock issuable upon conversion of the Buyer OP Units if required under Rule 312.03 of the New York Stock Exchange Listed Manual, which proposal(s) shall be approved at a meeting by Parent Stockholder Approval. Each of Parent and the Seller shall furnish all information (including financial statements and, subject to such auditor's approval, auditor's consent) concerning itself, its Subsidiaries and the respective equity holders to the other and provide such other assistance as may be reasonably requested by the other in connection with the preparation, filing and distribution of the Proxy Statement. Parent and the Seller shall use commercially reasonable efforts to have the Proxy Statement cleared by the SEC (unless the SEC elects not to review the Proxy Statement) as promptly as practicable after such filing. Parent and the Seller shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of the federal securities Laws (including the SEC's proxy rules) and of Maryland law. Prior to filing the Proxy Statement or any amendment or supplement thereto, Parent shall provide the Seller with reasonable opportunity to review and comment on such proposed filing. Parent shall, as promptly as practicable after receipt thereof, provide the Seller copies of any written comments and advise the Seller of any oral comments, with respect to the Proxy Statement received from the SEC. Parent shall provide the Seller with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing with the SEC, and with a copy of all such filings made with the SEC. If at any time prior to the Closing Date, any information should be discovered by either Party hereto that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by Parent with the SEC and, to the extent required by applicable Law, disseminated by Parent to the stockholders of Parent.

          (b)   Parent shall mail the Proxy Statement to the holders of Parent Common Stock in accordance with customary practice after the SEC's review of the Proxy Statement is completed.

          (c)   Parent shall, in accordance with customary practice, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Stockholders Meeting"). One matter presented to the stockholders of Parent ("Parent Stockholders") at the Stockholders Meeting for approval shall be Parent Stockholder Approval. Subject to the following sentence, the Board and the Special Committee will recommend that Parent Stockholders vote in favor of the issuance of Parent Common Stock issuable upon conversion of the Buyer OP Units and the other transactions contemplated by this Agreement and the Ancillary Agreements at the Stockholders Meeting, and Parent will use reasonable best efforts to solicit from its stockholders proxies in favor of such approval. Notwithstanding anything to the contrary contained herein, at any time prior to Parent Stockholder Approval, (i) the Special Committee may withhold, amend, withdraw or modify the recommendation of the Special Committee in a manner adverse to the Seller if, but only if, the Special Committee determines in good faith, based on such matters as it deems relevant and based on the advice of its outside legal counsel, that the failure to withhold, amend, withdraw or modify such recommendation would be inconsistent with their duties as directors under applicable law (a "Change in Recommendation"); provided that the Seller receives written notice from Parent confirming that the Special Committee has determined to change its recommendation at least two Business Days in advance of the recommendation being so withdrawn, withheld or modified in a manner adverse to the Seller and (ii) the Board may withhold, amend, withdraw or modify the recommendation of the Board in a manner adverse to the Seller if, but only if, the Board determines in good faith, based on such matters as it deems relevant and based on the advice of its outside legal counsel, that the failure to withhold, amend, withdraw or modify such recommendation would be inconsistent with their duties as directors under applicable law.

        Section 5.12.    Approvals.     In addition to any approval of the Board or Parent Stockholder Approval as may be required under applicable law, and without limiting the other requirements set forth herein, the approval of the Special Committee shall be required (a) for Parent or the Buyer to terminate this Agreement or amend this Agreement, (b) for Parent or the Buyer to exercise or waive any of Parent's or the Buyer's benefits, rights or remedies under this Agreement (including, for the avoidance of doubt, under Article VIII after the Closing), (c) for Parent or the Buyer to take any action that would breach in any material respect Parent's or the Buyer's obligations under this Agreement and/or prevent or materially delay the consummation of the transactions contemplated hereby or (d) for Parent or the Buyer to settle, compromise or take any action with respect to any claim for indemnification brought by any Seller Indemnified Persons under Section 8.2(b).

        Section 5.13.    Cooperation in Parent Offerings.

          (a)   Notwithstanding anything to the contrary herein, prior to the Closing Date, the Seller shall provide, and shall use their reasonable best efforts to cause their Representatives to provide, to Parent such cooperation reasonably requested by Parent in connection with the arrangement, syndication (including marketing efforts in connection therewith and consummation of any financing (including any permitted replacement, amended, modified or alternative financing), or sale or distribution of any equity or debt securities (whether registered or otherwise) made by Parent or any of its Affiliates (any such transaction, a "Parent Offering"), provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Seller; and further provided that Parent shall be responsible for and shall pay all reasonable and documented out-of-pocket fees and expenses incurred by the Seller and its Affiliates (including fees and expenses of accountants, attorneys and any other representatives) in connection with such Parent Offering. Such cooperation shall include commercially reasonable efforts to: (i) make available to Parent or its Representatives such financial statements (including, subject to such auditor's approval, auditor's consent), pro forma financial statements and business and other financial data and information of the Seller necessary for, or a condition of, any such Parent Offering (the "Required Information") and other pertinent and customary information (including projections) regarding the Seller as may be reasonably requested by Parent to consummate any Parent Offering, to the extent reasonably available to the Seller, as applicable. as promptly as reasonably practicable following Parent's request; (ii) participate, upon reasonable notice, in meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with a Parent Offering and otherwise cooperating in any marketing efforts; (iii) assist with the preparation of customary materials for rating agency presentations, marketing materials, bank information memoranda, offering documents, registration statements, credit or other loan documents (including schedules thereto), security agreements or documents (including schedules thereto), perfection certificates or similar documents, and other documents necessary for or that are a condition of any Parent Offering ("Offering Documents"); (iv) assist Parent in obtaining accountant's comfort letters (including customary negative assurances), legal opinions, "10b-5" representation letters, surveys, appraisals, title insurance and corporate and facility ratings, in each case, as reasonably requested by Parent; (v) assist Parent in obtaining customary accountants' consents to the use of their reports in any material relating to any Parent Offering as reasonably requested by Parent; (vi) cooperate reasonably with any Parent Offering sources' due diligence; and (vii) take all corporate actions reasonably requested by Parent to permit it the consummation of any Parent Offering; provided that no obligation of the Seller, or any Encumbrance on any of their respective assets, in connection with any Parent Offering shall be effective until the Closing Date (other than any customary authorization letters) and none of the Seller or their Representatives shall be required to pay any commitment or other fee or incur any other liability in connection with any Parent Offering prior to the Closing Date; provided, further, that Parent shall reimburse the Seller for any reasonable, documented out-of-pocket costs and expenses, and shall provide customary indemnification to the Seller in connection with their compliance with the obligations set forth in this Section 5.13.

          (b)   The Seller will use its commercially reasonable efforts to provide Parent with updates to the Required Information so that, to the knowledge of the Seller, the Offering Documents used in any Parent Offering (including any permitted replacement, amended, modified or alternative financing) do not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading, with respect to information supplied by or on behalf of the Seller.

          (c)   Nothing in this Section 5.13 shall require such cooperation to the extent it would require the Seller to take any action that will conflict with or violate the Seller's organizational documents or any Laws or result in the contravention of, or would reasonably be expected to result in a material violation of or material default under, any Contract to which the Seller is a party on the date of this Agreement.

        Section 5.14.    Preferred Equity Interests.     If between the date hereof and the Closing, the Special Committee determines, in its sole and absolute discretion, that the issuance of any Parent Common Stock or the Buyer OP Units would be deemed too dilutive to Parent or the capital markets are unreceptive to any Parent Offering, and the Special Committee elects not to terminate this Agreement pursuant to Section 9.1(h), Parent and the Buyer, acting at the direction of the Special Committee, may elect, by written notice to the Seller not later than ten (10) Business Days prior to the Closing Date, to require the Seller to accept as part of the aggregate Non-Unit Consideration, and in lieu of up to $50,000,000 in cash (such dollar amount not greater than $50,000,000 to be specified in such notice, the "Preferred Equity Amount"), Preferred Equity Interests having an aggregate liquidation preference equal to the Preferred Equity Amount. In the event Parent and the Buyer make the election pursuant to the preceding sentence, the Parties shall negotiate in good faith to finalize as soon as possible the documentation for the Preferred Equity Interests (collectively, the "Preferred Equity Documentation") in accordance with the terms and conditions set forth in the term sheet attached hereto as Exhibit O. In the event that Parent determines to pursue any capital raising transaction a purpose of which is to finance a purchase, redemption or repayment or similar transaction of all or a portion of the outstanding Preferred Equity Interests, such capital raising transaction shall require the prior written consent of the Special Committee.

        Section 5.15.    Post-Closing Payments.     After the Closing, (a) if the Seller or any of its Affiliates receives any amount from a third party that is a Purchased Asset, the Seller promptly shall remit, or cause to be remitted, such amount to the Buyer and (b) if the Buyer or any of its Affiliates receives any amount that is an Excluded Asset, the Buyer promptly shall remit, or shall cause to be remitted, such amount to the Seller.

        Section 5.16.    Correspondence.     The Seller covenants and agrees that it shall use all commercially reasonable efforts to promptly forward to the Buyer any mail (physical, electronic or otherwise), facsimile or telephone inquiries of actual or potential clients, customers, suppliers and vendors of or relating to the Included Business, including customer orders.

        Section 5.17.    Seller Intellectual Property.     At the Buyer's request and expense, the Seller will provide commercially reasonable assistance to the Buyer in connection with the maintenance, defense, prosecution and/or enforcement of the Marks included in the Seller Intellectual Property. The Seller agrees that the commercially reasonable assistance that it will provide hereunder at the request of the Buyer will include the full disclosure to the Buyer of all pertinent factual or other information and data reasonably available to the Seller relating to the Marks included in the Seller Intellectual Property; the execution of all applications, specifications, oaths, declarations, affidavits, assignments and all other instruments which the Buyer reasonably requests with respect to such Marks; making factual witnesses available upon the reasonable request of the Buyer and participation in any litigation defenses, including the giving of testimony in any suit, legal action, hearing, investigation, or other Action relating to such Marks. Within thirty (30) calendar days after the Closing Date, the Seller will transfer to the Buyer all of the Seller's files relating to the Marks included in the Seller Intellectual Property, including all trademark registration prosecution files, a list of the names and addresses of each trademark counsel or agent who prosecuted or is prosecuting any trademark application or registration included in the Seller Intellectual Property and any files relating to the enforcement of such Marks (including any correspondence or other materials relating to any suspected infringement, dilution or other violation thereof).

ARTICLE VI.

TAX MATTERS

        Section 6.1.    Pre-Closing Period.     The Seller and its representatives shall prepare and timely file or cause to be prepared and timely filed (after giving effect to all applicable extensions) all Tax Returns of the Seller and its subsidiaries required to be filed with respect to the Included Business and the Purchased Assets. With respect to any such Tax Return for any taxable period (or portion thereof) ending on or before the Closing Date (a "Pre-Closing Period"), such Tax Returns shall be prepared in a manner consistent with past practice. The Seller shall timely pay or cause to be paid (after giving effect to all applicable extensions) all Taxes due and payable with respect to the Included Business and the Purchased Assets by to the Seller and its Subsidiaries for all Pre-Closing Periods.

        Section 6.2.    Tax Indemnification.     From and after the Closing Date, the Seller shall indemnify the Buyer and its Affiliates, and hold them harmless from and against all losses imposed on, sustained, incurred or suffered by the Buyer or its Affiliates, directly or indirectly, by reason of or resulting from any and all Taxes imposed upon the Purchased Assets with respect or pursuant to (1) any Pre-Closing Period or (2) any taxable period beginning before the Closing Date and ending after the Closing Date (a "Straddle Period"), but only with respect to the portion of such Straddle Period ending on and including the Closing Date.

        Section 6.3.    Periodic Taxes.     For purposes of this Article VI, in the case of any Taxes that are imposed on a periodic basis and are payable for the Straddle Period, the portion of such Tax which relates to the Pre-Closing Period shall (A) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (B) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date.

ARTICLE VII.

CONDITIONS TO CLOSING

        Section 7.1.    General Conditions.     The respective obligations of Parent, the Buyer and the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which (other than clause (c)) may, to the extent permitted by applicable Law, be waived in writing by Parent or the Buyer, on the one hand, or the Seller, on the other hand, in its sole discretion (provided, that such waiver shall only be effective as to the obligations of such other Party):

          (a)    No Injunction or Prohibition.    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent), that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

          (b)    HSR Act.    Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement and the Ancillary Agreements shall have expired or shall have been terminated.

          (c)    Parent Stockholder Approval.    Parent Stockholder Approval shall have been obtained.

        Section 7.2.    Conditions to Obligations of the Seller.     The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Seller in its sole discretion:

          (a)    Representations, Warranties and Covenants.    The representations and warranties of Parent and the Buyer contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall be true and correct in all material respects (other than the representations and warranties set forth in Sections 4.1, 4.2 and 4.5 (the "Buyer Fundamental Representations") and representations and warranties that are qualified as to materiality or Parent Material Adverse Effect, in each case which representations and warranties shall be true and correct in all respects) both when made on the date hereof and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct, to the extent set forth above, as of such specified date. Parent and the Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by it prior to or at the Closing.

          (b)    Deliveries.    The Seller shall have received an executed copy of each of the documents listed in Section 2.7(c).

          (c)    No Parent Material Adverse Effect.    There shall not have occurred any change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect

        Section 7.3.    Conditions to Obligations of Parent and the Buyer.     The obligations of Parent and the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Parent or the Buyer in its sole discretion:

          (a)    Representations, Warranties and Covenants.    The representations and warranties of the Seller contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall be true and correct in all material respects (other than the representations and warranties set forth in Sections 3.1, 3.2, 3.4(a), 3.5(e) and 3.20 (the "Seller Fundamental Representations") and representations and warranties that are qualified as to materiality or Seller Material Adverse Effect, in each case which representations and warranties shall be true and correct in all respects) both when made on the date hereof and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct, to the extent set forth above, as of such specified date. The Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by it prior to or at the Closing.

          (b)    Consents and Approvals.    All authorizations, consents, orders, approvals of all Governmental Authorities, and third party consents and/or waivers required to sell and assign the Seller Contracts, in each case that are set forth in Schedule 7.3 of the Disclosure Schedules shall have been received, are in full force and effect without the imposition of a Burdensome Condition and shall be reasonably satisfactory in form and substance to the Buyer.

          (c)    No Litigation.    No Action shall have been commenced or threatened by or before any Governmental Authority or Agency that, in the reasonable, good faith determination of the Buyer, is reasonably likely to (i) require divestiture of any material assets of Parent, the Buyer or their respective Affiliates as a result of the transactions contemplated by this Agreement or the divestiture of any Purchased Assets, (ii) prohibit or impose limitations on Parent's or the Buyer's ownership or operation of all or a material portion of the Included Business or the Purchased Assets or any of Parent's or the Buyer's other businesses or material assets (or those of any of their respective Subsidiaries or Affiliates) or (iii) impose limitations on the ability of Parent, Buyer or their respective Affiliates, or render Parent, the Buyer or their respective Affiliates unable, effectively to control the Included Business or the Purchased Assets in any material respect.

          (d)    Deliveries.    The Buyer shall have received an executed copy of each of the documents listed in Section 2.7(b).

          (e)    Pipeline.    Two Business Days prior to Closing, the Included Business will have under application Pipeline Loans having not less than $200 million in unpaid principal balance, of which, approximately $100 million will be "rate locked" or will be expected to close within 30 days from the Closing Date.

          (f)    No Seller Material Adverse Effect.    There shall not have occurred any change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Seller Material Adverse Effect.

ARTICLE VIII.

SURVIVAL; INDEMNIFICATION

        Section 8.1.    Survival of Representations and Warranties.     If the transactions contemplated by this Agreement are consummated, the representations and warranties of the Seller, Parent and the Buyer contained in this Agreement and the Ancillary Agreements and any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall survive the Closing and remain in full force and effect for 15 months after the Closing Date and then shall terminate (the "Indemnity Termination Date"), provided that the representations and warranties set forth in Section 3.14, the Seller Fundamental Representations and the Buyer Fundamental Representations (collectively, the "Fundamental Representations") shall survive the Closing and remain in full force and effect until 60 days following the expiration of the respective statute of limitations. The covenants and agreements herein or hereunder that are required to be performed by any Person prior to the Closing shall not survive the Closing. The covenants and agreements herein or hereunder that are required to be performed by any Person after the Closing shall survive the Closing in accordance with their respective terms until performed. No claim for breach or inaccuracy of any representation, warranty or covenant herein or hereunder may be made after the applicable end of the survival period therefor. Notwithstanding anything to the contrary herein, if an Indemnified Person shall have notified in writing its applicable indemnifying party of any alleged breach, claim or potential claim (whether or not formal legal action shall have been commenced on such claim) prior to the applicable time period set forth in Section 8.1, then the representation, warranty or covenant in respect thereof shall survive for purposes of such alleged breach, claim or potential claim, as the case may be, and no such claim or claim in respect thereof shall be barred as an application of this Section 8.1, until the final resolution and satisfaction thereof. If the transactions contemplated by this Agreement are consummated, Article VIII shall be the sole remedy available to the Indemnified Persons for all claims other than (a) claims based upon fraud, intentional misrepresentation or intentional breach or (b) claims seeking specific performance.

        Section 8.2.    Indemnification.

          (a)    Indemnification by Seller.    After the Closing, and subject to the limitations set forth in this Article VIII, each Seller shall severally and jointly, indemnify and hold harmless Parent, the Buyer, their respective Affiliates (including the Included Business from and after the Closing Date) and, if applicable, their respective officers, directors, agents, representatives and employees, and their respective assigns (each of the foregoing being referred to individually as an "Buyer Indemnified Person" and collectively as "Buyer Indemnified Persons") from and against any and all claims, actions, causes of action, judgments, awards, liabilities, out-of-pocket costs, expenses or damages (collectively, "Indemnifiable Damages"), arising out of or resulting from:

              (i)  the failure of any of the representations or warranties of the Seller contained in this Agreement or in any certificate delivered hereunder to the Buyer by the Seller to be true and correct at and as of the date of this Agreement and as of the Closing Date (except in the case of representations and warranties which by their terms speak only as of a specific date or dates, which representations and warranties shall be true and correct as of such date or dates);

             (ii)  any breach or nonfulfillment of any covenant made by or to be performed by the Seller in this Agreement;

            (iii)  any loss of, or any claim or cause of action by any party against, any Buyer Indemnified Person, in each case, with respect to or resulting from any Excluded Asset or any Excluded Liability; and

            (iv)  liabilities of the Seller (other than the Assumed Liabilities) that become liabilities of Parent or the Buyer by reason of successor liability, de facto merger or similar principles or operation of law that impose liability in the absence of the assumption of such liability under this Agreement or the Assignment and Assumption Agreement.

          (b)    Indemnification by Parent and the Buyer.    After the Closing, and subject to the limitations set forth in this Article VIII, Parent and the Buyer shall severally and jointly, indemnify and hold harmless each Seller, and their respective Affiliates (including the Excluded Business from and after the Closing Date) and, if applicable, their respective officers, directors, agents, representatives and employees, and their respective assigns (each of the foregoing being referred to individually as an "Seller Indemnified Person" and collectively as "Seller Indemnified Persons" and, collectively with the Buyer Indemnified Persons, the "Indemnified Persons") from and against any and all Indemnifiable Damages, arising out of or resulting from any loss of, or any claim or cause of action by any party against, any Seller Indemnified Person, in each case, with respect to or resulting from the Included Business, or any Purchased Asset or any Assumed Liability.

        Section 8.3.    Indemnifiable Damage Deductible; Other Limitations.

          (a)   Notwithstanding anything contained herein to the contrary, no indemnification shall be available under Section 8.2(a)(i) (other than any Indemnifiable Damages arising out of the failure of any Seller Fundamental Representation or the representations and warranties in Section 3.14 to be true and correct or other than in the case of fraud or intentional misrepresentation) unless and until all Indemnifiable Damages suffered by the Buyer Indemnified Persons, as the case may be, exceed in the aggregate $1,500,000 (the "Deductible") and then the Indemnifiable Damages under Section 8.2(a)(i), as the case may be, shall be limited to those that exceed the Deductible; provided, however, that there shall be no Indemnifiable Damages with respect to any particular breach or series of related breaches unless and until the claimed losses with respect to such breach or series of related breaches exceed $50,000 (the "Mini-Basket"); provided, further, that with respect to indemnification by the Seller under Section 8.2(a)(i) (other than any Indemnifiable Damages arising out of the failure of any Seller Fundamental Representation or the representations and warranties in Section 3.14 to be true and correct or other than in the case of fraud or intentional misrepresentation) and Section 8.2(a)(ii) (other than Sections 2.5 and 5.15 or other than fraud or intentional misrepresentation) the Seller's maximum liability shall not exceed $30,000,000. Subject to the foregoing, in connection with any Indemnifiable Damages arising out of Section 8.2, other than fraud or intentional misrepresentation, the maximum liability of the Seller, on the one hand, or Parent and the Buyer, on the other hand, shall not exceed the Purchase Price.

          (b)   Indemnifiable Damages that may be recovered pursuant to this Article VIII shall take account of and be reduced by (i) any amounts actually recovered by the Indemnified Persons pursuant to any indemnification by or indemnification agreement with any third party (net of the cost of recovery of such amounts, including any increase in premium) and (ii) the amount of any insurance proceeds, contribution payments or reimbursements actually received by the Indemnified Person in respect thereof (net of the cost of recovery of such amounts) (each Person named and source identified in clauses (i) and (ii), a "Collateral Source"). If the amount from Collateral Sources to be netted hereunder from any payment required under Section 8.2 is received by an Indemnified Person after payment by the Seller, or Parent or the Buyer, as the case may be, of any amount otherwise required to be paid to an Indemnified Person under this Article VIII, the Indemnified Persons shall repay to the Seller or Parent, as the case may be,, promptly after such receipt, any amount that the Seller or Parent or the Buyer, as the case may be, would not have had to pay pursuant to this Section 8.3(b) had such receipt been made at the time of such payment (net of the cost of recovery of such amounts from Collateral Sources).

          (c)   Notwithstanding anything to the contrary contained herein, upon any Indemnified Person becoming aware of any claim as to which indemnification may be sought by such Indemnified Person pursuant to this Article VIII, such Indemnified Person shall utilize commercially reasonable efforts, consistent with normal practices and policies and good commercial practice, to mitigate such Indemnifiable Damages; provided that any failure to comply with this Section 8.3(c) shall not limit the Indemnifiable Damages recoverable by such Indemnified Person from the Seller hereunder.

          (d)   Neither Seller, Parent nor the Buyer, shall be liable for any Indemnifiable Damages in respect of any liability or Indemnifiable Damage which is contingent unless and until such contingent liability or Indemnifiable Damage becomes an actual liability or loss and is due and payable. Neither Seller, Parent nor the Buyer shall be liable to pay any amount in discharge of a claim under this Article VIII unless and until the liability or Indemnifiable Damage in respect of which the claim is made has become due and payable.

          (e)   The Seller, Parent and the Buyer agree to treat any indemnity payment made pursuant to this Agreement as an adjustment to the consideration payable to the Seller under this Agreement for all income Tax purposes.

        Section 8.4.    Notice of Claims.

          (a)   In order to seek indemnification under Section 8.2, the Indemnified Person shall deliver to the Seller or Parent or the Buyer, as the case may be, written notice thereof (a "Claim Notice") promptly after the Indemnified Person has knowledge of a claim for indemnification pursuant to this Article VIII; provided that any delay in providing such notice shall not result in the Indemnified Person losing its rights under this Article VIII except to the extent that the Seller or Parent or the Buyer, as the case may be, is materially prejudiced thereby:

              (i)  stating that the Indemnified Person has a claim for Indemnifiable Damages;

             (ii)  stating the amount of such Indemnifiable Damages that have been incurred, paid, reserved or accrued, in each case to the extent then known to the Indemnified Person (the "Claimed Amount"); and

            (iii)  specifying in reasonable detail (to the extent then known to, and based upon the information then possessed by, the Indemnified Person) the individual items of such Indemnifiable Damages included in the amount so stated and the nature of the claim to which such Indemnifiable Damages are related and the provision of the Agreement which gives rise to the claim.

          (b)   Each of Parent and the Buyer, on the one hand, and Seller, on the other hand, shall give the other Party reasonable access to the books, records and assets of such Party which evidence or support such claim or the act, omission or occurrence giving rise to such claim and the right, upon reasonable prior notice during normal business hours, to interview any appropriate personnel of such Party related thereto.

        Section 8.5.    Third-Party Claims.

          (a)   If the Seller or Parent and the Buyer object to a Claim Notice with respect to a third party claim (a "Third Party Claim"), the Seller, on the one hand, or Parent and the Buyer, on the other hand, may appoint counsel of such person's choice at the expense of such person to represent the Indemnified Person and any others the Indemnified Person may reasonably designate in connection with such Third Party Claim (in which case the fees and expenses of any separate counsel retained by any Indemnified Person shall not be Indemnifiable Damages); provided, that (i) such Third Party Claim seeks monetary damages only and does not seek injunctive or other equitable relief, (ii) there are no allegations of criminal wrongdoing alleged or asserted in such Third Party Claim, and (iii) the applicable indemnifying Party acknowledges in writing its obligation to indemnify, defend and hold harmless the Indemnified Person from and against Indemnifiable Damages arising out of or relating to such Third Party Claim on the terms and subject to the conditions set forth in this Article VIII. Neither Seller, Parent nor the Buyer, as the case may be, shall consent to the entry of any judgment or enter into any settlement without the written consent of the Indemnified Person, such consent not to be unreasonably withheld, conditioned or delayed. The Indemnified Person shall have the right to participate at its own expense in the defense of such asserted liability, but shall not be entitled to settle or compromise such asserted liability without the prior written consent of the Seller, or Parent or the Buyer, as the case may be, such consent not to be unreasonably withheld, conditioned or delayed.

          (b)   If the Seller, Parent or the Buyer, as the case may be, elects to defend any Third Party Claim, the Seller, Parent or the Buyer, as the case may be, shall (i) promptly submit to the Indemnified Person copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received or filed in connection therewith, (ii) permit the Indemnified Person and its counsel to confer on the conduct of the defense and any settlement thereof and (iii) permit the Indemnified Person and its counsel an opportunity to review all legal papers to be submitted prior to their submission. The Parties hereto agree to reasonably cooperate with each other in connection with the defense, negotiation or settlement of any Third Party Claim, including by providing access to each other's relevant business records and other documents and employees.

        Section 8.6.    Determination of Indemnifiable Damages.     In all cases in determining whether there has been a failure or breach of a representation or warranty by for purposes of this Article VIII (other than for determining whether there has been a failure or breach of Section 3.6(b)), or in determining any amount of any Indemnifiable Damages with respect to such failure or breach, such representations and warranties shall be read without regard to any materiality qualifier (including any reference to Seller Material Adverse Effect or Parent Material Adverse Effect) contained therein.

        Section 8.7.    Buyer Acknowledgment.     The Buyer acknowledges and agrees, on behalf of itself and each of its Affiliates, that the Seller has not made any representations or warranties as to the Seller, the Purchased Assets or the Included Business of any kind or character whatsoever except as (and solely to the extent) set forth in Article III of this Agreement and any certificate delivered hereunder.

 ARTICLE IX.

TERMINATION

        Section 9.1.    Termination.     This Agreement may be terminated at any time prior to the Closing:

          (a)   by mutual written consent of Parent, the Buyer and the Seller;

          (b)   (i) by the Seller, if Parent or the Buyer breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.2, (B) cannot be or has not been cured within 30 days following delivery to Parent and the Buyer of written notice of such breach or failure to perform and (C) has not been waived by the Seller or (ii) by Parent or the Buyer, if the Seller breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.3, (B) cannot be or has not been cured within 30 days following delivery to the Seller of written notice of such breach or failure to perform and (C) has not been waived by Parent and the Buyer;

          (c)   (i) by the Seller, if any of the conditions set forth in Section 7.1 or Section 7.2 shall have become incapable of fulfillment prior to August 15, 2016, as may be extended by the Buyer pursuant to Section 9.3 (the "End Date") or (ii) by Parent or the Buyer, if any of the conditions set forth in Section 7.1 or Section 7.3 shall have become incapable of fulfillment prior to the End Date; provided that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available if the failure of the Party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date;

          (d)   by either the Seller, Parent or the Buyer if the Closing shall not have occurred by the End Date; provided that the right to terminate this Agreement under this Section 9.1(d) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (e)   by either the Seller, Parent or the Buyer if any Governmental Authority shall have issued an order, decree or ruling or taking any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party so requesting termination shall have used its commercially reasonable efforts to have such order, decree, rule or other action vacated;

          (f)    by Parent or the Buyer, in the event of a Change in Recommendation;

          (g)   by Parent or the Buyer, if between the date hereof and the Closing, an event or condition occurs that has had or is reasonably likely to have a Seller Material Adverse Effect; or

          (h)   by Parent or the Buyer, if between the date hereof and the Closing the issuance of any Parent Common Stock or the Buyer OP Units would be deemed too dilutive to Parent or the capital markets are unreceptive to any Parent Offering, in each case as determined by the Special Committee in its sole and absolute discretion, provided that, at the same time as Parent or the Buyer sends a notice of termination pursuant to this Section 9.1(h), Parent or the Buyer pays to the Seller the Termination Fee described in Section 9.2 below.

        The party seeking to terminate this Agreement pursuant to this Section 9.1 (other than Section 9.1(a)) shall give prompt written notice of such termination to the other party and such notice shall describe the circumstances and reasons for such termination and cite which section of this Agreement such termination is under.

        Section 9.2.    Effect of Termination; Termination Fee.     In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party except (a) for the provisions of Sections 3.20 and 4.5 relating to broker's fees and finder's fees, Section 5.8 relating to confidentiality, Section 5.10 relating to public announcements, Section 10.1 relating to fees and expenses, Section 10.4 relating to notices, Section 10.7 relating to third-party beneficiaries, Section 10.8 relating to governing law, Section 10.9 relating to submission to jurisdiction and this Section 9.2, (b) that nothing herein shall relieve either party from liability for any intentional breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement and (c) for the provisions of the next sentence of this Section 9.2. Notwithstanding the foregoing, in the event of: (i) termination of this Agreement by the Seller pursuant to Section 9.1(b)(i) or termination of this Agreement by Parent or the Buyer pursuant to Section 9.1(f) or 9.1(h), Parent or the Buyer shall pay to the Seller a fee of $3,000,000 (the "Termination Fee") or (ii) termination of this Agreement by Parent or the Buyer pursuant Section 9.1(b)(ii), the Seller shall pay to the Buyer the Termination Fee. Notwithstanding anything to the contrary in this Agreement, the Seller's or the Buyer's respective right to receive payment of the Termination Fee pursuant to this Section 9.2 shall be the sole and exclusive remedy of the Seller, Parent or the Buyer, as the case may be, or any of their respective Affiliates against Parent, the Buyer or the Seller or any of their respective Affiliates or any of their respective stockholders, partners, members or representatives for any and all losses that may be suffered based upon, resulting from or arising out of the circumstances giving rise to such termination, and upon payment of the Termination Fee in accordance with this Section 9.2, none of Parent, the Buyer or the Seller, as applicable, or any of their respective Affiliates or any of their respective stockholders, partners, members or representatives shall have any further liability or obligation relating to or arising out of this Agreement or any Ancillary Agreement or the transactions contemplated by this Agreement or any of the Ancillary Agreements.

        Section 9.3.    Election to Extend End Date.     If at least one of the conditions set forth in Section 7.1(a) (as a result of an Order or Law under the HSR Act), Section 7.1(b) or Section 7.3(c) (as a result of any Action relating to the HSR Act or any other Law relating to antitrust or regulation of competition) shall not have been satisfied, then, at the written election of Parent or the Buyer, the End Date may be extended by a period of three months (and in the case of such extension, any reference to the End Date in any other provision of this Agreement shall be a reference to the End Date, as extended pursuant to this Section 9.3); provided, that the End Date shall under no circumstance be extended beyond November 15, 2016. In the event Parent or the Buyer elects to extend the End Date, Parent or the Buyer shall give written notice of such election to the Seller in accordance with Section 10.4. In the absence of an election, Parent and the Buyer shall be deemed to have elected to not extend the End Date.

ARTICLE X.

GENERAL PROVISIONS

        Section 10.1.    Fees and Expenses.     The Buyer shall pay any transfer fee in respect of the Agency Transfer Agreements and any other costs or fees imposed by an Agency in connection with its review and approval of the transaction contemplated by this Agreement, including attorney's fees (all such fees and costs, the "Agency Transfer Costs"). Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated; provided that, no such fees and expenses payable by the Seller shall be paid from any assets otherwise transferable to the Buyer pursuant hereto. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.

        Section 10.2.    Amendment and Modification.     This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

        Section 10.3.    Waiver.     No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

        Section 10.4.    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (i)  if to the Seller, to:

      Arbor Commercial Mortgage, LLC
      333 Earle Ovington Boulevard
      Suite 900
      Uniondale, NY 11553
      Attention:      Ivan Kaufman, CEO

      with a copy (which shall not constitute notice) to:

      Arbor Commercial Mortgage, LLC
      333 Earle Ovington Boulevard
      Suite 900
      Uniondale, NY 11553
      Attention:      John Bishar, Esq.

      and

      Dechert LLP
      1095 Avenue of the Americas
      New York, NY 10036
      Attention:     Martin Nussbaum

           (ii)  if to Parent or the Buyer, to:

      Arbor Realty Trust, Inc.
      c/o The Special Committee of the Board of Directors
      333 Earle Ovington Boulevard
      Suite 900
      Uniondale, NY 11553
      Attention:      William C. Green
                                Melvin F. Lazar
                                Karen K. Edwards
                                Stanley Kreitman

      with a copy (which shall not constitute notice) to:

      Willkie Farr & Gallagher LLP
      787 Seventh Avenue
      New York, NY 10019-6099
      Attention:      Steven A. Seidman, Esq.
                               Sean M. Ewen, Esq.

        Section 10.5.    Interpretation.     When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation," unless otherwise specified.

        Section 10.6.    Entire Agreement.     This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof. Notwithstanding any oral agreement or course of action of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

        Section 10.7.    No Third-Party Beneficiaries.     Except as provided in Article VIII, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

        Section 10.8.    Governing Law.     This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York (other than section 5 1401 of the New York General Obligations Law).

        Section 10.9.    Submission to Jurisdiction.     Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby,

(a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 10.10.    Assignment; Successors.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent or the Buyer may assign this Agreement to any Affiliate of Parent without the prior consent of the Seller; provided further that no assignment shall limit the assignor's obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 10.11.    Enforcement.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court sitting in the Borough of Manhattan in the City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

        Section 10.12.    Currency.     All references to "dollars" or "$" or "US$" in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement.

        Section 10.13.    Severability.     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        Section 10.14.    Waiver of Jury Trial.     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 10.15.    Counterparts.     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

        Section 10.16.    Facsimile Signature.     This Agreement may be executed by facsimile signature or other electronic signature and such signature shall constitute an original for all purposes.

        Section 10.17.    No Presumption Against Drafting Party.     Each of Parent, the Buyer and the Seller acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

        Section 10.18.    Parent Covenant.     Parent hereby agrees to take all actions necessary to cause the Buyer to perform and comply with its obligations under this Agreement.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, Parent, the Buyer and the Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ARBOR REALTY TRUST, INC.
By:	/s/ WILLIAM C. GREEN
	Name:	William C. Green
	Title:	Member of the Special Committee of the Board of Directors
By:	/s/ MELVIN F. LAZAR
	Name:	Melvin F. Lazar
	Title:	Member of the Special Committee of the Board of Directors

[Signature Page to Asset Purchase Agreement]

ARBOR REALTY LIMITED PARTNERSHIP
By:	Arbor Realty GPOP, Inc., its General Partner
By:	/s/ WILLIAM C. GREEN
	Name:	William C. Green
	Title:	Authorized Signatory
ARSR ACQUISITION COMPANY, LLC
By:	/s/ WILLIAM C. GREEN
	Name:	William C. Green
	Title:	Authorized Signatory

[Signature Page to Asset Purchase Agreement]

ARBOR COMMERCIAL MORTGAGE, LLC
By:	/s/ IVAN KAUFMAN
	Name:	Ivan Kaufman
	Title:	Chief Executive Officer
ARBOR COMMERCIAL FUNDING, LLC
By:	/s/ IVAN KAUFMAN
	Name:	Ivan Kaufman
	Title:	Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

Annex B

[J.P. Morgan letterhead]

February 25, 2016

Special Committee of the Board of Directors
Arbor Realty Trust, Inc.
333 Earle Ovington Boulevard, Suite 900
Uniondale NY 11553

Members of the Special Committee:

        You have requested our opinion as to the fairness, from a financial point of view, to Arbor Realty Trust, Inc. (the "Company") of the consideration to be paid by Arbor Realty Limited Partnership, an indirect subsidiary of the Company (the "Partnership"), and ARSR Acquisition Company, LLC, an indirect subsidiary of the Company (the "TRS" and, together with the Partnership, the "Buyer"), in connection with the transactions contemplated by the Asset Purchase Agreement, dated as of February 25, 2016 (the "Agreement"), among the Buyer, the Company, Arbor Commercial Funding, LLC ("ACF") and Arbor Commercial Mortgage, LLC ("ACM" and, together with ACF, the "Seller"). Pursuant to the Agreement, the Seller will sell to the Buyer certain assets (the "Purchased Assets") related to the Seller's multifamily mortgage business in exchange for $250 million (the "Base Purchase Price"), subject to certain purchase price adjustments set forth in the Agreement (the "Purchase Price Adjustments") (as to which Purchase Price Adjustments we express no opinion), and the assumption of the Assumed Liabilities (as defined in the Agreement and, together with the Purchased Assets, the "Purchased Business") by the Buyer (collectively, the "Transaction"). In accordance with the terms of the Agreement, the Base Purchase Price will be paid as follows: (i) 50% of the Base Purchase Price will be paid in cash (the "Non-Unit Consideration"); provided, in certain circumstances set forth in the Agreement, the Company and Buyer may elect to require the Seller to accept, as part of the aggregate Non-Unit Consideration, and in lieu of up to $50 million in cash (such dollar amount not greater than $50 million, the "Preferred Equity Amount"), preferred equity interests of a subsidiary of the TRS (the "Preferred Equity Interests") having an aggregate liquidation preference equal to the Preferred Equity Amount and (ii) 50% of the Base Purchase Price will be paid in a number of partnership units of the Partnership ("Buyer OP Units") that are convertible into a number of shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") equal to the quotient of (x) 50% of the Base Purchase Price divided by (y) $6.50 (clauses (i) and (ii), collectively, the "Consideration"), all as more fully set forth in the Agreement.

        In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company, the Purchased Business and the industries in which they operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company and the Purchased Business with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the shares of Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed and discussed with the Special Committee certain internal financial analyses and forecasts prepared by the managements of the Seller and the Company (as adjusted and approved by the Special Committee) relating to the Purchased Business and the Company's business, respectively, as well as the estimated amount and timing of the synergies expected to result from the Transaction

(the "Synergies"); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with the Special Committee and certain members of the management of the Seller and the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Purchased Business and the Company, the financial condition and future prospects and operations of the Purchased Business and the Company, the effects of the Transaction on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Special Committee, the Seller and the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Seller, the Purchased Business or the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management and the Special Committee as to the expected future results of operations and financial condition of the Purchased Business and the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company, the Buyer and the Seller in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis, and that the Purchase Price Adjustments will not result in any adjustment to the Consideration that is material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Purchased Business or the Company or on the contemplated benefits of the Transaction.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness to the Company, from a financial point of view, of the Consideration to be paid by the Buyer in the proposed Transaction, and we express no opinion as to the fairness of the Consideration to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid by the Buyer in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock, the Buyer OP Units or the Preferred Equity Interests will trade at any future time. Furthermore, we are expressing no opinion as to (i) the allocation between the Partnership and the TRS of the Purchased Assets, the Assumed Liabilities or the payment of the Consideration and (ii) the terms of, or the value (if any) to the Company of, the Option Agreement (as defined in the Agreement).

        We have acted as financial advisor to the Special Committee of the Board of Directors with respect to the proposed Transaction and will receive a fee from the Company for our services, a portion of which will become payable upon the delivery of this opinion and a material portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Seller. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company for which we and such affiliates have received customary compensation. Such services during such period have included acting as Co-Lead Placement Agent and Joint Bookrunner on the private placement of a notes offering by the Company's subsidiaries, Arbor Realty Commercial Real Estate Notes 2015-FL1, LTD and Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC in February 2015 and Lead Placement Agent and Bookrunner on the private placement of a notes offering by the Company's subsidiaries, Arbor Realty Commercial Real Estate Notes 2015-FL2, LTD and Arbor Realty Commercial Real Estate Notes 2015-FL2 LLC in August 2015. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid by the Buyer in the proposed Transaction is fair, from a financial point of view, to the Company.

        The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Special Committee of the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of their evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,
J.P. MORGAN SECURITIES LLC

SPECIAL MEETING OF STOCKHOLDERS OF ARBOR REALTY TRUST, INC. [ ], 2016 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://www.arborrealtytrust.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00003000000000030000 1 changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS, BY A UNANIMOUS VOTE OF THE INDEPENDENT DIRECTORS, A VOTE “FOR” PROPOSAL 1: THE ACQUISITION PROPOSAL AND A VOTE “FOR” PROPOSAL 2: THE ADJOURNMENT PROPOSAL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x The Board of Directors recommends, by a unanimous vote of the Independent Directors, a vote FOR Proposal 1: The Acquisition Proposal. FOR AGAINST ABSTAIN Proposal 1. To approve (a) the acquisition, pursuant to the Asset Purchase Agreement, dated as of February 25, 2016 (the “Purchase Agreement”), by and among Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), Arbor Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), ARSR Acquisition Company, LLC, a Delaware limited liability company, Arbor Commercial Funding, LLC, a New York limited liability company, and Arbor Commercial Mortgage, LLC, a New York limited liability company (“ACM”), of ACM’s government-sponsored agency multifamily mortgage business in exchange for $125 million in cash (up to $50 million of which the Company has, at the discretion of a special committee of the independent and disinterested directors of the Company’s Board of Directors, the option to satisfy with seller financing) and 19,230,769 units of limited partnership interest in the Partnership, each of which is redeemable for cash or, at the Company’s option, one share of the Company’s common stock (“OP Units”), in each case subject to certain potential adjustment as described therein, and (b) the issuance to ACM of (i) 19,230,769 OP Units and, if applicable, any additional OP Units to be issued pursuant to such adjustment (together, “Acquisition OP Units”), (ii) a number of shares of the Company’s newly-designated special voting preferred stock, par value $0.01 per share (the “Special Voting Preferred Stock”), equiv-alent to the number of Acquisition OP Units and paired with such OP Units, each of which will entitle ACM to one vote on any matter submitted to a vote of the Company’s stockholders, and (iii) an equivalent number of shares of the Company’s common stock that may be issued upon redemption of the Acquisition OP Units (collectively, the “Acquisition Proposal”). The Board of Directors recommends, by a unanimous vote of the Independent Directors, a vote FOR Proposal 2: The Adjournment Proposal. FOR AGAINST ABSTAIN Proposal 2. To approve the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the Chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Acquisition Proposal (the “Adjournment Proposal”). To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

- 0 ARBOR REALTY TRUST, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2016 The undersigned stockholder of Arbor Realty Trust, Inc., a Maryland corporation (the "Company"), hereby appoints Paul Elenio and John J. Bishar, and each of them, the proxy or proxies of the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of the Company to be held on [ ], 2016 at 4:00 p.m., local time, at The Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all proxies possessed by the undersigned if personally present at the meeting. This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is executed but no instruction is given, this proxy will be voted "FOR" Proposals 1 and 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. (Continued and to be signed on the reverse side) 14475 1.1

SPECIAL MEETING OF STOCKHOLDERS OF ARBOR REALTY [ ], 2016 TRUST, INC. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PMEST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00003000000000030000 1 changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS, BY A UNANIMOUS VOTE OF THE INDEPENDENT DIRECTORS, A VOTE “FOR” PROPOSAL 1: THE ACQUISITION PROPOSAL AND A VOTE “FOR” PROPOSAL 2: THE ADJOURNMENT PROPOSAL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x The Board of Directors recommends, by a unanimous vote of the Independent Directors, a vote FOR Proposal 1: The Acquisition Proposal. FOR AGAINST ABSTAIN Proposal 1. To approve (a) the acquisition, pursuant to the Asset Purchase Agreement, dated as of February 25, 2016 (the “Purchase Agreement”), by and among Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), Arbor Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), ARSR Acquisition Company, LLC, a Delaware limited liability company, Arbor Commercial Funding, LLC, a New York limited liability company, and Arbor Commercial Mortgage, LLC, a New York limited liability company (“ACM”), of ACM’s government-sponsored agency multifamily mortgage business in exchange for $125 million in cash (up to $50 million of which the Company has, at the discretion of a special committee of the independent and disinterested directors of the Company’s Board of Directors, the option to satisfy with seller financing) and 19,230,769 units of limited partnership interest in the Partnership, each of which is redeemable for cash or, at the Company’s option, one share of the Company’s common stock (“OP Units”), in each case subject to certain potential adjustment as described therein, and (b) the issuance to ACM of (i) 19,230,769 OP Units and, if applicable, any additional OP Units to be issued pursuant to such adjustment (together, “Acquisition OP Units”), (ii) a number of shares of the Company’s newly-designated special voting preferred stock, par value $0.01 per share (the “Special Voting Preferred Stock”), equivalent to the number of Acquisition OP Units and paired with such OP Units, each of which will entitle ACM to one vote on any matter submitted to a vote of the Company’s stockholders, and (iii) an equivalent number of shares of the Company’s common stock that may be issued upon redemption of the Acquisition OP Units (collectively, the “Acquisition Proposal”). The Board of Directors recommends, by a unanimous vote of the Independent Directors, a vote FOR Proposal 2: The Adjournment Proposal. FOR AGAINST ABSTAIN Proposal 2. To approve the adjournment of the Special Meeting, if necessary or appropriate in the discretion of the Chairman of the Special Meeting, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Acquisition Proposal (the “Adjournment Proposal”). To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://www.arborrealtytrust.com COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS